  As filed with the Securities and Exchange Commission on November 24, 1997
                                                 Registration No.  333-________

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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             -------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             -------------------
                                   BTG, INC.
             (Exact name of registrant as specified in its charter)

           VIRGINIA                               7373                              54-1194161
(State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
incorporation or organization)        Classification Code Number)             Identification Number)

                           3877 FAIRFAX RIDGE ROAD
                         FAIRFAX, VIRGINIA  22030-7448
                                 (703) 556-6518
  (Address, including zip code, and telephone number, including area code, of
                  Registrant's principal executive offices)

                             -------------------
                               EDWARD H. BERSOFF
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                   BTG, INC.
                            3877 FAIRFAX RIDGE ROAD
                         FAIRFAX, VIRGINIA  22030-7448
                                 (703) 556-6518
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             -------------------
                                    Copy to:
                        DAVID B. H. MARTIN, JR., ESQUIRE
                             HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                            WASHINGTON, D.C.  20004
                                 (202) 637-6858

                             -------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

                             -------------------
   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                             -------------------
                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
      TITLE OF EACH CLASS OF                              PROPOSED MAXIMUM         PROPOSED MAXIMUM       AMOUNT OF
    SECURITIES TO BE REGISTERED        AMOUNT TO BE      OFFERING PRICE PER      AGGREGATE OFFERING      REGISTRATION
                                        REGISTERED              SHARE                 PRICE (1)               FEE
-------------------------------------------------------------------------------------------------------------------------
 Common Stock, no  par value:        950,000 shares             $6.34                $6,025,127           $1,825.80(2)
=========================================================================================================================

(1) Estimated in accordance with Rule 457(f) of the Securities Act of 1933
    (the "Securities Act") solely for the purpose of calculating the registration fee. The maximum aggregate offering price is based upon the market value of the shares of Micros-To-Mainframes, Inc. common stock to be exchanged in the merger, computed in accordance with Rule 457(c) of the Securities Act as the average of the high and low sales prices for November 20, 1997 as reported on the Nasdaq National Market.

(2) $4,616.03 of the registration fee was paid on October 10, 1997 in connection with Micros-to-Mainframes, Inc.'s preliminary proxy materials.

                             -------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

                           MICROS-TO-MAINFRAMES, INC.
                               614 CORPORATE WAY
                         VALLEY COTTAGE, NEW YORK 10989

                                December 2, 1997

Dear Shareholder:

     You are cordially invited to attend a special meeting of the shareholders of Micros-To-Mainframes, Inc. ("M-T-M") to be held at 10:00 a.m. on December 31, 1997, at its offices at 614 Corporate Way, Valley Cottage, New York 10989. A Notice of Special Meeting of the Shareholders, Proxy Statement/Prospectus and proxy card are enclosed for your review. All holders of shares of M-T-M common stock as of the close of business on December 1, 1997 are entitled to notice of, and to vote at, the special meeting.

     At the special meeting, holders of shares of M-T-M common stock will be asked to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement") dated as of August 29, 1997, as amended, among M-T-M, BTG, Inc. ("BTG"), and a wholly-owned subsidiary of BTG. Under the Merger Agreement, BTG will acquire M-T-M in a merger, and M-T-M shareholders (other than dissenters) will receive $2.81 in cash and $2.81 worth of BTG common stock for each of their shares of M-T-M common stock, subject to certain adjustments described in the accompanying Proxy Statement/Prospectus. The value of a share of BTG common stock for purposes of this calculation will be the average closing price on the NASDAQ National Market of BTG's common stock during the 20 consecutive trading days ending with the seventh trading day immediately preceding the special meeting.

     You are encouraged to read this Proxy Statement/Prospectus carefully. It contains a description and copy of the Merger Agreement and other important information regarding the merger.

     Your Board of Directors has carefully reviewed and considered the terms and conditions of the Merger Agreement and has received a fairness opinion of BlueStone Capital Partners, L.P. that the consideration to be received in the merger by the M-T-M shareholders is fair from a financial point of view. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTEREST OF ITS SHAREHOLDERS, AND RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

     Your vote is important regardless of how many shares you own. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed pre-addressed and pre-paid envelope so that it will be received no later than December 30, 1997. You may attend the special meeting and vote in person even if you have previously returned your proxy. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES UNTIL YOU HAVE RECEIVED SEPARATE INSTRUCTIONS AND A LETTER OF TRANSMITTAL. IF THE MERGER AGREEMENT IS APPROVED, THESE WILL BE SENT TO YOU PROMPTLY AFTER THE MERGER IS COMPLETED.

                                          Sincerely,

                                          Steven H. Rothman
                                          President

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 31, 1997

     NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of Micros-To-Mainframes, Inc. ("M-T-M") will be held at 10:00 a.m. on Wednesday, December 31, 1997, at its offices at 614 Corporate Way, Valley Cottage, New York 10989.

     The special meeting is called for the purpose of considering and voting upon:

     1. A proposal for the holders of M-T-M common stock to approve an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 29, 1997, as amended, among M-T-M, BTG, Inc. ("BTG"), and a wholly-owned subsidiary of BTG, under which M-T-M will be acquired by BTG in a merger. Upon the consummation of the merger, each share of M-T-M common stock (other than dissenters' shares and shares held in M-T-M's treasury) will be converted into the right to receive $2.81 in cash and $2.81 worth of BTG common stock (the "Per Share Amount"), subject to certain adjustments described in the accompanying Proxy Statement/Prospectus. The value of a share of BTG common stock for purposes of this calculation will be the average closing price on the NASDAQ National Market of BTG's common stock during the 20 consecutive trading days ending with the seventh trading day immediately preceding the special meeting (the "BTG Average Closing Price"). During the seven-day period prior to the special meeting, M-T-M shareholders may call a toll-free number (1-800-4-MTM-SVC x333 (1-800-468-6782 x333)) to find out the BTG Average Closing Price and the Per Share Amount.

     2. Matters that may properly come before the special meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on December 1, 1997, as the record date for the determination of the shareholders entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof. Only holders of record of M-T-M common stock on the record date are entitled to vote at the special meeting. A list of such shareholders will be available at the time and place of the special meeting and, during the ten days prior to the special meeting, at the office of the Secretary of M-T-M at the above address.

     If you would like to attend the special meeting and your shares are held by a broker, bank or other nominee, you must bring to the special meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the special meeting, you must obtain from the nominee a proxy in your name.

     You can ensure that your shares are voted at the special meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the special meeting and vote in person. You may revoke your proxy at any time before it is voted by notifying American Stock Transfer and Trust Company in writing before the special meeting, or by executing a subsequent proxy, which revokes your previously executed proxy.

     WHETHER OR NOT YOU EXPECT TO ATTEND, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

     Shareholders of M-T-M who do not vote in favor of the Merger Agreement and who otherwise comply with New York law, will have the right, if the merger is consummated, to dissent and to demand the appraisal of the fair value of their shares. A copy of the relevant sections of New York law is attached to this Proxy Statement/Prospectus.

                                          By Order of the Board of Directors

                                          Steven H. Rothman
                                          President

Valley Cottage, New York
December 2, 1997

                 SUBJECT TO COMPLETION, DATED NOVEMBER 24, 1997

                           MICROS-TO-MAINFRAMES, INC.
              PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 31, 1997

                                    [BTG LOGO]

                                   PROSPECTUS

                         950,000 SHARES OF COMMON STOCK

     This Proxy Statement/Prospectus ("Proxy Statement/Prospectus") is being furnished to the holders of common stock of Micros-To-Mainframes, Inc. ("M-T-M") by the Board of Directors of M-T-M to solicit proxies for a special meeting of shareholders to be held at M-T-M's offices at 614 Corporate Way, Valley Cottage, New York 10989 on December 31, 1997, at 10:00 a.m., and at any and all adjournments or postponements thereof. At the special meeting, the holders of M-T-M common stock will be asked to approve an Agreement and Plan of Merger (the "Merger Agreement") dated as of August 29, 1997, as amended, among M-T-M, BTG, Inc. ("BTG"), and a wholly-owned subsidiary of BTG ("Merger Sub"), under which M-T-M will be acquired by BTG in a merger.

     BTG common stock is traded on the NASDAQ National Market. On November 25, 1997, the closing price of BTG's common stock on the NASDAQ National Market was
$               .

     BTG has filed a registration statement under the Securities Act of 1933 for up to 950,000 shares of common stock of BTG issuable pursuant to the terms of the Merger Agreement. This Proxy Statement/ Prospectus also constitutes the Prospectus of BTG filed as part of the registration statement.

     In the merger, each outstanding share of M-T-M common stock will be converted into the right to receive $2.81 in cash and $2.81 worth of BTG common stock, subject to certain adjustments. The value of a share of BTG common stock for purposes of this calculation will be the average closing price on the NASDAQ National Market of BTG's common stock for the 20 consecutive trading days ending with the seventh trading day immediately preceding the special meeting ("BTG Average Closing Price"). The total amount of consideration may increase or decrease and the mix of cash and shares of BTG common stock to be received by the M-T-M shareholders may vary depending on the BTG Average Closing Price. See "The Merger -- Merger Consideration" and "Risk Factors -- Changes in Consideration Based on BTG Average Closing Price," " -- Election of All Cash Consideration," " -- Reduction in the Per Share Amount to Preserve Reorganization Structure."

     This Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to M-T-M shareholders on December 2, 1997.

     SEE "RISK FACTORS" BEGINNING ON PAGE 24 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY M-T-M SHAREHOLDERS.
                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

        The date of this Proxy Statement/Prospectus is December 2, 1997.

     Upon consummation of the merger, the entity surviving the merger will be a wholly-owned subsidiary of BTG. Consummation of the merger is subject to various conditions, including the approval and adoption of the Merger Agreement by the holders of two-thirds of the outstanding shares of M-T-M common stock.

     All information contained in this Proxy Statement/Prospectus with respect to BTG and Merger Sub has been provided by BTG. All information contained in this Proxy Statement/Prospectus with respect to M-T-M has been provided by M-T-M.

     A shareholder who has given a proxy in respect to this proxy solicitation may revoke it at any time prior to its exercise. See "Matters Related to the Special Meeting -- Voting of Proxies and Revocability".

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN OR INCORPORATED HEREIN BY REFERENCE MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR THE DISTRIBUTION OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR INCORPORATED HEREIN BY REFERENCE SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

     BTG and M-T-M are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and may be available at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Each of BTG and M-T-M makes filings of reports, proxy statements and other information pursuant to the Exchange Act with the Commission electronically, and such materials may be inspected and copied at the Commission's Web site (http://www.sec.gov). BTG's and M-T-M's common stock are listed on the NASDAQ National Market, and material filed by BTG and M-T-M can be inspected at the offices of the NASDAQ National Market, 1735 K Street, Washington, D.C. 20006.

     BTG has filed with the Commission a registration statement on Form S-4 (together with any amendments thereto, the "Registration Statement"), of which this Proxy Statement/Prospectus forms a part, under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of BTG common stock issuable in connection with the Merger. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and exhibits relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Such additional information may be obtained from the Commission upon payment of prescribed rates. Reference is made to such Registration Statement for further information with respect to BTG and the securities of BTG offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents and, while such summaries contain all material provisions of such documents, each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission or attached as an annex hereto.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     BTG hereby incorporates by reference into this Proxy Statement/Prospectus the following documents previously filed with the Commission pursuant to the Exchange Act:

     1. BTG's Current Report on Form 8-K filed on June 27, 1997, as amended;

     2. BTG's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as amended;

     3. BTG's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

     4. BTG's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, as amended;

     5. BTG's Schedule 13D filed on November 7, 1997; and

     6. The description of BTG's Common Stock contained in BTG's Registration Statement on Form 8-A filed on November 12, 1994.

     M-T-M hereby incorporates by reference into this Proxy Statement/Prospectus the following documents previously filed with the Commission pursuant to the Exchange Act:

     1. M-T-M's Current Report on Form 8-K filed on September 12, 1997;

     2. M-T-M's Quarterly Report on Form 10-Q for the quarter ended June 30,
        1997;

     3. M-T-M's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (attached hereto as Appendix F); and

     4. M-T-M's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, as amended (attached hereto as Appendix E).

     In addition, all reports and other documents filed by BTG pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the M-T-M special meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/ Prospectus to the extent that a statement contained herein (in the case of any statement in an incorporated document filed with the Commission prior to the date of this Proxy Statement/Prospectus) or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER, IN THE CASE OF DOCUMENTS RELATING TO BTG, TO BTG, INC., 3877 FAIRFAX RIDGE ROAD, FAIRFAX, VIRGINIA 22030-7448, ATTENTION: INVESTOR RELATIONS (TELEPHONE: (703) 383-8000) OR, IN THE CASE OF DOCUMENTS RELATING TO M-T-M, TO MICROS-TO-MAINFRAMES, INC. 614 CORPORATE WAY, VALLEY COTTAGE, NEW YORK 10989,
ATTENTION: MR. FRANK WONG (TELEPHONE: (914) 268-5000). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LATER THAN FIVE BUSINESS DAYS BEFORE THE SPECIAL MEETING.

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
MATTERS RELATED TO THE SPECIAL MEETING................................................     6
SUMMARY...............................................................................     8
     The Parties......................................................................     8
     The Merger.......................................................................     8
     The Voting Agreement.............................................................    12
     Interests of Certain Persons in the Merger.......................................    12
     Comparative Rights of Shareholders...............................................    12
SELECTED FINANCIAL DATA...............................................................    13
     Selected Consolidated Financial Data of BTG......................................    13
     Selected Consolidated Financial Data of M-T-M....................................    14
     Unaudited Pro Forma Condensed Consolidated Financial Statements..................    15
     Comparative Per Share Data.......................................................    21
     Comparative Per Share Prices.....................................................    22
RISK FACTORS..........................................................................    23
     Changes in Consideration Based on BTG Average Closing Price......................    23
     Stock Price Volatility...........................................................    23
     Reduction in the Per Share Amount to Preserve Reorganization Structure...........    23
     Possible Failure to Qualify as a Reorganization for Tax Purposes.................    24
     Dependence on Bank Credit and Limitations on Additional Financing................    25
     Risks to Anticipated Benefits of Merger..........................................    25
     Possible Loss of Significant M-T-M Customers/Suppliers...........................    25
     Management of Growth and Acquisitions............................................    25
     Dependence on the Government Market..............................................    25
     Contract Revenue and Profitability Risks.........................................    26
     Government Contracting Risks.....................................................    26
     Revenue Fluctuations Based on Government Spending Cycle..........................    27
     Competition......................................................................    27
     Dependence on Co-Contractors.....................................................    28
     Proprietary Information and Technological Change.................................    28
     Control by Executive Officers and Directors......................................    28
     Dependence on Key Management Personnel...........................................    28
     Recruitment and Retention of Key Technical Personnel.............................    28
     Requirement to Maintain Security Clearances......................................    29
     No Dividends.....................................................................    29
     Forward-looking Statements.......................................................    29
     Election of All Cash Consideration...............................................    29
THE MERGER............................................................................    30
     General Description of the Merger................................................    30
     Background of the Merger.........................................................    30
     Recommendation of the Board of Directors of M-T-M, Inc.; Reasons for the
      Merger..........................................................................    31
     Fairness Opinion.................................................................    32
     Merger Consideration.............................................................    35
     Exchange of Certificates.........................................................    39
     Treatment of M-T-M Stock Options.................................................    40
     Representations and Warranties...................................................    41
     Conduct of Business Pending the Merger...........................................    41
     Directors and Officers' Insurance................................................    42
     No Solicitation..................................................................    42

                                                                                         PAGE
                                                                                         ----
     Conditions to Consummation of the Merger; Regulatory Approval....................    43
     Termination, Amendment and Waiver................................................    44
     Fees and Expenses................................................................    45
     Federal Income Tax Considerations................................................    45
     Anticipated Accounting Treatment.................................................    48
     Restrictions on Resale of BTG common stock; Affiliate Agreements.................    48
     Stock Exchange Listing...........................................................    48
     Appraisal Rights.................................................................    49
     The Voting Agreement.............................................................    50
     Interests of Certain Persons in the Merger.......................................    50
BENEFICIAL STOCK OWNERSHIP OF BTG.....................................................    52
BENEFICIAL STOCK OWNERSHIP OF M-T-M...................................................    54
COMPARISON OF THE RIGHTS OF HOLDERS OF BTG COMMON STOCK AND M-T-M COMMON STOCK........    55
     Special Meetings of Shareholders.................................................    55
     Vacancies on the Board of Directors..............................................    55
     Removal of Directors.............................................................    56
     Amendments to Bylaws.............................................................    56
     Amendments to the Articles of Incorporation......................................    57
     Indemnification of Directors, Officers and Employees.............................    58
     Limitation of Personal Liability of Directors....................................    59
     Authorized Capital Stock; Blank Stock Provision..................................    59
     Shareholder Approval of Certain Significant Transactions.........................    59
     Dividends........................................................................    60
     Loans to Directors and Officers..................................................    60
     Stock Repurchase.................................................................    60
     Inspection of Shareholder Records................................................    61
     Corporate Action Without a Shareholder Meeting...................................    61
     Issuance of Rights and Options...................................................    61
     Dissenters' Rights...............................................................    62
     Consideration for Shares.........................................................    62
     Anti-Takeover Provisions.........................................................    63
LEGAL MATTERS.........................................................................    63
EXPERTS...............................................................................    63
INDEX TO APPENDICES...................................................................    65

                     MATTERS RELATED TO THE SPECIAL MEETING

PURPOSE OF THE MEETING

     At the special meeting, holders of shares of M-T-M common stock will be asked to approve the Merger Agreement among M-T-M, BTG and Merger Sub, pursuant to which BTG will acquire M-T-M in a merger (the "Merger"), and M-T-M shareholders (other than dissenters) will receive $2.81 in cash and $2.81 worth of BTG common stock, subject to certain adjustments described herein.

RECORD DATE

     The Board of Directors has fixed the close of business on December 1, 1997 as the record date for the special meeting. Only holders of record of M-T-M common stock at the close of business on such record date are entitled to notice of and to vote at the special meeting or any adjournments or postponements thereof. A list of such shareholders will be available at the time and place of the special meeting and, during the ten days prior to the special meeting, at the office of the Secretary of M-T-M at the address set forth on the cover page.

VOTING OF PROXIES AND REVOCABILITY

     All shares represented by properly executed proxies will be voted in accordance with the specifications on the proxy. IF NO SUCH SPECIFICATIONS ARE MADE ON AN EXECUTED PROXY, THE PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREUNDER. A shareholder who has given a proxy pursuant to this proxy solicitation may revoke it at any time before it is exercised by giving written notice thereof prior to the special meeting to M-T-M's transfer agent, American Stock Transfer and Trust Company, 40 Wall St., 46th Floor, Attention: Proxy Dept., New York, NY 10269-0436, by signing and returning a later dated proxy, or by voting in person at the special meeting. Sending in a signed proxy will not affect a shareholder's right to attend the special meeting and vote in person. However, mere attendance at the special meeting will not, in and of itself, have the effect of revoking the proxy.

     M-T-M does not know of any matters other than as described in the Notice of Special Meeting of Shareholders that are to come before the special meeting. If any other matter or matters are properly presented for action at the special meeting, the persons named in the enclosed proxy card and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld.

     If you would like to attend the special meeting and your shares are held by a broker, bank or other nominee, you must bring to the special meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the special meeting, you must obtain from the nominee a proxy in your name.

REQUIRED VOTE

     The presence in person or by properly executed proxy of holders of a majority of the outstanding shares of M-T-M common stock is necessary to constitute a quorum at the special meeting. Each holder of M-T-M common stock is entitled to one (1) vote for each share on the Merger Agreement and all other matters submitted to a vote of shareholders. The affirmative vote of the holders of at least two-thirds of the outstanding shares of M-T-M common stock is required for the approval of the Merger Agreement.

     Votes cast by proxy or in person at the special meeting will be tabulated by the election inspectors appointed for the special meeting, who will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and not voted in favor of the Merger Agreement. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as shares of M-T-M common stock voted in favor of the Merger Agreement.

     As of the record date there were 4,450,374 shares of M-T-M common stock outstanding, and 1,902,937 of those shares are owned by certain officers and directors of M-T-M who, along with BTG and M-T-M, have signed a voting and option agreement dated as of August 29, 1997, agreeing, among other things, to vote for the Merger Agreement. Accordingly, approval of the Merger Agreement is assured if an additional 1,063,979 shares of M-T-M common stock are voted in favor of the Merger Agreement.

TOLL-FREE NUMBER

     During the seven-day period prior to the special meeting, M-T-M shareholders may call a toll-free number (1-800-4-MTM-SVC x333 (1-800-468-6782 x333)) to find out the BTG Average Closing Price and the Per Share Amount.

     THE MATTER TO BE CONSIDERED AT THE SPECIAL MEETING IS OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF M-T-M. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     M-T-M SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS COMPLETED, YOU WILL BE GIVEN INSTRUCTIONS PROMPTLY FOR THE DELIVERY OF YOUR STOCK CERTIFICATES.

                                    SUMMARY

     The following is a summary of certain information contained in this Proxy Statement/Prospectus and the Appendices. This summary does not contain a complete statement of all material information relating to the Merger Agreement and the Merger and is qualified by the more detailed information and financial statements contained or incorporated by reference in this Proxy Statement/Prospectus. You should read all of this Proxy Statement/Prospectus carefully.

THE PARTIES

  BTG, Inc.

     BTG is a leading provider of complete information technology solutions, supplying a broad range of complex systems, services and product offerings to federal, state and local governments and commercial clients. Through its complementary business lines, BTG provides system design and engineering services, network configuration and integration services and technology products. As a result of successful contract awards, internal product development and strategic acquisitions, BTG has increased revenues in the past five fiscal years at a compound annual rate of 63.1%. BTG is pursuing growth and diversification through its acquisition program, with particular emphasis on Government services business. BTG is also working to balance the mix of its service and product businesses, as well as expand its commercial network integration business by, among other means, acquiring M-T-M. For the fiscal year ended March 31, 1997, BTG's revenues were $400 million.

     BTG's headquarters and executive offices are located at 3877 Fairfax Ridge Road, Fairfax, Virginia 22030-7448, and its telephone number is (703) 383-8000.

  BTG Merger Sub, Inc.

     Merger Sub is a wholly-owned subsidiary of BTG formed for the purpose of consummating the Merger. The principal executive office and telephone number of Merger Sub are the same as BTG.

  Micros-To-Mainframes, Inc.

     M-T-M is a data processing solutions company that sells computer hardware and software and provides systems design, installation, consulting, maintenance and integration services, including the design and implementation of wide area networks and local area networks. M-T-M sells, installs and services microcomputers, microcomputer software products, supplies, accessories and custom designed microcomputer systems. M-T-M also serves as a systems integrator by integrating into single working systems hardware and software products from more than 40 major computer vendors. M-T-M provides its customers in the New York metropolitan area with a wide range of related customer support services, including network analysis and design, systems configuration, physical installation, software loading, application training, continuing education, maintenance and repair services. M-T-M's software support services include network and mainframe connectivity (communication between computers and networks) consulting, hardware and software maintenance, network management, videoconferencing, consulting and trouble-shooting support.

     The executive offices of M-T-M are located at 614 Corporate Way, Valley Cottage, New York and M-T-M's telephone number is (914) 268-5000.

THE MERGER

  General Description of the Merger

     Under the Merger Agreement, BTG will acquire M-T-M in a merger and each outstanding share of M-T-M common stock (other than dissenters' shares and shares held in M-T-M's treasury), will be converted into the right to receive $2.81 in cash and $2.81 worth of BTG common stock, subject to certain adjustments described below. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement/ Prospectus.

     If approved by the M-T-M shareholders, the Merger will become effective upon the filing of the certificate of merger with the New York State Department of State. The certificate of merger is expected to be filed as soon as practicable after the Merger Agreement has been approved by M-T-M shareholders and the other conditions to the Merger have been satisfied or waived. See "The Merger -- General Description of the Merger".

  Background of the Merger

     The M-T-M Board of Directors determined that in order for M-T-M to remain competitive, the company needed to have (i) net assets of at least $70 million,
(ii) a national and international capability, (iii) a large network of service employees and (iv) resources to enable M-T-M to realize cost savings by buying in bulk. Having determined that growth through acquisitions would not enable the company to achieve these objectives in a timely fashion, commencing in September 1996, the M-T-M Board of Directors began to explore a possible business combination with a larger corporation.

     In February 1997, BTG's management was advised that M-T-M was pursuing a possible sale or strategic combination. BTG, in pursuit of its strategy of growth through acquisitions, met with M-T-M by conference call on March 20, 1997, to discuss the prospects for growth through the integration of both companies. Following several preliminary meetings during March 1997 between management of BTG and M-T-M, the parties negotiated the principal terms of a business combination and on June 9, 1997, agreed upon a non-binding letter of intent.

     From June 1997 through August 29, 1997, M-T-M and BTG and their respective legal advisors negotiated the terms of a definitive merger agreement and conducted due diligence. At a meeting on July 24, 1997, at which M-T-M's legal advisors and the firm issuing a fairness opinion to M-T-M were present, the M-T-M Board of Directors unanimously approved the Merger Agreement, subject to final negotiations and due diligence by a special committee. On August 22, 1997, the special committee unanimously approved the final Merger Agreement and the Board of Directors unanimously ratified the special committee's approval. The BTG Board of Directors met on August 8, 1997, and unanimously approved the Merger Agreement and authorized management to finalize and execute the agreement. The Merger Agreement and other transaction documents were executed on August 29, 1997, and on September 2, 1997, the Merger was publicly announced.

  Recommendation of the Board of Directors of M-T-M

     THE BOARD OF DIRECTORS OF M-T-M HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF M-T-M AND ITS SHAREHOLDERS. ACCORDINGLY, THE M-T-M BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOLDERS OF M-T-M COMMON STOCK VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT. SEE "THE MERGER -- RECOMMENDATION OF THE BOARD OF DIRECTORS OF M-T-M; M-T-M'S REASONS FOR THE MERGER".

  Fairness Opinion

     BlueStone Capital Partners, L.P. ("BlueStone") has delivered to M-T-M's Board of Directors a written opinion to the effect that as of November 21, 1997, the merger consideration to be received by M-T-M's shareholders in the Merger was fair to M-T-M's shareholders from a financial point of view. THE FULL TEXT OF THE WRITTEN OPINION OF BLUESTONE, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT/PROSPECTUS AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY. See "The Merger -- Fairness Opinion".

  Merger Consideration

     The aggregate amount of the merger consideration is approximately $25 million, payable 50% in cash and 50% in BTG common stock, for a per share payment of $2.81 in cash and $2.81 worth of BTG common stock (the sum of such cash and stock consideration is referred to as the "Per Share Amount"), subject to certain adjustments. The Per Share Amount and the mix of stock and cash adjust depending on the BTG Average

Closing Price. In no event, however, will BTG be required to issue more than 950,000 shares of BTG common stock or $27,860,833 in total merger consideration. During the seven-day period prior to the special meeting, M-T-M shareholders may call a toll-free number (1-800-4-MTM-SVC x333 (1-800-468-6782 x333)) to find out the BTG Average Closing Price and the Per Share Amount.

     If the BTG Average Closing Price is above $18, the aggregate merger consideration payable to the M-T-M shareholders is increased by $1,430 in cash for each $.01 that the BTG Average Closing Price is above $18 up to $26. If the BTG Average Closing Price is between $10.50 and less than $12.50, the aggregate merger consideration is gradually reduced. The number of shares of BTG common stock issuable to a holder of a share of M-T-M common stock is decreased and the amount of cash is increased based on a formula, which, when added together results in a Per Share Amount that ranges from $5.60 at a BTG Average Closing Price of $12.00 to $5.51 at a BTG Average Closing Price of $10.50. If the BTG Average Closing Price is less than or equal to $10.50, the Per Share Amount is fixed at $3.41 in cash and approximately 0.2 share of BTG common stock, which results in an approximate $.002 decrease in the value of the Per Share Amount for every $.01 decrease in the BTG Average Closing Price below $10.50. If the BTG Average Closing Price is less than $10.50, M-T-M has the right to terminate the Merger Agreement. If M-T-M does not so terminate the Merger Agreement, M-T-M's Board of Directors may elect to reduce the cash consideration in order for the Merger to constitute a reorganization for tax purposes. The amount of such reduction is dependent upon the amount of cash which is required to be foregone in order for the aggregate cash consideration not to exceed 62% of the aggregate merger consideration, which amount is dependent in part upon the amount of cash payable in respect of dissenting shares. See "Risk
Factors -- Reduction in the Per Share Amount to Preserve Reorganization Structure." If the M-T-M Board of Directors desires to reduce the cash consideration by more than a de minimis amount (determined by the Board to be more than $0.15, without giving effect to additional reductions caused by payments with respect to dissenting shares), then the special meeting will be adjourned and postponed to a later date to give the Board of Directors sufficient time to circulate supplemental information and proxy cards to the M-T-M shareholders to permit them to evaluate the Board's intention to so reduce the cash consideration and to recast their proxy to approve or disapprove the Merger Agreement. A BTG Average Closing Price below $10.00 would require the M-T-M Board to provide such supplemental information to the shareholders if it desires to so reduce the cash consideration. See "The Merger -- Merger Consideration".

     The mix of cash and stock is subject to adjustment depending on the BTG Average Closing Price. If the BTG Average Closing Price is greater than or equal to $26, M-T-M's Board of Directors has the right to elect that the Per Share Amount be $5.62, payable entirely in cash. If the M-T-M Board of Directors desires to make such an election, then the special meeting will be adjourned and postponed to a later date to give the Board of Directors sufficient time to circulate supplemental information and proxy cards to the M-T-M shareholders to permit them to evaluate the Board's intention to elect a Per Share Amount of $5.62 payable entirely in cash and to recast their proxy to approve or disapprove the Merger Agreement. If the BTG Average Closing Price is greater than or equal to $26 and such cash election is not made, the Per Share Amount is fixed at $5.87, comprised of 0.1123501 share of BTG common stock and cash in an amount equal to (i) $5.62 less the product of 0.1123501 times the BTG Average Closing Price, plus (ii) $0.26 (the amount by which the merger consideration is increased by $1,430 for each $.01 that the BTG Average Closing Price is above $18 up to $26 on a per share basis). If the BTG Average Closing Price is greater than $12.50 and less than $16, the Per Share Amount is fixed at $5.62. However, the aggregate number of shares of BTG stock issuable to the M-T-M shareholders is fixed at 764,000 (approximately 0.172 share of BTG common stock per share of M-T-M common stock), with the difference paid in cash. See "The Merger -- Merger Consideration".

  Treatment of M-T-M Stock Options

     When the Merger is effective, all outstanding options to purchase shares of M-T-M common stock under the M-T-M 1993 Employee Stock Option Plan, whether or not exercisable, terminate pursuant to the terms of the plan. Immediately prior to that time, M-T-M is required under the Merger Agreement to pay to each holder who has not exercised his or her option, an amount of cash set forth in a schedule to the Merger Agreement. When the Merger is effective, each then outstanding option granted under M-T-M's 1996

Employee Stock Option Plan will be converted into the right to receive at closing approximately one-half of the economic value of such option in cash and an option to acquire BTG stock equal to approximately one-half of the economic value of such option. See "The Merger -- Treatment of M-T-M Stock Options".

  Representations and Warranties; Conduct of Business Pending the Merger

     The parties have made certain customary representations and warranties to each other in the Merger Agreement on a variety of corporate and other matters. M-T-M has agreed to operate its business in the usual and ordinary course and generally to preserve its business organization, properties and assets until the Merger is completed. BTG has agreed to operate its business in accordance with applicable laws and to preserve substantially intact its business organization. See "The Merger -- Representations and Warranties" and "-- Conduct of Business Pending the Merger".

  Conditions to Consummation of the Merger; Regulatory Approval

     The respective obligations of the parties to cause the Merger to be consummated are subject to the satisfaction or waiver of certain conditions, including, among other things: (i) the approval of the Merger Agreement by the holders of at least two-thirds of the outstanding shares of M-T-M common stock;
(ii) the receipt of notice of termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act");
(iii) the absence of any order, decree or injunction which enjoins or prohibits the consummation of the Merger; and (iv) the condition that the holders of not more than 5% of the outstanding shares of M-T-M common stock may demand appraisal for such shares in accordance with Section 623 of the New York Business Corporation Law. On October 27, 1997, the Federal Trade Commission terminated the above-referenced waiting period, thus permitting the Merger to proceed pursuant to the HSR Act subject to shareholder approval and other conditions. See "The Merger -- Conditions to Consummation of the Merger; Regulatory Approval".

  Termination

     The Merger Agreement may be terminated, among other reasons, if it is not approved by the M-T-M shareholders, if a party breached in any material respect a representation, warranty or covenant in the Merger Agreement, if there is a legal action preventing or prohibiting the Merger or if the Merger is not completed before January 9, 1998. In addition, M-T-M may terminate the Merger Agreement if the BTG Average Closing Price is below $10.50. See "The
Merger -- Termination, Amendment and Waiver".

  Termination Fee

     In certain circumstances, if the Merger Agreement is terminated due to a breach, the breaching party is required to pay the non-breaching party a fee of $500,000. See "The Merger -- Termination, Amendment and Waiver".

  Federal Income Tax Considerations

     It is intended that the Merger will constitute a reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and, accordingly, that no gain or loss will be recognized for United States federal income tax purposes by holders of M-T-M common stock upon the conversion of M-T-M common stock in the Merger, except with respect to any cash received in connection with the Merger. Such cash shall be taxed to the extent of any gain realized. Notwithstanding the above, in the event the amount of cash received by shareholders of M-T-M exceeds 62% of the total consideration paid, Merger Sub will merge into M-T-M, in which case the Merger will not constitute a tax-free reorganization and M-T-M's shareholders will recognize capital gain or loss for federal income tax purposes in an amount equal to the difference between their adjusted basis in the surrendered M-T-M common stock and the Per Share Amount. M-T-M's shareholders are urged to consult their own tax advisor as to the specific consequences to them of the Merger under federal, state, local and other applicable laws. See "The Merger -- Federal Income Tax Considerations".

  Appraisal Rights

     Under the New York Business Corporation Law (the "NYBCL"), the holders of M-T-M common stock who do not vote in favor of the Merger and who otherwise comply with the NYBCL, will have the right, if the Merger is consummated, to dissent and demand fair value of their shares. A copy of the relevant provisions of the NYBCL is attached as Appendix D to the Proxy Statement/Prospectus. This represents the exclusive statutory remedy available under New York law to shareholders who seek appraisal of the fair value of their shares. Failure to take any necessary step may result in a termination or waiver of appraisal rights under New York law. See "The Merger -- Appraisal Rights".

THE VOTING AGREEMENT

     As an inducement to BTG entering into the Merger Agreement, the executive officers and directors of M-T-M (which group includes the two largest shareholders of M-T-M) (collectively, the "Voting Shareholders"), entered into a voting and option agreement with BTG and M-T-M on August 29, 1997 ("Voting Agreement"). Under the Voting Agreement, the Voting Shareholders have agreed not to transfer any of their shares of M-T-M common stock other than to BTG in connection with the Merger. The Voting Shareholders also have agreed to vote all of their shares of M-T-M common stock in favor of the Merger Agreement and against certain specified transactions. The Voting Shareholders own, collectively (exclusive of the 333,183 shares held in trust for the children of two of the Voting Shareholders), 1,902,937 of the 4,450,374 shares of M-T-M common stock outstanding as of the record date for the special meeting. This means the Merger Agreement will be approved if an additional 1,063,979 shares of M-T-M stock (730,796 if the trustees of such trusts vote in favor of the Merger Agreement) are voted in favor of the Merger Agreement. Under the Voting Agreement, the Voting Shareholders also granted BTG an option to purchase all of their shares at a cash exercise price of $5.62 per share. This option is exercisable if the Voting Shareholders fail to vote their shares as required by the Voting Agreement. A copy of the Voting Agreement is attached as Appendix B to the Proxy Statement/Prospectus. Shareholders should read this agreement in full. See "The Merger -- The Voting Agreement".

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain directors and executive officers of M-T-M have interests in the Merger in addition to their interests as shareholders. These interests include, among other things, provisions in the Merger Agreement relating to payments to such individuals under M-T-M's stock option plans and the continuation of directors' and officers' liability insurance by BTG after the Merger. In addition, certain key employees of M-T-M, four of whom are also on the Board of Directors, entered into new employment agreements with M-T-M which will become effective upon the consummation of the Merger. Pursuant to the terms of certain of such agreements, the employees will continue to receive their base salary payments for the remainder of the term of their employment agreement if terminated without cause, provided that they do not violate their respective non-competition obligations. Two of the M-T-M directors (Messrs. Rothman and Pavony) will each be paid a $250,000 cash bonus at the closing of the Merger and an additional $100,000 one year later in accordance with the terms of their new employment agreements. A third (Mr. Fries), will be paid a $40,000 cash bonus at the closing of the Merger in accordance with the terms of his new employment agreement, plus certain additional amounts payable at closing in consideration for his termination of various agreements with M-T-M. See "The
Merger -- Interests of Certain Persons in the Merger".

COMPARATIVE RIGHTS OF SHAREHOLDERS

     The rights of shareholders of M-T-M currently are governed by New York law, M-T-M's certificate of incorporation and M-T-M's bylaws. Upon consummation of the Merger, shareholders of M-T-M will become shareholders of BTG, which is a Virginia corporation, and their rights as shareholders of BTG will be governed by Virginia law, BTG's certificate of incorporation and BTG's bylaws. For a discussion of various differences between the rights of shareholders of M-T-M and the rights of shareholders of BTG, see "Comparison of the Rights of Holders of BTG Common Stock and M-T-M Common Stock".

                            SELECTED FINANCIAL DATA

SELECTED CONSOLIDATED FINANCIAL DATA OF BTG

     The selected consolidated financial data presented below for, and as of the end of, each of the years in the five-year period ended March 31, 1997, are derived from the consolidated financial statements of BTG, which consolidated financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The consolidated financial statements for each of the years in the three-year period ended March 31, 1997, and as of March 31, 1996 and 1997, and the report thereon, are incorporated by reference herein. The selected consolidated financial data presented below for the six months ended September 30, 1996 and 1997 and as of September 30, 1997, are derived from the unaudited consolidated financial statements of BTG incorporated by reference herein, which consolidated financial statements include, in the opinion of BTG, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation thereof. The consolidated results of operations for interim periods, including the six months ended September 30, 1996 and 1997, are not necessarily indicative of the results expected for fiscal 1998 or future years. The selected consolidated financial data should be read in conjunction with the consolidated financial statements of BTG as of March 31, 1997, the related notes and the audit report.

                                                                                                             SIX MONTHS
                                                           FISCAL YEAR ENDED MARCH 31,                  ENDED SEPTEMBER 30,
                                             -------------------------------------------------------    --------------------
                                              1993        1994        1995      1996(1)       1997        1996      1997(4)
                                             -------    --------    --------    --------    --------    --------    --------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenue:
    Contract revenue......................   $32,071    $ 35,509    $ 46,130    $ 67,014    $109,817    $ 49,504    $ 87,687
    Product sales.........................    24,436      68,045     109,859     146,544     290,216     141,063     221,995
                                             -------    --------    --------    --------    --------    --------    --------
        Total revenue.....................    56,507     103,554     155,989     213,558     400,033     190,567     309,682
Direct costs:
    Contract costs........................    15,838      17,287      23,046      35,577      66,665      30,073      60,276
    Cost of product sales.................    20,978      60,276      95,585     128,070     254,823     123,332     202,598
                                             -------    --------    --------    --------    --------    --------    --------
        Total direct costs................    36,816      77,563     118,631     163,647     321,488     153,405     262,874
Indirect, general and administrative
  expenses................................    16,864      20,858      29,388      40,827      64,587      29,437      44,924
Amortization and other operating costs,
  net(2)..................................       342         905       1,070       1,595       1,916         949       1,856
                                             -------    --------    --------    --------    --------    --------    --------
        Total operating expenses..........    54,022      99,326     149,089     206,069     387,991     183,791     309,654
Operating income..........................     2,485       4,228       6,900       7,489      12,042       6,776          28
Interest expense..........................      (555)       (817)     (1,362)     (3,045)     (6,107)     (2,909)     (3,648)
Equity in earnings of affiliate(3)........        --          --          --         792       1,887       1,060         257
Other income..............................        --          --          --          --         107          --         106
                                             -------    --------    --------    --------    --------    --------    --------
Income (loss) before income taxes.........     1,930       3,411       5,538       5,236       7,929       4,927      (3,257)
Provision (benefit) for income taxes......       737       1,593       2,406       2,282       3,658       2,176      (1,157)
                                             -------    --------    --------    --------    --------    --------    --------
Net income (loss).........................   $ 1,193    $  1,818    $  3,132    $  2,954    $  4,271    $  2,751    $ (2,100)
Net income (loss) per share...............   $  0.25    $   0.38    $   0.60    $   0.47    $   0.60    $   0.43    $  (0.25)
Weighted average common shares
  outstanding.............................     4,756       4,774       5,196       6,233       7,141       6,371       8,501

                                                                    MARCH 31,
                                              ------------------------------------------------------
                                               1993       1994        1995        1996        1997      SEPTEMBER 30, 1997(4)
                                              -------    -------    --------    --------    --------    ---------------------
                                                                              (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and equivalents.......................   $   454    $ 1,182    $  1,267    $     47    $     --           $   --
Working capital............................     2,393      4,441      13,125      47,949      83,551           102,045
Total assets...............................    27,271     48,142      72,309     109,460     156,080           263,563
Line of credit.............................     5,843     11,993      23,419      30,453      30,021           58,450
Other long-term debt, including current
  maturities...............................     1,113      1,039       1,124      14,571      16,061           16,594
Shareholders' equity.......................     9,518     10,877      23,039      27,745      66,245           64,881

---------------
(1) In fiscal 1996, BTG acquired all of the outstanding common stock of Concept Automation, Inc. of America. ("CAI"). The acquisition was accounted for as a purchase and, accordingly, the results of CAI's operations have been included in BTG's Consolidated Financial Statements (incorporated herein by reference) from the date of acquisition. See Note 13 of the Notes to Consolidated Financial Statements which are incorporated herein by reference.

(2) In fiscal 1994, amortization and other operating costs included a write-off of $397,000 for goodwill relating to a previously acquired subsidiary which has ceased operations.

(3) Equity in earnings of affiliate relates to the Company's 49% interest in an unincorporated joint venture which is accounted for using the equity method. See Note 12 of Notes to BTG's Consolidated Financial Statements which are incorporated herein by reference.

(4) Includes the acquisition of Nations, Inc., which took place on June 12, 1997, as disclosed in BTG's Form 8-K filed on June 27, 1997, as amended (incorporated herein by reference).

SELECTED CONSOLIDATED FINANCIAL DATA OF M-T-M

     The selected consolidated financial data presented below as at March 31, 1993 and for the nine months then ended and for, and as of the end of, each of the years in the four-year period ended March 31, 1997, are derived from the consolidated financial statements of M-T-M, which consolidated financial statements have been audited by Ernst & Young LLP, independent auditors. The consolidated financial statements for each of the years in the three-year period ended March 31, 1997, and as of March 31, 1996 and 1997, and the report thereon, are incorporated by reference herein. The selected consolidated financial data presented below for the six months ended September 30, 1996 and 1997 and as of September 30, 1997, are derived from the unaudited consolidated financial statements of M-T-M incorporated by reference herein, which consolidated financial statements include, in the opinion of M-T-M's management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation thereof. The consolidated results of operations for interim periods, including the six months ended September 30, 1996 and 1997, are not necessarily indicative of the results expected for fiscal 1998 or future years. The selected consolidated financial data should be read in conjunction with the consolidated financial statements of M-T-M as of March 31, 1997, the related notes and other financial information incorporated by reference and included herein.

                                         NINE MONTHS
                                            ENDED                                                     SIX MONTHS ENDED
                                          MARCH 31,            FISCAL YEAR ENDED MARCH 31,             SEPTEMBER 30,
                                         ------------    ----------------------------------------    ------------------
                                           1993(4)        1994       1995       1996       1997       1996      1997(5)
                                         ------------    -------    -------    -------    -------    -------    -------
                                                (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)
INCOME STATEMENT DATA:
Net revenues
    Products..........................     $ 14,822      $27,922    $40,753    $42,790    $51,646    $24,259    $28,402
    Services..........................          500        1,106      2,290      4,536      6,416      2,503      6,511
                                           --------      -------    -------    -------    -------    -------    -------
                                             15,322       29,028     43,043     47,326     58,062     26,762     34,913
Costs and expenses:
    Cost of products sold.............       12,742       24,862     37,530     40,452     47,549     22,245     27,590
    Technical personnel salaries......          242          562        778      1,109      2,420        967      3,279
    Selling, general and
      administrative expenses.........        1,590        2,690      3,276      4,070      6,698      3,060      3,641
    Compensatory stock
      arrangement(1)..................            0            0          0      4,655          0          0          0
    Interest expense..................           86           94         40         13          6          2          2
                                           --------      -------    -------    -------    -------    -------    -------
                                             14,660       28,208     41,624     50,299     56,673     26,274     34,512
Other income..........................           --           --         94         66        141         87         30
                                           --------      -------    -------    -------    -------    -------    -------
Income (loss) from operations before
  income taxes........................          662          820      1,513     (2,907)     1,530        575        431
Provision for income taxes............          275          342        635        707        620        230        173
                                           --------      -------    -------    -------    -------    -------    -------
Net income (loss).....................     $    387      $   478    $   878    $(3,614)   $   910    $   345    $   258
Net income (loss) per common share
    Primary...........................     $   0.33      $  0.30(2) $  0.40(2) $ (1.10)   $  0.21    $  0.08    $  0.06
    Fully diluted (3).................           --      $ (0.57)   $ (0.22)        --         --         --         --
Weighted average number of common and
  common equivalent shares used in
  calculation
    Primary...........................        1,175        1,605(2)   2,194(2)   3,251      4,436      4,476      4,518
    Fully diluted (3).................           --        2,104      3,183         --         --         --         --

                                                                    MARCH 31,                            SEPTEMBER 30,
                                              -----------------------------------------------------    ------------------
                                                1993        1994       1995       1996       1997       1996       1997
                                              ---------    -------    -------    -------    -------    -------    -------
                                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and equivalents.......................    $    26     $ 2,091    $ 1,167    $ 5,285    $ 2,880    $ 3,387    $   166
Working capital............................        773       3,771      4,648     10,684     10,386     10,152     10,634
Total assets...............................      5,247       8,486      9,420     16,209     20,428     18,227     19,576
Secured notes payable......................      1,217       1,506          5          5          5          5        455
Shareholders' equity.......................        940       3,985      4,866     11,000     12,343     11,753     12,602

---------------
(1) Reflects a non-cash, non-recurring charge. See Item 7 of M-T-M's Form 10-K/A for the fiscal year ended March 31, 1997 (incorporated herein by reference), and attached to this Proxy Statement/Prospectus and note 3 of the notes to consolidated financial statements included in M-T-M's Form 10K for the fiscal year ended March 31, 1997 (incorporated herein by reference).

(2) Share and per share data do not include 1,400,000 shares of M-T-M's preferred stock issued in September 1993 and redeemed in September 1996 (the "Preferred Stock") in exchange for 980,000 shares of common stock.

(3) Assumes (i) that the Preferred Stock was converted to common stock for the periods shown, (ii) that earnings were adjusted to reflect the necessary earnings requirements for convertibility of the Preferred Stock and (iii) that a charge to income for the compensatory element of the Preferred Stock was recognized for each period in the three-year period ended March 31, 1996 based on the current market price at the end of each period.

(4) During 1993, M-T-M changed its fiscal year end to March 31 (fiscal 1993) from June 30. Therefore, fiscal year 1993 consists of the nine months then ended.

(5) Includes the operations of Data.Com RESULTS, Inc. from May 6, 1996, the date of its acquisition.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited pro forma condensed consolidated balance sheet as of September 30, 1997, has been prepared by combining the consolidated balance sheet of BTG as of September 30, 1997, with the consolidated balance sheet of M-T-M as of September 30, 1997. The unaudited pro forma condensed consolidated statement of operations for the six months ended September 30, 1997, has been prepared by combining BTG's consolidated statement of operations for the six months ended September 30, 1997, with M-T-M's consolidated statement of income for the six months ended September 30, 1997. The unaudited pro forma condensed consolidated statement of operations for the fiscal year ended March 31, 1997, has been prepared by combining BTG's consolidated statement of operations for the fiscal year ended March 31, 1997, with M-T-M's consolidated statement of income for the fiscal year ended March 31, 1997. The fiscal year end of both M-T-M and BTG is March 31.

     On June 12, 1997, BTG acquired all of the outstanding common stock of Nations, Inc. ("Nations"). Accordingly, the unaudited pro forma condensed consolidated statements of operations of BTG used herein for the fiscal year ended March 31, 1997 and the six months ended September 30, 1997 include the pro forma effects of that acquisition as disclosed in BTG's Form 8-K dated June 27, 1997, as amended (incorporated herein by reference).

     The unaudited pro forma condensed consolidated financial statements have been prepared by BTG's and M-T-M's management and should be read in conjunction with the historical financial statements of BTG and M-T-M and the related notes thereto. The unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of the results of operations that may have actually occurred had the acquisition taken place on April 1, 1996, or of the future results of the combined companies.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                                                            PRO FORMA
                                                  BTG          M-T-M       ADJUSTMENTS      PRO FORMA
                                                --------      -------      -----------      ---------
ASSETS
Current assets:
     Cash....................................   $     --      $   166       $      --       $     166
     Receivables, net........................    171,284       15,120              --         186,404
     Inventory, net..........................     41,265        1,776              --          43,041
     Prepaid expenses and other..............     13,639          547                          14,186
                                                --------      -------       ---------       ---------
          Total current assets...............   $226,188      $17,609              --       $ 243,797
Property and equipment, net..................      7,938        1,069              --           9,007
Goodwill and other intangible assets, net....     27,364          804          14,269(A)       42,437
Other........................................      2,073           94              --           2,167
                                                --------      -------       ---------       ---------
                                                $263,563      $19,576       $  14,269       $ 297,408
                                                ========      =======       =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Current maturities of long-term debt....   $    907      $   455       $    (455)(C)   $     907
     Accounts payable and accrued expenses...    121,813        6,519              --         128,332
     Other...................................      1,423           --             450(B)        1,873
                                                --------      -------       ---------       ---------
          Total current liabilities..........   $124,143      $ 6,974       $      (5)      $ 131,112
Line of credit...............................     58,450           --          14,227(C)       72,677
Long-term debt, excluding current
  maturities.................................     15,687           --              --          15,687
Other liabilities............................        402           --              --             402
Shareholders' equity.........................     64,881       12,602          12,500(D)       77,530
                                                                              (12,602)(E)
                                                                                  149(F)
                                                --------      -------       ---------       ---------
                                                $263,563      $19,576       $  14,269       $ 297,408
                                                ========      =======       =========       =========

 See accompanying notes to unaudited pro forma condensed consolidated financial statements.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      SIX MONTHS ENDED SEPTEMBER 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                            PRO FORMA
                                                  BTG          M-T-M       ADJUSTMENTS      PRO FORMA
                                                --------      -------      -----------      ---------
Revenues:
     Contract revenue........................   $ 96,076      $ 6,511        $    --        $ 102,587
     Product sales...........................    221,995       28,402             --          250,397
                                                --------      -------        -------        ---------
                                                 318,071       34,913             --          352,984
Direct costs:
     Contract costs..........................     66,417        3,279             --           69,696
     Cost of product sales...................    202,598       27,590             --          230,188
                                                --------      -------        -------        ---------
                                                 269,015       30,869             --          299,884
Indirect, general and administrative
  expenses...................................     46,604        3,609             52(G)        50,265
Amortization and other operating costs,
  net........................................      1,921           32            357(H)         2,310
                                                --------      -------        -------        ---------
                                                 317,540       34,510            409          352,459
                                                --------      -------        -------        ---------
Operating income.............................        531          403           (409)             525
Interest expense.............................     (3,899)          (2)          (689)(I)       (4,590)
Equity in earnings of unconsolidated
  affiliate..................................        257           --             --              257
Other income.................................        106           30             --              136
                                                --------      -------        -------        ---------
Income (loss) before income taxes............     (3,005)         431         (1,098)          (3,672)
Income tax expense (benefit).................     (1,021)         173           (289)(J)       (1,137)
                                                --------      -------        -------        ---------
Net income (loss)............................   $ (1,984)     $   258        $  (809)       $  (2,535)
                                                ========      =======        =======        =========
Net income (loss) per share..................   $  (0.23)                                   $   (0.27)
                                                ========                                    =========
Weighted average shares outstanding..........      8,501                         813(K)         9,314
                                                ========                     =======        =========

 See accompanying notes to unaudited pro forma condensed consolidated financial statements.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FISCAL YEAR ENDED MARCH 31, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                            PRO FORMA
                                                  BTG          M-T-M       ADJUSTMENTS      PRO FORMA
                                                --------      -------      -----------      ---------
Revenues:
     Contract revenue........................   $155,109      $ 6,416        $    --        $ 161,525
     Product sales...........................    290,216       51,646             --          341,862
                                                --------      -------        -------        ---------
                                                 445,325       58,062             --          503,387
Direct costs:
     Contract costs..........................    100,727        2,419             --          103,146
     Cost of product sales...................    254,823       47,549             --          302,372
                                                --------      -------        -------        ---------
                                                 355,550       49,968             --          405,518
Indirect, general and administrative
  expenses...................................     72,794        6,644            105(G)        79,543
Amortization and other operating costs,
  net........................................      2,177           54            713(H)         2,944
                                                --------      -------        -------        ---------
                                                 430,521       56,666            818          488,005
                                                --------      -------        -------        ---------
Operating income.............................     14,804        1,396           (818)          15,382
Interest expense.............................     (7,193)          (6)        (1,377)(I)       (8,576)
Equity in earnings of unconsolidated
  affiliate..................................      1,887           --             --            1,887
Other income.................................        122          141             --              263
                                                --------      -------        -------        ---------
Income before income taxes...................      9,620        1,531         (2,195)           8,956
Income tax expense...........................      4,460          621           (578)(J)        4,503
                                                --------      -------        -------        ---------
Net Income...................................   $  5,160      $   910        $(1,617)       $   4,453
                                                ========      =======        =======        =========
Net income per share.........................   $   0.72                                    $    0.56
                                                ========                                    =========
Weighted average shares outstanding..........      7,141                         813(K)         7,954
                                                ========                     =======        =========

 See accompanying notes to unaudited pro forma condensed consolidated financial statements.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                              FINANCIAL STATEMENTS

1. BTG FINANCIAL DATA

     The BTG financial data used in the accompanying unaudited pro forma condensed consolidated financial statements represent the financial position of BTG as of September 30, 1997 and the pro forma results of operations of BTG for the six months ended September 30, 1997 and the fiscal year ended March 31, 1997, after giving effect to BTG's acquisition of Nations in June 1997 as disclosed in BTG's Form 8-K dated June 27, 1997, as amended (incorporated herein by reference).

2. M-T-M ACQUISITION

     For purposes of the accompanying unaudited pro forma condensed consolidated financial statements, a per share purchase price of $5.62, payable half in cash and half in BTG common stock, is used. In connection with the closing, BTG will enter into signing bonuses, employment and non-compete agreements with certain of M-T-M's officers. In addition, the Merger Agreement provides for the accelerated exercise of the options outstanding under M-T-M's 1996 Employee Stock Option Plan, to the extent the holders thereof would be entitled to cash if they had exercised the options immediately prior to the consummation of the Merger. The acquisition will be accounted for using the purchase method of accounting. In the accompanying financial statements, the purchase price was allocated to net tangible and identifiable intangible assets and liabilities based on preliminary estimates of fair value as of the date of acquisition. The excess of purchase price over the estimated fair value of net tangible and identifiable intangible assets and liabilities was allocated to goodwill. The final allocation of the purchase price will be determined during the remainder of fiscal year 1998 when appraisals or other studies are completed.

     The financial data of M-T-M as of and for the six months ended September 30, 1997, was derived from M-T-M's consolidated unaudited interim financial statements incorporated herein by reference. The financial data of M-T-M for the fiscal year ended March 31, 1997, was derived from the actual audited results of operations as presented in M-T-M's historical financial statements for its fiscal year ended March 31, 1997, incorporated herein by reference. On May 6, 1996, M-T-M acquired substantially all of the assets of Data.Com Results, Inc. The historical results of operations of M-T-M for the fiscal year ended March 31, 1997 have not been adjusted in the accompanying unaudited pro forma condensed consolidated financial statements to include the pro forma effects of that acquisition for the period from April 1, 1996 through May 5, 1996, as such effects are not considered material.

3. PRO FORMA ADJUSTMENTS

     The following pro forma adjustments for the acquisition of M-T-M are reflected as of September 30, 1997, in the case of the unaudited pro forma condensed consolidated balance sheet, and as of April 1, 1996, in the case of the unaudited pro forma condensed consolidated statements of operations for the six months ended September 30, 1997 and the fiscal year ended March 31, 1997.

  Unaudited Pro Forma Condensed Consolidated Balance Sheet

     (A) Goodwill resulting from the allocation of the purchase price.

     (B) Closing costs and other acquisition related expenses and payments.

     (C) Borrowings used to fund the cash portion of both the purchase price and the payments made by M-T-M for the options outstanding under M-T-M's 1993 and 1996 Employee Stock Option Plans and to repay M-T-M's existing note payable balances.

     (D) BTG common stock issued to fund the stock portion of the purchase price.

     (E) Elimination of M-T-M's shareholders' equity upon consolidation with BTG.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

3. PRO FORMA ADJUSTMENTS -- CONTINUED

  Unaudited Pro Forma Condensed Consolidated Balance Sheet -- Continued

     (F) Estimated fair value of options to purchase BTG common stock used as consideration for the purchase of a portion of the options outstanding under M-T-M's 1996 Employee Stock Option Plan.

  Unaudited Pro Forma Condensed Consolidated Statement of Operations

     (G) Increase in general and administrative expenses attributable to new employment agreements with several of M-T-M's officers.

     (H) Amortization of recorded goodwill on a straight-line basis over 20 years.

     (I) Interest expense on borrowings needed to fund the cash portion of the purchase price, including funding of certain signing bonuses paid at closing and the payments made by M-T-M for the options outstanding under M-T-M's 1993 and 1996 Employee Stock Option Plans, using an estimated annual interest rate of 10.0%. BTG is currently negotiating the interest rate applicable to the borrowings needed to fund the acquisition of M-T-M. A 1/8 percent variance in the interest rate assumed in the accompanying pro forma financial statements would change the pro forma interest expense by approximately $17,000 annually.

     (J) Reduction of federal and state income tax expense resulting from the additional interest expense and general and administrative costs.

     (K) Additional common shares and common share equivalents outstanding as a result of the BTG common shares issued to fund the stock portion of the purchase price.

4. PRO FORMA NET INCOME PER SHARE

     Pro forma net income per share is computed by dividing pro forma net income by BTG's historical weighted average number of shares outstanding for each of the periods presented after giving effect to the additional common shares issued to fund the stock portion of the purchase price.

COMPARATIVE PER SHARE DATA

     The following table sets forth certain unaudited historical per share data of BTG and M-T-M and combined per share data on an unaudited pro forma basis after giving effect to the Merger as if it had occurred on April 1, 1996 on a purchase basis of accounting assuming that 0.176 share of BTG common stock and $2.81 in cash were issued in exchange for each share of M-T-M common stock outstanding(1). This data should be read in conjunction with the consolidated historical audited and unaudited financial statements and the notes thereto that are incorporated herein by reference. The pro forma data should be read in conjunction with such unaudited pro forma statements and notes thereto included elsewhere in this Proxy Statement/ Prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had BTG and M-T-M been a single entity during the periods presented.

                                                            YEAR ENDED MARCH 31,
                                                        -----------------------------      SEPT. 30,
                                                        1995        1996        1997         1997
                                                        -----      ------      ------      ---------
BTG
Historical per common share:
     Net income (loss)...............................   $0.60      $ 0.47      $ 0.60       $ (0.25)
     Book value(5)...................................   $3.87      $ 4.53      $ 7.85       $  7.59
M-T-M
Historical per common share:
     Net income (loss)...............................   $0.40(3)   $(1.10)(2)  $ 0.21       $  0.06
     Book value(5)...................................   $2.23(3)   $ 3.27(3)   $ 2.77       $  2.83
PRO FORMA COMBINED PER BTG COMMON SHARE:
     Net income (loss)...............................      --          --      $ 0.56       $ (0.27)
     Book value(6)...................................      --          --      $ 8.57       $  8.31
EQUIVALENT PRO FORMA:(4)
     Net income (loss)...............................      --          --      $ 0.10       $ (0.05)
     Book value......................................      --          --      $ 1.51       $  1.46

---------------
(1) Calculated assuming a BTG Average Closing Price of $16 and 4,450,374 shares of M-T-M common stock outstanding.

(2) Includes a non-cash non-recurring charge of $1.43 per share of M-T-M common stock relating to the compensatory nature of M-T-M's Preferred Stock which was recognized as a result of the convertibility thereof into common stock being deemed probable at the end of the 1996 fiscal year. Since the actual conversion did not occur in fiscal year 1996, the Preferred Stock was not deemed converted for determining the number of common shares outstanding.

(3) The Preferred Stock was not deemed converted into common stock for purposes of determining the number of common shares outstanding.

(4) Equivalent pro forma per share amounts are calculated by multiplying the pro forma income (loss) per share and pro forma book value per share by the stock exchange rate to equate the per share amounts to the respective values for one share of M-T-M common stock.

(5) Historical book value per share is computed by dividing shareholders' equity by the number of common shares outstanding at the end of each period.

(6) Pro forma combined book value per share is computed by dividing pro forma shareholders' equity by the pro forma number of shares of BTG common stock which would have been outstanding had the Merger been consummated as of each balance sheet date.

COMPARATIVE PER SHARE PRICES

     The following table sets forth (i) the high, low and closing prices per share for both BTG and M-T-M common stock as reported on the NASDAQ National Market on August 28, 1997, the last full trading day before the execution of the Merger Agreement and the announcement of the Merger, and on November 25, 1997 and (ii) the pro forma per share value of M-T-M common stock under the Merger Agreement based on BTG common stock prices on those dates.

                                                BTG, INC.                        M-T-M
                                               COMMON STOCK                  COMMON STOCK
                                                  PRICE                          PRICE                M-T-M
                                       ----------------------------    -------------------------    PRO FORMA
                                        HIGH       LOW      CLOSING    HIGH      LOW     CLOSING    EQUIVALENT
                                       ------    -------    -------    -----    -----    -------    ---------
August 28, 1997.....................   $13.50    $13.125    $ 13.25    $4.75    $4.50     $4.50       $5.62(1)
November 25, 1997...................   $         $          $          $        $         $           $

---------------
(1) Represents the equivalent pro forma value of one share of M-T-M common stock calculated by determining the Per Share Amount on the dates listed above using the BTG Average Closing Price assuming the special meeting occurred on such date. On August 28, 1997, Pro Forma Equivalent would entitle the holder of one share of M-T-M common stock to $2.81 in cash and $2.81 worth of BTG common stock (or 0.2081 share of BTG common stock). On November 25, 1997, such Pro Forma Equivalent would entitle the holder to one share of M-T-M
    valued at $     per share.

                                  RISK FACTORS

     Shareholders of M-T-M in considering whether to approve and adopt the Merger Agreement and the transactions contemplated thereunder should consider the following matters. These matters should be considered in conjunction with the other information included and incorporated by reference in this Proxy Statement/Prospectus.

CHANGES IN CONSIDERATION BASED ON BTG AVERAGE CLOSING PRICE

     Under the Merger Agreement, the amount of and the composition of the Per Share Amount is dependent upon the BTG Average Closing Price. The Per Share Amount of $5.62 increases up to $5.87 if the BTG Average Closing Price is in excess of $18 and the all cash election is not made (See "Election of All Cash Consideration" below). If the BTG Average Closing Price decreases below $12.50, the Per Share Amount will gradually decrease. If the BTG Average Closing Price is $10.50, the Per Share Amount will be $5.51. The Per Share Amount further decreases for each cent the BTG Average Closing Price is below $10.50 by approximately $.002 for each $.01 decrease in the BTG Average Closing Price. M-T-M has the option to terminate the Merger Agreement if the BTG Average Closing Price is less than $10.50 but may conclude, based upon, among other things, the amount of expenses incurred by M-T-M in connection with the Merger, that it is in the best interest of its shareholders not to do so. In addition, the Merger Agreement provides that the stock portion of the Per Share Amount will be reduced and the cash portion of the Per Share Amount similarly increased if the BTG Average Closing Price is below $16 and equal to or above $12.50. Furthermore, to the extent M-T-M shareholders exercise their dissenters rights (See "The Merger -- Appraisal Rights") and the BTG Average Closing Price is at least equal to $10.47 and less than approximately $13.00, the value of the Per Share Amount will not change but the mix of cash and stock comprising the Per Share Amount will change (See "Reduction in the Per Share Amount to Preserve Reorganization Structure" below). No assurance can be given as to what the BTG Average Closing Price will be nor that the actual price of the BTG common stock at the date of the special meeting or when the Merger is completed will exceed the BTG Average Closing Price. During the seven-day period prior to the special meeting, M-T-M shareholders may call a toll-free number (1-800-4-MTM-SVC x333 (1-800-468-6782 x333)) to find out the BTG Average Closing Price and the Per Share Amount.

STOCK PRICE VOLATILITY

     BTG common stock has been trading only since BTG's initial public offering in December 1994. The market price of BTG's stock could be subject to significant fluctuations in response to variations of financial results or announcements of material events by BTG or its competitors. Developments in BTG's industry or changes in general conditions in the economy or in the financial markets could also materially affect the market price of BTG common stock. Since June 20, 1997 the per share price of BTG common stock has decreased from $16.00 to as low as $10.50. The price of BTG's stock could be subject to further fluctuation prior to and after the special meeting and after the Effective Time. If BTG's Average Closing Price is below $10.50, the transaction may be terminated, by M-T-M or, if not so terminated, may be taxable unless M-T-M agrees to reduce the amount of cash payable in the Merger.

REDUCTION IN THE PER SHARE AMOUNT TO PRESERVE REORGANIZATION STRUCTURE

     The Board of Directors of M-T-M may elect to reduce the cash portion of the Per Share Amount (and, therefore, the total merger consideration payable to the M-T-M shareholders), if the percentage of cash consideration payable to all shareholders and option holders of M-T-M, including amounts paid with respect to dissenting shares, would result in the Merger not qualifying as a reorganization under Section 368(a) of the Code. See "Possible Failure to Qualify as a Reorganization for Tax Purposes" below. Such a situation would arise if the BTG Average Closing Price is below $10.47 and M-T-M does not elect to terminate the Merger Agreement. The amount of the reduction in the cash consideration required to maintain the characterization of the Merger as a reorganization within the meaning of Section 368 of the Code in such case increases by 62% of the amount of cash payable to dissenting shareholders. For example, if the BTG Average Closing Price is $10.00, the Per Share Amount, assuming the M-T-M Board of Directors does not elect to reduce the cash portion of the Per Share Amount and there are no dissenters, will be $5.41. In order to maintain the characterization of the Merger as a reorganization, assuming 0%, 1% and 5% dissenting shares, the Per Share Amount would be reduced to approximately $5.26, $5.21 and $5.00, respectively. If there are dissenters and if the BTG Average Closing Price is $10.47 or more, the value of the Per Share Amount payable to non-dissenting M-T-M shareholders would not change based on the number of dissenters. However, it may be necessary to decrease the cash and increase the stock portions of the Per Share Amount by like amounts for the Merger to qualify as a reorganization under 368(a) of the Code. Assuming there are 5% dissenting shares, the Per Share Amount received by non-dissenting shareholders would be subject to an adjustment in the mix of cash and stock if the BTG Average Closing Price was greater than $10.47 and less than approximately $13.00. If the M-T-M Board of Directors desires to reduce the cash consideration by more than a de minimis amount (determined by the Board to be more than $0.15, without giving effect to additional reductions caused by payments with respect to dissenting shares), then the special meeting will be adjourned and postponed to a later date to give the Board of Directors sufficient time to circulate supplemental information and proxy cards to the M-T-M shareholders to permit them to evaluate the Board's intention to so reduce the cash consideration and to recast their proxy to approve or disapprove the Merger Agreement. A BTG Average Closing Price below $10.00 would require the M-T-M Board to provide such supplemental information to the shareholders if it desires to so reduce the cash consideration.

     At a BTG Average Closing Price of $10.00, the Per Share Amount would have to be reduced by $0.15, at $9.75 the Per Share Amount would have to be reduced by $0.23, and at $9.50 the Per Share Amount would have to be reduced by $0.31, all assuming no dissenting shares, in order to maintain the characterization of the Merger as a reorganization. No assurance can be given as to whether or not the Board will so elect to reduce the Per Share Amount in such event, or, since the number of dissenting shares may not be available at the time of such election, what the amount of any such reduction would be.

POSSIBLE FAILURE TO QUALIFY AS A REORGANIZATION FOR TAX PURPOSES

     It is intended that the Merger qualify as a reorganization under Section 368(a) of the Code. The Merger Agreement provides for a merger of M-T-M into Merger Sub unless the total cash portion of the Per Share Amount paid to M-T-M shareholders would exceed 62% of the aggregate merger consideration (including payments to dissenters and payments in lieu of fractional shares), in which case Merger Sub would merge with and into M-T-M. Hogan & Hartson L.L.P., counsel to BTG, has rendered an opinion that the continuity of interest requirement as specified in Treas. Reg. sec. 1.368-1(b) and as interpreted in certain Internal Revenue Service rulings and federal judicial decisions should be satisfied if the amount of stock received by M-T-M shareholders in the Merger of M-T-M into Merger Sub is at least 38% (and the amount of cash received is no more than 62%) of the aggregate merger consideration (including payments to dissenters and payments in lieu of fractional shares). However, no assurance can be given that the Internal Revenue Service or a court would ultimately determine that the continuity of interest requirement has been met (and that the Merger qualifies as a reorganization) if the amount of stock consideration received by M-T-M shareholders is less than 50% of the aggregate merger consideration (including payments to dissenters and payments in lieu of fractional shares).

     If M-T-M merges into Merger Sub and the Merger is not characterized as a reorganization for federal income tax purposes, the Merger would be deemed a sale of assets by M-T-M, and M-T-M would recognize gain in an amount equal to the excess of the fair market value of the merger consideration over the adjusted basis of the assets transferred to Merger Sub. It is not anticipated that any such tax liability would have a material adverse effect on either the consolidated financial position or the results of operations of BTG. A merger of Merger Sub into M-T-M would not qualify as a reorganization and would be considered a taxable sale of stock by the M-T-M shareholders to BTG. In the event the Merger is not characterized as a tax-free reorganization, each shareholder of M-T-M would generally be required to recognize gain on the exchange of the shareholder's M-T-M common stock for the shareholder's share of the merger consideration in the amount of the excess of the Per Share Amount over his or her basis in the M-T-M common stock.

DEPENDENCE ON BANK CREDIT AND LIMITATIONS ON ADDITIONAL FINANCING

     BTG is highly dependent for working capital on its revolving credit facility, interest under which is at a floating rate. Loss of the credit facility or significant interest rate increases could have a material adverse effect on BTG's business. In addition, BTG's acquisition strategy may require substantial additional financing. The credit facility contains certain covenants that restrict the ability of BTG to complete certain acquisitions or to obtain additional financing without prior approval of the bank lender. In addition, BTG's senior subordinated notes (the "Subordinated Notes") contain similar restrictions on BTG's ability to complete acquisitions or obtain additional financing without the consent of the holders of the Subordinated Notes.

RISKS TO ANTICIPATED BENEFITS OF MERGER

     The anticipated benefits of the Merger may not be achieved unless M-T-M is combined with BTG in a smooth, timely and efficient manner. In addition, the acquisition is dilutive to BTG's shareholders on a pro forma basis. See "Selected Financial Data -- Unaudited Pro Forma Condensed Consolidated Financial Statements." The Merger will require integration of M-T-M's administrative, finance, purchasing, sales and marketing functions with BTG's, as well as the integration of M-T-M's product offerings with BTG's and the coordination of sales efforts. This integration will require substantial attention from BTG's management team. Further, both companies' customers will need to be reassured that product support will continue uninterrupted. The diversion of management attention and any difficulties encountered in the transition process could have an adverse impact on the revenue and operating results of the combined company. Additionally, attempts to achieve economies of scale through cost reduction efforts may, at least in the short term, have an adverse impact upon the combined company's operations.

POSSIBLE LOSS OF SIGNIFICANT M-T-M CUSTOMERS/SUPPLIERS

     Certain customers and suppliers of M-T-M may not elect to continue doing business with M-T-M as a result of the change of control of M-T-M in connection with the Merger. Any such elections by M-T-M's customers and/or suppliers could have a material adverse effect on M-T-M's business and operations.

MANAGEMENT OF GROWTH AND ACQUISITIONS

     BTG's revenues have increased in each fiscal year since its inception and in the first six months of fiscal 1998 compared to the first six months of fiscal 1997. Continued growth will require BTG to improve its operational, financial and management information systems and to train and manage its employees effectively. There can be no assurance that BTG's systems, procedures or controls or financial resources will be adequate to support BTG's operations or that management will be able to keep pace with such growth. BTG's failure to manage growth effectively could have a material adverse effect on BTG's results of operations. In addition, BTG's future growth may depend upon its success in identifying suitable new businesses to be acquired. Any such acquisition will also involve risks, including the possible increase in BTG's indebtedness, the possible inability to integrate the operations of the acquired business, the expenses incurred in connection with the acquisition, the diversion of management's attention from other business concerns and the potential loss of key employees from the acquired business. There can be no assurances that suitable acquisitions will be available, that any new businesses will generate revenues or net income comparable to BTG's existing businesses or that such businesses will be integrated successfully.

DEPENDENCE ON THE GOVERNMENT MARKET

     The success and development of BTG's business is dependent upon its ability to participate in contract programs with the United States government and its agencies and departments (referred to herein, collectively, as the "Government"). Approximately 91%, 90%, 89% and 91% of BTG's total revenues in fiscal 1995, 1996, 1997 and in the six months ended September 30, 1997, respectively, were derived from contracts or subcontracts with the Government. Accordingly, BTG's financial performance may be directly affected by changes in Government contracting policies. Among the factors that could materially adversely affect BTG's Government contracting business are budgetary constraints, changes in fiscal policies or available funding, changes in government programs or requirements, including curtailment of the Government's use of technology services firms, the adoption of new laws or regulations, technological developments and general economic conditions. These or other factors could cause Governmental agencies to reduce their purchases under contracts, to exercise their right to terminate contracts or not to exercise options to renew, any of which could have a material adverse effect on BTG's financial condition, results of operations and debt service capability. For example, the partial shutdown of certain Government departments and agencies in the quarter ended December 31, 1995, adversely effected BTG's revenues for that quarter and fiscal 1996.

     BTG has substantial contracts with certain national security and defense agencies. Approximately 66%, 55%, 34% and 43% of BTG's total revenues in fiscal 1995, 1996 and 1997 and in the six months ended September 30, 1997, respectively, were derived from contracts with the Department of Defense ("DoD") and other national security and defense agencies (including NATO). Many of these agencies are subject to increasingly stringent budget constraints. Total Government defense expenditures have been decreasing and are expected to continue to decrease primarily as a result of the reordering of budget priorities due to the perception of a reduced military threat. BTG's continued performance under its existing contracts and award of additional contracts could be materially adversely affected by continued or future spending reductions. Such reductions could have a material adverse effect on BTG's financial condition, results of operations and debt service capability.

     BTG derives significant revenues from sales made pursuant to certain major procurement programs awarded in the ordinary course of business. These include its GSA Schedule and related contracts, such as BTG's electronic computer store contract with the National Institutes of Health ("NIH"). The termination or nonrenewal of BTG's GSA Schedule or other contracts could have a material adverse effect on BTG.

CONTRACT REVENUE AND PROFITABILITY RISKS

     Many Government contracts specify maximum amounts that Government clients can purchase under the contract. Such total contract capacity is not indicative of revenues which will be realized under a contract, since Congress usually appropriates funds for a given program on a fiscal year basis, even though actual contract performance may take many years. As a result, contracts typically are only partially funded at the time of award, and additional monies are normally committed to the contract by the procuring agency as appropriations are made by Congress in subsequent fiscal years. In addition, certain contracts span a base year and a number of option years. There can be no assurance that the Government will extend a contract through its option years.

     BTG's Product Reselling Business activities are generally conducted under GSA Schedule contracts and negotiated indefinite delivery, indefinite quantity ("IDIQ") contracts. These are unfunded procurement vehicles, under which the Government generally has no obligation to purchase other than a minimal amount of goods or services. There can be no assurance as to the actual level of sales or revenue that will result from such unfunded contracts. In addition, gross margins on large IDIQ hardware contracts tend to be lower in the early stages of the contract and generally increase as the contract matures. Due to increasing levels of competition resulting from current Government contract procurement practices, BTG cannot accurately estimate future profitability levels under these contracts. Further, based on BTG's recent past experience, gross margins on sales under BTG's large IDIQ hardware contracts are not expected to increase above current levels. In addition, as a percentage of contract revenue in fiscal 1997 and in the six months ended September 30, 1997, approximately 68% and 74%, respectively, of BTG's contracts were fixed-price or time-and-materials contracts (i.e. at the time of initial award, the price to the end-user and/or hourly rates for time billed are set for the duration of the contract). In the event costs for future performance of these contracts rise significantly, this would have an adverse effect on profits from such contracts.

GOVERNMENT CONTRACTING RISKS

     Government contracts, by their terms, generally can be terminated at any time by the Government, without cause, for the convenience of the Government. Most Government contracts are also subject to modification or termination in the event of changes in funding, and BTG's contractual costs and revenue are subject to adjustment as a result of Government audits. Further, all Government contract awards are subject to protest by competitors. The termination, modification or nonrenewal of any of BTG's significant contracts or an audit adjustment relating to a significant contract could have a material adverse effect on BTG's financial condition results of operation and debt service capability. In addition, all Government contracts require compliance with various contract provisions and procurement regulations. The adoption of new or modified procurement regulations could materially adversely affect BTG or increase its costs of competing for or performing Government contracts. Any violation of these regulations could result in the termination of the contracts, imposition of fines, and/or debarment from award of additional Government contracts. The termination of any of BTG's significant contracts or the imposition of fines, damages, or suspension from bidding on additional contracts could have a material adverse effect on BTG.

     Approximately 80% and 82% of BTG's revenues in fiscal 1997 and in the six months ended September 30, 1997, respectively, were derived from Government contracts awarded through formal competitive bids. Upon expiration, such contracts may be subjected to the competitive rebidding process. There can be no assurance that BTG will be successful in a rebidding process or be able to replace business lost upon expiration of any such contract. If BTG fails to win or replace a significant dollar volume of such contracts BTG's business could be materially adversely affected.

     In the ordinary course of business, BTG performs services under contracts for which funding authorization from the Government has either expired or not been obtained, with the expectation that such authorization will be obtained. If authorization for additional funding is not ultimately obtained, BTG may not be fully compensated for services it had performed in anticipation of contract authorization.

REVENUE FLUCTUATIONS BASED ON GOVERNMENT SPENDING CYCLE

     BTG's product sales tend to be seasonal, with BTG's second and third fiscal quarters generally accounting for the greatest proportion of revenues each year. Revenues can fluctuate significantly based on uneven purchasing patterns under Government GSA Schedule and IDIQ contracts as well as changes in policy or budgetary measures that adversely affect Government contracts in general. Such fluctuations could cause significant variations in quarterly operating results and cash flow.

COMPETITION

     The markets for BTG's services and products are highly competitive. In addition, with Government expenditures for defense contracts expected to continue to decline, the overall market is likely to become more competitive. BTG competes with many other firms engaged in each of BTG's functional business areas, ranging from small firms to large multinational firms, many of which have substantially greater financial, management and marketing resources than BTG. Other competitive factors include quality of services, technical qualifications, past contract performance, geographic presence, price and the availability of key professional personnel. The failure of BTG to compete effectively with respect to any of these factors could have a material adverse effect on BTG's business. In addition, because the markets for BTG's products and services are competitive, BTG has experienced downward pressure on gross and operating profits as a percentage of revenues. BTG believes that it is likely that these competitive conditions and the commensurate pressure on margins will continue in the future.

     As a non-manufacturing reseller of computer equipment, BTG must continue to obtain products at competitive prices from leading suppliers in order to provide a centralized source of price-competitive products for its clients and to be awarded Government contracts. Although BTG believes its relationships with its key suppliers are good, a decision by one or more to sell directly to the Government, to sell their products to BTG's competitors on more favorable terms than to BTG, to allow additional resellers to represent their products on GSA Schedule or IDIQ contracts, to restrict or terminate BTG's rights to sell their products or to restrict their products from being carried on GSA Schedule or IDIQ contracts could materially adversely affect BTG's results of operations.

DEPENDENCE ON CO-CONTRACTORS

     In recent years, the Government has made use of fewer, but larger-scale procurements to meet its information technology requirements. BTG participates, and will continue to participate in teaming agreements among providers of information technology services and products in order to make use of the greater resources of such co-contractors to fulfill the requirements of the larger procurements. The inability of BTG to enter into successful teaming agreements with other Government contractors could materially adversely affect BTG's ability to compete successfully for future Government procurements. In addition, approximately 9% of contract revenue in fiscal 1997 and 5% of contract revenue in the six months ended September 30, 1997 was derived from subcontracts with prime contractors on Government contracts. Under these subcontracts, BTG may be adversely affected if the prime contractor fails to perform satisfactorily or is unable or unwilling to meet its obligations to BTG.

PROPRIETARY INFORMATION AND TECHNOLOGICAL CHANGE

     BTG believes that its business is dependent on its technical and organizational knowledge, practices and procedures, and that the future success of BTG is based, in part, on its ability to keep up to date with new technological breakthroughs and incorporate such changes in its products and services. There can be no assurance that BTG will maintain the technical and organizational knowledge necessary for the continued operation of BTG. Also, BTG has a proprietary interest in certain of its work products, software programs, methodologies and know-how. Although BTG seeks to protect its proprietary information by confidentiality agreements, there can be no assurance that these measures will prevent the unauthorized disclosure or use of BTG's technical knowledge, practices or procedures or that others may not independently develop similar knowledge, practices or procedures. In addition, the Government acquires certain proprietary rights to software programs and other products that result from BTG's services under Government contracts or subcontracts. In the case of subcontracts, the prime contractors also may have certain rights to such programs and products. Disclosure by the Government or prime contractors of such information to third parties, including competitors of BTG could reduce BTG's ability to maximize the competitive value of its proprietary information.

CONTROL BY EXECUTIVE OFFICERS AND DIRECTORS

     As of July 17, 1997, BTG's executive officers and directors own beneficially approximately 22.8% of BTG's outstanding common stock. In addition, Dr. Edward H. Bersoff, Chairman, President and Chief Executive Officer of BTG, and his wife, Ms. Marilynn D. Bersoff, a director and executive officer of BTG, own approximately 14.2% of the outstanding BTG common stock. Assuming the consummation of the Merger and the issuance of 889,000 shares of BTG common stock to the M-T-M shareholders (representing the maximum number of shares issuable at the closing of the Merger to M-T-M shareholders assuming no exercise of outstanding M-T-M options), such percentages would be reduced to 20.7% and 12.8%, respectively. Consequently, Dr. Bersoff alone and the executive officers and directors as a group will be able to exert significant influence over corporate matters requiring shareholder approval.

DEPENDENCE ON KEY MANAGEMENT PERSONNEL

     BTG's success depends to a significant extent on its key management personnel. The only member of BTG's current executive management who is subject to an employment agreement is Dr. Bersoff, the President and Chief Executive Officer of BTG. BTG has obtained "key-man" insurance with respect to Dr. Bersoff in the amount of $1.5 million. The loss of any of BTG's existing key executive personnel, including Dr. Bersoff, could have a material adverse effect on BTG's financial position and results of operations.

RECRUITMENT AND RETENTION OF KEY TECHNICAL PERSONNEL

     BTG's success depends to a significant extent on its ability to recruit and retain key technical personnel. Competition for technical personnel in the information technology services industry is intense, and BTG must often comply with provisions in Government contracts which require employment of persons with specified levels of education, work experience and security clearances. The loss of BTG's existing key technical personnel or the inability to attract and retain key employees in the future or to relocate such personnel on certain contracts performed at remote locations could have a material adverse effect on BTG's results of operations.

REQUIREMENT TO MAINTAIN SECURITY CLEARANCES

     Many of BTG's Government contracts require BTG to maintain facility security clearances complying with DoD and other requirements. In addition, those Government contracts involving classified work require BTG's employees who perform such work to have security clearances. If BTG were to lose these clearances, BTG might not be able to retain such contracts, and, if present clearances were invalidated, it might not be able to obtain new contracts requiring security clearances.

NO DIVIDENDS

     BTG intends to retain future earnings, if any, for use in its business and does not anticipate declaring or paying any cash dividends on shares of its common stock in the foreseeable future. In addition, BTG is restricted under the terms of its credit facility and the Subordinated Notes from declaring or paying cash dividends on its common stock.

FORWARD-LOOKING STATEMENTS

     This Proxy Statement/Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, among others, statements regarding the projected impact of the Merger and future financial condition and results of operation of BTG and M-T-M. Actual results could differ materially from those projected in the forward-looking statements as a result of certain uncertainties set forth herein and elsewhere in this Proxy Statement/ Prospectus.

ELECTION OF ALL CASH CONSIDERATION

     If the BTG Average Closing Price is equal to or greater than $26, M-T-M's Board of Directors has the right to elect that the Per Share Amount be $5.62, payable entirely in cash. If the M-T-M Board of Directors desires to make such an election, then the special meeting will be adjourned and postponed to a later date to give the Board of Directors sufficient time to circulate supplemental information and proxy cards to the M-T-M shareholders to permit them to evaluate the Board's intention to elect a Per Share Amount of $5.62 payable entirely in cash and to recast their proxy to approve or disapprove the Merger Agreement. If such election is not made, the Per Share Amount will be $5.87, reflecting the increases provided for in the Merger Agreement if the BTG Average Closing Price exceeds $18.00. No assurance can be given whether or not the Board of Directors will elect such cash option if the situation arises.

                                   THE MERGER

     The following information relating to the Merger Agreement and the Voting Agreement is qualified in its entirety by, reference to these agreements which are attached as Appendices hereto and incorporated herein by reference. Please read these agreements in full.

GENERAL DESCRIPTION OF THE MERGER

     Under the Merger Agreement, M-T-M will be acquired by and become a wholly-owned subsidiary of BTG. In connection with the Merger, each outstanding share of M-T-M common stock (other than shares as to which dissenters' rights have been perfected under New York law and shares held in M-T-M's treasury) will be converted into the right to receive $2.81 in cash and $2.81 worth of BTG common stock, subject to certain adjustments described below and more fully set forth in the Merger Agreement. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with New York law, M-T-M will merge with and into Merger Sub, the separate existence of M-T-M will cease, and Merger Sub will be the surviving corporation and will continue as a wholly-owned subsidiary of BTG. However, if the amount of cash to be received by the M-T-M shareholders would cause the transaction not to qualify as a reorganization under the Code, BTG has the right, upon notice to M-T-M, to change the structure of the transaction such that Merger Sub will merge with and into M-T-M. In this case the separate existence of Merger Sub would cease, and M-T-M would be the surviving corporation and a wholly-owned subsidiary of BTG.

     Consummation of the Merger will occur upon the filing of a certificate of merger, together with any required related certificates, with the New York State Department of State. The certificate of merger is expected to be filed as soon as practicable after the Merger Agreement has been approved by the shareholders of M-T-M and the other conditions to the Merger have been satisfied or waived. Generally, the Merger Agreement may be terminated by either party if, among other reasons, the Merger shall not have been consummated on or before January 9, 1998. See "The Merger Agreement -- Conditions to Consummation of the Merger; Regulatory Approval" and "-- Termination, Amendment and Waiver".

BACKGROUND OF THE MERGER

     The microcomputer industry in which M-T-M does business has recently been characterized by intense price cutting among the major hardware and software vendors. In addition, the tri-state Metropolitan New York area, to which M-T-M markets its products and services, is particularly characterized by highly discounted pricing on microcomputer products from various sources of competition. Such discounting strains M-T-M's profit margins. Large companies have the ability to absorb lower profit margins and remain profitable.

     Certain of M-T-M's competitors on the regional and national level are substantially larger and have greater financial and marketing resources than M-T-M. M-T-M believes that in order to remain competitive in the future, a company serving the information technology and service industries should have
(i) net assets of at least $70 million, (ii) a national and international capability, (iii) a large network of service employees able to service the key business areas in the United States and (iv) available resources and account base to buy products and services in bulk. M-T-M concluded that internal growth would take significant time and effort and that, given the pace at which competitors were growing, multiple acquisitions of small companies would not be sufficient to enable M-T-M to achieve its targeted size. M-T-M concluded that a merger with or a sale to a larger corporation would enable it to be competitive in the market in the future. Commencing in September 1996, M-T-M's Board of Directors began to explore such strategic alternatives. The members of M-T-M's Board of Directors identified certain strategic candidates and investigated and, in certain circumstances, had discussions therewith. M-T-M contacted an individual who had served as a broker in a prior acquisition by M-T-M, Mr. Robert Arnold, and notified him of M-T-M's intentions.

     In February 1997, Mr. Arnold approached Dr. Bersoff with the possibility of acquiring M-T-M as a means to expand BTG's business in the private sector. Based on this contact, management of M-T-M and

BTG met by conference call on March 20, 1997 to discuss in general terms, the prospects for growth that might be associated with the integration of the two companies.

     In early April, management of M-T-M visited BTG for an extensive briefing on the capabilities of BTG. In late April, the Chief Financial Officer of BTG met with management of and outside legal counsel for M-T-M to discuss a possible business combination transaction, including a price range to be paid by BTG for M-T-M. A follow-up meeting was held with the President of BTG the following week to discuss management issues and employment agreements.

     During April 1997 through June 1997, representatives of BTG and M-T-M and M-T-M's legal counsel negotiated the terms of a possible business combination transaction, and in mid June agreed upon the principal terms of the merger in a non-binding term sheet. From June 1997 through August 29, 1997, representatives of BTG and M-T-M and their respective legal counsels negotiated the terms and conditions of the Merger Agreement. Each party's legal and accounting advisors also continued their due diligence investigations of the other party during that period.

     The M-T-M Board of Directors met on July 24, 1997 with its legal counsel and a representative of BlueStone present to consider the terms of the Merger. BlueStone was present for purposes of explaining and delivering its fairness opinion. The directors reviewed the current operating and financial condition of M-T-M, the price history of the BTG common stock, the business conducted by BTG, the history of the negotiations with BTG, the terms of the proposed Merger Agreement, the preliminary results of the due diligence of M-T-M's legal and accounting advisors, and the strategic advantages of the Merger. BlueStone delivered its presentation described under "The Merger -- Fairness Opinion" regarding the financial terms of the proposed Merger, which was confirmed by a written opinion dated August 29, 1997, and responded to questions from the M-T-M Board. BlueStone reviewed with the M-T-M Board the valuation methodologies used by it in connection with its fairness opinion of the proposed transaction. M-T-M's legal counsel reviewed the negotiations with respect to and the terms of the proposed Merger Agreement. After the foregoing presentations and further discussion by members of the M-T-M Board, the M-T-M Board unanimously approved the Merger Agreement, subject to a special committee of the Board of Directors making a more thorough review of the due diligence and to continue to negotiate with representatives of BTG with respect to other terms of the Merger Agreement.

     On July 30, 1997, the special committee met with its legal advisors to review the status of the negotiations with BTG and the results of further due diligence. The special committee directed Messrs. Rothman and Pavony and its legal advisors to continue to negotiate with representatives of BTG with respect to the terms of the Merger Agreement and to continue with their due diligence investigations of BTG.

     On August 22, 1997, the special committee unanimously approved the Merger Agreement, and the Board of Directors unanimously ratified the special committee's approval.

     The BTG Board of Directors met on August 8, 1997, and unanimously approved the Merger Agreement in the form presented at the meeting and authorized management to finalize and execute the agreement.

     The Merger Agreement and other transaction documents were executed on August 29, 1997, and on September 2, 1997, the Merger was publicly announced. M-T-M filed preliminary proxy materials with the Commission on October 10, 1997 and received written comments on these materials on November 6, 1997 and November 19, 1997 and responded to each such comments with revised materials. On November 24, 1997 the parties agreed to an amendment extending the termination date of the Merger to January 9, 1998. See "The Merger -- Termination, Amendment and Waiver". On November 24, 1997 BTG filed the Registration Statement on Form S-4 with the Commission, and the Commission declared the Registration Statement
effective on November   , 1997.

RECOMMENDATION OF THE BOARD OF DIRECTORS; M-T-M'S REASONS FOR THE MERGER

     THE M-T-M BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF

M-T-M AND ITS SHAREHOLDERS. ACCORDINGLY, THE M-T-M BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

     In reaching its determination that the Merger Agreement is fair to, and in the best interests of, M-T-M and its shareholders, the M-T-M Board of Directors considered a number of factors, including the following:

     (i) The opportunity for M-T-M shareholders to participate as holders of BTG common stock, in a larger, more diversified company, of which M-T-M would be a significant part, and to participate in the value that may be generated through the combination of the two companies;

     (ii) The structure, form and amount of consideration to be paid in the Merger;

     (iii) The strategic and financial alternatives available to M-T-M, including remaining an independent company, and the other indications of interest received by M-T-M;

     (iv) The Board's review of (i) the historical market prices of shares of M-T-M common stock and BTG common stock, (ii) the historical market prices of shares of M-T-M common stock compared to the number of shares of BTG common stock to be received in light of the proposed exchange rate, (iii) the future rates of growth and price earning ratios which would be necessary for the market price of M-T-M common stock to equal or exceed the market value of BTG common stock being offered in the Merger and (iv) an exit strategy in the event of the death of either Messrs. Rothman and Pavony, the principal shareholders of M-T-M;

     (v) Certain publicly available information with respect to the financial condition and results of operations of BTG;

     (vi) The fact that M-T-M's management is familiar with both the business and management of BTG and that the M-T-M management team will remain after the Merger;

     (vii) The presentation and written opinion, dated August 29, 1997, of BlueStone to the effect that, as of such date and based upon and subject to certain matters stated therein, the Per Share Amount was fair from a financial point of view to holders of M-T-M common stock (See "The Merger -- Fairness Opinion"); and

     (viii) The fact that, to the extent required by the fiduciary obligations of the M-T-M Board, as determined by the M-T-M Board after consultation with and based upon the advice of its outside legal counsel, the Board may withdraw its recommendation of the Merger Agreement.

     In view of the wide variety of material factors considered in connection with its evaluation of the Merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. In making its determination, the Board of Directors also considered the risks and likelihood of achieving the results discussed above. For a discussion of the interests of certain members of M-T-M's management and Board of Directors in the Merger, see "Interests of Certain Persons in the Merger".

     M-T-M and its advisors insisted upon provisions being included in the Merger Agreement that allow M-T-M, among other things, to consider unsolicited third-party acquisition proposals, negotiate and discuss any such proposals, and if the Board of Directors of M-T-M were to determine, in the exercise of its fiduciary duties, to recommend an alternative acquisition proposal or to withdraw its recommendation of the Merger. See "The Merger -- Termination, Amendment and Waiver". Since M-T-M and BTG executed the Merger Agreement, M-T-M has not received any unsolicited third-party acquisition proposals.

FAIRNESS OPINION

     BlueStone was retained by M-T-M to issue a fairness opinion in connection with the proposed Merger as of the date of the Merger Agreement, updated through November 21, 1997. In connection with such engagement, M-T-M requested that BlueStone evaluate the fairness, from a financial point of view, to the holders of M-T-M common stock of the consideration to be received by such holders in the Merger. BlueStone has delivered to the Board of Directors of M-T-M a written opinion dated as of the date of the Merger Agreement, updated through November 21, 1997, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be paid to M-T-M's shareholders was fair, from a financial point of view, to the holders of M-T-M common stock.

     BLUESTONE HAS CONSENTED TO THE USE OF ITS WRITTEN OPINION HEREIN. THE FULL TEXT OF THE WRITTEN OPINION OF BLUESTONE, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX C AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY. THE OPINION OF BLUESTONE IS DIRECTED TO THE BOARD OF DIRECTORS OF M-T-M AND RELATES ONLY TO THE FAIRNESS OF THE CONSIDERATION TO BE PAID TO M-T-M'S SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF BLUESTONE SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In arriving at its opinion, BlueStone reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of M-T-M, concerning the businesses, operations and prospects of M-T-M. BlueStone examined certain publicly available business and financial information relating to M-T-M as well as certain financial forecasts and other information and data for M-T-M which were provided to or otherwise discussed with BlueStone by the management of M-T-M. BlueStone reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of M-T-M common stock and BTG common stock; the historical and projected earnings and other operating data of M-T-M; and the capitalization and financial condition of M-T-M. BlueStone also considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which BlueStone considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations BlueStone and/or management of M-T-M considered relevant in evaluating M-T-M. BlueStone noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to BlueStone as of the date of its opinion.

     In rendering its opinion, BlueStone assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with BlueStone. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with BlueStone, BlueStone assumed that such forecasts and other information and data were reasonably prepared on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of M-T-M to which such analyses or forecasts related. BlueStone did not express any opinion as to what the value of the BTG common stock will be when issued to M-T-M shareholders pursuant to the Merger or the price at which the BTG common stock will trade subsequent to the Merger. BlueStone did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of M-T-M nor did BlueStone make any physical inspection of the properties or assets of M-T-M. Although BlueStone evaluated the Per Share Amount and the components thereof from a financial point of view, BlueStone was not asked to and did not recommend the specific consideration payable in the Merger, which was determined through negotiation between M-T-M and BTG nor was it asked to or did seek other bidders for M-T-M. No other limitations were imposed by M-T-M on BlueStone with respect to the investigations made or procedures followed by BlueStone in rendering its opinion.

     The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, BlueStone believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and opinion. In its analyses, BlueStone made assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of M-T-M. The estimates contained in such analyses and the conclusions resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. BlueStone's opinion and analyses were only one of many factors considered by the Board of Directors of M-T-M in its evaluation of the Merger and should not be viewed as determinative of the views of the Board of Directors or management of M-T-M with respect to the consideration to be paid to M-T-M's shareholders or the proposed Merger.

     In preparing its opinion, BlueStone used the three valuation methodologies set forth below and also considered the premium over the pre-existing market price. Based in large part on the results of such analysis, BlueStone concluded that the consideration to be paid to M-T-M shareholders is fair, from a financial point of view, as the merger consideration fell within the range of such three valuation methodologies. The aforementioned methodologies are based in part upon actual results for calendar 1997 through June 30, 1997 and projections of future economic results. M-T-M's management prepared the projections with respect to M-T-M upon which BlueStone relied. M-T-M's results for calendar 1997 determined on an annualized basis based on actual results through June 30, 1997 are less than the projected financial results for 1997. To the extent M-T-M does not meet its projections for 1997, the range of equity values of M-T-M that BlueStone would consider to be fair would be lower.

     Comparable Company Analysis. BlueStone prepared a summary analysis of market values as of August 7, 1997 on the following five public companies considered to be comparable in certain respects to M-T-M's operations ("Comparable Companies"); Government Technology Services, Inc., Pomeroy Computer Resources, Inc., AlphaNet Solutions, Inc., Manchester Equipment Inc. and Jack Henry and Associates. Based on this comparable company analysis, the following multiples were derived: (i) M-T-M's price per share multiple of projected calendar 1997 earnings per share was 24.4x versus a median multiple of the Comparable Companies of 16.3x; (ii) M-T-M's price per share multiple of 1998 projected earnings per share was 6.9x versus a median multiple of the Comparable Companies of 13.9x; (iii) an enterprise value multiple of 1997 projected earnings before interest and taxes ("EBIT") of 4.9x versus a median multiple of the Comparable Companies of 8.7x; (iv) an enterprise value multiple of 1998 projected EBIT of 4.2x versus a median multiple of the Comparable Companies of 7.4x; (v) an enterprise value multiple of 1997 projected earnings before interest, taxes, depreciation and amortization ("EBITDA") of 12.2x versus a median multiple of the Comparable Companies of 7.9x; and (vi) an enterprise value multiple of 1998 projected EBITDA of 3.9x versus a median multiple of the Comparable Companies of 6.8x. BlueStone elected to exclude Government Technology Services, Inc. in the aforementioned analysis for the Comparable Companies due to inconsistent results which would have materially skewed the median multiples. Based upon the Comparable Company Analysis, a valuation range per share of M-T-M stock of $4.05 -- $6.15 would be fair from a financial point of view.

     Comparable Transactions Analysis. BlueStone considered and reviewed a number of acquisitions (all within the same industry category or SIC Code) of integrated computer companies, computer wholesalers and manufacturers, software developers and various other service providers completed between January 1, 1995 and November 12, 1997. These transactions (the "Selected Transactions") consisted of the following (acquiror/target): InfoNow/Cimarron International; Amdahl Corp./Fujitsu Ltd.; Interactive Group/ Dataworks Corp.; National Data Corp./CIS Technology Inc.; IDX Systems Corp./Phamis Inc.; and Compaq Computer Corp./Microcom Inc. BlueStone reviewed the transactions and calculated the implied multiples of EBITDA, EBIT, Net Income and Assets. Based upon the Comparable Transactions Analysis, a valuation range per share of M-T-M stock of $4.55 -- $6.99 would be fair from a financial point of view.

     No company, transaction or business used in the "Comparable Company Analysis" or "Comparable Transactions Analysis" as a comparison is identical to M-T-M, BTG or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the Selected Companies, Selected Transactions or the business segment, company or transaction to which they are being compared.

     Discounted Cash Flow Analysis. BlueStone performed a discounted cash flow analysis ("DCF") of the projected free cash flows of M-T-M for calendar years 1997 through 2001. The DCF incorporates M-T-M's projections of future sales growth, operating margins, capital expenditures, working capital and other related financial statement estimates. The DCF analysis of M-T-M was determined by (i) adding (x) the present value of projected free cash flows over the five-year period from January 1, 1997 to December 31, 2001, (y) the present value of M-T-M's estimated terminal value on December 31, 2001 and (z) projected cash on hand on December 31, 1997 and (ii) subtracting the current net debt of M-T-M. The estimated terminal values for M-T-M at the end of the five-year period was calculated by applying a terminal value multiple of 5.0x to M-T-M's projected calendar 2001 free cash flow. The cash flows and terminal values of M-T-M were discounted to present value based on a weighted average cost of capital of 17.6%. Utilizing such terminal multiple and discount rate, this analysis resulted in a range of equity values for M-T-M of $4.34 -- $6.05 per share or $19,300,000 to $26,900,000. The Merger Agreement provides for an equity value of $25,000,000, subject to adjustment as set forth in the Merger Agreement.

     Premium Analysis. BlueStone analyzed the implied premium payable in the Merger based on, among other things, stock prices during the 52 weeks prior to public announcement of the Merger. The trading range of M-T-M common stock over such 52-week period prior to public announcement of the Merger was between $2.38 and $4.50 per share. The consideration to be received (assuming a BTG Average Closing Price of $11.00) represents between a 23% and 133% premium over such prices. In addition, the consideration to be received (assuming a BTG Average Closing Price of $11.00) represents an approximate 58% premium over the average price of M-T-M common stock during such 52-week period of $3.50.

     For rendering its fairness opinion, M-T-M has agreed to pay BlueStone for its services a fee of Eighty Thousand Dollars ($80,000). M-T-M has also agreed to reimburse BlueStone for reasonable travel and other out-of-pocket expenses incurred by BlueStone in performing its services, and to indemnify BlueStone and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of BlueStone's engagement.

     BlueStone has advised M-T-M that, in the ordinary course of business, BlueStone and its affiliates may actively trade or hold the securities of M-T-M and BTG for their own account or for the account of customers and, accordingly, may at any time hold long or short positions in such securities.

     BlueStone is an investment banking firm that was selected by M-T-M based on its experience and upon recommendations of certain of its advisors. Except for being retained to deliver the fairness opinion, M-T-M and BlueStone have had no previous material relationship. BlueStone engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities and private placements.

MERGER CONSIDERATION

     Conversion of M-T-M Common Stock. When the Merger is completed, subject to adjustment as discussed below, each issued and outstanding share of M-T-M common stock (other than shares as to which dissenters' rights have been perfected under New York law and shares held in M-T-M's treasury), shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, be converted into the right to receive the Per Share Amount of $5.62. The amount and the mix of stock and cash comprising the Per Share Amount are subject to adjustment depending on the BTG Average Closing Price. On November 25, 1997 the
last reported trading price of BTG common stock was        . If the averaging
period for the determination of the BTG Average Closing Price ended on that day,
the Per Share Amount would be $          , comprised of $          in cash and
          share of BTG common stock. The maximum value of the Per Share Amount is $5.87 and the minimum value of the Per Share Amount is $3.41 (assuming the BTG Average Closing Price equals zero and M-T-M has not terminated the Merger Agreement). Provisions for adjustments to the total consideration amount and the mix of cash and stock to be received by the M-T-M shareholders reflect several considerations of BTG and M-T-M, including, among others, BTG's desire not to dilute materially BTG's shareholders' existing shares of BTG common stock, M-T-M's desire to protect M-T-M shareholders from fluctuations in the price of BTG's common stock and M-T-M's and BTG's desire to have the Merger characterized as a reorganization for federal income tax purposes. In all situations the aggregate amount of BTG common stock issuable to the M-T-M shareholders is capped at 950,000 and the total merger consideration payable to the M-T-M shareholders is capped at a value of $27,860,833. Such amount includes the cash paid by M-T-M to the holders of options under M-T-M's 1993 and 1996 Stock Option Plans, and the value of BTG stock reserved for issuance in respect of the portion of the options under M-T-M's 1996 Stock Option Plan that are converted into BTG stock options. See "The
Merger -- Treatment of M-T-M Stock Options".

     Adjustments to the Per Share Amount. The value of the Per Share Amount will be $5.62 if the BTG Average Closing Price is greater than or equal to $16 and less than or equal to $18, and the Per Share Amount will be comprised of $2.81 in cash and $2.81 worth of BTG common stock. The Per Share Amount will be adjusted such that BTG will pay more than a value of $5.62 per share of M-T-M common stock if the BTG Average Closing Price is greater than $18, and less than $5.62 if the BTG Average Closing Price is below $12.50. If the BTG Average Closing Price is above $18, the aggregate merger consideration payable to the shareholders of M-T-M is increased by $1,430 in cash for each $.01 that the BTG Average Closing Price is above $18 up to $26. If the BTG Average Closing Price is less than $12.50 and greater than or equal to $10.50, the aggregate merger consideration is gradually reduced. The number of shares of BTG common stock issuable to a holder of a share of M-T-M common stock is decreased and the amount of cash is increased based on a formula, which, when added together, results in a Per Share Amount that ranges from $5.60 at a BTG Average Closing Price of $12.00 to $5.51 at a BTG Average Closing Price of $10.50. If the BTG Average Closing Price is less than or equal to $10.50, the Per Share Amount is fixed at $3.41 in cash and approximately 0.2 share of BTG common stock, which results in an approximate $.002 decrease in the Per Share Amount for each cent decrease in the BTG Average Closing Price. If the BTG Average Closing Price is below $10.50, M-T-M has the right to terminate the Merger Agreement. If M-T-M does not so terminate the Merger Agreement, M-T-M's Board of Directors may elect to reduce the cash portion of the Per Share Amount in order for the Merger to constitute a reorganization under the Code. The amount of such reduction is dependent upon the amount of cash which is required to be foregone in order for the aggregate cash consideration not to exceed 62% of the aggregate merger consideration, which amount is dependent in part upon the amount of cash payable in respect of dissenting shares and fractional shares. If there were no dissenters and holders of fractional shares, the cash consideration would exceed 62% of the aggregate merger consideration when the BTG Average Closing Price is below $10.47. If the M-T-M Board of Directors desires to so reduce the cash consideration by more than a de minimis amount (determined by the Board to be more than $0.15, without giving effect to additional reductions caused by payments with respect to dissenting shares), then the special meeting will be adjourned and postponed to a later date to give the Board of Directors sufficient time to circulate supplemental information and proxy cards to the M-T-M shareholders to permit them to evaluate the Board's intention to reduce the cash consideration and to recast their proxy to approve or disapprove the Merger Agreement. M-T-M's Board of Directors may terminate the Merger Agreement if the BTG Average Closing Price is below $10.50 before or following a vote approving the Merger at the special meeting. In determining whether it will terminate the Merger Agreement if the BTG Average Closing Price is below $10.50, M-T-M's Board will consider, among other things, the amount of the reduction, the transaction costs which M-T-M would be required to bear if the Merger was not consummated and M-T-M's Board of Directors belief of the respective prospects of M-T-M and BTG. The Board will exercise its fiduciary duty, by doing what it believes is in the best interest of the M-T-M shareholders, in electing whether or not to terminate the Merger Agreement A BTG Average Closing Price below $10.00 would require the M-T-M Board to provide such supplemental information to the shareholders if it desires to so reduce the cash consideration.

     Adjustments to the Form of Merger Consideration. The mix of cash and stock is subject to adjustment depending on the BTG Average Closing Price. If the BTG Average Closing Price is greater than or equal to $26, M-T-M's Board of Directors has the right to elect that the Per Share Amount of $5.62 be payable entirely in cash. If the M-T-M Board of Directors desires to make such an election, then the special meeting will be adjourned and postponed to a later date to give the Board of Directors sufficient time to circulate supplemental information and proxy cards to the M-T-M shareholders to permit them to evaluate the Board's intention to elect a Per Share Amount of $5.62 payable entirely in cash and to recast their proxy to approve or disapprove the Merger Agreement. If the BTG Average Closing Price is $26.00 or above and such cash election is not made, the Per Share Amount is fixed at $5.87, comprised of 0.1123501 shares of BTG common stock and cash equal to the sum of (i) $5.62 less the product of 0.1123501 times the BTG Average Closing Price, and (ii) $1,430 cash for every $.01 the BTG Average Closing Price is above $18 and less than or equal to $26 divided by the number of M-T-M shares outstanding. If the BTG Average Closing Price is greater than $12.50 and less than $16, the Per Share Amount is fixed at $5.62. However, the aggregate number of shares of BTG common stock issuable to the M-T-M shareholders is fixed at 764,000 (approximately 0.172 share of BTG common stock per share of M-T-M common stock), with the difference paid in cash. During the seven-day period prior to the special meeting, M-T-M shareholders may call a toll-free number (1-800-4-MTM-SVC x333 (1-800-468-6782 x333)) to find out the BTG Average Closing Price and the Per Share Amount. The definitive mix of cash and stock may be determined after the shareholder vote takes place at the special meeting, depending on the BTG Average Closing Price and the number of dissenting shares. The trading price of M-T-M common stock will not affect the total consideration received by a M-T-M shareholder.

     Set forth below is a chart summarizing the determination of the approximate Per Share Amount at different BTG Average Closing Prices:

                                                  PER SHARE AMOUNT
                                                                                   CASH PORTION(1)
                                        NO. OF SHARES OF BTG                       AS A PERCENTAGE
 BTG AVERAGE                                COMMON STOCK                            OF PER SHARE
CLOSING PRICE     CASH PORTION(1)     (DOLLAR VALUE OF SHARES)     TOTAL VALUE         AMOUNT
   $ 26                $2.95                .112($2.92)               $5.87              46%
   $ 25                $3.03                .112($2.81)               $5.84              52%
   $ 24                $3.00                .117($2.81)               $5.81              52%
   $ 23                $2.97                .122($2.81)               $5.78              51%
   $ 22                $2.94                .128($2.81)               $5.75              51%
   $ 21                $2.91                .134($2.81)               $5.72              50%
   $ 20                $2.87                .141($2.81)               $5.68              50%
   $ 19                $2.84                .147($2.81)               $5.65              50%
   $ 18                $2.81                .156($2.81)               $5.62              50%
   $ 17                $2.81                .165($2.81)               $5.62              50%
   $ 16                $2.81                .176($2.81)               $5.62              50%
   $ 15                $3.04                .172($2.58)               $5.62              54%
   $ 14                $3.21                .172($2.41)               $5.62              57%
   $ 13                $3.38                .172($2.24)               $5.62              60%
   $ 12.50             $3.47                .172($2.15)               $5.62              62%
   $ 12                $3.46                .179($2.14)               $5.60              62%
   $ 11.50             $3.43                .186($2.13)               $5.57              62%
   $ 11                $3.42                .193($2.12)               $5.54              62%
   $ 10.50             $3.41                .200($2.10)               $5.51              62%
   $ 10                $3.41                .200($2.00)               $5.41              63%
   $  9.50             $3.41                .200($1.90)               $5.31              64%
   $  9.00             $3.41                .200($1.80)               $5.21              65%

---------------
(1) The "cash portion" in this chart excludes cash payments made pursuant to the Merger in respect of dissenting shares or fractional shares.

       No Further Rights in M-T-M Common Stock. When the Merger is effective, all shares of M-T-M common stock will automatically be canceled and retired and will cease to exist, and each certificate previously representing any such shares will thereafter represent only the right to receive the merger consideration from BTG.

     BTG-Owned Shares; M-T-M Treasury Stock. All shares of capital stock of M-T-M owned, directly or indirectly, by BTG or Merger Sub, and all shares of capital stock of M-T-M held in the treasury of M-T-M immediately prior to the Merger, will be canceled and extinguished without any conversion thereof and no consideration will be delivered or deliverable in exchange therefor.

     No Fractional Shares. No fraction of a share of BTG common stock will be issued in the Merger. In lieu of any such fractional shares, each holder of M-T-M common stock entitled to receive shares of BTG common stock in the Merger will have the right to receive an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the BTG Average Closing Price by
(ii) the fractional interest in BTG common stock to which such holder would otherwise be entitled.

EXCHANGE OF CERTIFICATES

     Exchange Agent. At the closing of the Merger, BTG will deposit with an exchange agent designated by BTG and reasonably acceptable to M-T-M (i) certificates evidencing the shares of BTG common stock issuable in exchange for shares of M-T-M common stock, (ii) cash in the amount equal to the aggregate cash portion of the merger consideration, and (iii) cash in the amount sufficient to permit payment of cash payable in lieu of fractional shares. BTG will also make available to the exchange agent from time to time as needed, any additional cash required to pay any dividends or distributions subsequent to the Merger with respect to certificates for shares of BTG common stock held by the exchange agent.

     Exchange Procedures, No Further Rights in M-T-M Common Stock. Following closing, BTG will instruct the exchange agent to mail to each holder of record of M-T-M common stock a letter of transmittal and instructions to effect the surrender of the certificates representing M-T-M common stock in exchange for certificates evidencing BTG common stock. Upon surrender of a certificate representing M-T-M common stock for cancellation to the exchange agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such certificate will receive in exchange therefor the certificates of whole shares of BTG common stock and cash which such holder is entitled to receive as a result of the Merger. The certificate representing M-T-M common stock so surrendered will forthwith be canceled. Until so surrendered, each outstanding certificate that previously represented shares of M-T-M common stock will be deemed to evidence only the right to receive upon such surrender the merger consideration.

     DETAILED INSTRUCTIONS, INCLUDING A TRANSMITTAL LETTER, WILL BE MAILED TO M-T-M SHAREHOLDERS PROMPTLY FOLLOWING THE EFFECTIVE TIME OF THE MERGER AS TO THE METHOD OF EXCHANGING CERTIFICATES FORMERLY REPRESENTING SHARES OF M-T-M COMMON STOCK. M-T-M SHAREHOLDERS SHOULD NOT SEND CERTIFICATES REPRESENTING THEIR SHARES TO THE EXCHANGE AGENT OR M-T-M PRIOR TO RECEIPT OF THE TRANSMITTAL LETTER.

     Distributions With Respect to Unexchanged M-T-M Shares. No dividends or other distributions declared or made with respect to BTG common stock with a record date after the effective time of the Merger will be paid to the holder of any unsurrendered M-T-M stock certificate with respect to the shares of BTG common stock such holder is entitled to receive pursuant to the Merger Agreement until such holder shall surrender such certificate. Subject to applicable law and the provisions of the Merger Agreement, following the surrender of any such certificate there will be paid to the record holder of the shares of BTG common stock issued in exchange for such certificate, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Merger theretofore paid with respect to such shares of BTG common stock.

     Transfers of Ownership. If any certificate for shares of BTG common stock is requested to be issued in a name other than that in which the certificate representing shares of M-T-M common stock surrendered in exchange therefor is registered, it will be a condition of the issuance that the certificate surrendered will be properly endorsed and otherwise in proper form for transfer. Also, the person requesting such exchange will have to pay BTG or any designated agent any transfer or other taxes required by reason of the issuance of a certificate for shares of BTG common stock in any name other than that of the registered holder of the certificate surrendered.

     Termination of Exchange Fund, No Liability, and Withholding Rights. At any time following 180 days after the effective date of the Merger, BTG will be entitled to require the exchange agent to deliver to BTG any merger consideration that has been made available to the exchange agent by BTG and has not been disbursed to holders of certificates representing shares of M-T-M common stock. Thereafter, such holders will be entitled to look only to BTG as general creditors thereof with respect to the merger consideration to which they are entitled. However, neither BTG, Merger Sub nor M-T-M will be liable to any holder of M-T-M common stock for any merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. BTG or the exchange agent will be entitled to deduct and withhold from the merger consideration otherwise payable to any M-T-M shareholder such amounts as BTG or the exchange agent is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law.

     Lost, Stolen or Destroyed Certificates. No one will receive merger consideration for shares of M-T-M common stock that have been lost, stolen or destroyed without first delivering an affidavit and an indemnity bond.

     Dissenting Shares. Shares of M-T-M common stock that are issued and outstanding immediately prior to the effective time of the Merger and that are held by shareholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have, in accordance with Section 623 of the NYBCL, filed with M-T-M a written objection to the Merger, will not be converted into or represent the right to receive the merger consideration. Such shareholders will be entitled to receive payment of the fair value of their shares of M-T-M common stock in accordance with the provisions of such Section 623, except that all shares held by shareholders who fail to perfect or who effectively withdraw or lose their dissenters' rights will thereupon be deemed to have been converted into and to have become exchangeable, as of the effective time of the Merger, for the right to receive, without any interest, the merger consideration, upon surrender, in the manner described above, of the certificate or certificates that formerly evidenced such shares of M-T-M common stock. See "The Merger -- Appraisal Rights".

TREATMENT OF M-T-M STOCK OPTIONS

     1993 Employee Stock Option Plan. As of November 25, 1997, there were options outstanding under M-T-M's 1993 Employee Stock Option Plan to acquire 220,000 shares of M-T-M common stock. In accordance with the terms of the 1993 Plan, all of the options outstanding under the 1993 Plan as of the effective time of the Merger will terminate and cease to exist. Immediately prior to consummation of the Merger, M-T-M will pay to each optionholder under the 1993 Plan an amount of cash set forth on a schedule to the Merger Agreement. Such cash amount will not be paid to any holder of an option under the 1993 Plan that is exercised prior to the closing of the Merger. The maximum aggregate amount payable to the holders of the options granted under the 1993 Plan is $523,150. See "The Merger -- Interests of Certain Persons in the Merger".

     1996 Employee Stock Option Plan. As of November 25, 1997, there were options outstanding under M-T-M's 1996 Employee Stock Option Plan to acquire 185,000 shares of M-T-M common stock, of which options to acquire 43,600 shares of M-T-M common stock are vested as of November 25, 1997. One such option held by Christopher Chrobocinski, M-T-M's Director of ATG Operations, provides for the right to acquire over time up to 15,000 shares of M-T-M common stock depending on the future financial performance of M-T-M. Mr. Chrobocinski has agreed as part of his new employment agreement with M-T-M that such option will terminate as of the effective time of the Merger in exchange for $30,000 in cash payable at closing. Each other option under the 1996 Plan that is outstanding as of the effective time of the Merger will be converted into the right to receive at closing approximately one-half of the economic value of such option in cash and an option to acquire BTG stock equal to approximately one half of the economic value of such option. The cash amount will be paid in such circumstances on any unvested options under the 1996 Plan even though the substitute options will retain the same vesting schedule. The portion of each M-T-M option under the 1996 Plan that is converted into an option to acquire BTG common stock will be on terms and conditions no less favorable than those applicable to such M-T-M option prior to the Merger, except to the extent inconsistent with or prohibited by the terms and conditions of BTG's stock option plans or the Merger Agreement, in which case the terms and conditions of BTG's stock option plans or the Merger Agreement, as the case may be, will govern. As soon as practicable after the Merger, BTG will deliver to each holder of an outstanding option under the 1996 Plan an appropriate notice setting forth such holder's rights pursuant thereto. The shares of BTG common stock underlying the portion of the M-T-M options converted into BTG options will be issued under a registration statement on Form S-8.

REPRESENTATIONS AND WARRANTIES

     M-T-M, BTG and Merger Sub have made certain representations and warranties to each other in the Merger Agreement. M-T-M represents and warrants, among other things, as to organization, capitalization, corporate authority and approvals, ownership of subsidiaries, enforceability of the Merger Agreement, reports filed with the Commission, absence of undisclosed liabilities, absence of material adverse changes in M-T-M's business since the end of its last fiscal year, absence of litigation, claims and regulatory proceedings, tax and labor matters, employee benefit plans, title to its assets, environmental matters, M-T-M's material contracts, intellectual property, insurance, accounts receivable, inventory, real property and compliance with laws. BTG represents and warrants, among other things, as to organization, capitalization, corporate authority and approvals, enforceability of the Merger Agreement, reports filed with the Commission, absence of material adverse changes in BTG's business since the end of its last fiscal year, absence of litigation, claims and regulatory proceedings, labor matters, BTG's material contracts and absence of undisclosed liabilities.

CONDUCT OF BUSINESS PENDING THE MERGER

     Affirmative Covenants of M-T-M. The Merger Agreement provides that prior to the effective time of the Merger, unless otherwise consented to in writing by BTG, M-T-M will (i) operate its business in the usual and ordinary course consistent with past practices and in accordance with applicable law; (ii) preserve substantially intact its business organization, maintain its rights and franchises, use its best efforts to retain the services of its respective principal officers and key employees and maintain its relationship with its respective customers, contractors, distributors and suppliers; (iii) maintain and keep its properties and assets in as good repair and condition as at the time the Merger Agreement was signed, ordinary wear and tear excepted; and (iv) keep its insurance in full force and effect. In addition, M-T-M has agreed that at all times prior to the consummation of the Merger, it will, and will cause its subsidiaries to, afford to BTG and its officers, employees, accountants, consultants, legal counsel, representatives of current and prospective sources of financing for the Merger and other representatives of BTG, reasonable access during normal business hours to the properties, executive personnel and all information concerning the business, properties, contracts, records and personnel of M-T-M and its subsidiaries as BTG may reasonably request.

     Negative Covenants of M-T-M. Pending consummation of the Merger, except as otherwise permitted in the Merger Agreement or otherwise consented to in writing by BTG, M-T-M will not (i) increase the compensation payable to any of its directors, officers or employees, except for increases payable to or to become payable in the ordinary course of business and consistent with past practice;
(ii) grant any severance or termination pay to, or enter into or modify any employment or severance agreement with, any of its directors, officers or employees; (iii) adopt or amend any employee benefit plan or arrangement, except as may be required by applicable law; (iv) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of its capital stock; (v) redeem, repurchase or otherwise reacquire any share of its capital stock or any securities or obligations convertible into or exchangeable for any share of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (vi) effect any reorganization or recapitalization; (vii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; (viii) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares (including any phantom options or stock appreciation rights), or any rights, warrants, or options to acquire, any such shares (except for the issuance of shares upon the exercise of outstanding stock options); (ix) amend or otherwise modify the terms of any rights, warrants or options in a manner inconsistent with the provisions of the Merger Agreement or the effect of which shall be to make such terms more favorable to the holders thereof; (x) acquire or agree to acquire any assets of any other person (other than the purchase of assets in the ordinary course of business and consistent with past practice), or make or commit to make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice and in amounts set forth in M-T-M's 1997 capital budget; (xi) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets except for the grant of any security interests in connection with certain indebtedness and dispositions of inventory and equipment in the ordinary course of business and consistent with past practice; (xii) propose or adopt any amendments to its certificate of incorporation or bylaws; (xiii) change any of its methods of accounting in effect at April 1, 1997; (xiv) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending March 31, 1997, except as may be required by law or generally accepted accounting principles; (xv) prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than (a) indebtedness incurred in the ordinary course of business under the existing loan agreements, and (b) trade payables incurred in the ordinary course of business;
(xvi) enter into or modify in any material respect any material agreement;
(xvii) take any action that would or could reasonably be expected to result in any of its representations or warranties set forth in the Merger Agreement being untrue or in any of the conditions of the Merger not being satisfied; or (xviii) agree in writing or otherwise to do any of the foregoing.

     Affirmative Covenants of BTG. The Merger Agreement provides that, prior to the effective time of the Merger, unless otherwise consented to in writing by M-T-M, BTG will (i) operate its business in accordance with applicable laws; and
(ii) preserve substantially intact its business organization. Except for disclosures to its representatives who agree to maintain the confidentiality of the information, disclosures to governmental entities in connection with the Merger and disclosures required by law, BTG has agreed to maintain strict confidentiality with respect to all confidential documents and information furnished to BTG by or on behalf of M-T-M in connection with the Merger.

     Negative Covenants of BTG. Pending consummation of the Merger, except as expressly contemplated by the Merger Agreement or otherwise consented to in writing by M-T-M, BTG will not (i) declare, set aside or pay any dividend on, or make any other distribution in respect of, any of its capital stock; (ii) redeem, repurchase or otherwise reacquire any share of its capital stock or any securities or obligations convertible into or exchangeable for any share of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (iii) effect any reorganization or recapitalization; (iv) split, combine or reclassify any of its capital stock; or (v) acquire or agree to acquire all or substantially all of the assets of or equity interests in any corporation, partnership, association or other business organization in exchange for shares of BTG common stock or options, warrants or other rights to acquire BTG common stock.

DIRECTORS AND OFFICERS' INSURANCE

     Under the terms of the Merger Agreement, BTG is required to cause to be maintained in effect for not less than six years after the effective time of the Merger the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by M-T-M with respect to matters occurring prior to the Merger; provided, that (i) BTG may substitute therefor policies of substantially the same coverage containing terms and conditions that are substantially the same for the officers and directors covered thereby to the extent reasonably available and (ii) BTG is not required to pay an annual premium for such insurance in excess of 200% of the last annual premium paid prior to the date of the Merger Agreement. In addition, the surviving corporation in the Merger will continue to indemnify M-T-M's current and former officers and directors after the Merger to the extent required by New York law.

NO SOLICITATION

     Under the Merger Agreement, M-T-M may not, directly or indirectly, through any officer, director, employee, representative or agent of M-T-M or any of its subsidiaries, (i) solicit, initiate or encourage any inquiries or proposals regarding any merger, sale of substantial assets, sale of the outstanding shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving or with respect to M-T-M or any of its subsidiaries other than the Merger (an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal. Nothing contained in the Merger Agreement, however, prevents the M-T-M Board of Directors from considering, negotiating, discussing, approving and recommending to the M-T-M shareholders a bona fide Acquisition Proposal not solicited, initiated or encouraged in violation of the Merger Agreement, provided the Board of Directors determines in good faith upon the advice of outside legal counsel that it is required to do so in order to discharge properly its fiduciary duties. In addition, nothing contained in the Merger Agreement prohibits the Board of Directors from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer.

     M-T-M must promptly notify BTG after receipt of any Acquisition Proposal, or any material modification of or amendment to any Acquisition Proposal. Such notice to BTG must indicate the name of the person making such Acquisition Proposal, the terms and conditions of such Acquisition Proposal, and whether M-T-M is providing or intends to provide the person making the Acquisition Proposal with access to information concerning M-T-M, and M-T-M must furnish BTG with copies of any written Acquisition Proposal and the contents of any communications in response thereto and keep BTG informed as to the status of any discussion or negotiations relating to such Acquisition Proposal or request for information. M-T-M may not waive any provisions of any "standstill" agreements between M-T-M and any party, except to the extent that such waiver is, as advised by outside legal counsel, required by the fiduciary duties of the directors of M-T-M.

     If the Board of Directors of M-T-M receives a request for nonpublic information by a person who makes, or indicates that it is considering making, a bona fide Acquisition Proposal, and the Board of Directors determines in good faith upon the advice of outside legal counsel that it is required to respond as permitted in the Merger Agreement in order to discharge properly the directors' fiduciary duties, then, provided such person has executed a confidentiality agreement with M-T-M in a form reasonably acceptable to BTG and M-T-M has complied with its obligations under the Merger Agreement, M-T-M may provide such person with access to information regarding M-T-M.

CONDITIONS TO CONSUMMATION OF THE MERGER; REGULATORY APPROVAL

     The respective obligations of BTG, Merger Sub and M-T-M to effect the Merger are subject to the satisfaction or waiver of certain closing conditions, including the following: (i) the Merger Agreement shall have been approved and adopted by the requisite vote of the M-T-M shareholders; (ii) no governmental entity or court of competent jurisdiction shall have enacted or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order which prevents or prohibits consummation of the Merger, and no action or proceeding before any governmental entity or court of competent jurisdiction shall be pending wherein an unfavorable judgment, decree, injunction or order would prevent or prohibit the consummation of the Merger;
(iii) any waiting period under the HSR Act shall have expired or been terminated; and (iv) the shares of BTG common stock issuable to the M-T-M shareholders in the Merger shall have been authorized for quotation on the NASDAQ, upon official notice of issuance.

     The obligations of BTG to effect the Merger are also subject to the satisfaction or waiver of certain additional closing conditions, including the following: (i) the representations and warranties of M-T-M in the Merger Agreement must be true and correct in all material respects on and as of the effective time of the Merger with the same effect as though such representations and warranties had been made on and as of the effective time of the Merger; (ii) the agreements and covenants of M-T-M required to be performed on or before the effective time of the Merger must have been performed in all material respects;
(iii) no action or proceeding before any governmental entity shall be pending or threatened wherein an unfavorable judgment, decree, injunction or order would, by reason of the consummation of the Merger or any other transaction contemplated by this Agreement, require the payment of any material amount of damages, fine or penalty or otherwise have a material adverse effect on BTG or M-T-M; (iv) BTG shall have received an opinion from Snow Becker Krauss P.C., counsel to M-T-M, in substantially the form attached to the Merger Agreement;
(v) the number of shares held by shareholders exercising dissenters' rights under New York law shall be not greater than 5% of the shares of M-T-M common stock outstanding on the closing date; (vi) since the date of the Merger Agreement, there shall have been no material adverse effect in the business or financial condition of M-T-M; and (vii) M-T-M shall have delivered to BTG all consents or notices necessary to effect valid assignments of M-T-M's material contracts and leases which require consent from or notice to third parties in connection with the Merger.

     The obligations of M-T-M to effect the Merger are also subject to the satisfaction or waiver of certain additional closing conditions, including the following: (i) the representations and warranties of BTG in the Merger Agreement must be true and correct in all material respects on and as of the effective time of the Merger with the same effect as though such representations and warranties had been made on and as of the effective time of the Merger; (ii) the agreements and covenants of BTG required to be performed on or before the effective time of the Merger must have been performed in all material respects;
(iii) M-T-M shall have received an opinion from Hogan & Hartson L.L.P., counsel to BTG and Merger Sub, in substantially the form attached to the Merger Agreement; and (iv) since the date of the Merger Agreement, there shall have been no material adverse effect in the business or financial condition of BTG.

     Except as described below, BTG and M-T-M are aware of no governmental approvals still required for consummation of the Merger, other than compliance with federal securities laws and state securities or "Blue Sky" laws. The transaction is subject to the premerger notification provisions of the HSR Act. Separate filings have been made under the HSR Act by BTG and M-T-M with the Federal Trade Commission ("FTC") and the Department of Justice Antitrust Division (the "Antitrust Division"). The HSR Act imposes a waiting period during which a proposed transaction may not be lawfully consummated in order to allow the FTC and the Antitrust Division the opportunity to review the proposed transaction in light of federal antitrust laws. On October 27, 1997, the waiting period was terminated by the FTC, thus permitting the Merger to proceed pursuant to the HSR Act subject to shareholder approval and the other conditions described herein.

TERMINATION, AMENDMENT AND WAIVER

     Termination. The Merger Agreement may be terminated at any time prior to closing: (a) by mutual written consent of BTG and M-T-M; (b) by either BTG or M-T-M if (i) any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any governmental entity preventing or prohibiting consummation of the Merger shall have become final and non-appealable; (ii) the Merger Agreement fails to receive the requisite vote for approval by the M-T-M shareholders at the special meeting and the Merger is not consummated within 30 days thereafter or (iii) the Merger shall not have been consummated by January 9, 1998; provided, that the right to terminate the Merger Agreement as described in clause (iii) is not available to any party whose willful failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the closing to occur on or before such date; (c) by M-T-M if (i) BTG or Merger Sub shall have breached, failed to comply with, in any material respect, any of their respective obligations under the Merger Agreement, or any representation or warranty made by BTG or Merger Sub in the Merger Agreement shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, such that as a result of such breach, failure or misrepresentation certain specified conditions would not be satisfied and such breach, failure or misrepresentation is not cured within 30 days after notice thereof; (ii) the BTG Average Closing Price is less than $10.50 or (iii) any person other than Edward H. Bersoff, M-T-M or their respective affiliates either
(x) acquires more than 50% of the outstanding shares of BTG common stock or (y) obtains the right to designate and control a majority of the Board of Directors of BTG; or (d) by BTG if M-T-M or any Voting Shareholder shall have breached, or failed to comply with, in any material respect, any of their respective obligations under the Merger Agreement or the Voting Agreement, as the case may be, or any representation or warranty made by M-T-M in the Merger Agreement or the Voting Shareholders in the Voting Agreement shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, such that as a result of such breach, failure or misrepresentation certain specified conditions would not be satisfied and such breach, failure or misrepresentation is not cured within 30 days after notice thereof.

     With certain exceptions set forth in the Merger Agreement, in the event of termination of the Merger Agreement as provided above, the Merger Agreement will become void, there shall be no liability or obligation on the part of any party thereto or any of their respective officers or directors, and all rights and obligations of any party will cease.

     Remedies. In the event that the Merger Agreement is terminated (a) by BTG as a result of a material breach of the Merger Agreement by M-T-M or as a result of a material breach of the Voting Agreement by a Voting Shareholder, and the breach on which BTG bases its election to terminate is either a breach of a representation or warranty by M-T-M of which any officer or director of M-T-M specified in the Merger Agreement had actual knowledge at the time such representation or warranty was made, or is an intentional breach by M-T-M of a covenant in the Merger Agreement, or (b) by M-T-M as a result of a material breach of the Merger Agreement by BTG, and the breach on which M-T-M bases its election to terminate is either a breach of a representation or warranty by BTG of which any officer or director of BTG specified in the Merger Agreement had actual knowledge at the time such representation or warranty was made, or is an intentional breach by BTG of a covenant in the Merger Agreement, then the non-terminating party must pay to the terminating party, as liquidated damages, a $500,000 termination fee, and upon such payment the parties will be discharged from all further liability under the Merger Agreement.

     Amendment. The Merger Agreement may be amended by M-T-M or BTG by action taken by their respective boards at any time prior to the consummation of the Merger; provided, that, after approval of the Merger Agreement and the Merger by M-T-M's shareholders, no amendment may be made which would reduce the amount or change the type of consideration into which each share of M-T-M common stock shall be converted pursuant to the Merger Agreement upon consummation of the Merger.

     Waiver. At any time prior to the consummation of the Merger, either M-T-M or BTG may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and (c) waive compliance by the other party with any of the agreements or conditions contained in the Merger Agreement.

FEES AND EXPENSES

     Except as otherwise provided in the Merger Agreement, each party to the Merger Agreement will bear its own fees, costs and expenses incurred in connection with the Merger Agreement and in the preparation for and consummation of the transactions provided for therein.

FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the federal income tax considerations of the Merger that are reasonably expected to be material to the M-T-M shareholders. The following description is for general information only, is not exhaustive of all possible tax considerations, and is not intended to be (and should not be construed as) tax advice. For example, this summary does not give a detailed discussion of any state, local or foreign tax considerations. In addition, the discussion is intended to address only those federal income tax considerations that are generally applicable for all shareholders of M-T-M common stock. It does not discuss all aspects of federal income taxation that might be relevant to a specific shareholder in light of its particular investment or tax circumstances. The description does not purport to deal with aspects of taxation that may be relevant to shareholders subject to special treatment under the federal income tax laws, including, without limitation, insurance companies, financial institutions, broker-dealers or tax-exempt organizations.

     The discussion and the opinion are based on certain factual assumptions related to the ownership and operation of BTG and M-T-M and certain representations made by BTG and M-T-M and shareholders of M-T-M, as well as on the Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service ("IRS") (including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), and court decisions, all as of the date of this Proxy Statement. No assurance can be given that the factual assumptions underlying this discussion will be accurate, or that there will not be a change in the future in the circumstances of BTG or M-T-M that would affect this discussion, or that future legislation, Treasury Regulations, administrative interpretations and court decisions will not significantly change the current law or adversely affect existing interpretations of current law. Changes in the law or its interpretation could apply retroactively. BTG and M-T-M have not requested, and do not plan to request, any rulings from the IRS concerning the tax treatment of the Merger. Thus, no assurance can be provided that the statements in this Proxy Statement (which do not bind the IRS or the courts) will not be challenged by the IRS or will be sustained by a court if so challenged.

     BECAUSE THIS DISCUSSION DOES NOT DEAL WITH ALL ASPECTS OF FEDERAL TAXATION, AND THE TAX CONSEQUENCES WILL NOT BE THE SAME FOR ALL M-T-M SHAREHOLDERS, M-T-M SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATIONS, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, AND FOREIGN TAX LAWS.

     The Merger. The Merger of M-T-M into Merger Sub is intended to be a "reorganization" for federal income tax purposes, and accordingly, no gain or loss will be recognized by BTG or M-T-M in connection with the Merger. Gain, if any, will be recognized by M-T-M shareholders to the extent of the lesser of the amount of cash received (other than cash proceeds in lieu of a fractional share interest in BTG common stock) and the excess of the Per Share Amount over his basis in the shares being converted into BTG common stock. Hogan & Hartson L.L.P., counsel to BTG, has rendered an opinion that, assuming the continuity of interest requirement discussed below has been met and based on certain factual assumptions and representations made by BTG and M-T-M and M-T-M shareholders, the Merger will constitute a reorganization under Section 368(a) of the Code. However, as explained below, no assurance can be given that the Service or a court would ultimately determine that the continuity of interest requirement has been met in this case if the amount of stock consideration received by M-T-M shareholders is less than 50% of the aggregate merger consideration (including payments to dissenters and payments in lieu of fractional shares).

     Continuity of Interest Requirement. To qualify as a reorganization, among other requirements, the Merger must satisfy a "continuity of interest" test, under which the historic M-T-M shareholders must continue to retain a meaningful ownership interest in BTG after the Merger. Generally, this test will be considered satisfied if historic M-T-M shareholders exchange a substantial part of their M-T-M common stock for BTG common stock in the Merger, and the M-T-M shareholders do not at the time of the Merger plan to dispose of that BTG common stock. In this regard, management of BTG and M-T-M have represented that if M-T-M is merged into Merger Sub, the sum of the amount of BTG Common Stock included as part of the Per Share Amount paid to all holders of M-T-M stock will be at least 38% of the aggregate consideration received by M-T-M shareholders in exchange for their M-T-M common stock. Management of BTG and M-T-M have also represented that they are not aware of any plan on the part of M-T-M shareholders that would cause this test not to be satisfied. In addition, BTG has received certifications from certain M-T-M shareholders that they have no present plan or intent to sell or otherwise dispose of BTG common stock received in the Merger.

     For advance ruling purposes, the IRS has provided a safe harbor with respect to the minimum degree of continuity necessary to satisfy the continuity of interest requirement. This safe harbor in effect requires that taxpayers requesting a private letter ruling from the Service demonstrate that the historic shareholders of the acquired entity will exchange at least 50%, by value, of the total outstanding stock of the acquired entity for stock of the acquiring entity (Rev. Proc. 77-37, sec. 3.02, 1977-2 C.B. 568). However, this safe harbor merely indicates the level of continuity required by the Service for the issuance of an advance ruling. It does not represent the degree of continuity that is required to qualify as a reorganization. In fact, the Service has explicitly stated that the safe harbor is not intended to define the lower limits of the continuity of interest requirement (Rev. Proc. 77-37, sec. 2.03, 1977-2 C.B. 568).

     Moreover, various courts have held that continuity of interest exists when the stock portion of the consideration received by exchanging shareholders is less than 50%. In fact, the Supreme Court has found adequate continuity when the shareholders of the acquired entity received consideration comprised of 38% nonvoting preferred stock and 62% cash in exchange for their stock (John A. Nelson Co. v. Helvering, 296 U.S. 374 (1935)). In addition, the Sixth Circuit had found adequate continuity to exist when the shareholders of the acquired company received consideration comprised of only 25% stock and 75% cash in exchange for their stock (Miller v. Commissioner, 84 F.2d 415 (6th Cir. 1936)).

     Thus, although no assurance can be given that the Service or a court would ultimately determine that the continuity of interest requirement has been met (and that the Merger qualifies as a reorganization) if the amount of stock consideration received by M-T-M shareholders is less than 50% of the aggregate merger consideration (including payments to dissenters and payments in lieu of fractional shares), it is the opinion of Hogan & Hartson L.L.P. that the "continuity of interest" requirement as specified in Treas. Reg. sec. 1.368-1(b) and as interpreted in certain Internal Revenue Service rulings and federal judicial decisions should be satisfied if the amount of stock received by M-T-M shareholders is at least 38% (and the amount of cash received is no more than 62%) of the aggregate merger consideration (including payments to dissenters and payments in lieu of fractional shares). Hogan & Hartson L.L.P. has expressed no opinion with regard to whether the continuity of interest requirement would be met if the amount of stock received by M-T-M shareholders is less than 38% (and the amount of cash received is more than 62%) of the aggregate merger consideration (including payments to dissenters and payments in lieu of fractional shares).

     Reorganization Consequences to BTG and M-T-M. In the event M-T-M is merged into Merger Sub and the Merger qualifies as a reorganization, no gain or loss will be recognized by BTG, Merger Sub or M-T-M in the Merger. Merger Sub will succeed to the assets, liabilities, and tax attributes (including unsatisfied tax liabilities, if any) of M-T-M.

     Reorganization Consequences to M-T-M Shareholders. In the event M-T-M is merged into Merger Sub and the Merger qualifies as a reorganization, the Merger will have the following consequences to M-T-M shareholders:

     1. Gain will be recognized by an M-T-M shareholder upon the conversion of his or her M-T-M common stock to the extent of the lesser of the amount of cash received on the conversion (other than cash proceeds in lieu of a fractional share interest in BTG common stock) and the excess of the Per Share Amount over his or her basis in the share being converted into BTG common stock, less the portion of such basis allocated to any fractional share. Additional gain will also be recognized by an M-T-M shareholder who receives cash proceeds in lieu of a fractional share interest in BTG common stock in an amount equal to the difference between such proceeds and the tax basis allocated to the fractional share interest. Loss will only be recognized in such instance if an M-T-M shareholder elects to exercise dissenter's rights or with respect to cash received in lieu of fractional shares. Such loss will be equal to the excess of tax basis allocated to the shares or fractional shares and the amount of proceeds received. Gain or loss recognized by an M-T-M shareholder will constitute capital gain or loss if such shareholder's M-T-M common stock is held as a capital asset at the effective time of the Merger.

     2. The basis of the BTG common stock to be received by the shareholders of the M-T-M will be the same as the basis of the M-T-M common stock to be surrendered in exchange therefor, decreased by the amount of cash received and increased by the amount, if any, of gain recognized.

     3. The holding period of the BTG common stock received by an M-T-M shareholder will include the period during which the M-T-M common stock surrendered in exchange therefor was held (provided that such M-T-M common stock was held by such M-T-M shareholder as a capital asset at the effective time of the Merger).

     Failure to Qualify for Reorganization Treatment. In the event M-T-M merges into Merger Sub and the merger is not characterized as a reorganization or in the event Merger Sub merges into M-T-M, the Merger will have the following consequences:

     1. If M-T-M merges into Merger Sub and the Merger is not characterized as a reorganization, the Merger will be deemed a sale of assets by M-T-M, and M-T-M will recognize gain in an amount equal to the excess of the fair market value of the merger consideration over the adjusted basis of the assets transferred to Merger Sub.

     2. A merger of Merger Sub into M-T-M would not satisfy the Code requirements (pertaining to the amount of stock required to be received by the surviving company shareholders) applicable to such a transaction and thus would not qualify as a reorganization and would be treated as a taxable sale of stock by M-T-M shareholders to BTG.

     3. In the event Merger Sub is merged into M-T-M, gain or loss will be recognized by an M-T-M shareholder upon the conversion of his or her M-T-M common stock to the extent of the excess of the Per Share Amount and his or her basis in the M-T-M share being converted into BTG common stock. Such gain or loss will constitute capital gain or loss if such shareholder's M-T-M common stock is held as a capital asset at the effective time of the Merger.

     4. The tax basis of the BTG common stock received by an M-T-M shareholder in the event Merger Sub is merged into M-T-M will be the excess of the Per Share Amount over the cash portion of the Per Share Amount, multiplied by the number of M-T-M shares converted.

     5. In the event M-T-M merges into Merger Sub, a new holding period for the BTG common stock received by an M-T-M shareholder will commence at the effective time of the Merger.

     Certain noncorporate M-T-M shareholders may be subject to backup withholding at a rate of 31% on cash payments received. Backup withholding will not apply, however, to a shareholder who (i) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the transmittal letter, (ii) provides a certificate of foreign status on Form W-8, or (iii) is otherwise exempt from backup withholding. A shareholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the Internal Revenue Service.

     Each M-T-M shareholder will be required to retain records and file with such holder's U.S. federal income tax return a statement setting forth certain facts relating to the Merger.

ANTICIPATED ACCOUNTING TREATMENT

     BTG expects to account for the Merger under the purchase method of accounting.

RESTRICTIONS ON RESALE OF BTG COMMON STOCK; AFFILIATE AGREEMENTS

     The BTG common stock issuable in the Merger has been registered under the Securities Act, but this registration does not cover resales by those shareholders of M-T-M or BTG who are deemed to control, be controlled by, or be under common control with, M-T-M or BTG, respectively, within the meaning of the Securities Act ("affiliates"). Affiliates may not sell their shares of BTG common stock acquired in the Merger except pursuant to an effective registration statement under the Securities Act covering the resale of such shares, or in compliance with the resale provisions of Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act.

     Contemporaneously with the execution and delivery of the Merger Agreement, affiliates of M-T-M of the date of the Merger Agreement entered into affiliate agreements with BTG, each of which provides that, among other things, such affiliate will not offer to sell, sell or otherwise dispose of BTG common stock except pursuant to an effective registration statement under the Securities Act covering the resale of such shares, or in compliance with the resale provisions of Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. In addition, at least ten business days prior to the date of the special meeting, M-T-M must deliver to BTG a list of names and addresses of those persons who are, at the record date for the special meeting, affiliates of M-T-M who have not previously executed an affiliate agreement. M-T-M must use its best efforts to deliver or cause to be delivered to BTG, prior to the consummation of the Merger, from each of the affiliates identified in the foregoing list, affiliate agreements substantially in the form attached as Exhibit C to the Merger Agreement. It is expected that affiliates of M-T-M will be able to sell shares of BTG common stock without registration in reliance on the resale provisions of Rule 145.

STOCK EXCHANGE LISTING

     It is a condition to the consummation of the Merger that the shares of BTG common stock to be issued in connection with the Merger be approved for listing on the NASDAQ National Market, subject to official notice of issuance.

APPRAISAL RIGHTS

     Section 910(a)(1)(A) of the NYBCL provides that any holder of M-T-M common stock as of the record date who has not voted in favor of the Merger Agreement shall have the right, as an alternative to receiving the Per Share Amount in the Merger, to receive payment in cash of the fair value of his or her shares by complying with the requirements of Section 623 of the NYBCL. Copies of Section 623 and Section 910(a)(1)(A) of the NYBCL are attached hereto as Appendix D and a summary of the procedures relating to the exercise of appraisal rights is set forth below. This summary does not purport to be a complete statement of the provisions of Section 623 and Section 910(a)(1)(A) of the NYBCL and is qualified by reference to Appendix D.

     THIS DISCUSSION AND APPENDIX D SHOULD BE REVIEWED CAREFULLY BY ANY SHAREHOLDER OF M-T-M WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO. FAILURE TO STRICTLY COMPLY WITH ANY OF THE PROCEDURAL REQUIREMENTS OF SECTION 623 OF THE NYBCL MAY RESULT IN A TERMINATION OR WAIVER OF APPRAISAL RIGHTS UNDER SECTION 623 OF THE NYBCL.

     The dissenting shareholder must file with M-T-M, before the shareholders vote on the Merger Agreement, a written objection including a notice of his election to dissent, his name and residence address, the number of shares as to which the objection applies and a demand for payment of the fair value of such shares if such Merger is approved. Failure by a shareholder to provide such an objection or a vote in favor of the Merger Agreement constitutes a waiver of the right to dissent. Such objection is not required from any shareholder to whom M-T-M did not give proper notice of the special meeting. Within 10 days after the vote of shareholders approving the Merger Agreement, M-T-M must give written notice of such approval to each dissenting shareholder who filed written objection or from whom written objection was not required. Within 20 days after the giving of such notice, any shareholder from whom written objection was not required and who elects to dissent from the Merger Agreement must file with M-T-M a written notice of such election, stating the shareholder's name and residence address, the number of shares to which the notice applies and a demand for payment of the fair value of such shareholder's shares. Shareholders may not dissent as to fewer than all of their shares. At the time of filing the notice of election to dissent or within one month thereafter, the shareholder must submit the certificates representing the shares to M-T-M or its transfer agent for notation thereon of the election to dissent, after which such certificates will be returned to the shareholder. Failure to submit the certificates for such notation may result in the loss of appraisal rights. Within 15 days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the Effective Time, whichever is later (but not later than ninety days after the shareholders' vote approving the Merger Agreement, M-T-M (or BTG if after the Effective Time) must make a written offer by registered mail (which, if the Merger has not been consummated, may be conditioned upon such consummation) to each shareholder who has filed such notice of election to pay for the shares at a specified price which M-T-M considers to be their fair value. The dissenting shareholder has a period of 30 days within which to accept such written offer. A shareholder may withdraw the notice of election to dissent at any time prior to the acceptance in writing of M-T-M's offer, but in no case later than 60 days from the date of the consummation of the Merger. Thereafter, such withdrawal shall require the consent of M-T-M. If M-T-M fails to make such an offer within the fifteen day period or if it makes an offer, a judicial proceeding shall, within 20 days of such 15 or 30 day period, as the case may be, be instituted by M-T-M to determine the rights of dissenting shareholders and to fix the fair market value of their shares. If M-T-M does not institute such a proceeding, the dissenting shareholders may institute such a proceeding within 30 days after the expiration of such 20-day period. M-T-M is not required to notify the dissenting shareholders of M-T-M's decision not to institute such a proceeding, and M-T-M currently does not intend to give such notice. A vote against the Merger Agreement does not constitute a written objection required to be filed by a dissenting shareholder. Failure to vote against the Merger Agreement or failure to specify any vote on the proxy card, however, will not constitute a waiver of rights under Sections 910(a)(1)(A) and 623 of the NYBCL, provided that written objection has been properly filed.

     Beneficial owners of shares of M-T-M common stock whose shares are held of record by another person, such as a broker, bank or nominee, and who wish to seek appraisal, should instruct the record holder to follow the appropriate procedures under the NYBCL.

THE VOTING AGREEMENT

     As an inducement to BTG's entering into the Agreement, BTG, M-T-M and the Voting Shareholders entered into the Voting Agreement, pursuant to which the Voting Shareholders agreed that they (i) would not sell or otherwise transfer any of their shares of M-T-M common stock to any entity other than BTG, and (ii) would vote all of their shares in favor of the Merger and the Merger Agreement and the transactions contemplated thereby, and against certain specified transactions. The Voting Shareholders own, collectively 1,902,937 of the 4,450,374 shares of M-T-M common stock outstanding as of the record date for the special meeting. Accordingly, approval of the Merger Agreement is assured if an additional 1,063,979 shares of M-T-M common stock are voted in favor of the Merger Agreement. Pursuant to the Voting Agreement, the Voting Shareholders also granted BTG an option to purchase all of the shares of M-T-M common stock owned by the Voting Shareholders at a cash exercise price of $5.62 per share, which option is exercisable at any time prior to the termination of the Voting Agreement if any of the Voting Shareholders fails to vote his shares as required by the Voting Agreement. A copy of the Voting Agreement is attached as Appendix B to this Proxy Statement/Prospectus, and is incorporated herein by reference.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the M-T-M Board of Directors with respect to the Merger, the Merger Agreement and the transactions contemplated thereby, M-T-M shareholders should be aware that certain members of M-T-M management and the M-T-M Board of Directors at the time of the approval of the Merger Agreement and the Merger had, and currently have, certain interests which present them with conflicts of interest in connection with their recommendation of the approval of the Merger Agreement to M-T-M's shareholders.

     Stock Options of M-T-M Directors and Executive Officers. Immediately prior to the Merger, each of the directors and executive officers of M-T-M listed below will receive a cash payment from M-T-M in retirement of their outstanding options granted under M-T-M's 1993 Employee Stock Option Plan. The amount of cash payable to each holder of an option under M-T-M's 1993 Stock Option Plan, including the directors and officers listed below, was determined by BTG, after consultation with M-T-M's Board of Directors. In all cases except for Messrs. Rothman and Pavony and an affiliate of M-T-M's legal counsel, such cash payment exceeds the difference between the Per Share Amount and the exercise price for the options multiplied by the number of options held by each such holder. Messrs. Rothman and Pavony and such affiliate of M-T-M's legal counsel will only receive an amount of cash equal to the difference between an assumed Per Share Amount of $5.62 and the exercise price for their options multiplied by the number of their options. Set forth below is a table summarizing the amount of cash payable to the M-T-M directors and executive officers in respect of their stock options granted under M-T-M's 1993 Employee Stock Option Plan:

                                                                        NO. OF 1993
                       NAME                              TITLE          PLAN OPTIONS    PAYMENT
    -------------------------------------------   -------------------   ------------    --------
    Howard Pavony..............................   Chairman, Director       50,000       $112,500
    Steven Rothman.............................   President, Director      50,000       $112,500
    Ramon Mota.................................   V.P., Director           20,000       $103,750
    Frank Wong.................................   V.P., Director           15,000       $ 35,000
    William Lerner.............................   Director                  5,000       $  8,125
    James Farley...............................   Director                  5,000       $  8,125

     In addition to the above, SBK Investment Partners, an affiliate of M-T-M's legal counsel, holds options granted under M-T-M's 1993 Stock Option Plan to acquire 20,000 shares of M-T-M common stock. SBK Investment Partners will receive a cash payment from M-T-M immediately prior to the consummation of the Merger in the amount of $44,900 (determined by multiplying the 20,000 shares of M-T-M common stock that are subject to such options by the difference between $5.62 and the option exercise price of $3.375).

     Certain of such directors and executive officers will also exchange their options granted under M-T-M's 1996 Employee Stock Option Plan for cash and options to acquire shares of BTG common stock in roughly the same percentages that the cash and stock portions of the Per Share Amount bear to the total Per Share Amount. The cash amount will be paid in such circumstances on any unvested options under the 1996 Employee Stock Option Plan even though the substitute options will retain the same vesting schedule. See "The Merger -- Treatment of M-T-M Stock Options".

     Continuation of Directors' and Officers' Insurance. Under the terms of the Merger Agreement, BTG is required to cause to be maintained in effect for not less than six years after the Merger the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by M-T-M with respect to matters occurring prior to the effective time of the Merger; provided, that (i) BTG may substitute therefor policies of substantially the same coverage containing terms and conditions that are substantially the same for the officers and directors covered thereby to the extent reasonably available and (ii) BTG is not required to pay an annual premium for such insurance in excess of 200% of the last annual premium paid prior to the date of the Merger Agreement, so long as that maximum amount is spent to purchase coverage.

     Employment and Noncompetition Agreements. In connection with the Merger, M-T-M has entered into new employment agreements with, among others, Messrs. Rothman (five-year term), Pavony (five-year term), Fries (three-year term) and Mota (three-year term), each of which agreements become effective upon the consummation of the Merger. Messrs. Pavony and Rothman will be Senior Vice Presidents of the Surviving Corporation and will each be paid a $250,000 cash bonus at the closing of the Merger, and an additional $100,000 cash payment one year later. Mr. Fries will be the Surviving Corporation's Vice President -- New England Region and will be paid a $40,000 cash bonus at the closing of the Merger. Mr. Mota will be the Surviving Corporation's Vice
President -- Technology. Messrs. Pavony, Rothman, Fries and Mota will receive minimum base salaries for each year of the term equal to $220,000, $220,000, $155,000 (increased by $10,000 each year of the term) and $155,000 (increased by $10,000 each year of the term), respectively. Bonuses will be paid to such individuals at the discretion of the BTG Board of Directors. Messrs. Pavony and Rothman's bonuses will be based on BTG's executive officer bonus pool. Each agreement specifies that if the employee is terminated by M-T-M without cause (as defined therein), and provided that such employee continues to comply with his noncompete obligations, M-T-M will pay to the employee the full base salary that would have been payable to the employee from the date of termination through what would have been the remaining term of the agreement, at the time such payments would otherwise have been due accordance with M-T-M's normal payroll periods.

     Amendments to Data.Com Agreements. On May 6, 1996, a subsidiary of M-T-M acquired substantially all the assets of Results Group, Inc. pursuant to an Asset Purchase Agreement among M-T-M, Data.Com Direct, Inc. (a wholly owned subsidiary of M-T-M which subsequently changed its name to Data.Com Results, Inc. after the acquisition), Results Group, Inc. ("RGI") and Robert Fries, the sole stockholder of RGI. The assets acquired included a promissory note in the original principal amount of $100,000 payable by Mr. Fries. The consideration for the RGI assets included the assumption of certain liabilities, 87,000 shares of M-T-M common stock and additional contingent payments of shares of M-T-M common stock depending on the future financial performance of the RGI business. 45,000 of the 87,000 shares of M-T-M stock were placed in escrow at closing as security for the indemnification obligations of RGI and Mr. Fries under the asset purchase agreement. Pursuant to an amendment to the asset purchase agreement entered into contemporaneously with the Merger Agreement which becomes effective upon the consummation of the Merger, Mr. Fries and RGI agreed to terminate any right to receive additional shares of M-T-M common stock after the Merger in exchange for the termination of the $100,000 promissory note (having a current unpaid principal amount of $100,000) and release of all shares of M-T-M common stock held in escrow.

                       BENEFICIAL STOCK OWNERSHIP OF BTG

     The following table sets forth certain information regarding beneficial ownership of BTG's common stock as of July 17, 1997 by (i) each director and nominee for director; (ii) the Chief Executive Officer and the other four most highly compensated executive officers each of whose total annual salary and bonus exceeded $100,000 during the year ended March 31, 1997; (iii) all persons known to BTG to be beneficial owners of more than 5% of the outstanding M-T-M common stock; and (iv) all directors and executive officers as a group. A person is deemed a "beneficial owner" of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities.

                                                                NUMBER OF    PERCENT OF COMMON
                              NAME                               SHARES      STOCK OUTSTANDING
    ---------------------------------------------------------   ---------    -----------------
    Edward H. Bersoff, Chairman, President and Chief
      Executive Officer(1)...................................   1,208,796           14.2%
    Donald M. Wallach, Director(2)...........................     267,805            3.1
    Randall C. Fuerst, Senior Vice President(3)..............      49,860            1.0
    James V. Kimsey, Director(4).............................      12,000            *
    John M. Hughes, Chief Financial Officer(5)...............       8,742            *
    Ruth M. Davis, Director(6)...............................       6,750            *
    Raymond T. Tate, Director(7).............................       6,200            *
    Ronald L. Turner, Director(8)............................       2,000            *
    Alan G. Merten, Director(9)..............................       1,000            *
    C. Thomas Nixon(10)......................................         818            *
    Leland Phipps, Senior Vice President(11).................         184            *
    All directors and executive officers as a group (14
      persons)...............................................   1,950,684           22.8%

---------------
  *  Represents less than 1% of the outstanding shares of M-T-M common stock.

 (1) The address of Dr. Bersoff is: c/o BTG, Inc., 3877 Fairfax Ridge Road, Fairfax, Virginia 22030. Does not include (i) 30,668 additional shares issuable upon the exercise of options granted by BTG which are not exercisable within 60 days of July 17, 1997; (ii) 92,487 shares and 15,500 shares underlying options (3,499 of which are exercisable within 60 days of July 17, 1997) owned by Marilynn D. Bersoff, Dr. Bersoff's wife; and (iii) 5,750 shares of M-T-M common stock owned by Dr. Bersoff's mother.

 (2) Includes (i) 3,500 shares underlying options granted by BTG which are exercisable within 60 days of July 17, 1997; (ii) 114,130 shares held in joint tenancy with Shoshana Wallach, Mr. Wallach's wife, and (iii) 47,050 shares held by the Wallach Associates, Inc. Employee Profit Sharing Plan Trust, in which Mr. Wallach has a majority interest.

 (3) Includes 2,666 shares underlying options granted by BTG which are exercisable within 60 days of July 17, 1997. Does not include 17,834 additional shares issuable upon the exercise of options granted by BTG which are not exercisable within 60 days of July 17, 1997.

 (4) Includes 2,000 shares issuable upon the exercise of options granted by BTG which are exercisable within 60 days of July 17, 1997.

 (5) Does not include 16,667 additional shares issuable upon the exercise of options granted by BTG which are not exercisable within 60 days of July 17, 1997.

 (6) Includes 3,000 shares issuable upon the exercise of options granted by BTG which are exercisable within 60 days of July 17, 1997.

 (7) Includes 3,000 shares issuable upon the exercise of options granted by BTG which are exercisable within 60 days of July 17, 1997.

 (8) Includes 2,000 shares issuable upon the exercise of options granted by BTG which are exercisable within 60 days of July 17, 1997.

 (9) Includes 1,000 shares issuable upon the exercise of options granted by BTG which are exercisable within 60 days of July 17, 1997.

(10) As of May 21, 1997, Mr. Nixon was no longer employed by BTG.

(11) Does not include 6,500 additional shares issuable upon the exercise of options granted by BTG which are not exercisable within 60 days of July 17, 1997.

                      BENEFICIAL STOCK OWNERSHIP OF M-T-M

     The following table sets forth certain information regarding the beneficial ownership of M-T-M common stock as of June 30, 1997, assuming the exercise of all options exercisable on, or within 60 days of, such date, by (i) each director, (ii) the Chief Executive Officer and each of the other four most highly compensated executive officers of M-T-M, (iii) all executive officers and directors as a group and (iv) M-T-M's principal shareholders. Other than as set forth in the table below, there are no persons known to M-T-M to beneficially own more than 5% of the M-T-M common stock. At June 30, 1997, there were 4,450,374 shares of M-T-M common stock outstanding. Except as indicated below, the address of each stockholder identified in the table and accompanying footnotes below is in care of M-T-M at its principal executive offices.

                                                                                   PERCENTAGE
                                                                                       OF
                                                         NUMBER                   OUTSTANDING
                         NAME                         OF SHARES(1)                COMMON STOCK
    -----------------------------------------------   ------------                ------------
    Steven H. Rothman..............................     1,158,625(2)(3)               25.6%
    Howard Pavony..................................     1,157,500(2)(4)               25.6%
    Frank T. Wong..................................        16,055(2)(5)               *
    Robert A. Fries................................        81,000                      2.0%
    71 Peria Drive
    Rocky Hill, CT 06061
    Ramon Mota.....................................        20,065(2)                  *
    Joseph J. Farley...............................         5,000(2)                  *
    78 Sawmill Road
    Stamford, CT 06903
    William Lerner.................................         5,000(2)                  *
    423 East Beau Street
    Washington, PA 15301
    All directors and executive officers
      as a group (7 persons).......................     2,443,245(2)(3)(4)(5)         53.4%

---------------
 *  Represents less than 1% of the issued and outstanding M-T-M common stock.

(1) Unless otherwise indicated, M-T-M believes that all persons named in the table have sole voting and investment power with respect to all shares of M-T-M common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

(2) Includes options held by Steven Rothman and Howard Pavony each to purchase 80,000 shares of M-T-M common stock, options to purchase 15,000 shares held by Frank Wong, options to purchase 20,000 shares held by Ramon Mota and options to purchase 5,000 shares held by each of Messrs. Farley and Lerner which are currently exercisable. Does not include options held by each of Messrs. Pavony and Rothman to purchase 30,000 shares and by Mr. Mota to purchase 10,000 shares, none of which are currently exercisable.

(3) Includes 1,125 shares held by the wife of Mr. Rothman. Also includes an aggregate of 169,139 shares of M-T-M common stock held in trust for Mr. Rothman's three children. Mr. Rothman disclaims beneficial ownership of all of such shares.

(4) Includes an aggregate of 164,044 shares held in trust for Mr. Pavony's two children. Mr. Pavony disclaims beneficial ownership of all of such shares.

(5) Includes 1,000 shares held by the wife of Mr. Wong.

                     COMPARISON OF THE RIGHTS OF HOLDERS OF
                    BTG COMMON STOCK AND M-T-M COMMON STOCK

     At the effective time of the Merger, each share of M-T-M common stock will be converted into shares of BTG common stock and cash equal to the Per Share Amount, and holders of M-T-M common stock will become shareholders of BTG, a Virginia corporation. As a result, their rights as shareholders of BTG will be governed by the Virginia Stock Corporation Act (the "VSCA") and the articles of incorporation and bylaws of BTG, and will no longer be governed by the NYBCL or the certificate of incorporation or bylaws of M-T-M. This summary does not purport to be complete and is qualified in its entirety by reference to the relevant provisions of Virginia and New York law and to the governing instruments of BTG and M-T-M, to which the M-T-M shareholders are referred. The NYBCL was amended on August 26, 1997, effective 180 days thereafter. For purposes of this summary, the discussion in this section, except as otherwise specifically provided, assumes that such recent amendments are currently effective.

SPECIAL MEETINGS OF SHAREHOLDERS

     The VSCA provides that a special meeting of the shareholders may be called by the chairman of the board of directors, the board of directors or the person or persons authorized by the articles of incorporation or bylaws. BTG's bylaws provide that special meetings of shareholders may be called as provided in BTG's articles of incorporation. BTG's articles of incorporation incorporate the above VSCA provisions as well as the right of a majority of the Board of Directors, even if less than a quorum, to call such a meeting. Furthermore, BTG's articles of incorporation provide that the holders of more than 50% of the BTG's voting shares may call a special meeting; if an annual shareholders' meeting is not held within 15 months after the last annual shareholders' meeting, a special meeting may be called by the holders of 20% or more of BTG's voting shares.

     Under the NYBCL, a special meeting of shareholders may be called by the board of directors or by such person or persons as may be authorized to do so in the certificate of incorporation or bylaws. In addition, if an annual shareholder meeting has not been held for a certain period of time and a sufficient number of directors have not been elected to conduct the business of the corporation, the board must call a special meeting for the election of directors. If the board fails to do so, or if sufficient directors are not elected within a certain period, holders of 10% or more of the shares entitled to vote in an election of directors may call a special meeting for such an election. M-T-M's bylaws provide that special meetings of the shareholders may be called at any time by the President, and must be called by the President upon written request of the Board of Directors or a shareholder or shareholders holding of record at least 33 1/3% of the outstanding shares entitled to vote at such a meeting.

VACANCIES ON THE BOARD OF DIRECTORS

     Under the VSCA, unless otherwise provided in the articles of incorporation, vacancies on the board of directors may be filled by the shareholders of a corporation, the directors or, if the directors remaining in office constitute fewer than a quorum of the board, the affirmative vote of a majority of the directors remaining in office. Unless the articles of incorporation provide otherwise, if the vacant office was held by a director elected by a voting group of shareholders, only the holders of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders. The term of a director elected by the board of directors to fill a vacancy expires at the next shareholders' meeting at which directors are elected.

     Under the NYBCL, newly created directorships resulting from an increase in the number of directors and vacancies occurring on the board for any reason, except the removal of directors without cause, may be filled by vote of the board, and if the number of directors remaining in office is less than a quorum, by vote of the majority of directors then in office. However, the certificate of incorporation or bylaws may provide that such newly created directorships or vacancies are to be filled by vote of the shareholders and the certificate of incorporation may impose greater requirements relating to the quorum and vote of directors needed to fill such vacancies. Unless the certificate of incorporation or the specific provision of a bylaw adopted by the shareholders provide otherwise, vacancies occurring on the board by reasons of the removal of directors without cause may be filled only by vote of the shareholders. However, unless otherwise provided in the company's certificate of incorporation or bylaws, whenever a director that was elected by the holders of a particular class of securities is removed or resigns, the vacancy may be filled by a majority of the directors elected by such class or if there are no such other directors elected by said class, in the manner any other vacancy is filled A director elected to fill a vacancy, unless elected by the shareholders, will hold office until the next meeting of shareholders at which the election of directors is in the regular order of business and until his or her successor has been elected and qualified.

     Both BTG's and M-T-M's bylaws provide that any vacancy in the respective Boards of Directors may be filled by a majority vote of the remaining directors, even if less than a quorum. The M-T-M bylaws also provide for filling such vacancy by a vote of the shareholders if a special meeting is called for that purpose.

REMOVAL OF DIRECTORS

     The VSCA permits shareholders to remove directors with or without cause unless the articles of incorporation provide that directors may only be removed with cause. If a director is elected by a voting group of shareholders, only the shareholders of that group may participate in the vote to remove him. A director may be removed by the shareholders only at a meeting called for the purpose to remove him. BTG's articles of incorporation provides that directors may only be removed for cause and only by the affirmative vote of not less than 66 2/3% of the voting shares. BTG's bylaws provide that any director may be removed by the shareholders only at a special meeting thereof, provided, that if such director is elected by a voting group of shareholders, only such voting group may participate in the vote to remove the director.

     The NYBCL permits shareholders to remove any or all directors for cause and, if the certificate of incorporation or bylaws so provide, without cause; provided, that (i) if the corporation has cumulative voting, no director may be removed when the votes cast against removal would be sufficient to elect him if voted cumulatively at an election at which the same total number of votes were cast and the entire board, or the entire class of directors of which the director, for which removal is sought, is a member, were then being elected, and
(ii) when the certificate of incorporation provides that a class or series, voting as a class, is entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series. In addition, if provided for in the certificate of incorporation or specific provisions of the bylaws adopted by the shareholders, the board of directors may remove any director with cause, except in the case of a director elected by cumulative voting or by any class or series voting as a separate class. Finally, an action to procure a judgment to remove a director for cause may be brought by the attorney general or by the holders of 10% of the outstanding shares, whether or not such holders are entitled to vote. M-T-M's bylaws provide that a director may be removed, with or without cause, only by a vote of the shareholders.

AMENDMENTS TO BYLAWS

     The VSCA provides generally that a Virginia corporation's board of directors may amend or repeal the corporation's bylaws except (i) to the extent such power is reserved to the shareholders by the articles of incorporation or the VSCA, (ii) the shareholders in adopting or amending a particular bylaw provided expressly that the board of directors could not amend or repeal such bylaw, and (iii) the corporation's shareholders may amend or repeal bylaws even though the bylaws may be amended or repealed by the board of directors. BTG's articles of incorporation provides that BTG's bylaws may be amended only by the Board of Directors or the affirmative vote of not less than 66 2/3% of the total number of votes of the then outstanding shares entitled to vote, voting together as a single class.

     Under the NYBCL, except as otherwise provided in the certificate of incorporation, by-laws may be amended, repealed or adopted by the holders of shares entitled to vote for the election of any director. When so provided in the certificate of incorporation or a by-law adopted by the shareholders, by-laws may also be amended, repealed or adopted by the board by such vote as may be therein specified, which may be greater than the vote otherwise prescribed by law, but any by-law adopted by the board may be amended or repealed by the shareholders entitled to vote thereon. The M-T-M Bylaws provide that they may be made, altered amended or repealed by the affirmative vote of a majority of the Board of Directors or the affirmative vote of a majority of the shares of stock outstanding at a special or annual meeting.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

     Under the VSCA, a corporation may amend its articles of incorporation at any time to add or change a provision that is required or permitted in the articles or to delete a provision not required in the articles. Except for certain types of amendments that may be adopted by the Board of Directors without shareholder approval, amendments to a corporation's articles of incorporation generally require the vote of at least two-thirds of each class outstanding and entitled to vote thereon or, if the articles of incorporation so provide, a greater or lesser proportion, but not less than a majority of the outstanding shares of each class. BTG's articles of incorporation does not alter the two-thirds rule.

     The VSCA further provides that the outstanding shares of a class are entitled to vote as a separate voting group on a proposed amendment of the articles of incorporation if shareholder voting is otherwise required and if the amendment would: (i) increase or decrease the aggregate number of authorized shares of the class, provided that the vote of the class as a separate voting group is not required to increase or decrease the number of authorized shares of the class (but not below the number of shares thereof then outstanding and the number of shares required to be reserved for issuance), if so provided in the articles of incorporation as in effect prior to the issuance of any shares of the class or in any amendment thereto which was approved by the required vote of the shares of such class; (ii) effect an exchange or reclassification of all or part of the shares of the class into shares of another class; (iii) effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of the class; (iv) change the designation, rights, preferences or limitations of all or part of the shares of the class, but such class shall not be entitled to vote as a separate voting group on an amendment increasing the number of authorized shares of a subordinate class solely because both such classes vote on some or all matters as a single voting group; (v) change the shares of all or part of the class into a different number of shares of the same class; (vi) create a new class of shares, or change a class with subordinate and inferior rights into a class of shares, having rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the class, or increase the rights, preferences or number of authorized shares of any class having rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the class; (vii) in the case of a class of shares with preferential rights, divide the shares into a series, designate the series, and determine, or, unless authority was conferred at the time the class was created, authorize the board of directors to determine, variations in the rights, preferences and limitations among the shares of the respective series; (viii) limit or deny an existing preemptive right of all or part of the shares of the class; or (ix) cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of the class.

     Under the NYBCL, a corporation may amend its certificate of incorporation, provided such amendment contains only such provisions as might be lawfully contained in an original certificate of incorporation filed at the time of making such amendment. An amendment or change of the certificate of incorporation may be authorized by a vote of the Board, followed by a vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders. Alternatively, the Board may authorize an amendment to the corporation's certificate of incorporation with respect to certain specified matters.

     Notwithstanding any provision in its certificate of incorporation, the NYBCL requires that the holders of shares of a class shall be entitled to vote as a class upon a proposed amendment when it would (i) exclude or limit their right to vote on any matter, except as such right may be limited by voting rights given to new shares of any existing or new class or series then being authorized, (ii) affect par value, the number of authorized shares, designation, relative rights, preferences, limitations and conversion rights, or (iii) subordinate their rights, authorizing shares having preferences which would be superior to their rights.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

     The VSCA generally permits indemnification by a corporation of an individual made a party to a proceeding because he is or was a director or officer of such corporation against liability incurred in the proceeding, if the director or officer has acted in good faith and he believed: in the case of conduct in his official capacity with the corporation, with the belief that his conduct was in the best interest of the corporation; in all other cases, that his conduct was at least not opposed to its best interest; and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The VSCA prohibits a corporation from indemnifying a director or officer in connection with a proceeding by or in the right of a corporation in which the director or officer was adjudged liable to the corporation. In addition, the VSCA prohibits indemnification in connection with a proceeding charging improper personal benefit to the director, whether or not in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. BTG's articles of incorporation provides, to the fullest extent permitted by Virginia law, for the indemnification of BTG's directors and officers against any obligation to pay a judgment, settlement, penalty, fine or other liability and reasonable expenses, including attorney's fees incurred by such director or officer in connection with or resulting from any action, suit, or proceeding to which such director or officer is or may be made a party by reason of being or having been a director or officer of BTG, except such liabilities and expenses as are incurred because of such director's or officer's willful misconduct or knowing violation of the criminal law.

     The VSCA also provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation is authorized under the VSCA to indemnify such party.

     Under the NYBCL, a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding, except for shareholder derivative suits, by reason of the fact that he or she was a director or officer of the corporation, provided such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. Indemnification may be provided against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action, proceeding or appeal therefrom. The NYBCL also provides that expenses incurred in defending a civil or criminal action may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person was not entitled to such indemnification. The M-T-M certificate of incorporation does not include provisions for indemnification of its directors or officers.

     In the case of shareholder derivative suits, the corporation may indemnify any person by reason of the fact that he or she was a director or officer of the corporation if he or she acted in good faith for a purpose which he or she reasonably believed to be in the best interest of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     The indemnification and advancement of the expenses described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws, or, when authorized by (i) such certificate of incorporation or by-laws, (ii) a resolution of shareholders, (iii) a resolution of directors, or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

     Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, or unless ordered by a court pursuant to the NYBCL, any indemnification under the NYBCL pursuant to the above paragraphs may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct (i) by a quorum of directors who are not parties to such action or proceeding upon certain findings, or (ii) in the event a quorum of disinterested directors is not available, or, even if a quorum is available, a quorum of disinterested directors so directs, (A) by the board upon the written opinion of independent legal counsel, or (B) by the shareholders.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

     Under the VSCA, the liability of an officer or director for a single transaction in a proceeding brought by or in the right of a corporation or on behalf of shareholders is limited to damages not exceeding the lesser of (i) the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the bylaws as a limitation on or elimination of the liability of the officer or director; or
(ii) the greater of $100,000 or the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed. The liability of an officer or director may not be so limited if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

     The NYBCL provides that the indemnification provisions provided in the NYBCL are not exclusive of any rights a director or officer seeking indemnification may be entitled in the certificate of incorporation or bylaws. However, no indemnification may be made on behalf of a director if a judgment or other final adjudication adverse to such director establishes that such director's acts were in bad faith, or were the result of active and deliberate dishonesty and were material to the cause of action, or that the director personally gained in fact a financial profit or other advantage to which such director was not legally entitled.

     Both BTG's articles of incorporation and M-T-M's certificate of incorporation include a provision eliminating, to the fullest extent permitted by law, the personal liability of directors.

AUTHORIZED CAPITAL STOCK; BLANK STOCK PROVISION

     BTG's articles of incorporation authorizes 20,000,000 shares of common stock, no par value per share, of which approximately 8,565,891 shares were issued and outstanding as of the date of this Proxy Statement/ Prospectus; and 1,000,000 shares of preferred stock, no par value per share, of which no shares are issued and outstanding. The holders of BTG common stock have one vote per share on all matters on which holders of BTG common stock are entitled to vote. The VSCA provides that a corporation's articles of incorporation may permit its board of directors to fix in whole or in part the preferences, limitations and relative rights of any class of shares before the issuance of any shares of that class or one or more series within a class before the issuance of any shares of that series.

     M-T-M's certificate of incorporation authorizes (i) 10,000,000 shares of M-T-M common stock, par value $.001 per share, of which 4,450,374 shares are issued and outstanding; and (ii) 2,000,000 shares of preferred stock, par value $.001 per share, of which no shares are issued and outstanding. The NYBCL provides that a corporation may issue any class of preferred shares in series. The NYBCL was recently amended to expand the power of a corporation's board of directors by granting it the right, unless otherwise provided in the certificate of incorporation, to change the number of shares of any series of preferred shares.

SHAREHOLDER APPROVAL OF CERTAIN SIGNIFICANT TRANSACTIONS

     Under the VSCA, a sale, lease, exchange or other disposal of all or substantially all of the property of a corporation other than in the usual or regular course of business, requires the approval by the holders of more than two-thirds of all the votes entitled to be cast on the transaction (unless the board of directors requires a higher vote or the articles of incorporation provide for a greater or lesser vote so long as the vote provided for is not less than a majority of all the votes cast on the transaction by each voting group entitled to vote on the transaction at a meeting at which a quorum exists). Also under the VSCA, a plan of merger or share exchange generally must be approved by each voting group entitled to vote on the plan by more than two-thirds of all the votes entitled to be cast by that voting group (unless the board of directors requires a higher vote or the articles of incorporation provide for a greater or lesser vote so long as the vote provided for is not less than a majority of all the votes cast on the plan by each voting group entitled to vote on the transaction at a meeting at which a quorum exists).

     The NYBCL requires the affirmative vote of two-thirds of a corporation's outstanding shares to authorize a merger, consolidation, dissolution or disposition of substantially all of its assets. Effective February 22, 1998, the consent of more than 50% of a corporation's outstanding shares is required.

     BTG's articles of incorporation and M-T-M's certificate of incorporation do not alter the shareholder vote requirement relating to such transactions.

DIVIDENDS

     Under the VSCA, the payment of dividends are generally permissible, subject to restriction by the articles of incorporation, except if, after giving effect to such payment, the corporation would not be able to pay its debts as they become due in the usual course of its business or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were dissolved, to satisfy the preferential rights of holders of securities with rights superior to those receiving the distribution. BTG's articles of incorporation do not alter the dividend provisions set forth in the VSCA. The directors of a Virginia corporation may be personally liable to the corporation and its creditors to the extent that a dividend authorized by the directors exceeds such permissible amounts and is not repaid to the corporation, but may seek contribution from other directors voting in favor of the distribution and from the shareholders receiving the distribution.

     Under the NYBCL, a New York corporation may declare and pay dividends in cash, bonds of the corporation or property of the corporation only out of surplus; provided that no dividend may be declared and paid when the corporation is insolvent, when the corporation would be made insolvent by such payment or if the certificate of incorporation restricts such payment.

LOANS TO DIRECTORS AND OFFICERS

     Under the NYBCL, a corporation may not make a loan to any director unless authorized by a majority vote of the shareholders, but shares of the director who would be the borrower shall not be entitled to vote.

     The VSCA does not contain an equivalent restriction on loans to directors. However, under the VSCA, a transaction with a corporation in which a director has a direct or indirect personal interest is voidable by the corporation unless
(i) the material facts of the transaction and the director's interest were disclosed or known to the board of directors (or a committee thereof) and a majority of the disinterested members of the board or committee authorized, approved or ratified the transaction; (ii) the material facts of the transaction and the director's interest were disclosed to the shareholders entitled to vote and a majority of the shares (excluding shares owned or controlled by the director) approved or ratified the transaction; or (iii) the transaction was fair to the corporation.

STOCK REPURCHASES

     Under the VSCA, the repurchase of a corporation's stock is generally permissible, except if, after giving effect to such payment, the corporation would not be able to pay its debts as they become due in the usual course of its business or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were dissolved, to satisfy the preferential rights of holders of securities with rights superior to the corporation's common stock.

     New York law permits repurchases of shares subject to any restrictions contained in the certificate of incorporation, out of surplus except when a corporation is insolvent. A corporation may also repurchase its shares out of stated capital under certain circumstances.

INSPECTION OF SHAREHOLDER RECORDS

     Under the VSCA, any person who has been a shareholder of record of a corporation for at least six months immediately preceding his demand, or is the holder of record of at least 5% of all outstanding shares of the corporation, is entitled to inspect and copy, during regular business hours at the corporation's principal office, certain records maintained by the corporation, including the minutes of all shareholders' meetings and the record of shareholders, if he gives the corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy. Any such demand must be made in good faith and for a proper purpose and must describe with reasonable particularity the shareholder's purpose and records he wishes to inspect.

     The NYBCL allows any person who has been a shareholder of record of a corporation for at least six months immediately preceding his demand, or any person holding, or authorized in writing by the holders of, at least five percent of any class of the outstanding shares of the corporation, to examine the minutes of the proceedings of shareholders and records of the corporation's shareholders during usual business hours, upon at least five days' written notice. A corporation may deny such a request upon the refusal of the individual demanding inspection to provide an affidavit that the inspection is not for purposes other than the business of the corporation and that he has not been involved in the sale of any shareholder lists within the past five years. The person seeking inspection may then apply to the supreme court in the judicial district where the office of the corporation is located for an order directing the corporation to show cause why an order permitting inspection should not be granted.

CORPORATE ACTION WITHOUT A SHAREHOLDER MEETING

     Under the NYBCL, effective February 22, 1998, if permitted in a corporation's certificate of incorporation, any action required or permitted to be taken by shareholders at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent must be delivered to the corporation by delivery to its registered office in New York, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No such written consent is effective to take the corporate action to which it relates unless the required percentage of consents are delivered to the corporation within a 60 day period. Prompt notice of the taking of the corporate action without a meeting must be given to all shareholders who have not consented in writing. Prior to the effective date of the amendment of the NYBCL adopted on August 26, 1997, shareholders may act without a meeting only upon the consent in writing of the holders of all outstanding shares entitled to vote thereon for any action requiring a vote of shareholders.

     The VSCA permits shareholders to act without meeting only by unanimous written consent.

ISSUANCE OF RIGHTS AND OPTIONS

     Under the VSCA, unless reserved to the shareholders in the articles of incorporation and subject to the preemptive rights of shareholders, a corporation may create or issue rights, options or warrants for the purchase of shares of the corporation upon such terms and conditions and for such consideration, if any, and such purposes as may be approved by the board of directors. Unless limited or denied in the articles of incorporation, shareholders of a Virginia corporation have a preemptive right to acquire proportional amounts of the corporation's unissued shares upon the decision of the board of directors to issue them. The BTG articles of incorporation denies preemptive rights to the BTG shareholders and does not reserve to the BTG shareholders the right to create or issue rights, options or warrants for the purchase of BTG stock.

     Under the NYBCL, the issuance of options or rights to purchase shares of a corporation to directors, officers and employees of the corporation or its subsidiaries or affiliates, as an incentive to service or continued service with the corporation, must be authorized by a majority of all outstanding shares entitled to vote thereon, or authorized by and consistent with a plan adopted by such vote of shareholders. There is no such provision in M-T-M's certificate of incorporation providing for a greater percentage.

DISSENTERS' RIGHTS

     Under the VSCA, a shareholder of a Virginia corporation is entitled to dissent from, and to receive payment of the "fair value" of his shares in the event of, any of the following corporate transactions: (a) consummation of a merger to which the corporation is a party, provided that either (i) shareholder approval is required for the merger pursuant to the VSCA or the corporation's articles of incorporation and the shareholder is entitled to vote or (ii) the corporation is a subsidiary being merged with its parent pursuant to a particular VSCA provision for such transactions; (b) consummation of a plan of share exchange to which the corporation is a party as the party whose shares will be acquired, provided that the shareholder is entitled to vote on the plan;
(c) consummation of the sale or exchange of all or substantially all the property of the corporation, if the shareholder is entitled to vote on the transaction or the transaction is in furtherance of a dissolution on which the shareholder is entitled to vote, and provided that the transaction is neither
(i) a transaction pursuant to court order nor (ii) a transaction for cash pursuant to a plan by which all or substantially all of the net proceeds will be distributed to shareholders within one year; or (d) any corporate action taken pursuant to a shareholder vote, to the extent that the articles of incorporation, the bylaws, or a resolution of the board of directors provides that voting and nonvoting shareholders are entitled to dissent and obtain payment of their shares. A shareholder who has the right to dissent from a transaction and obtain payment for the "fair value" of his shares must follow specific procedural requirements as set forth in the VSCA in order to maintain such right and obtain such payment.

     The NYBCL provides that, upon compliance with certain requirements and procedures, a dissenting shareholder has the right to receive the fair value of shares if such shareholder objects to (i) certain mergers, (ii) a consolidation,
(iii) a disposition of assets requiring shareholder approval or (iv) certain amendments to the certificate of incorporation which adversely affect the rights of such shareholder.

CONSIDERATION FOR SHARES

     The VSCA requires that any issuance of shares be authorized by the board of directors. Shares may be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation. A good faith determination by the board of directors that the consideration received or to be received for the shares to be issued is adequate is conclusive insofar as the adequacy of consideration relates to whether the shares are validly issued, fully paid and nonassessable. When the board of directors has made such a determination and the corporation has received the consideration, the shares issued therefor are fully paid and nonassessable.

     The NYBCL was amended effective February 22, 1998, to provide that shares of stock may be issued, and deemed to be fully paid and nonassessable, if the corporation receives (i) money or other property, (ii) labor or services actually received by or performed for the corporation, (iii) a binding obligation to pay the purchase price or the subscription price in cash or other property, (iv) a binding obligation to perform services having an agreed value or (v) or a combination thereof, having an aggregate value not less than the par value of such shares; provided that such shares will not be issued or deemed to be fully paid and nonassessable until the amount of stated capital (generally the par value of the shares) have been paid in the form of cash, services rendered, personal or real property contributed or a combination thereof. Prior to such time neither obligations of the subscriber for future payments nor obligations of the subscriber for future services shall constitute payment or part payment for shares of a corporation. Further, certificates for shares may not be issued until the full amount of the consideration therefor has been paid (except in the case of shares purchased pursuant to stock options under a plan permitting installment payments).

ANTI-TAKEOVER PROVISIONS

     Under the Virginia Control Share Acquisition statute, a person (the "acquiror") who makes a bona fide offer to acquire, or acquires, shares of stock of a Virginia corporation that when combined with shares already owned, would increase the acquiror's ownership to at least 20%, 33 1/3%, or a majority of the voting stock of the corporation, must obtain the approval of a majority in interest of the shares held by all shareholders, except the acquiror and the officers and inside directors of the corporation, in order to vote the shares acquired. The statute does not apply to mergers pursuant to a merger or plan of share exchange effected in compliance with the relevant provisions of the VCSA. The Control Share Acquisition statute permits a Virginia corporation to elect not to be governed by these provisions by including such an election in its articles of incorporation or bylaws, and does not apply to companies with less than 300 shareholders. BTG has elected out of the Control Share Acquisition statute in its articles of incorporation.

     Virginia's Affiliated Transactions Statute provides that if a person acquires 10% or more of the stock of a Virginia corporation without the approval of its board of directors (an "interested shareholder"), such person may not engage in certain transactions with the corporation (including a merger and purchase or sale of greater than 5% of the corporation's assets or voting stock) for a period of three years, and then only with the specified supermajority shareholder vote, disinterested director approval or fair price and procedural protections. Virginia's statute includes certain exceptions to this prohibition; for example, if a majority of disinterested directors approves the acquisition of stock or the transaction prior to the time that the person became an interested shareholder, or if the transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested shareholder, the prohibition does not apply.

     The VSCA contains provisions explicitly permitting a corporation to take the steps necessary to implement a shareholder rights plan "poison pill" where all shareholders, except for the acquiror, have certain economically powerful rights that are activated upon an acquiror obtaining a 20% (or other percentage) stock ownership position. BTG has not implemented a "poison pill." BTG's articles of incorporation do provide for preferred stock as to which the Board of Directors has authority to determine the terms of such stock, which is generally a prerequisite to implementing a "poison pill."

     Sections 513 and 912 of the NYBCL provide that no domestic corporation may purchase more than 10% of its stock from a shareholder who has held the shares for less than two years at any price which is higher than the market price unless such transaction is approved by both the corporation's board of directors and a majority of the shares entitled to vote or the corporation offers to purchase shares from all shareholders on the same terms.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the securities offered hereby and the Merger will be passed upon for BTG by Hogan & Hartson L.L.P. Certain legal matters in connection with the Merger will be passed upon for M-T-M by Snow Becker Krauss P.C. An affiliate of Snow Becker Krauss P.C. is the holder of options under M-T-M's 1993 Stock Option Plan to acquire 20,000 shares of M-T-M common stock. Pursuant to the Merger Agreement, such affiliate will receive $44,900 immediately prior to the effective time of the Merger in cancellation of such options.

                                    EXPERTS

     The consolidated financial statements and schedule of BTG as of March 31, 1996 and 1997 and for each of the years in the three-year period ended March 31, 1997, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and in the Registration Statement, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of M-T-M appearing in M-T-M's Amended Annual Report (Form 10-K/A) for the year ended March 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     Representatives of Ernst & Young LLP expect to be present at the M-T-M special meeting and, while such representatives have stated that they do not plan to make a statement at such meetings, they will be available to respond to appropriate questions from shareholders in attendance.

                              INDEX TO APPENDICES

                                                ITEM
       ---------------------------------------------------------------------------------------
A.     Merger Agreement, as amended
B.     Voting Agreement
C.     Fairness Opinion of BlueStone Capital Partners, L.P.
D.     Appraisal Rights Provisions of the NYBCL
E.     M-T-M's Annual Report on Form 10-K for Fiscal Year ended March 31, 1997
F.     M-T-M's Quarterly Report on Form 10-Q for the Quarter ended September 30, 1997
G.     Form of Proxy Card

                                  APPENDIX A

                        MERGER AGREEMENT, AS AMENDED

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                   BTG, INC.

                           MICROS-TO-MAINFRAMES, INC.

                                      AND

                              BTG MERGER SUB, INC.





                          DATED AS OF AUGUST 29, 1997

                               TABLE OF CONTENTS



                                                                                                       Page
                                                                                                       ----
AGREEMENT AND PLAN OF MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   i

ARTICLE I  THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.1. The Merger.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
SECTION 1.2. Effective Time.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
SECTION 1.3. Effect of the Merger.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
SECTION 1.4. Certificate of Incorporation; Bylaws.  . . . . . . . . . . . . . . . . . . . . . . . . .   3
SECTION 1.5. Directors and Officers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
SECTION 1.6. Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
SECTION 1.7. Subsequent Actions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE II  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES  . . . . . . . . . . . . . . . . . . .   4
SECTION 2.1. Conversion of Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 2.2. Exchange of Certificates and Payment of Cash.  . . . . . . . . . . . . . . . . . . . . .   7
SECTION 2.3. Company Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 2.4. Stock Transfer Books.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 2.5. Dissenting Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 2.6  Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . .  13
SECTION 3.1. Organization and Qualification; Subsidiaries.  . . . . . . . . . . . . . . . . . . . . .  13
SECTION 3.2. Certificate of Incorporation and Bylaws. . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 3.3. Capitalization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 3.4. Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 3.5. No Conflict; Required Filings and Consents.  . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 3.6. SEC Filings; Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 3.7. Absence of Certain Changes or Events.  . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 3.8. Absence of Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 3.9. Licenses and Permits; Compliance with Laws.  . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 3.10. Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 3.11. Intellectual Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 3.12. Company Material Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 3.13. Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 3.14. Properties; Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 3.15. Labor Relations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 3.16. Environmental Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 3.17. Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 3.18. Accounts Receivable.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SECTION 3.19. Inventory.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 3.20. Undisclosed Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 3.21. Real Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 3.22. Board Approval; Vote Required.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 3.23. Opinion of Financial Advisor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 3.24. Brokers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 3.25. Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF ACQUIROR  . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 4.1. Organization and Qualification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 4.2. Organizational Documents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 4.3. Capitalization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 4.4. Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 4.5. No Conflict; Required Filings and Consents.  . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 4.6. Absence of Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 4.7. SEC Filings; Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 4.8. Absence of Certain Changes or Events.  . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 4.9. Board Approval; Vote Required. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 4.10. Brokers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 4.11. Acquiror Material Contracts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 4.12. Labor Relations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 4.13. Undisclosed Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 4.14. Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF MERGER SUB . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 5.1. Organization and Qualification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 5.2. Certificate of Incorporation and Bylaws. . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 5.3. Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 5.4. No Conflict; Required Filings and Consents.  . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 5.5. Vote Required. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 5.6. Disclosure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE VI  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 6.1. Affirmative Covenants of the Company.  . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 6.2. Negative Covenants of the Company. . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 6.3. Affirmative Covenants of Acquiror. . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 6.4. Negative Covenants of Acquiror.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE VII  ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 7.1. Access and Information.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 7.2. Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 7.3. Registration Statement; Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 7.4. Stockholder Approval.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

SECTION 7.5. Further Action; Reasonable Best Efforts. . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 7.6. Public Announcements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 7.7. Directors' and Officers' Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 7.8. HSR Act Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 7.9. No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 7.10. Affiliate Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

ARTICLE VIII  CLOSING CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 8.1. Conditions to Obligations of Acquiror, Merger Sub and the Company to Effect the Merger.   45
SECTION 8.2. Additional Conditions to Obligations of Acquiror.  . . . . . . . . . . . . . . . . . . .  46
SECTION 8.3. Additional Conditions to Obligations of the Company. . . . . . . . . . . . . . . . . . .  48

ARTICLE IX  TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 9.1. Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 9.2. Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 9.3. Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 9.4. Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 9.5. Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE X  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 10.1. Nonsurvival of Representations, Warranties and Agreements.  . . . . . . . . . . . . . .  51
SECTION 10.2. Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 10.3. Certain Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 10.4. Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 10.5. Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 10.6. Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 10.7. Specific Performance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 10.8. Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 10.9. Third Party Beneficiaries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 10.10. Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 10.11. Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 10.12. Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

EXHIBITS

Exhibit A        Form of Opinion of Snow Becker Krauss P.C.
Exhibit B        Form of Opinion of Hogan & Hartson L.L.P.
Exhibit C        Form of Affiliate Agreement

                             Index of Defined Terms



                                                                Section
                                                                -------
1993 Company Stock Option Plan  . . . . . . . . . . . . .       2.3(a)
1993 Stock Option . . . . . . . . . . . . . . . . . . . .       2.3(a)
1996 Stock Option . . . . . . . . . . . . . . . . . . . .       2.3(b)
1996 Stock Option Plan  . . . . . . . . . . . . . . . . .       2.3(b)
Acquiror  . . . . . . . . . . . . . . . . . . . . . . . .       PREAMBLE
Acquiror Average Closing Price  . . . . . . . . . . . . .       2.1(a)
Acquiror Balance Sheet  . . . . . . . . . . . . . . . . .       4.13
Acquiror Common Stock . . . . . . . . . . . . . . . . . .       4.3
Acquiror Material Adverse Effect  . . . . . . . . . . . .       4.1
Acquiror Material Contracts . . . . . . . . . . . . . . .       4.11
Acquiror Representatives  . . . . . . . . . . . . . . . .       7.1
Acquiror SEC Reports  . . . . . . . . . . . . . . . . . .       4.7(a)
Acquiror Subsidiaries . . . . . . . . . . . . . . . . . .       4.1
Acquisition Proposal  . . . . . . . . . . . . . . . . . .       7.9(a)
affiliate . . . . . . . . . . . . . . . . . . . . . . . .       10.3(a)
Affiliate Agreements  . . . . . . . . . . . . . . . . . .       7.10
Aggregate Share Amount  . . . . . . . . . . . . . . . . .       2.1(b)(iv)
Aggregate Share Cap . . . . . . . . . . . . . . . . . . .       2.1(b)(iv)
Agreement . . . . . . . . . . . . . . . . . . . . . . . .       PREAMBLE
benefit liabilities . . . . . . . . . . . . . . . . . . .       3.13(c)
beneficial owner  . . . . . . . . . . . . . . . . . . . .       10.3(b)
Benefit Plans . . . . . . . . . . . . . . . . . . . . . .       3.13(a)
Blue Sky Laws . . . . . . . . . . . . . . . . . . . . . .       10.3(c)
business day  . . . . . . . . . . . . . . . . . . . . . .       10.3(d)
Cash Conversion Number  . . . . . . . . . . . . . . . . .       2.3(b)
Certificate of Merger . . . . . . . . . . . . . . . . . .       1.2
Certificates  . . . . . . . . . . . . . . . . . . . . . .       2.2(b)
Closing . . . . . . . . . . . . . . . . . . . . . . . . .       1.6
Closing Date  . . . . . . . . . . . . . . . . . . . . . .       1.6
Code  . . . . . . . . . . . . . . . . . . . . . . . . . .       PREAMBLE
Commonly Controlled Entity  . . . . . . . . . . . . . . .       3.13(a)
Company . . . . . . . . . . . . . . . . . . . . . . . . .       PREAMBLE
Company Balance Sheet . . . . . . . . . . . . . . . . . .       3.14
Company Common Stock  . . . . . . . . . . . . . . . . . .       3.3(a)
Company Material Adverse Effect . . . . . . . . . . . . .       3.1(a)
Company Material Contracts  . . . . . . . . . . . . . . .       3.12(a)
Company SEC Reports . . . . . . . . . . . . . . . . . . .       3.6(a)
Company Subsidiary and Company Subsidiaries . . . . . . .       3.1(a)
control, controlled by, under common control with . . . .       10.3(e)

Determination Date  . . . . . . . . . . . . . . . . . . .       2.1(a)
Dissenting Shares . . . . . . . . . . . . . . . . . . . .       2.5
Effective Time  . . . . . . . . . . . . . . . . . . . . .       1.2
employee benefit plans  . . . . . . . . . . . . . . . . .       3.13(a)
employee pension benefit plan . . . . . . . . . . . . . .       3.13(a)
Encumbrances  . . . . . . . . . . . . . . . . . . . . . .       3.3(b)
Environmental Claim . . . . . . . . . . . . . . . . . . .       3.16(d)(i)
Environmental Laws  . . . . . . . . . . . . . . . . . . .       3.16(d)(ii)
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . .       3.13(a)
ERISA Plan  . . . . . . . . . . . . . . . . . . . . . . .       3.13(a)
excess loss account . . . . . . . . . . . . . . . . . . .       3.10
Exchange Act  . . . . . . . . . . . . . . . . . . . . . .       3.5(b)
Exchange Agent  . . . . . . . . . . . . . . . . . . . . .       2.2(a)
Exchange Cash Consideration . . . . . . . . . . . . . . .       2.2(a)
Exchange Fund . . . . . . . . . . . . . . . . . . . . . .       2.2(a)
Forward Merger  . . . . . . . . . . . . . . . . . . . . .       PREAMBLE
Governmental Entity . . . . . . . . . . . . . . . . . . .       3.5(b)
Hazardous Materials . . . . . . . . . . . . . . . . . . .       3.16(d)(iii)
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . .       3.5(b)
Indemnified Party . . . . . . . . . . . . . . . . . . . .       7.7(b)
Intellectual Property . . . . . . . . . . . . . . . . . .       3.11(b)
intercompany transaction  . . . . . . . . . . . . . . . .       3.10
Leased Real Property  . . . . . . . . . . . . . . . . . .       3.21
Leases  . . . . . . . . . . . . . . . . . . . . . . . . .       3.21
Maximum Amount  . . . . . . . . . . . . . . . . . . . . .       7.7(a)
Merger  . . . . . . . . . . . . . . . . . . . . . . . . .       PREAMBLE
Merger Consideration  . . . . . . . . . . . . . . . . . .       2.2(b)
Merger Sub  . . . . . . . . . . . . . . . . . . . . . . .       PREAMBLE
Multiemployer Plan  . . . . . . . . . . . . . . . . . . .       3.13(d)
NASD  . . . . . . . . . . . . . . . . . . . . . . . . . .       3.5(b)
NASDAQ  . . . . . . . . . . . . . . . . . . . . . . . . .       2.1(a)
New York Law  . . . . . . . . . . . . . . . . . . . . . .       PREAMBLE
Outstanding Company Stock . . . . . . . . . . . . . . . .       2.1(a)
Permits . . . . . . . . . . . . . . . . . . . . . . . . .       3.9
Per Share Amount  . . . . . . . . . . . . . . . . . . . .       2.1(a)
person  . . . . . . . . . . . . . . . . . . . . . . . . .       10.3(f)
plan of reorganization  . . . . . . . . . . . . . . . . .       2.6
Proxy Statement . . . . . . . . . . . . . . . . . . . . .       7.3(a)
qualified . . . . . . . . . . . . . . . . . . . . . . . .       3.13(b)
Registration Statement  . . . . . . . . . . . . . . . . .       7.3(a)
Reverse Merger  . . . . . . . . . . . . . . . . . . . . .       PREAMBLE
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . .       3.6(a)
Securities Act  . . . . . . . . . . . . . . . . . . . . .       3.6(a)
Stock Conversion Number . . . . . . . . . . . . . . . . .       2.3(b)
Stockholders' Meeting . . . . . . . . . . . . . . . . . .       7.4

Subsidiary  . . . . . . . . . . . . . . . . . . . . . . .       3.1(b)
Surviving Corporation . . . . . . . . . . . . . . . . . .       1.1
tax, taxable and taxes  . . . . . . . . . . . . . . . . .       3.10
Termination Date  . . . . . . . . . . . . . . . . . . . .       9.1(h)
Termination Fee . . . . . . . . . . . . . . . . . . . . .       9.3
unfunded current liability  . . . . . . . . . . . . . . .       3.13(c)
Voting Agreement  . . . . . . . . . . . . . . . . . . . .       PREAMBLE
Voting Shareholders . . . . . . . . . . . . . . . . . . .       PREAMBLE

                          AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into this 29th day of August, 1997, by and among MICROS-TO-MAINFRAMES, INC., a New York corporation (the "Company"), BTG, INC., a Virginia corporation ("Acquiror"), and BTG MERGER SUB, INC., a New York corporation and wholly-owned subsidiary of Acquiror ("Merger Sub").

          WHEREAS, the Company, Acquiror and Merger Sub wish to provide that, upon the terms and subject to the conditions of this Agreement and in accordance with the New York Business Corporation Law ("New York Law"), Merger Sub and the Company will enter into a business combination transaction pursuant to which the Company will merge with and into Merger Sub (the "Forward Merger") or, alternatively, Merger Sub will merge with and into the Company (the "Reverse Merger" and, together with the Forward Merger, the "Merger");

          WHEREAS, for federal income tax purposes, the Company, Acquiror and Merger Sub intend, by approving resolutions authorizing this Agreement, that the Forward Merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

          WHEREAS, concurrently with the execution of this Agreement and as an inducement to Acquiror to enter into this Agreement, certain shareholders of the Company (the "Voting Shareholders") have entered into a voting and option agreement with Acquiror (the "Voting Agreement") pursuant to which, among other things, such shareholders have agreed to vote their shares of common stock of the Company in favor of this Agreement, the Merger and the other transactions contemplated by this Agreement, and to grant options to Acquiror to purchase their shares of common stock of the Company.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

ARTICLE I

THE MERGER

     SECTION 1.1.         THE MERGER.

          Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with New York Law, at the Effective Time (as defined in Section 1.2), the Company shall be merged with and into Merger Sub; provided, however, that if Acquiror elects to structure the Merger as a Reverse Merger pursuant to Section 2.1(b)(iii), Section 2.1(c)(iii) or Section 2.1(c)(iv), then Merger Sub shall be merged with and into the Company. As a result of the Forward Merger, the separate corporate existence of the Company (or, in the case of the Reverse Merger, Merger Sub) shall cease and Merger Sub (or, in the case of the Reverse Merger, the Company), shall continue as the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") as a wholly-owned subsidiary of Acquiror under the name of the Company.

     SECTION 1.2.         EFFECTIVE TIME.

          As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VIII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of New York, in such form as required by, and executed in accordance with the relevant provisions of, New York Law and in such form as approved by the Company and Acquiror prior to such filing. The Merger shall become effective at the time of filing by the Department of State of the State of New York in accordance with New York Law of the original, properly executed Certificate of Merger, or at the time specified as the effective time in the Certificate of Merger. The Certificate of Merger shall be submitted for filing at the time of the Closing and a draft thereof may be submitted prior thereto for clearance. The time at which the Merger shall become effective is referred to herein as the "Effective Time".

     SECTION 1.3.         EFFECT OF THE MERGER.

          At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of New York Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Sub and the Company, shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the

Company shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.4.         CERTIFICATE OF INCORPORATION; BYLAWS.

          At the Effective Time, (a) the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time and as amended by the Certificate of Merger, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with New York Law and such certificate of incorporation and (b) the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with New York Law, such certificate of incorporation and such bylaws.

     SECTION 1.5.         DIRECTORS AND OFFICERS.

          The directors of Merger Sub (or such other or additional individuals as Acquiror may designate prior to Closing) shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation; and the officers of the Company shall continue as the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 1.6.         CLOSING.

          Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place as promptly as practicable after satisfaction of the latest to occur or, if permissible, waiver of the conditions set forth in Article VIII hereof (the "Closing Date"), at the offices of Hogan & Hartson L.L.P., 8300 Greensboro Drive, McLean, Virginia 22102, unless another date or place is agreed to in writing by the parties hereto.

     SECTION 1.7.         SUBSEQUENT ACTIONS.

          If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out this Agreement.


ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.1.         CONVERSION OF SECURITIES.

          At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, Merger Sub, the Company or the holders of any of the following securities:

          (a) Company Common Stock. Subject to Sections 2.1(b) and (c) hereof, each share of Company Common Stock issued and outstanding as of the Effective Time (excluding any shares described in Sections 2.1(d) and (e) and any Dissenting Shares) (the "Outstanding Company Stock") shall be converted, subject to the terms hereof, into the right to receive the following: (i) Two Dollars and Eighty One Cents ($2.81) in cash, without interest; and (ii) that number of shares of Acquiror Common Stock equal to Two Dollars and Eighty One Cents ($2.81) divided by the Acquiror Average Closing Price (as defined below) ((i) and (ii) collectively, as adjusted pursuant to Sections 2.1(b) and (c) below, the "Per Share Amount"). All such shares of Company Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent only the right to receive the Merger Consideration pursuant to Section 2.2 below. The holders of certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein or by law. For purposes of this Agreement, the "Acquiror Average Closing Price" shall be the average of the reported closing prices of a share of Acquiror Common Stock on the National Association of Securities Dealers Automated Quotation System/National Market System ("NASDAQ") (or the last bid price in the absence of a trade) during the twenty (20) consecutive trading days ending on such trading day which is seven (7) days prior to the date of the Stockholders' Meeting (the "Determination Date").

          (b) Adjustments to the Per Share Amount. The Per Share Amount shall be subject to the following adjustments:

                 (i) If the Acquiror Average Closing Price is greater than Eighteen Dollars ($18.00), the Per Share Amount shall be increased by an additional amount of cash equal to (A) the product of One Thousand Four Hundred Thirty Dollars ($1,430) times each One Cent ($.01) that the Acquiror Average Closing Price exceeds Eighteen Dollars ($18.00) and is less than or equal to Twenty-Six Dollars ($26.00), divided by (B) four million four hundred fifty thousand three hundred seventy-four (4,450,374).

                 (ii) If the Acquiror Average Closing Price is less than or equal to Twelve Dollars and Fifty Cents ($12.50) and greater than Ten Dollars and Fifty Cents ($10.50), the Per Share Amount shall consist of (A) seven hundred sixty-four thousand (764,000) shares of Acquiror Common Stock plus six hundred twenty-five (625) shares of Acquiror Common Stock for each One Cent ($.01) that the Acquiror Average Closing Price is less than Twelve Dollars and Fifty Cents ($12.50) and is greater than Ten Dollars and Fifty Cents ($10.50), divided by four million four hundred fifty thousand three hundred seventy-four (4,450,374), and (B) an amount in cash, without interest, equal to Fifteen Million Four Hundred Fifty Thousand Dollars ($15,450,000) less One Thousand Four Hundred Fifty Dollars ($1,450) for each One Cent ($.01) that the Acquiror Average Closing Price is less than Twelve Dollars and Fifty Cents ($12.50) and is greater than Ten Dollars and Fifty Cents ($10.50), divided by four million four hundred fifty thousand three hundred seventy-four (4,450,374).

                 (iii) If the Acquiror Average Closing Price is less than or equal to Ten Dollars and Fifty Cents ($10.50), the Per Share Amount shall consist of (A) Three Dollars and Forty-One Cents ($3.41) in cash, without interest, and (B) 0.1997584 share of Acquiror Common Stock; provided, however, that Acquiror may elect, by notifying the Company in writing within two (2) days after the Determination Date, to structure the Merger as a Reverse Merger.

                 (iv) Notwithstanding anything herein to the contrary, if the product of the Per Share Amount (with the stock portion thereof determined based on the Acquiror Average Closing Price), as adjusted pursuant to this
Section 2.1(b), times the number of shares of Outstanding Common Stock (the "Aggregate Share Amount") exceeds the amount of Twenty-Seven Million Eight Hundred Sixty Thousand Eight Hundred Thirty-Three Dollars ($27,860,833) (the "Aggregate Share Cap"), then the cash portion of the Per Share Amount shall be reduced by an amount equal to (A) the difference between the Aggregate Share Amount and the Aggregate Share Cap, divided by (B) the number of shares of Outstanding Common Stock.

          (c) Adjustments to the Form of Merger Consideration. The relative amounts of cash and Acquiror Common Stock comprising the Per Share Amount

(prior to the adjustment pursuant to Section 2.1(b)(i)) shall be subject to the following adjustments:

                 (i) If the Acquiror Average Closing Price is greater than Twelve Dollars and Fifty Cents ($12.50) and less than Sixteen Dollars ($16.00), the Per Share Amount shall consist of (A) 0.1716709 share of Acquiror Common Stock, and (B) an amount in cash, without interest, equal to Five Dollars and Sixty-Two Cents ($5.62), less the product of 0.1716709 times the Acquiror Average Closing Price.

                 (ii) If the Acquiror Average Closing Price is equal to or greater than Twenty-Six Dollars ($26.00) and the Company has not made the election pursuant to Section 2.1(c)(iii), the Per Share Amount shall consist of
(A) 0.1123501 share of Acquiror Common Stock, and (B) an amount in cash, without interest, equal to Five Dollars and Sixty-Two Cents ($5.62), less the product of 0.1123501 times the Acquiror Average Closing Price.

                 (iii) Notwithstanding anything above to the contrary, if the Acquiror Average Closing Price is equal to or greater than Twenty-Six Dollars ($26.00), the Company, in its sole discretion, may elect, by notifying Acquiror in writing within two (2) days after the Determination Date that the entire Per Share Amount be in the form of Five Dollars and Sixty-Two Cents ($5.62) in cash; provided, however, that if the Company makes such an election, then (A) the additional amount payable under Section 2.1(b)(i) shall not apply and (B) Acquiror may elect, by notifying the Company in writing within two (2) days of receipt of the notice of Company's election under this Section 2.1(c)(iii), to structure the Merger as a Reverse Merger.

                 (iv) If in the reasonable judgment of Acquiror, the amount of cash reasonably expected to be paid in respect of the Dissenting Shares may cause the Forward Merger not to qualify as a tax-free reorganization under
Section 368(a) of the Code, then the relative amounts of cash and Acquiror Common Stock comprising the Per Share Amount shall be adjusted so that, in the reasonable judgment of Acquiror, the Forward Merger will qualify as a tax-free reorganization under Section 368(a) of the Code; provided, however, that if such adjustment would cause the total number of shares of Acquiror Common Stock issued in the Merger, plus the total number of shares of Acquiror Common Stock required to be reserved for the 1996 Stock Options pursuant to Section 2.3(b), to exceed nine hundred fifty thousand (950,000), then Acquiror may elect, by notifying the Company in writing no later than five (5) days after the Stockholders' Meeting, to structure the Merger as a Reverse Merger. Notwithstanding such an election by Acquiror, the Merger shall be structured as a Forward Merger if within one (1) day after such election by Acquiror the Company, in its sole discretion, notifies Acquiror in writing of its election to reduce the cash portion of the Per Share Amount (and, as a result, reduce the total Per Share Amount) by the amount that would result, in the reasonable judgment of Acquiror, in the Forward Merger qualifying as a tax-free reorganization under Section 368(a) of the Code. Acquiror and the Company agree that in all events, the Forward Merger should qualify as a tax-free reorganization under Section 368(a) of the Code if the sum of the amount of cash paid in respect of Dissenting Shares and the amount of cash paid as part of the Per Share Amount to all holders of shares of Outstanding Company Stock pursuant to Section 2.1, is sixty-two percent (62%) or less of the sum of cash payable in respect of Dissenting Shares and the Aggregate Share Amount.

                 (v) Notwithstanding anything to the contrary contained in this Agreement, the aggregate number of shares of Acquiror Common Stock issuable in connection with the Merger, plus the total number of shares of Acquiror Common Stock required to be reserved for the 1996 Stock Options pursuant to Section 2.3(b), shall not exceed nine hundred fifty thousand (950,000).

          (d) Acquiror-Owned Shares. All shares of capital stock of the Company owned, directly or indirectly, by Acquiror or Merger Sub shall be canceled and extinguished without any conversion thereof and no consideration shall be delivered or deliverable in exchange therefor.

          (e) Treasury Stock. All shares of capital stock of the Company held in the treasury of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no cash or Acquiror Common Stock shall be delivered or deliverable in exchange therefor.

          (f) Merger Sub Stock. In the case of the Reverse Merger, each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one (1) duly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (g) No Fractional Shares. No fraction of a share of Acquiror Common Stock shall be issued in connection with the Merger. In lieu of any such fractional shares, each holder of Company Common Stock entitled to receive shares of Acquiror Common Stock in the Merger shall have the right to receive an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the Acquiror Average Closing Price by (ii) the fractional interest in Acquiror Common Stock to which such holder would otherwise be entitled.

     SECTION 2.2.         EXCHANGE OF CERTIFICATES AND PAYMENT OF CASH.

          (a) Exchange Agent. At or prior to the Effective Time, Acquiror shall deposit, or shall cause to be deposited, with a bank or trust company designated by Acquiror and reasonably acceptable to the Company (the "Exchange Agent"), in trust for the benefit of the holders of shares of Outstanding Company Stock, for exchange in accordance with this Article II, through the Exchange Agent, (i) certificates evidencing the whole shares of Acquiror Common Stock issuable pursuant to Section 2.1 in exchange for Outstanding Company Stock, (ii) cash in the aggregate amount required to be exchanged for shares of Company Common Stock pursuant to Section 2.1 and (iii) cash in an amount sufficient to permit payment of cash payable in lieu of fractional shares pursuant to Section 2.1(g) (the cash described in (ii) and (iii), collectively, the "Exchange Cash Consideration") (such certificates for shares of Acquiror Common Stock and the Exchange Cash Consideration, being hereafter collectively referred to as the "Exchange Fund"). Except as contemplated by this Agreement, the Exchange Fund shall not be used for any other purpose. Any interest, dividends or other income earned on the investment of the Exchange Cash Consideration shall be for the account of Acquiror. Acquiror agrees to make available to the Exchange Agent from time to time, as needed, any additional cash required to pay any dividends or distributions subsequent to the Effective Time with respect to certificates for shares of Acquiror Common Stock held by the Exchange Agent pursuant to Section 2.2(d).

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Acquiror shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced shares of Outstanding Company Stock (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of Acquiror Common Stock and cash. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor
(A) certificates evidencing that number of whole shares of Acquiror Common Stock which such holder has the right to receive in accordance with Section 2.1 in respect of the shares of Company Common Stock formerly evidenced by such Certificate, (B) cash which such holder has the right to receive in accordance with Section 2.1, (C) cash in lieu of fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.1(g) and (D) any dividends or other distributions to which such holder is entitled pursuant to
Section 2.2(d) (the shares of Acquiror Common Stock and cash described in clauses (A), (B), (C) and (D) being, collectively, the "Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time from and after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration and no rights in any shares of Company Common Stock.

          (c) No Further Rights in Company Common Stock. The Merger Consideration paid upon conversion of the shares of Company Common Stock in accordance with the terms of this Article II, and all cash paid pursuant to
Section 2.5, shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock and the holders of Company Common Stock shall have no further ownership rights therein after the Effective Time.

          (d) Distributions With Respect to Unexchanged Company Shares. No dividends or other distributions declared or made with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock such holder is entitled to receive pursuant to Section 2.1 until such holder shall surrender such Certificate. Subject to applicable law and the provisions of this Article II, following the surrender of any such Certificate there shall be paid to the record holder of the shares of Acquiror Common Stock issued in exchange for such Certificate, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Acquiror Common Stock.

          (e) Transfers of Ownership. If any certificate for shares of Acquiror Common Stock is requested to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall have paid (and presented to the Exchange Agent documents evidencing such payment), any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate so surrendered, or have established to the satisfaction of Acquiror that such tax has been paid or is not payable.

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for one hundred eighty (180) days after the Effective Time shall be delivered to Acquiror, upon demand, and any holders of Company Common Stock that have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Acquiror as general creditors for the Merger Consideration to which they are entitled.

          (g) No Liability. Neither Acquiror nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any Acquiror Common Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) Lost, Stolen or Destroyed Certificates. In the event any Certificate evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit setting forth that fact by the person claiming such lost, stolen or destroyed Certificate(s) and granting a reasonable indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to such Certificate(s), Acquiror shall cause the Exchange Agent to pay to such person the Merger Consideration with respect to such lost, stolen or destroyed Certificate(s).

          (i) Withholding Rights. Acquiror or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement (including dividends or distributions with respect to Acquiror Common Stock) to any holder of shares of Company Common Stock such amounts as Acquiror or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Acquiror or the Exchange Agent, such withheld amount shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Acquiror or the Exchange Agent.

         SECTION 2.3.     COMPANY OPTIONS.

          (a) 1993 Stock Option Plan. Immediately prior to the Effective Time, each outstanding stock option to purchase shares of Company Common Stock (a "1993 Stock Option") granted under the Company's 1993 Employee Stock Option Plan, as amended (the "1993 Company Stock Option Plan"), whether or not exercisable, shall be terminated. Immediately prior to the Effective Time, the Company shall pay to each holder of a 1993 Stock Option listed on Schedule 2.3(a) that is outstanding as of such time, the amount of cash set forth next to such holder's name on Schedule 2.3(a). No such payment shall be made with respect to any such 1993 Stock Options listed on Schedule 2.3(a) that are exercised prior to or as of the Effective Time. Any such payment shall be subject to all applicable federal, state and local tax withholding requirements. Prior to the Closing, the Company shall take all such action as is necessary to terminate the 1993 Company Stock Option Plan and the 1993 Stock Options as of the Effective Time so that on and after the Effective Time no holder of a 1993 Stock Option or participant or former participant in the 1993 Company Stock Option Plan shall have any right to purchase shares of Company Common Stock or any other equity interest in the

Company or the Surviving Corporation under the 1993 Company Stock Option Plan or the 1993 Stock Options.

          (b) 1996 Stock Option Plan. Except as set forth on Schedule 2.3(b), at the Effective Time, each outstanding stock option to purchase shares of Company Common Stock (a "1996 Stock Option") granted under the Company's 1996 Employee Stock Option Plan (the "1996 Stock Option Plan"), whether or not exercisable, shall be converted into (i) the right to receive from the Company an amount in cash at Closing equal to (A) the product of the number of shares of Company Common Stock covered by such 1996 Stock Option, multiplied by the cash portion of the Per Share Amount into which a share of Company Common Stock is converted pursuant to Section 2.1, less (B) the product of the Cash Conversion Number (as defined below) multiplied by the aggregate exercise price payable for the shares of Company Common Stock covered by such 1996 Stock Option; and (ii) an option to acquire (A) that number of shares of Acquiror Common Stock equal to the product of the number of shares of Company Common Stock covered by such Stock Option immediately prior to the Effective Time multiplied by the number of shares of Acquiror Common Stock into which a share of Company Common Stock is converted pursuant to Section 2.1 and rounded down to the nearest whole number of shares, and (B) with an exercise price per share of Acquiror Common Stock equal to (x) the product of exercise price per share of Company Common Stock in effect immediately prior to the Effective Time multiplied by the Stock Conversion Number (as defined below), divided by (y) the number of shares of Acquiror Common Stock into which a share of Company Common Stock is converted pursuant to Section 2.1, with such quotient rounded up to the nearest cent. Any such payment shall be subject to all applicable federal, state and local tax withholding requirements.

                 The "Cash Conversion Number" shall be the number determined by dividing (i) the cash portion of the Per Share Amount into which a share of Company Common Stock is converted pursuant to Section 2.1, by (ii) the sum of the amount determined in (i) plus the product of the number of shares of Acquiror Common Stock into which a share of Company Common Stock is converted pursuant to Section 2.1 multiplied by the Acquiror Average Closing Price. The "Stock Conversion Number" shall be one (1) minus the Cash Conversion Number.

          (c) The portion of each 1996 Stock Option that is converted into an option to acquire Acquiror Common Stock pursuant to Section 2.3(b) shall be on terms and conditions no less favorable than those applicable to such 1996 Stock Option prior to the Effective Time, except to the extent inconsistent with or prohibited by the terms and conditions of Acquiror's stock option plans or this Agreement, in which case the terms and conditions of Acquiror's stock option plans or this Agreement, as the case may be, shall govern. Nothing in
Section 2.3(b) shall affect the schedule of vesting with respect to the 1996 Stock Options in effect immediately prior to the Effective Time. As soon as practicable after the Effective

Time, Acquiror shall deliver to each holder of an outstanding 1996 Stock Option an appropriate notice setting forth such holder's rights pursuant thereto. Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery pursuant to
the terms set forth in Section 2.3(b).   The shares of Acquiror Common Stock
underlying the portion of the 1996 Stock Options converted into Acquiror options pursuant to Section 2.3(b) shall be issued under a registration statement on Form S-8 previously filed by Acquiror. Except with respect to the portion of the 1996 Stock Options that are converted into options to acquire Acquiror Common Stock pursuant to Section 2.3(b) and to the extent that the terms of such 1996 Stock Options are not inconsistent with or prohibited by the terms and conditions of Acquiror's stock option plans or this Agreement, the Company shall, prior to the Closing, take all such action as is necessary to terminate the 1996 Company Stock Option Plan as of the Effective Time so that on and after the Effective Time no person shall have any right to purchase shares of Company Common Stock or any other equity interest in the Company or the Surviving Corporation under the 1996 Company Stock Option Plan.

     SECTION 2.4.         STOCK TRANSFER BOOKS.

          At the Effective Time, the stock transfer books of the Company with respect to all shares of capital stock of the Company shall be closed and no further registration of transfers of such shares of capital stock shall thereafter be made on the records of the Company.

     SECTION 2.5.         DISSENTING SHARES.

          Notwithstanding any other provisions of this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have, in accordance with Section 623 of New York Law, filed with the Company a written objection to the Merger including, among other things, a notice of the stockholders' election to dissent and a demand for payment of fair value for such shares (collectively, the "Dissenting Shares"), shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the fair value of such shares of Company Common Stock held by them in accordance with the provisions of such Section 623, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their dissenters' rights under such Section 623 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration, upon surrender, in the manner provided in Section 2.2, of the certificate or certificates that formerly evidenced such shares of Company Common Stock.

     SECTION 2.6          TAX CONSEQUENCES.

          It is intended by the parties hereto that the Forward Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Acquiror and Merger Sub as follows:

     SECTION 3.1.         ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

          (a) The Company and each Subsidiary (as defined below) of the Company (each a "Company Subsidiary" and collectively, the "Company Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Company and each Company Subsidiary is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which would not have a Company Material Adverse Effect (as defined below). The Company and each Company Subsidiary has the requisite power and authority and any necessary governmental authority, franchise, license or permit to own, operate, lease and otherwise to hold and operate its assets and properties and to carry on the businesses as now being conducted, except for such failures which would not in the aggregate have a Company Material Adverse Effect. The Company has no Subsidiaries (as defined below) or any equity interest or other investment in any person other than those listed in Schedule 3.1, each of which person is, unless otherwise indicated on Schedule 3.1, a Company Subsidiary. As used herein, an item or items would have a "Company Material Adverse Effect" if such item or items would (i) have a material adverse effect on the business, assets, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, or (ii) prevent or delay the consummation of the Merger by the Company in any material respect.

          (b) For purposes of this Agreement, a "Subsidiary" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other Subsidiary) (i) owns, directly or indirectly, fifty percent (50%) or more of the stock, partnership interests or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity; or (ii) possesses, directly or indirectly, control over the direction of management or policies of such corporation, partnership, joint venture or other legal entity (whether through ownership of voting securities, by agreement or otherwise).

     SECTION 3.2.         CERTIFICATE OF INCORPORATION AND BYLAWS.

          The Company has heretofore made available to Acquiror a complete and correct copy of the certificate or articles of incorporation and the bylaws of the Company and each Company Subsidiary, each as amended to date. Each such certificate or articles of incorporation and bylaws is in full force and effect. Except as set forth on Schedule 3.2, neither the Company nor any Company Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation or bylaws or other organizational or governing document.

     SECTION 3.3.         CAPITALIZATION.

          (a) The authorized capital stock of the Company consists of: (i) ten million (10,000,000) shares of common stock, par value $.001 per share ("Company Common Stock"), of which four million four hundred fifty thousand three hundred seventy-four (4,450,374) shares are issued and outstanding; and
(ii) two million (2,000,000) shares of preferred stock, par value $.001 per share, of which no shares are issued and outstanding. Two hundred fifty thousand (250,000) shares of Company Common Stock have been reserved for issuance upon the exercise of 1993 Stock Options granted under the 1993 Company Stock Option Plan, of which two hundred twenty thousand (220,000) shares are issuable upon the exercise of 1993 Stock Options outstanding under the 1993 Company Stock Option Plan as of the date hereof. Three hundred fifty thousand (350,000) shares of Company Common Stock have been reserved for issuance upon the exercise of 1996 Stock Options granted under the 1996 Company Stock Option Plan, of which one hundred eighty-five thousand (185,000) shares are issuable upon the exercise of 1996 Stock Options outstanding under the 1996 Company Stock Option Plan as of the date hereof. Except as set forth in Schedule 3.3, there are no options, warrants or other rights (including, without limitation, stock appreciation or stock depreciation rights), agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in the Company or any Company Subsidiary, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of the Company or any Company Subsidiary. Except as set forth in Schedule 3.3, there are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of its capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other person. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued in accordance with applicable laws and are fully paid and nonassessable and not subject to preemptive rights.

          (b) All of the outstanding shares of capital stock of each Company Subsidiary are (i) duly authorized and validly issued in accordance with applicable laws and are fully paid and nonassessable and not subject to preemptive rights, and (ii) owned beneficially and of record by the Company free and clear of any liens, security interests, pledges, agreements, options, rights, claims, charges or encumbrances (the "Encumbrances").

          (c) As of the date hereof, the only outstanding indebtedness for borrowed money (exclusive of trade payables arising in the ordinary course of business) of the Company and the Company Subsidiaries is as set forth in
Schedule 3.3 and all such indebtedness is prepayable in full without premium or penalty in accordance with its terms.

          (d) The Company represents and warrants to Acquiror and Merger Sub that as of the Effective Time, the aggregate number of outstanding shares of Company Common Stock on a fully diluted basis (assuming full exercise of the 1993 Stock Options and the 1996 Stock Options), shall not exceed four million eight hundred forty thousand three hundred and seventy-four (4,840,374) shares. The aggregate number of shares of Company Common Stock subject to the 1996 Stock Options as of the Effective Time shall not exceed one hundred and seventy thousand (170,000). As of the Effective Time there shall be no outstanding options under the 1993 Stock Option Plan or any shares of Company Common Stock or other securities subject to the 1993 Stock Options.

     SECTION 3.4.         AUTHORITY.

          The Company has the necessary corporate power and authority to enter into this Agreement and subject to obtaining any necessary stockholder approval of the Merger and the governmental approvals set forth in Section 3.5(b), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the approval of this Agreement by the stockholders of the Company in accordance with New York Law. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally, (ii) the refusal of a particular court to grant equitable remedies, including without limitation, specific performance and injunctive relief, and (iii) by the application of general principles of equity.

     SECTION 3.5.         NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations under this Agreement will not, (i) conflict with or violate the certificate or articles of incorporation, bylaws or other organizational document of the Company or any Company Subsidiary, (ii) subject to compliance with the requirements set forth in Section 3.5(b) below, conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company or any Company Subsidiary or by which any of their respective properties is bound or affected, (iii) except as set forth in Schedule 3.5, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company, any Company Subsidiary or any of their respective properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other alterations or occurrences that in the aggregate would not have a Company Material Adverse Effect.

          (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a "Governmental Entity"), except (i) for (A) compliance with the applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), state securities laws, state takeover laws, the National Association of Securities Dealers, Inc. (the "NASD"), the Hart-Scott-Rodino Antitrust

Improvements Act of 1976, as amended (the "HSR Act"), (B) applicable requirements, if any, of the consents, approvals, authorizations or permits described in Schedule 3.5, and (C) filing and recordation of appropriate merger documents as required by New York Law, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not in the aggregate have a Company Material Adverse Effect.

     SECTION 3.6.         SEC FILINGS; FINANCIAL STATEMENTS.

          (a) The Company has filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission (the "SEC") and has heretofore made available to Acquiror, in the form filed with the SEC, together with any amendments thereto, copies of its (i) Annual Reports on Form 10-K and all Quarterly Reports on Form 10-Q filed since April 1, 1994,
(ii) all proxy statements relating to meetings of stockholders (whether annual or special) since April 1, 1994, (iii) all reports on Form 8-K since March 31, 1997 and (iv) all other reports or registration statements filed by the Company since April 1, 1994 (collectively, the "Company SEC Reports"). As of their respective filing dates the Company SEC Reports, as amended pursuant to the amendments described in Schedule 3.6, (i) complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act") and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Except as set forth on Schedule 3.6, the financial statements, including all related notes and schedules, contained in the Company SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of the Company and the Company Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of the Company and the Company Subsidiaries for the periods indicated in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be noted therein) and subject in the case of interim financial statements to normal year-end adjustments.

     SECTION 3.7.         ABSENCE OF CERTAIN CHANGES OR EVENTS.

          Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or as set forth in Schedule 3.7, since March 31, 1997,
(a) the Company and the Company Subsidiaries have not incurred any liability or liabilities, or suffered any loss or losses, which in the aggregate resulted in or are reasonably likely to have a Company Material Adverse Effect, (b) there has not occurred any event which in the aggregate had, or would reasonably be expected to have, a Company Material Adverse Effect, (c) the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices, (d) except as set forth in Section 2.3(a), the Company has not paid any dividend or distribution in respect of, or redeemed or repurchased any of, its capital stock or other equity securities, including securities directly or indirectly convertible into or exercisable or exchangeable for any of its capital stock or other equity securities, (e) the Company has not entered into or consummated any transaction with any officer, director or affiliate of the Company or any person known by the Company to be an affiliate of any of them, and (f) the Company has not changed its methods of accounting.

     SECTION 3.8.         ABSENCE OF LITIGATION.

          Except as set forth in Schedule 3.8, there are (a) no claims, actions, suits, investigations, or proceedings pending or, to the Company's knowledge, threatened against the Company or any of the Company Subsidiaries before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, and (b) no judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator outstanding against the Company or any Company Subsidiary. To the Company's knowledge there is no reasonable factual basis for any claim, action, suit, investigation or proceeding against the Company or any of the Company Subsidiaries that, if adversely determined against the Company or a Company Subsidiary, would in the aggregate have a Company Material Adverse Effect.

     SECTION 3.9.         LICENSES AND PERMITS; COMPLIANCE WITH LAWS.

          The Company and the Company Subsidiaries hold (and will hold as of the Closing Date), all permits, licenses and approvals from all Governmental Entities (collectively, the "Permits") necessary for the Company and the Company Subsidiaries to own, lease and operate their respective properties and to carry on their respective businesses as now being conducted (and as conducted as of the Closing Date), and no such Permit has been modified or rescinded and all such Permits are in full force and effect except as would not in the aggregate have a Company Material Adverse Effect. The businesses of the Company and the Company Subsidiaries are being and have been conducted in compliance with applicable laws, statutes, ordinances, regulations, judgments, Permits, orders, decrees, concessions, grants and other authorizations of any Governmental Entity, except for violations that would not in the aggregate have a Company Material Adverse Effect.

     SECTION 3.10.        TAXES.

          Except as set forth in Schedule 3.10, the Company and the Company Subsidiaries have (or, in the case of returns becoming due after the date hereof and on or before the Effective Time, will have prior to the Effective
Time) prepared and filed on a timely basis with all appropriate Governmental Entities all returns in respect of taxes that they are required to file on or prior to the Effective Time or by such date therefor including extensions, and all such returns are (or, in he case of returns becoming due after the date hereof and on or before the Effective Time, will be) correct and complete in all material respects. Except as set forth in Schedule 3.10, the Company and the Company Subsidiaries have paid (or, in the case of taxes becoming due after the date hereof and on or before the Effective Time, will have paid) in full all taxes due on or before the Effective Time and, in the case of taxes accruing on or before the Effective Time that are not due on or before the Effective Time, the Company has or will have established adequate reserves on its books and records and financial statements for such payment in accordance with generally accepted accounting principles consistently applied. Except as set forth in Schedule 3.10, the Company and the Company Subsidiaries have withheld from each payment made to any of its present or former employees, officers and directors all amounts required by law to be withheld and has, where required, remitted such amounts within the applicable periods to the appropriate Governmental Entities. In addition, except as set forth in
Schedule 3.10, (a) there are no assessments of the Company or any Company Subsidiary with respect to taxes that have been issued and are outstanding; (b) no Governmental Entity has audited or, to the Company's knowledge, examined the Company or any Company Subsidiary in respect of taxes; (c) neither the Company nor any Company Subsidiary has executed or filed any agreement extending the period of assessment or collection of any taxes which has not yet expired by its terms; and (d) neither the Company nor any Company Subsidiary has received written notification from any Governmental Entity of its intention to commence any audit or investigation. Except as set forth in Schedule 3.10, neither the Company nor any Company Subsidiary is a party to, is bound by or has any obligation under any tax sharing or tax indemnification agreement, provision or arrangement, whether formal or informal, and no power of attorney, which is currently in effect, has been granted with respect to any matter relating to taxes of the Company or any Company Subsidiary. Except as set forth in
Schedule 3.10, neither the Company nor any Company Subsidiary is presently required or will be required to include any adjustment in taxable income under
Section 481 of the Code (or any similar provision of the tax laws of any jurisdiction) as a result of any change in method of accounting or otherwise. Except as set forth in Schedule 3.10, neither the Company nor any Company Subsidiary has entered into any "intercompany transaction" as to which any item of deferred gain or loss has not been restored, and no "excess loss account" exists with respect to the stock of any Company Subsidiary, as those terms are defined in the Treasury Regulations issued under Section 1504 of the Code. For the purpose of this Agreement, the term

"tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include except where the context otherwise requires, all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

     SECTION 3.11.        INTELLECTUAL PROPERTY.

          (a) Except as set forth in Schedule 3.11, the Company or one of the Company Subsidiaries owns or possesses (and will own or possess as of the Closing Date) all right, title and interest in and to, or a valid and enforceable license or other right to use all of the Intellectual Property (as defined below), and all of the rights, benefits and privileges associated therewith, that is material to the conduct of the business of the Company and the Company Subsidiaries as currently conducted (and as conducted as of the Closing Date). To the knowledge of the Company, neither the Company nor any Company Subsidiary has infringed, misappropriated or otherwise violated any Intellectual Property of any other person, and neither the Company nor any Company Subsidiary is aware of any such infringement, misappropriation or violation which would reasonably be expected to occur prior to the Closing Date. To the knowledge of the Company, no person is materially infringing upon any Intellectual Property right of the Company or any Company Subsidiary.

          (b) "Intellectual Property" shall mean all patents, patent applications and patent disclosures; all inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names and all the goodwill associated therewith; all mask works; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; and all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research information, drawings, specifications, design plans, improvements, proposals, technical and computer data, documentation and software, financial business and marketing plans, customer and supplier lists and related proprietary information, marketing materials and all other proprietary rights.

     SECTION 3.12.        COMPANY MATERIAL CONTRACTS.

          (a) Schedule 3.12 sets forth a complete and correct list of all agreements of the following type to which the Company or a Company Subsidiary is a party or may be bound and all or any portion of which are currently in effect (collectively, the "Company Material Contracts"): (i) agreements filed as an exhibit to the Company SEC Reports and each agreement entered into after March 31,

1997 that would have been required to be filed as an exhibit to the Company SEC Reports had such agreement been entered into as of the date of filing any such Company SEC Report; (ii) employment, severance, termination, consulting and retirement agreements; (iii) loan agreements, indentures, letters of credit, mortgages, notes and other similar debt instruments; (iv) agreements that require aggregate future payments to or by the Company or any Company Subsidiary of more than Fifty Thousand Dollars ($50,000); (v) outstanding purchase orders of the Company and the Company Subsidiaries as of July 31, 1997; (vi) agreements containing any "change of control" provisions which, if triggered, would involve, individually or in the aggregate, payments by the Company or any Company Subsidiary in excess of Fifty Thousand Dollars ($50,000) or other material rights or obligations; (vii) agreements, arrangements or understandings with any employee, director, officer, or person known to the Company to be a direct or indirect stockholder of the Company or any affiliate thereof; (viii) agreements prohibiting the Company or any Company Subsidiary from engaging or competing in any line of business or limiting such competition; (ix) joint venture, partnership and similar agreements involving a sharing of profits; (x) acquisition or divestiture agreements relating to the
(A) sale of assets or stock of the Company or any Company Subsidiary (other than sales of inventory in the ordinary course of business) or (B) the purchase of assets or stock of any other person (other than the purchase of inventory, supplies or equipment in the ordinary course of business); (xi) brokerage, finder's or financial advisory agreements; (xii) guarantees of indebtedness for borrowed money of any person; (xiii) customer contracts with completion dates after December 31, 1997; (xiv) supply contracts, reseller and dealer agreements and (xv) agreements that, individually or together with one or more related agreements, are material to the assets or the financial condition of the business and operations of the Company and the Company Subsidiaries, taken as a whole.

          (b) Except as set forth in Schedule 3.12, all the Company Material Contracts are valid and in full force and effect except to the extent they have previously expired in accordance with their terms, and neither the Company nor any Company Subsidiary has (or has any knowledge that any other party thereto has) violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Company Material Contract, except for defaults which in the aggregate would not have a Company Material Adverse Effect. True and complete copies of all Company Material Contracts and any other contracts described on Schedule 3.12 have been delivered to Acquiror or made available for inspection.

     SECTION 3.13.        EMPLOYEE BENEFIT PLANS.

          (a) Schedule 3.13 sets forth a list of all of the pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other material incentive plans, all other material written employee programs, arrangements or agreements and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by the Company or for which the Company could incur a liability or any entity required to be aggregated with the Company (each, a "Commonly Controlled Entity") pursuant to Section 414 of the Code for the benefit of present and former employees or directors of the Company and of each Company Subsidiary or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity (collectively, the "Benefit Plans"). Any of the Benefit Plans which is an "employee pension benefit plan", as that term is defined in Section 3(2) of ERISA, is referred to herein as an "ERISA Plan".

          (b) Each of the Benefit Plans intended to be "qualified" within the meaning of Section 401(a) or 501 of the Code has been determined by the Internal Revenue Service to be so qualified and to the Company's knowledge, no circumstances exist that could reasonably be expected by the Company to result in the revocation of any such determination. Each of the Benefit Plans is in compliance with their terms and the applicable terms of ERISA and the Code and any other applicable laws, rules and regulations the breach or violation of which could result in a material liability to the Company or any Commonly Controlled Entity.

          (c) No ERISA Plan which is a defined benefit pension plan has any "unfunded current liability", as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan equals or exceeds the plan's "benefit liabilities", as that term is defined in
Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. All contributions, premiums and other payments with respect to each ERISA Plan which have become due and payable have been paid.

          (d) Except as disclosed in Schedule 3.13, no Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan"). Neither the Company nor any Commonly Controlled Entity has completely or partially withdrawn from any Multiemployer Plan. No termination liability to the Pension Benefit Guaranty Corporation or withdrawal liability to any Multiemployer Plan that is material in the aggregate has been or is reasonably expected to be incurred with respect to any Multiemployer Plan by the Company or any Commonly Controlled Entity.

          (e) The Company has made available to Acquiror complete copies, as of the date hereof, of all of the Benefit Plans that have been reduced to writing, together with all documents establishing or constituting any related trust, annuity contract, insurance contract or other funding instrument. The Company has made available to Acquiror complete copies of current plan summaries, employee booklets, personnel manuals and other material documents or written materials concerning the Benefit Plans that are in the possession of the Company as of the date hereof.

          (f)    To the Company's knowledge, except as set forth in Schedule
3.13 and except for claims for benefits in the ordinary course of business, no claim, lawsuit, arbitration or other action has been threatened or instituted against any Benefit Plan.

          (g) Except as set forth in Schedule 3.13 or as otherwise contemplated by the terms of this Agreement, the consummation of the transactions contemplated by this Agreement will not give rise to any liability, including, without limitation, liability for severance pay or termination pay, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, director or stockholder of the Company (whether current, former, or retired) or their beneficiaries solely by reason of such transactions. No amounts payable under any Benefit Plan will fail to be deductible for federal income tax purposes by virtue of
Section 280G or 162(m) of the Code.

          (h) Except as set forth in Schedule 3.13, neither the Company nor any Company Subsidiary maintains, contributes to, or in any way provides for any benefits of any kind (other than under Section 4980B of the Code, the Federal Social Security Act, or a plan qualified under Section 401(a) of the
Code) to any current or future retiree or terminee.

          (i) Neither the Company, any Company Subsidiary nor any Commonly Controlled Entity has (or could incur) any liability under Title IV of ERISA.

     SECTION 3.14.        PROPERTIES; ASSETS.

          Except as set forth in Schedule 3.14, the Company or one of the Company Subsidiaries (a) has good and marketable title to all the properties and assets reflected in the audited consolidated balance sheet of the Company dated as of March 31, 1997 (the "Company Balance Sheet") as being owned by the Company or one of the Company Subsidiaries (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), and those properties acquired after the date thereof which, taken as a whole, are material to the businesses of the Company and the Company Subsidiaries, free and clear of all Encumbrances except (i) statutory liens securing payments not yet due, and (ii) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances which do not secure monetary obligations and which do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (b) is the lessee of all leasehold estates reflected in the Company Balance Sheet (except for leases that have expired by their terms since the date thereof) or such leasehold estates acquired after the date thereof which are material to the businesses of the Company and the Company Subsidiaries, taken as a whole, and is in possession of the properties purported to be leased thereunder. Each such lease is valid without default thereunder by the lessee or, to the Company's knowledge, lessor, except for such defaults which would not in the aggregate have a Company Material Adverse Effect. The assets and properties of the Company and the Company Subsidiaries are (and will be as of the Closing Date) in good operating condition and repair (ordinary wear and tear excepted), and constitute (and will constitute as of the Closing Date) all of the assets, rights and properties which are necessary for the businesses and operations of the Company and the Company Subsidiaries as presently conducted (and as conducted as of the Closing Date).

     SECTION 3.15.        LABOR RELATIONS.

          Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of the Company or any Company Subsidiary. The Company and each Company Subsidiary is in compliance in all material respects with all laws relating to the employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, worker's compensation, employee privacy and right to know and social security contributions. There are no pending or, to the Company's knowledge, threatened proceedings or grievances with respect to labor matters concerning the Company or any Company Subsidiary which individually or in the aggregate would have a Company Material Adverse Effect.

     SECTION 3.16.        ENVIRONMENTAL MATTERS.

          (a) Except for matters which would not in the aggregate have a Company Material Adverse Effect, (i) the Company and each Company Subsidiary has complied and is in compliance with all applicable Environmental Laws (as defined below); (ii) neither the Company nor any Company Subsidiary has received any written communication that alleges that the Company or any Company Subsidiary is not in compliance with all applicable Environmental Laws or that the Company or any Company Subsidiary has incurred liability under Environmental Laws; (iii) all Permits and other governmental authorizations currently held by the Company and each Company Subsidiary pursuant to the Environmental Laws are in full force and effect, the Company and each Company Subsidiary is in compliance with all of the terms of such Permits and authorizations, and no other Permits or authorizations are required by the Company or any Company Subsidiary for the conduct of their respective businesses; (iv) the management, handling, storage, transportation, treatment, and disposal by the Company and each Company Subsidiary of any Hazardous Materials (as defined below) has been in compliance with all applicable Environmental Laws; and (v) neither the Company nor any Company Subsidiary has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation, any Hazardous Material, or owned or operated any property or facility (and, to the Company's knowledge, no such property or facility is contaminated by any such substance), in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resource damages, or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended, or any other Environmental Laws.

          (b) There is no Environmental Claim (as defined below) pending or, to the knowledge of the Company, threatened against or involving the Company or any of the Company Subsidiaries or against any person or entity whose liability for any material Environmental Claim the Company or any of the Company Subsidiaries has or may have retained or assumed either contractually or by operation of law.

          (c) To the knowledge of the Company, there are no past or present actions or activities by the Company or any Company Subsidiary including the storage, treatment, release, emission, discharge, disposal or arrangement for disposal of any Hazardous Materials, that could reasonably form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any Company Subsidiary may have retained or assumed either contractually or by operation of law.

          (d)    As used herein, these terms shall have the following meanings:

                 (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written) by any person or governmental authority alleging potential liability arising out of, based on or resulting from the presence, or release or threatened release into the environment, of any Hazardous Materials at any location owned or leased by the Company or any Company Subsidiary or other circumstances forming the basis of any violation or alleged violation of any Environmental Law.

                 (ii) "Environmental Laws" means all applicable foreign, federal, state (including, without limitation, the New Jersey Industrial Site Recovery Act, as amended, and all regulations promulgated thereto) and local laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

                 (iii) "Hazardous Materials" means wastes, substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants, including without limitation, substances defined as "hazardous substances", "toxic substances", "radioactive materials", or other similar designations in, or otherwise subject to regulation under, any Environmental Laws.

     SECTION 3.17.        INSURANCE.

          Schedule 3.17 contains a list and description of all insurance policies of title, property, fire, casualty, liability, life, workmen's compensation, business interruption, libel and slander, and other forms of insurance in force with respect to the Company and the Company Subsidiaries. All such insurance policies: (a) insure against such risks, and are in such amounts, as appropriate and reasonable considering the Company and the Company Subsidiaries' properties, businesses and operations; (b) are in full force and effect; and (c) are valid, outstanding, and enforceable. Neither the Company nor any of the Company Subsidiaries has received or given notice of cancellation with respect to any of the material insurance policies.

         SECTION 3.18.    ACCOUNTS RECEIVABLE.

         The accounts receivable of the Company and the Company Subsidiaries have arisen from bona fide transactions in the ordinary course of their respective businesses and are reflected on the books and records of the Company and the Company Subsidiaries in accordance with generally accepted accounting principles applied on a consistent basis. Except as set forth on Schedule 3.18, adequate reserves for the uncollectability of such accounts receivable have been established on the books and records of the Company and the Company Subsidiaries in accordance with generally accepted accounting principles applied on a consistent basis, and the Company has no knowledge of any facts or circumstances generally (other than general economic conditions) which would result in any material increase in the uncollectability of such receivables in excess of such reserves.

         SECTION 3.19.    INVENTORY.

         Except as set forth on Schedule 3.19, the values at which the inventories of the Company and the Company Subsidiaries are shown on the books and records of the Company have been determined in all material respects in accordance with the normal valuation policies of the Company and the Company Subsidiaries, consistently applied and in accordance with generally accepted accounting principles. Such inventories shown on the Company Balance Sheet (and items of inventory acquired subsequent to the date of the Company Balance Sheet) consist of a mix which is consistent in all material respects with the Company's and the Company Subsidiaries' past practices.

         SECTION 3.20.    UNDISCLOSED LIABILITIES.

         The Company and the Company Subsidiaries have no debts, liabilities, commitments or obligations (including, without limitation, unasserted claims whether known or unknown), whether absolute or contingent, liquidated or unliquidated, or due or to become due or otherwise, except for liabilities and obligations (a) reflected or reserved for on the Company Balance Sheet (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement, or environmental matter), (b) that have arisen since the date of the Company Balance Sheet in the ordinary course of business of the Company and the Company Subsidiaries (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement, or environmental matter), (c) relating to performance obligations under contracts in accordance with the terms and conditions thereof (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement, or environmental matter), (d) which would not in the aggregate have a Company Material Adverse Effect or (e) as expressly set forth in Schedule 3.20.

         SECTION 3.21.    REAL PROPERTY.

         The Company does not hold any fee simple interest in any real property. Schedule 3.21 contains a true, correct and complete list and brief description of all real property leased or subleased by the Company and the Company Subsidiaries, all of which are hereinafter referred to as the "Leased Real Property". The Company has made available to Acquiror true, correct and complete copies of the leases of the Leased Real Property (the "Leases"). The Company is in compliance in all material respects with all of the provisions of such Leases and is not in default thereunder in any material respect, and to the knowledge of the Company, no other party to any of the Leases is in default thereunder in any material respect. Each such leasehold interest (i) is valid, subsisting and in full force and effect; and (ii) is not subject to any Encumbrances (other than collateral assignments of the Leases granted by the landlords thereunder to the extent permitted by the terms of such Leases and which do not interfere with or detract from the Company's use of the property subject to such Leases). The rental set forth in each of the Leases listed in
Schedule 3.21 is the actual rental currently being paid by the Company, there are no separate agreements or understandings with respect to same and the Company is current on such rental obligations. The Company currently has the full right to exercise any renewal options contained in any of the Leases on the terms and conditions contained therein and, upon due exercise, currently would be entitled to enjoy the use of each Leased Real Property premises for the full term of such renewal options. To the knowledge of the Company, the Leased Real Property is occupied under a valid and current occupancy permit or the like to the extent required by law and assuming all requisite consents are received; except as set forth in Schedule 3.21, there are no facts known to the Company which would prevent any Leased Real Property premises from being occupied after the Closing in substantially the same manner as before.

     SECTION 3.22.        BOARD APPROVAL; VOTE REQUIRED.

          The Board of Directors of the Company has determined that the transactions contemplated by this Agreement are in the best interests of the Company and its stockholders and has resolved to and will, subject to Section 7.9, recommend to such stockholders that they vote in favor thereof. The affirmative vote of two-thirds of the votes entitled to be cast by the holders of outstanding shares of the Company Common Stock is the only vote of any class or series of capital stock of the Company necessary to approve the transactions contemplated under this Agreement and the Merger.

     SECTION 3.23.        OPINION OF FINANCIAL ADVISOR.

          The Company's Board of Directors has received the opinion of BlueStone Capital Investment and Merchant Banking that the consideration to be received in the Merger by the stockholders of the Company is fair to such stockholders from a financial point of view, a written copy of which opinion has been provided to Acquiror, and such opinion has not been withdrawn or modified in any material respect.

     SECTION 3.24.        BROKERS.

                 Except as set forth in Schedule 3.24, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     SECTION 3.25.        DISCLOSURE.

                 No representations or warranties by the Company in this Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by the Company to Acquiror pursuant to the provisions of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ACQUIROR

          Acquiror represents and warrants to the Company as follows:

     SECTION 4.1.         ORGANIZATION AND QUALIFICATION.

          Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Acquiror is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which would not have an Acquiror Material Adverse Effect (as defined below). Acquiror has the requisite power and authority and any necessary governmental authority, franchise, license or permit to own, operate, lease and otherwise to hold and operate its assets and properties and to carry on the business as now being conducted, except for such failure which would not have an Acquiror Material Adverse Effect. As used herein, an item or items would have an "Acquiror Material Adverse Effect" if such item or items would
(i) have a material adverse effect on the business, assets, financial condition or results of operations of Acquiror and its subsidiaries (collectively, the "Acquiror Subsidiaries") taken as a whole, or (ii) would prevent or delay the consummation of the Merger by Acquiror or Merger Sub in any material respect.

     SECTION 4.2.         ORGANIZATIONAL DOCUMENTS.

          Acquiror has heretofore made available to the Company a complete and correct copy of the certificate of incorporation and bylaws of Acquiror, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Acquiror is not in violation of any of the provisions of its certificate of incorporation or bylaws.

     SECTION 4.3.         CAPITALIZATION.

          The authorized capital stock of Acquiror consists of: (i) ten million (10,000,000) shares of common stock, no par value per share ("Acquiror Common Stock"), of which eight million five hundred twenty-four thousand nine hundred fifty-six (8,524,956) shares are issued and outstanding; and (ii) one million (1,000,000) shares of preferred stock, no par value per share, of which no shares are issued and outstanding. Except as set forth in Schedule 4.3, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Acquiror to issue or sell any shares of capital stock of, or other equity interests in Acquiror. Except as set forth in Schedule 4.3, there are no outstanding contractual obligations of Acquiror to repurchase, redeem or otherwise acquire any shares of its capital stock. All of the issued and outstanding shares of Acquiror Common Stock have been, and the shares of Acquiror Common Stock to be issued under this Agreement (including the shares to be issued in respect of the portion of the 1996 Stock Options converted into options to acquire Acquiror Common Stock pursuant to Section 2.3(b)), when issued, will be, duly authorized, validly issued and fully paid and nonassessable and not subject to preemptive rights. As of the date hereof, the only outstanding indebtedness for borrowed money (exclusive of trade payables arising in the ordinary course of business) of Acquiror is as set forth in Schedule 4.3.

     SECTION 4.4.         AUTHORITY.

          Acquiror has the necessary power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other proceedings on the part of Acquiror are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Acquiror, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally, (ii) the refusal of a particular court to grant equitable remedies, including without limitation, specific performance and injunctive relief, and (iii) by the application of general principles of equity.

     SECTION 4.5.         NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) Except as set forth in Schedule 4.5, the execution and delivery of this Agreement by Acquiror do not, and the performance by Acquiror of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Acquiror, (ii) subject to compliance with the requirements set forth in Section 4.5(b) below, conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to Acquiror or by which any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of Acquiror pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror is a party or by which Acquiror or any of its properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not have an Acquiror Material Adverse Effect.

          (b) The execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) compliance with applicable requirements, if any, of the Exchange Act, state takeover laws, state securities laws, NASD and the HSR Act, (B) applicable requirements, if any, of the consents, approvals, authorizations or permits described in Schedule 4.5, and (C) filing and recordation of appropriate merger documents as required by New York Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not in the aggregate have an Acquiror Material Adverse Effect.

     SECTION 4.6.         ABSENCE OF LITIGATION.

          Except as set forth in Schedule 4.6, as of the date hereof there are
(a) no claims, actions, suits, investigations, or proceedings pending or, to Acquiror's knowledge, threatened against Acquiror before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, and (b) no judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator outstanding against Acquiror. To Acquiror's knowledge, as of the date hereof there is no reasonable factual basis for any claim, action, suit, investigation or proceeding against Acquiror that, if adversely determined against Acquiror, would in the aggregate have an Acquiror Material Adverse Effect.

     SECTION 4.7.         SEC FILINGS; FINANCIAL STATEMENTS.

          (a) Acquiror has filed all forms, reports, statements and other documents required to be filed with the SEC, and has heretofore made available to the Company, in the form filed with the SEC since such date, together with any amendments thereto, copies of its (i) Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed since April 1, 1994, (ii) all proxy statements relating to meetings of stockholders (whether annual or special) since April 1, 1994 (iii) all reports on Form 8-K since March 31, 1997, and
(iv) all other reports or registration statements filed by Acquiror since April 1, 1994 (collectively, the "Acquiror SEC Reports"). As of their respective filing dates the Acquiror SEC Reports (i) complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The financial statements, including all related notes and schedules, contained in the Acquiror SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Acquiror and the Acquiror Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Acquiror and the Acquiror Subsidiaries for the periods indicated in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be noted therein) and subject in the case of interim financial statements to normal year-end adjustments.

     SECTION 4.8.         ABSENCE OF CERTAIN CHANGES OR EVENTS.

          Except as disclosed in the Acquiror SEC Reports filed prior to the date of this Agreement or as set forth in Schedule 4.8, since March 31, 1997,
(a) Acquiror has not incurred any liability or liabilities, or suffered any loss or losses, which in the aggregate resulted in or are reasonably likely to have an Acquiror Material Adverse Effect, (b) there has not occurred any event which in the aggregate has had, or would reasonably be expected to have, an Acquiror Material Adverse Effect, (c) Acquiror has conducted its business in the ordinary course consistent with its past practices, and (d) Acquiror has not paid any dividend or distribution in respect of, or redeemed or repurchased any of, its capital stock or other equity securities, including securities directly or indirectly convertible into or exercisable or exchangeable for any of its capital stock or other equity securities.

     SECTION 4.9.         BOARD APPROVAL; VOTE REQUIRED.

          The Board of Directors of Acquiror has determined that the transactions contemplated by this Agreement are in the best interests of Acquiror and its stockholders. No vote of the stockholders of Acquiror is necessary to approve any of the transactions contemplated hereby.

     SECTION 4.10.        BROKERS.

          Except as set forth in Schedule 4.10, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

     SECTION 4.11.        ACQUIROR MATERIAL CONTRACTS.

          Except as set forth in Schedule 4.11, all the Acquiror Material Contracts (as defined below) are valid and in full force and effect except to the extent they have previously expired in accordance with their terms, and Acquiror has not (nor does Acquiror have any knowledge that any other party thereto has) violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Acquiror Material Contract, except for defaults which in the aggregate would not have an Acquiror Material Adverse Effect. As used herein, "Acquiror Material Contracts" shall mean the agreements which are currently in effect that were filed as an exhibit to the Acquiror SEC Reports and each agreement entered into after March 31, 1997, that would have been required to be filed as an exhibit to the Acquiror SEC Reports had such agreement been entered into as of the date of filing of any such Acquiror SEC Report.

     SECTION 4.12.        LABOR RELATIONS.

          As of the date hereof, there are no pending or, to Acquiror's knowledge, threatened proceedings or grievances with respect to labor matters concerning Acquiror which individually or in the aggregate would have an Acquiror Material Adverse Effect.

     SECTION 4.13.        UNDISCLOSED LIABILITIES.

     As of the date hereof, Acquiror has no debts, liabilities, commitments or obligations (including, without limitation, unasserted claims whether known or unknown), whether absolute or contingent, liquidated or unliquidated, or due or to become due or otherwise, except for liabilities and obligations (a) reflected or reserved for on the audited consolidated balance sheet of Acquiror dated as of March 31, 1997 (the "Acquiror Balance Sheet") (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement, or environmental matter), (b) that have arisen since the date of the Acquiror Balance Sheet in the ordinary course of business of Acquiror (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement, or environmental matter), (c) relating to performance obligations under contracts in accordance with the terms and conditions thereof (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement, or environmental matter), (d) which would not in the aggregate have an Acquiror Material Adverse Effect or (e) as expressly set forth in Schedule 4.13.

     SECTION 4.14.        DISCLOSURE.

                 No representations or warranties by Acquiror in this Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by Acquiror to the Company pursuant to the provisions of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES
OF MERGER SUB

          Acquiror and Merger Sub jointly and severally represent and warrant to the Company as follows:

     SECTION 5.1.         ORGANIZATION AND QUALIFICATION.

          Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date of this Agreement, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

     SECTION 5.2.         CERTIFICATE OF INCORPORATION AND BYLAWS.

          Merger Sub has heretofore made available to the Company a complete and correct copy of the certificate of incorporation and the bylaws of Merger Sub, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Merger Sub is not in violation of any of the provisions of its certificate of incorporation or bylaws.

     SECTION 5.3.         AUTHORITY.

          Merger Sub has the necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by the Company and Acquiror, constitutes a legal, valid and binding obligation of Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

     SECTION 5.4.         NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Agreement by Merger Sub do not, and the performance by Merger Sub of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Merger Sub, (ii) subject to compliance with the requirements set forth in Section 5.4(b) below, conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to Merger Sub or by which any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the properties or assets of Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merger Sub is a party or by which Merger Sub or any of its properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Merger Sub from performing its obligations under this Agreement in any material respect.

          (b) The execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) compliance with applicable requirements, if any, of the Exchange Act, state takeover laws, state securities laws, the NASD and the HSR Act, (B) applicable requirements, if any, of the consents, approvals, authorizations or permits described in
Schedule 5.4, and (C) filing and recordation of appropriate merger documents as required by New York Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect.

     SECTION 5.5.         VOTE REQUIRED.

          The affirmative vote of Acquiror, the sole stockholder of Merger Sub, is the only vote of the holders of any class or series of Merger Sub capital stock necessary to approve any of the transactions contemplated hereby.

     SECTION 5.6.         DISCLOSURE.

                 No representations or warranties by Merger Sub in this Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by Merger Sub to the Company pursuant to the provisions of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

ARTICLE VI

COVENANTS

     SECTION 6.1.         AFFIRMATIVE COVENANTS OF THE COMPANY.

          The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Acquiror, the Company shall, and shall cause each Company Subsidiary to, (a) operate its business in the usual and ordinary course consistent with past practices and in accordance with applicable laws (including complying with the Exchange Act and other securities laws and rules and regulations of the NASDAQ); (b) preserve substantially intact its business organization, maintain its rights and franchises, use its best efforts to retain the services of its respective principal officers and key employees and maintain its relationship with its respective suppliers, contractors, distributors, customers and others having business relationships with it; (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; and (d) keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained.

     SECTION 6.2.         NEGATIVE COVENANTS OF THE COMPANY.

          Except as expressly contemplated by this Agreement or otherwise consented to in writing by Acquiror, from the date hereof until the Effective Time, the Company shall not, and shall cause each Company Subsidiary not to, do any of the following:

          (a) (i) increase the compensation payable to or to become payable to any of its directors, officers or employees, except for increases in salary, wages or bonuses payable or to become payable in the ordinary course of business and consistent with past practice and except for the cash payments to be made immediately prior to the Effective Time pursuant to Section 2.3 with respect to the 1993 Stock Options and the 1996 Stock Options; (ii) grant any severance or termination pay to, or enter into or modify any employment or severance agreement with, any of its directors, officers or employees; or (iii) adopt or amend any employee benefit plan or arrangement, except as may be required by applicable law;

          (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, any of its capital stock;

          (c) (i) redeem, repurchase or otherwise reacquire any share of its capital stock or any securities or obligations convertible into or exchangeable for any share of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

          (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury) or other equity securities, any securities or obligations directly or indirectly convertible into or exercisable or exchangeable for any such shares, or any rights (including, without limitation, stock appreciation or stock depreciation rights), warrants or options to acquire, any such shares or securities or any rights, warrants or options directly or indirectly to acquire any such shares or securities (except for the issuance of shares upon the exercise of Stock Options outstanding as of the date hereof); or (ii) amend or otherwise modify the terms of any such securities, obligations, rights, warrants or options in a manner inconsistent with the provisions of this Agreement or the effect of which shall be to make such terms more favorable to the holders thereof;

          (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of inventory in the ordinary course of business and consistent with past practice), or make or commit to make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice and in amounts which are set forth and described in the Company's 1997 Capital Budget, a true and complete copy of which has been provided to Acquiror;

          (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets except for the grant of security interests in connection with the indebtedness permitted under Section 6.2(i) and dispositions of inventory and equipment in the ordinary course of business and consistent with past practice;

          (g) propose or adopt any amendments to its certificate of incorporation or bylaws;

          (h) (i) change any of its methods of accounting in effect at April 1, 1997, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending March 31, 1997, except, in the case of clause (i) or clause (ii), as may be required by law or generally accepted accounting principles, consistently applied;

          (i) prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than (i) indebtedness incurred in the ordinary course of business under the existing loan agreements described on Schedule 3.3 hereto, and (ii) trade payables incurred in the ordinary course of business consistent with past practices.

          (j) enter into or modify in any material respect any agreement which, if in effect as of the date hereof, would have been required to be disclosed on Schedule 3.12 as a Material Contract;

          (k) take any action that would or could reasonably be expected to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in Article VIII not being satisfied; or

          (l)    agree in writing or otherwise to do any of the foregoing.

     SECTION 6.3.         AFFIRMATIVE COVENANTS OF ACQUIROR.

          Acquiror hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Company, Acquiror shall (a) operate its business in accordance with applicable laws (including complying with the Exchange Act and other securities laws and rules and regulations of the NASDAQ); and (b) preserve substantially intact its business organization.

     SECTION 6.4.         NEGATIVE COVENANTS OF ACQUIROR.

          Except as expressly contemplated by this Agreement or otherwise consented to in writing by the Company, from the date hereof until the Effective Time, Acquiror shall not (a) declare, set aside or pay any dividend on, or make any other distribution in respect of, any of its capital stock; (b) except as set forth on Schedule 6.4, (i) redeem, repurchase or otherwise reacquire any share of its capital stock or any securities or obligations convertible into or exchangeable for any share of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock; or (c) acquire or agree to acquire all or substantially all of the assets of or equity interests in any corporation, partnership, association or other business organization in exchange for shares of Acquiror Common Stock or options, warrants or other rights to acquire Acquiror Common Stock.


ARTICLE VII

ADDITIONAL AGREEMENTS

     SECTION 7.1.         ACCESS AND INFORMATION.

          From the date hereof to the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, afford to Acquiror and its officers, employees, accountants, consultants, legal counsel, representatives of current and prospective sources of financing for the Merger and other representatives of Acquiror (collectively, the "Acquiror Representatives"), reasonable access during normal business hours to the properties, executive personnel and all information concerning the business, properties, contracts, records and personnel of the Company and the Company Subsidiaries as Acquiror may reasonably request.

     SECTION 7.2.         CONFIDENTIALITY.

          Acquiror shall, at all times prior to the Effective Time, maintain strict confidentiality with respect to all documents and information furnished to Acquiror by or on behalf of the Company in connection with the Merger. Nothing shall be deemed to be confidential information that: (a) is known to Acquiror at the time of its disclosure to Acquiror; (b) becomes publicly known or available other than through disclosure by Acquiror; (c) is received by Acquiror from a third party not actually known by Acquiror to be bound by a confidentiality agreement with or obligation to the Company; provided, however, that Acquiror did not have actual knowledge at such time that said information was confidential; or (d) is independently developed by Acquiror. Notwithstanding the foregoing provisions of this Section 7.2, Acquiror may disclose such confidential information (a) to the extent required to comply with applicable laws; (b) to the Acquiror Representatives with respect to the transactions contemplated hereby (so long as such parties agree to maintain the confidentiality of such information); and
(c) to any Governmental Entity in connection with the transactions contemplated hereby.

     SECTION 7.3.         REGISTRATION STATEMENT; PROXY STATEMENT.

          (a) As promptly as practicable after the execution of this Agreement, Acquiror and the Company shall prepare and file with the SEC preliminary proxy materials which shall consist of the preliminary proxy statement in connection with the vote of the Company's stockholders with respect to the Merger and the other transactions contemplated hereby, and a preliminary prospectus in connection with the registration under the Securities Act of the Acquiror Common Stock to be issued in connection with the Merger.
As promptly as practicable after all comments are received from the SEC with respect to the preliminary proxy materials and after the furnishing by Acquiror and the Company of all information required to be contained therein, the Company shall file with the SEC the definitive proxy statement to be sent or given in connection with the vote of the Company's stockholders at the Stockholders' Meeting (together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's stockholders, the "Proxy Statement") and Acquiror shall file with the SEC the registration statement on Form S-4 containing the Proxy Statement and form of prospectus to be sent or given in connection with the registration under the Securities Act of the Acquiror Common Stock to be issued in connection with the Merger (together with any amendments thereto, the "Registration Statement"). Each of Acquiror and the Company will use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of Acquiror Common Stock in the Merger. Each of Acquiror and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions.

          (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective (or at the time any amendment thereof or supplement thereto is sent or given to the Company's stockholders), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by the

Company for inclusion in the Proxy Statement to be sent to the stockholders of the Company in connection with the Stockholders' Meeting shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of the Company or, except to the extent amended or supplemented, at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Stockholders' Meeting any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Acquiror. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

          (c) The information supplied by Acquiror for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective (or at the time any amendment thereof or supplement thereto is sent or given to the Company's stockholders), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Acquiror for inclusion in the Proxy Statement to be sent to the stockholders of the Company in connection with the Stockholders' Meeting shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of the Company or, except to the extent amended or supplemented, at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Stockholders' Meeting any event or circumstance relating to Acquiror or any of its respective affiliates, or its or their respective officers or directors, should be discovered by Acquiror which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Acquiror shall promptly inform the Company. All documents that Acquiror is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

          (d) All obligations of Acquiror with respect to the Registration Statement shall terminate if the Company makes the all cash election pursuant to Section 2.1(c)(iii).

     SECTION 7.4.     STOCKHOLDER APPROVAL.

          The Company, acting through its Board of Directors, shall, in accordance with applicable law and its certificate of incorporation and bylaws
(a) duly call, give notice of, convene and hold one or more meetings of the Company's stockholders as soon as practicable following the date on which the Registration Statement becomes effective, to approve and adopt this Agreement and the Merger (the "Stockholders' Meeting"), and (b) except as provided in
Section 7.9, include in the Proxy Statement the unanimous recommendation of the Board of Directors that the Company's stockholders approve and adopt this Agreement and the Merger. The Company shall use its best efforts to solicit from stockholders of the Company proxies in favor of the approval and adoption of this Agreement and the Merger and to take all other actions reasonably necessary or in Acquiror's reasonable judgment advisable to secure such vote as promptly as practicable.

     SECTION 7.5.     FURTHER ACTION; REASONABLE BEST EFFORTS.

          (a) Each of the parties shall use reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company and Acquiror as are necessary for the transactions contemplated herein. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use commercially reasonable efforts to take all such action.

          (b) From the date of this Agreement until the Effective Time, each of the parties shall promptly notify the other in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking damages in connection with the Merger or the conversion of the Company Common Stock into the Merger Consideration pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror to own or operate all or any portion of the business or assets of the Company.

          (c) The Company shall give prompt written notice to Acquiror, and Acquiror and Merger Sub shall give prompt written notice to the Company, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time. Each party shall use its best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

     SECTION 7.6.         PUBLIC ANNOUNCEMENTS.

          Acquiror and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement of Acquiror or the Company with any exchange on which the securities of the Company or Acquiror are traded.

     SECTION 7.7.         DIRECTORS' AND OFFICERS' INSURANCE.

          (a) Acquiror shall cause to be maintained in effect for not less than six (6) years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company with respect to matters occurring prior to the Effective Time; provided, however, that (i) Acquiror may substitute therefor policies of substantially the same coverage containing terms and conditions that are substantially the same for the officers and directors covered thereby to the extent reasonably available and (ii) Acquiror shall not be required to pay an annual premium for such insurance in excess of two hundred percent (200%) of the last annual premium paid prior to the date of this Agreement (the "Maximum Amount"), but in the event the premium for such coverage would exceed the Maximum Amount, then the Surviving Corporation shall purchase such coverage as it may purchase with the Maximum Amount.

          (b) The bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the bylaws of the Company on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were identified as prospective indemnitees under the Bylaws of the Company (the "Indemnified Party"), in respect of actions or omissions occurring prior to the Effective Time, unless such amendment, repeal or modification is required by law.

          (c) This Section shall survive the consummation of the Merger, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of Acquiror and the Surviving Corporation and shall be enforceable by the parties being indemnified.

     SECTION 7.8.         HSR ACT MATTERS.

     Acquiror, Merger Sub and the Company (as may be required pursuant to the HSR Act) promptly will complete all documents required to be filed with the Federal Trade Commission and the United States Department of Justice in order to comply with the HSR Act and, not later than fifteen (15) days after the date hereof, together with the persons who are required to join in such filings, shall file the same with the appropriate Governmental Entities. Acquiror, Merger Sub and the Company shall promptly furnish all materials thereafter required by any of the Governmental Entities having jurisdiction over such filings, and shall take all reasonable actions and shall file and use best efforts to have declared effective or approved all documents and notifications with any such Governmental Entity, as may be required under the HSR Act or other Federal antitrust laws for the consummation of the Merger and the other transactions contemplated hereby.

     SECTION 7.9.         NO SOLICITATION.

                 (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, (i) solicit, initiate or encourage any inquiries or proposals regarding any merger, sale of substantial assets, sale of the outstanding shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving or with respect to the Company or any Company Subsidiary other than the Merger (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal. Nothing contained in this
Section 7.9(a) shall prevent the Board of Directors of the Company from considering, negotiating, discussing, approving and recommending to the stockholders of the Company a bona fide Acquisition Proposal not solicited, initiated or encouraged in violation of this Agreement, provided the Board of Directors of the Company determines in good faith upon the advice of outside legal counsel that it is required to do so in order to discharge properly its fiduciary duties. Nothing contained in this Section 7.9 shall prohibit the Board of Directors of the Company from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer.

          (b) The Company shall promptly notify Acquiror after receipt of any Acquisition Proposal, or any material modification of or amendment to any Acquisition Proposal. Such notice to Acquiror shall indicate the name of the person making such Acquisition Proposal, the terms and conditions of such Acquisition Proposal, and whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 7.9(c), and the Company shall furnish Acquiror with copies of any written Acquisition Proposal and the contents of any communications in response thereto and shall keep Acquiror informed as to the status of any discussion or negotiations relating to such Acquisition proposal or request for information. The Company shall not waive any provisions of any "standstill" agreements between the Company and any party, except to the extent that such waiver is, as advised by outside legal counsel, required by the fiduciary duties of the directors of the Company.

          (c) If the Board of Directors of the Company receives a request for nonpublic information by a person who makes, or indicates that it is considering making, a bona fide Acquisition Proposal, and the Board of Directors determines in good faith upon the advice of outside legal counsel that it is required to cause the Company to act as provided in this Section 7.9 in order to discharge properly the directors' fiduciary duties, then, provided such person has executed a confidentiality agreement with the Company in a form reasonably acceptable to Acquiror and the Company has complied with its obligations under Sections 7.9(a) and (b), the Company may provide such person with access to information regarding the Company.

     SECTION 7.10.    AFFILIATE AGREEMENTS.

          At least ten (10) business days prior to the date of the Stockholders' Meeting, the Company shall deliver to Acquiror a list of names and addresses of those persons who were, at the record date for the Stockholders' Meeting, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act and who have not previously executed an Affiliate Agreement (as defined below). The Company shall use its best efforts to deliver or cause to be delivered to Acquiror, prior to the Effective Time, from each of the Affiliates of the Company identified in the foregoing list, agreements (collectively, the "Affiliate Agreements") substantially in the form attached to this Agreement as Exhibit C.


ARTICLE VIII

CLOSING CONDITIONS

     SECTION 8.1. CONDITIONS TO OBLIGATIONS OF ACQUIROR, MERGER SUB AND THE COMPANY TO EFFECT THE MERGER.

          The respective obligations of Acquiror, Merger Sub and the Company to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

          (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company in accordance with applicable law.

          (b) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any other transactions contemplated in this Agreement, and no action or proceeding before any Governmental Entity or federal or state court of competent jurisdiction shall be pending wherein an unfavorable judgment, decree, injunction or order would prevent or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or declare unlawful or cause to be rescinded the Merger or any such other transaction; provided, however, that the parties shall use their reasonable efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted, and any such action or proceeding to be dismissed.

          (c) HSR Act. Any waiting period with any extensions thereof under the HSR Act shall have expired or been terminated.

          (d) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

          (e) NASDAQ Quotation. The shares of Acquiror Common Stock issuable to the holders of the Company Stock pursuant to the Merger shall have been authorized for quotation on the NASDAQ, upon official notice of issuance.

     SECTION 8.2.         ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIROR.

          The obligations of Acquiror to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

          (a) Representations and Warranties. The representations and warranties of the Company made in this Agreement (except for the representations and warranties contained in Section 3.3(d)) shall be true and correct in all material respects, on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time other than the Effective Time (which need only be true and correct in all material respects as of such date or time). The representations and warranties of the Company made in Section 3.3(d) shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date. Acquiror shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

          (b) Agreements and Covenants. The agreements and covenants of the Company required to be performed on or before the Effective Time (except for the agreements and covenants contained in Section 6.2(d)) shall have been performed in all material respects. The agreements and covenants of the Company contained in Section 6.2(d) shall have been performed in all respects. Acquiror shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

          (c) Pending Proceedings. No action or proceeding before any Governmental Entity shall be pending or threatened wherein an unfavorable judgment, decree, injunction or order would, by reason of the consummation of the Merger or any other transaction contemplated by this Agreement, require the payment of any material amount of damages, fine or penalty by Acquiror, Merger Sub, the Surviving Corporation or any Company Subsidiary, materially adversely affect the right of Acquiror to control the Company and the Company Subsidiaries or the operations of the Company and the Company Subsidiaries after the Closing or have a Company Material Adverse Effect.

          (d) Legal Opinions. Acquiror shall have received an opinion from Snow Becker Krauss P.C., counsel to the Company, in substantially the form attached hereto as Exhibit A.

          (e) Dissenting Shares. The Dissenting Shares shall constitute not greater than five percent (5%) of the shares of Company Common Stock outstanding on the Closing Date.

          (f) No Company Material Adverse Effect. Since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing.

          (g) Required Consents. The Company shall have delivered to Acquiror at or before Closing all consents or notices necessary to effect valid assignments of the contracts listed on Schedule 3.5, except for the contracts indicated thereon with an asterisk, all in form and substance reasonably acceptable to Acquiror. Acquiror shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

     SECTION 8.3.     ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY.

          The obligations of the Company to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

          (a) Representations and Warranties. The representations and warranties of Acquiror and Merger Sub made in this Agreement shall be true and correct in all material respects, on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time other than the Effective Time (which need only be true and correct in all material respects as of such date or time). The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Acquiror to that effect.

          (b) Agreements and Covenants. The agreements and covenants of Acquiror and Merger Sub required to be performed on or before the Effective Time shall have been performed in all material respects. The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Acquiror to that effect.

          (c) Legal Opinion. The Company shall have received an opinion from Hogan & Hartson L.L.P., counsel to Acquiror and Merger Sub, in substantially the form attached hereto as Exhibit B.

          (d) No Acquiror Material Adverse Effect. Since the date of this Agreement, no Acquiror Material Adverse Effect shall have occurred and be continuing; provided, however, that if the Company makes the all-cash election pursuant to Section 2.1(c)(iii), the Company shall be deemed to have waived, in accordance with Section 9.5, the condition set forth in this Section 8.3(d).

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.1.     TERMINATION.

          This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company:

          (a)    by mutual written consent of each of Acquiror and the Company;

          (b) by Acquiror if the Company or the Voting Shareholders shall have breached, or failed to comply with, in any material respect any of their respective obligations under this Agreement or the Voting Agreement, as the case may be, or any representation or warranty made by the Company in this Agreement or the Voting Shareholders in the Voting Agreement shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, such that as a result of such breach, failure or misrepresentation the conditions set forth in Section 8.2(a), 8.2(b) or 8.2(g) would not be satisfied, and such breach, failure or misrepresentation is not cured within thirty (30) days after notice thereof;

          (c) by the Company if Acquiror or Merger Sub shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by Acquiror or Merger Sub shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, such that as a result of such breach, failure or misrepresentation the conditions set forth in Section 8.3(a) or 8.3(b) would not be satisfied, and such breach, failure or misrepresentation is not cured within thirty (30) days after notice thereof;

          (d) by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable;

          (e) by either Acquiror or the Company if the Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Stockholders' Meeting and the Merger shall not have been consummated within thirty (30) days thereafter;

          (f) by the Company if the Acquiror Average Closing Price is less than Ten Dollars and Fifty Cents ($10.50);

          (g) by the Company if any person other than Edward H. Bersoff, the Company or their respective affiliates either (i) acquires more than fifty percent (50%) of the outstanding shares of Acquiror Common Stock or (ii) obtains the right to designate and control a majority of the Board of Directors of Acquiror; and

          (h) by either the Company or Acquiror if the merger shall not have been consummated before December 31, 1997 (the "Termination Date"); provided, however, that (i) the right to terminate this Agreement under this Section 9.1(h) shall not be available to the Company if the Company's failure to fulfill any obligation under this Agreement or the Voting Shareholders' failure to fulfill any obligation under the Voting Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date, and (ii) the right to terminate this Agreement under this Section 9.1(h) shall not be available to Acquiror if Acquiror's or Merger Sub's failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date.

     SECTION 9.2.         EFFECT OF TERMINATION.

          Except as provided in Section 9.3 or Section 10.1, in the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, there shall be no liability on the part of Acquiror, Merger Sub or the Company or any of their respective officers or directors to the other parties hereto and all rights and obligations of any party hereto shall cease.

     SECTION 9.3.         REMEDIES.

          Without in any way limiting the rights and obligations of the parties under Section 10.7 of this Agreement, in the event that this Agreement is terminated (a) by Acquiror under Section 9.1(b), and the breach on which Acquiror bases its election to terminate is either a breach of a representation or warranty by the Company of which any officer or director of the Company listed on Schedule 9.3 had actual knowledge at the time such representation or warranty was made, or is an intentional breach by the Company of a covenant hereunder, or (b) by the Company under Section 9.1(c), and the breach on which the Company bases its election to terminate is either a breach of a representation or warranty by Acquiror of which any officer or director of Acquiror listed on Schedule 9.3 had actual knowledge at the time such representation or warranty was made, or is an intentional breach by Acquiror of a covenant hereunder, then the non-terminating party shall pay to the terminating party, as liquidated damages, the amount of Five Hundred Thousand Dollars in cash ($500,000) (the "Termination Fee"), and upon such payment the parties hereto shall be discharged from all further liability under this Agreement. The parties have provided for the Termination Fee to be liquidated damages as a remedy for each party after having carefully considered the actual and anticipated harms and losses that would be incurred if the other party defaults and thus fails to perform its obligations to consummate the transactions contemplated hereunder, the difficulty of ascertaining at this time the actual amount of damages, special and general, that the non-defaulting party will suffer in such event, and the inconvenience or nonfeasibility of otherwise obtaining an adequate remedy in such event; provided, however, that the foregoing shall not in any way limit the rights and obligations of parties under Section 10.7 hereof.

     SECTION 9.4.     AMENDMENT.

          This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of this Agreement and the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 9.5.     WAIVER.

          At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


ARTICLE X

GENERAL PROVISIONS

     SECTION 10.1.    NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                      AGREEMENTS.

          The representations, warranties and agreements in this Agreement (and in any certificate delivered in connection with the Closing) shall be deemed to be conditions to the Merger and shall not survive the Effective Time or termination of this Agreement, except for the agreements set forth in Articles I (the Merger) and II (Conversion of Securities; Exchange of Certificates) and Sections 7.7 (Indemnification and Insurance), each of which shall survive the Effective Time indefinitely, and Sections 7.2 (Confidentiality), 9.2 (Effect of Termination), 9.3 (Remedies) and 10.12 (Fees and Expenses), each of which shall survive termination of this Agreement indefinitely. Nothing set forth in this
Section 10.1 shall relieve Acquiror of liability for violations by Acquiror of the securities laws with respect to the Acquiror Common Stock issued in the Merger.

     SECTION 10.2.        NOTICES.

          All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

          (a)    If to Acquiror:

                 BTG, Inc.
                 3877 Fairfax Ridge Road
                 Fairfax, Virginia  22030
                 Telecopier No.: (703) 383-4205
                 Attention: Deborah Fox

                 With a copy (which shall not constitute notice) to:

                 Hogan & Hartson L.L.P.
                 555 Thirteenth Street, N.W.
                 Washington, D.C.  20004
                 Telecopier No.: (202) 637-5910
                 Attention: David B.H. Martin, Jr.

          (b)    If to the Company:

                 Micros-to-Mainframes, Inc.
                 614 Corporate Way
                 Valley Cottage, New York  10989
                 Telecopier No.: (914) 268-9695
                 Attention: Steven H. Rothman

                 With a copy (which shall not constitute notice) to:

                 Snow Becker Krauss P.C.
                 605 Third Avenue
                 New York, New York  10158
                 Telecopier No.: (212) 949-7052
                 Attention: Jack Becker

     SECTION 10.3.        CERTAIN DEFINITIONS.

       For purposes of this Agreement, the term:

          (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) "beneficial owner" means with respect to any shares of Company Common Stock a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange
Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding voting or disposing of any such shares or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;

          (c) "Blue Sky Laws" shall mean state securities or "blue sky" laws;

          (d) "business day" shall mean any day other than a day on which banks in the State of New York are authorized or obligated to be closed;

          (e) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise; and

          (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

     SECTION 10.4.        HEADINGS.

          The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.5.        SEVERABILITY.

          If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 10.6.        ENTIRE AGREEMENT.

          This Agreement (together with the Exhibits, the Schedules and the other documents delivered pursuant hereto) constitutes the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

     SECTION 10.7.        SPECIFIC PERFORMANCE.

          The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

     SECTION 10.8.        ASSIGNMENT.

          Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that Acquiror and Merger Sub shall have the right to assign this Agreement for collateral purposes without the prior written consent of the Company. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     SECTION 10.9.        THIRD PARTY BENEFICIARIES.

          This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 10.10.       GOVERNING LAW.

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     SECTION 10.11.       COUNTERPARTS.

          This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 10.12.       FEES AND EXPENSES.

          Except as otherwise provided for in this Agreement, each party hereto shall pay its own fees, costs and expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein.

          IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT AND PLAN OF MERGER to be executed and delivered as of the date first written above.

                                       BTG, INC.



                                       By:     /s/ Edward H. Bersoff
                                          -----------------------------
                                       Name:   Edward H. Bersoff
                                            ---------------------------
                                       Title:  President and CEO
                                             --------------------------


                                       BTG MERGER SUB, INC.



                                       By:     /s/ Edward H. Bersoff
                                          -----------------------------
                                       Name:   Edward H. Bersoff
                                            ---------------------------
                                       Title:  President
                                             --------------------------


                                       MICROS-TO-MAINFRAMES, INC.



                                       By:     /s/ Steven H. Rothman
                                          -----------------------------
                                       Name:   Steven H. Rothman
                                            ---------------------------
                                       Title:  President and CEO
                                             --------------------------

                             AMENDMENT TO AGREEMENT
                               AND PLAN OF MERGER


                 THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is made and entered into as of November 24, 1997 by and among BTG, Inc., a Virginia corporation ("BTG"), BTG Merger Sub, Inc., a New York corporation and wholly-owned subsidiary of BTG ("Merger Sub") and Micros-to-Mainframes, Inc., a New York corporation ("MTM").

                 WHEREAS, BTG, Merger Sub and MTM are parties to that certain Agreement and Plan of Merger dated August 29, 1997 (the "Merger Agreement"); and

                 WHEREAS, the Board of Directors of BTG and the Board of Directors of MTM have authorized the extension of the Termination Date set forth in Section 9.1(h) of the Merger Agreement from December 31, 1997 to January 9, 1998.

                 NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                 1. The parties acknowledge and agree that the Termination Date set forth in Section 9.1(h) of the Merger Agreement is hereby extended from December 31, 1997 to January 9, 1998.

                 2. This Amendment shall terminate and be of no force or effect upon the termination of the Merger Agreement in accordance with its terms.

                 3. Except as expressly amended by this Amendment, all of the terms, covenants, conditions, representations and warranties of the Merger Agreement shall continue in full force and effect.

                 4. This Amendment may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                 IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment to Agreement and Plan of Merger or caused this Amendment to Agreement and Plan of Merger to be duly executed and delivered on their behalf as of the date first written above.

                            BTG, Inc.



                            By:      /s/ Edward H. Bersoff
                               ------------------------------------------------
                            Name:           Edward H. Bersoff
                                 ----------------------------------------------
                            Title:          President and CEO
                                  ---------------------------------------------


                            BTG Merger Sub, Inc.



                            By:      /s/ Edward H. Bersoff
                               ------------------------------------------------
                            Name:           Edward H. Bersoff
                                 ----------------------------------------------
                            Title:          President
                                  ---------------------------------------------


                            Micros-to-Mainframes, Inc.



                            By:      /s/ Steven H. Rothman
                               ------------------------------------------------
                            Name:           Steven H. Rothman
                                 ----------------------------------------------
                            Title:          President & CEO
                                  ---------------------------------------------

                                  APPENDIX B

                               VOTING AGREEMENT

                          VOTING AND OPTION AGREEMENT



                 THIS VOTING AND OPTION AGREEMENT (this "Agreement") is entered into as of August 29, 1997, by and among BTG, INC., a Virginia corporation ("Acquiror"), MICROS-TO-MAINFRAMES, INC., a New York corporation (the "Company"), and the undersigned stockholders of the Company (each a "Stockholder" and collectively, the "Stockholders").

                 WHEREAS, the Stockholders are the record and beneficial owners of the number of shares of common stock, par value $.001 per share, of the Company ("Company Common Stock") as set forth on Exhibit A hereto;

                 WHEREAS, Acquiror, BTG MERGER SUB, INC., a New York corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of the date hereof, which provides, among other things, for the merger of the Company with and into Merger Sub or the merger of Merger Sub with and into the Company (the "Merger") and the conversion and exchange of Company Common Stock into shares of common stock of Acquiror, no par value ("Acquiror Common Stock"), and cash;

                 WHEREAS, to induce Acquiror to enter into the Merger Agreement and to effect the Merger, the Stockholders and the Company have agreed to enter into this Agreement; and

                 WHEREAS, all capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement.

                 NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


SECTION 1.       DISPOSITION OF SHARES

         Each Stockholder agrees that such Stockholder will not sell, transfer, pledge, assign or otherwise encumber or dispose of, enter into any contract, option or other agreement with respect to, the sale, transfer, pledge, assignment or other encumbrance or disposition of any shares of the Company Common Stock now owned or hereafter acquired beneficially or of record by such Stockholder.


SECTION 2.       VOTING

         Each Stockholder agrees to vote all of the shares of Company Common Stock now owned or hereafter acquired beneficially or of record by such Stockholder (a) in favor of the Merger and the adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the board of directors of the Company and by Acquiror) in connection with any meeting of, or solicitation of consents from, the stockholders of the Company at which or in connection with which the Merger and the Merger Agreement are submitted for the consideration and vote of the stockholders of the Company; (b) against approval or adoption of any extraordinary corporate transaction (other than the Merger, the Merger Agreement or the transactions contemplated thereby) including, without limitation, any transaction involving: (i) the sale or transfer of all or substantially all of the common stock of the Company, whether by merger, consolidation or other business combination; (ii) a sale or transfer of all or substantially all of the assets of the Company and its subsidiaries, (iii) a reorganization, recapitalization or liquidation of the Company and its subsidiaries, or (iv) any charter or bylaw amendment creating any new class of securities of the Company or otherwise affecting the rights of any class of security as currently in effect; (c) against approval or adoption of resolutions which would have the effect of preventing, delaying or otherwise frustrating consummation of the Merger or otherwise preventing or materially delaying the Company from performing its obligations under the Merger Agreement; and (d) against any action which would constitute a breach of any provision of the Merger Agreement or this Agreement. To the extent inconsistent with the foregoing provisions of this Section 2, each Stockholder hereby revokes any and all previous proxies with respect to the shares of the Company Common Stock owned beneficially or of record by such Stockholder. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.


SECTION 3.       GRANT OF OPTIONS

                 (a) Subject to the terms and conditions set forth in this Agreement, each Stockholder hereby irrevocably grants to Acquiror an option (each an "Option") to purchase the Company Common Stock now owned or hereafter acquired beneficially or of record by such Stockholder at a cash exercise price of Five Dollars and Sixty-Two Cents ($5.62) per share, as adjusted upon the declaration of any stock splits, dividends, recapitalizations or other distributions or changes affecting the Company Common Stock (the "Option Price").

                 (b) During the period prior to the termination of this Agreement in accordance with its terms, Acquiror or its designee may exercise any Option in whole but not in part, at any time (i) upon the occurrence of (and during the thirty (30) day period following) a breach by a Stockholder of any of such Stockholder's obligations under this Agreement or a breach by the Company of its obligations under Section 7.9 of the Merger Agreement; (ii) any person or group (A) other than Acquiror or its affiliates shall have acquired or become the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of more than twenty percent (20%) of the outstanding shares of Company Common Stock, or (B) any person or group other than Acquiror or its affiliates shall have been granted any option or right, conditional or otherwise, to acquire more than twenty percent (20%) of the outstanding shares of Company Common Stock; or (iii) any person other than Acquiror or its affiliates shall have made a tender offer or exchange offer (or entered into an agreement to make such a tender offer or exchange offer) for at least twenty percent (20%) of the then outstanding shares of Company Common Stock.

                 (c) If Acquiror elects to exercise an Option at such time as such Option is exercisable pursuant to Section 3(b), Acquiror shall deliver written notice (the "Exercise Notice") to the Stockholder specifying Acquiror's intention to exercise such Option, the total number of shares of Company Common Stock that Acquiror wishes to purchase and a date and time for the closing of such purchase (a "Closing"), which Closing shall not be less than three (3) nor more than thirty (30) days after the later of (i) the date such Exercise Notice is given and (ii) the expiration or termination of any applicable waiting period under the HSR Act. All Closings under this Section 3 shall be held at the principal executive offices of Acquiror or its counsel, or at such other place as the Stockholder and Acquiror may agree.

                 (d) At each Closing hereunder, (i) Acquiror or its designee will make payment to the Stockholder of the aggregate price for the shares of Company Common Stock being so purchased by delivery of a certified check, official bank check or wire transfer of funds pursuant to the Stockholder's instructions payable to the Stockholder in an amount equal to the product obtained by multiplying the Option Price by the number of shares of Company Common Stock to be purchased, and (ii) upon receipt of such payment the Stockholder will deliver to Acquiror or its designee a certificate or certificates representing the number of validly issued, fully paid and non-assessable shares of Company Common Stock so purchased, in the denominations and registered in such names designated to the Stockholder in writing by Acquiror.


SECTION 4.       REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

                 (a) Each Stockholder represents and warrants to Acquiror as follows:

                          (i)     The Stockholder has the necessary power and
authority to enter into this agreement and to perform the Stockholder's obligations under this Agreement. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

                          (ii)    The execution and delivery of this Agreement
and the consummation of the transactions herein contemplated will not conflict with or violate any law, regulation, court order, judgment or decree applicable to the Stockholder or by which the property of the Stockholder is bound or affected, or conflict with or result in any breach of or constitute a default under any contract or agreement to which the Stockholder is a party or by which the Stockholder or his properties are bound or affected, which conflict, violation, breach or default would adversely affect the Stockholder's ability to perform its obligations under this Agreement.

                          (iii)   The number of shares set forth on Exhibit A
next to the Stockholder's name are the only shares of voting stock owned beneficially or of record by Stockholder (the "Shares") and the Stockholder holds no options, warrants, or other rights to acquire shares of any class of capital stock of the Company, except as set forth on Exhibit A. The Stockholder has the sole power respecting voting and transfer of the Shares. The Shares and the certificates representing the Shares are now, and at all times during the term hereof will be, owned beneficially and of record by the Stockholder, free and clear of all liens, claims, security interests, proxies, options, warrants or other rights, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances arising under this Agreement.


SECTION 5.       TERMINATION

         This Agreement shall terminate on the earlier to occur of (a) the date on which the Merger is consummated or (b) the date on which the Merger Agreement is terminated; provided, however, that the provisions of Sections 1 and 2 hereof shall survive the termination of this Agreement for the thirty
(30) day period specified in Section 3(b) if Acquiror shall have the right to exercise the Option as of the date of such termination; provided, further, that nothing herein shall relieve any party for any breach of this Agreement if this Agreement.


SECTION 6.       ACCEPTANCE BY THE COMPANY

         The Company, by the execution of this Agreement, accepts delivery of this Agreement and agrees not to take any action inconsistent with the terms and conditions herein. The Company shall make note of this Agreement in the Company's corporate books and records.


SECTION 7.       FURTHER ASSURANCES

         Each Stockholder shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary to effectuate, carry out and comply with all of such Stockholder's obligations under this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) or transaction if such action would impair or interfere with the ability of any party to effectuate, carry out and comply with all of the terms of this Agreement.


SECTION 8.       SPECIFIC PERFORMANCE

         Each Stockholder acknowledges and agrees that Acquiror would be irreparably damaged in the event any of the provisions of this Agreement were not performed by such Stockholder in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Acquiror shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state hereof having jurisdiction, in addition to any other remedy to which Acquiror may be entitled at law or equity. Each Stockholder hereby waives any objection to the imposition of such relief or to the posting of a bond in connection therewith.


SECTION 9.       GOVERNING LAW

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLE OF CONFLICTS OF LAW.


SECTION 10.      PARTIES IN INTEREST

         This Agreement shall be binding upon each of the parties hereto and their respective successors and assigns. Subject to the preceding sentence hereof, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.


SECTION 11.      AMENDMENT

         This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.


SECTION 12.      NOTICES

         All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

         If to any Stockholder:

                 The address set forth for such Stockholder on Exhibit A.

         If to Acquiror:

                 BTG, Inc.
                 3877 Fairfax Ridge Road
                 Fairfax, Virginia  22030
                 Attention: Deborah Fox
                 Facsimile: (703) 383-4205

         With a copy (which shall not constitute notice) to:

                 Hogan & Hartson L.L.P.
                 555 Thirteenth Street, N.W.
                 Washington, D.C.  20004
                 Attention: David B.H. Martin, Jr.
                 Facsimile: (202) 637-5910

         If to the Company:

                 Micros-to-Mainframes, Inc.
                 614 Corporate Way
                 Valley Cottage, New York  10989
                 Attention: Steven H. Rothman
                 Facsimile: (914) 268-9695

         With a copy (which shall not constitute notice) to:

                 Snow Becker Krauss P.C.
                 605 Third Avenue
                 New York, New York  10158
                 Attention: Jack Becker
                 Facsimile: (212) 949-7052


SECTION 13.      ENTIRE AGREEMENT; ASSIGNMENT

         This Agreement (a) constitutes the entire agreement between the parties hereby pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and (b) shall not be assigned by operation of law or otherwise, except that this Agreement shall be binding upon the Stockholders and their successors and assigns.


SECTION 14.      HEADINGS

         Section headings are included solely for convenience and are not considered to be part of this Agreement and are not intended to be an accurate description of the contents thereof.


SECTION 15.      COUNTERPARTS

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Voting and Option Agreement, or have caused this Voting and Option Agreement to be duly executed and delivered on their behalf as of the date first above written.


                                      BTG, INC.



                                      By:     /s/ Edward H. Bersoff
                                         --------------------------------------
                                      Name:   Edward H. Bersoff
                                           ------------------------------------
                                      Title:  President and CEO
                                            -----------------------------------


                                      MICROS-TO-MAINFRAMES, INC.



                                      By:     /s/ Steven H. Rothman
                                         --------------------------------------
                                      Name:   Steven H. Rothman
                                           ------------------------------------
                                      Title:  President and CEO
                                            -----------------------------------


                                      STOCKHOLDERS:
                                      ------------



                                      /s/ Steven H. Rothman
                                      -----------------------------------------
                                      STEVEN H. ROTHMAN



                                      /s/ Howard A. Pavony
                                      -----------------------------------------
                                      HOWARD A. PAVONY



                                      /s/ Robert A. Fries
                                      -----------------------------------------
                                      ROBERT A. FRIES



                                      /s/ Ramon Mota
                                      -----------------------------------------
                                      RAMON MOTA



                                      /s/ Frank T. Wong
                                      -----------------------------------------
                                      FRANK T. WONG

                                   EXHIBIT A

                                  STOCKHOLDERS


                                            NUMBER OF SHARES BENEFICIALLY
                                               OWNED INCLUDING SHARES
                                            SUBJECT TO OPTIONS, WARRANTS     NUMBER OF SHARES SUBJECT TO
                                             OR OTHER RIGHTS TO ACQUIRE       OTHER OPTIONS, WARRANTS OR
          NAME AND ADDRESS                  CAPITAL STOCK OF THE COMPANY      RIGHTS TO ACQUIRE CAPITAL
                                             EXERCISABLE WITHIN 60 DAYS          STOCK OF THE COMPANY
-------------------------------------------------------------------------------------------------------------
 1. Steven H. Rothman                            1,158,625 1/                          30,000
    c/o Micros-to-Mainframes, Inc.
    614 Corporate Way
    Valley Cottage, NY  10989


 2. Howard A. Pavony                             1,157,500 2/                          30,000
    c/o Micros-to-Mainframes, Inc.
    614 Corporate Way
    Valley Cottage, NY  10989


 3. Robert A. Fries                                 81,000                                  0
    71 Peria Drive
    Rocky Hill, CT  06061


 4. Ramon Mota                                      20,065                             10,000
    c/o Micros-to-Mainframes, Inc.
    614 Corporate Way
    Valley Cottage, NY  10989


 5. Frank T. Wong                                   16,055 3/                               0
    c/o Micros-to-Mainframes, Inc.
    614 Corporate Way
    Valley Cottage, NY  10989




--------------------

1/   Includes 1,125 shares held by the  wife of Mr. Rothman.  Also includes an aggregate of 169,139 shares of Common Stock held in trust for Mr. Rothman's three children. Mr. Rothman disclaims beneficial ownership of all of such shares.

2/   Includes an  aggregate of 164,044 shares  held in trust for Mr. Pavony's two children.  Mr. Pavony disclaims beneficial ownership of all of such shares.

3/   Includes 1,000 shares held by the wife of Mr. Wong.

                                  APPENDIX C

             FAIRNESS OPINION OF BLUESTONE CAPITAL PARTNERS, L.P.

                [Letterhead of BlueStone Capital Partners, L.P.]

November 21, 1997

The Board of Directors
Micros-To-Mainframes, Inc.
614 Corporate Way
Valley Cottage, New York  10989

Attention:        Howard A. Pavony, Chairman of the Board
                  Steven H. Rothman, President and Chief Executive Officer

Gentlemen:

You have requested that we update our opinion, dated August 29, 1997, as to the fairness, from a financial point of view, to the stockholders of Micros-To-Mainframes, Inc. (the "Company") of the consideration proposed to be paid to them in connection with the proposed merger (the "Merger") of the Company with BTG, Inc. (the "Buyer").

Pursuant to the Agreement and Plan of Merger, dated as of August 29, 1997 (the "Agreement"), among the Company and the Buyer, the Company will be merged into the Buyer or a wholly-owned subsidiary of the Buyer, or a wholly-owned subsidiary of the Buyer will be merged into the Company (the "Merger"). Regardless of the form of the Merger, the stockholders of the Company will receive for each share of common stock of the Company held by them consideration equal to $5.54, which will be paid in the form of cash and Buyer common stock, assuming a BTG average closing price of $11.00 per share.

In arriving at our opinion, we have reviewed (i) the Agreement; (ii) certain publicly available information concerning the Company and of certain other companies engaged in business comparable to those of the Company, and the reported market prices for certain other companies' securities deemed comparable; (iii) publicly available terms of certain transactions involving companies comparable to the Company and the consideration received for such companies; (iv) current and historical market prices and trading volume of the common stock of the Company, (v) the audited financial statements of the Company for the fiscal year ended March 31, 1997 and the quarterly financial statements for the six months ended September 30, 1997; (vi) certain financial analyses and forecasts prepared by the Company and its management through March 31, 1999; and (vii) the terms of the Merger that we deemed relevant.

In addition, we have held discussions with certain members of management of the Company with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or

Mr. Pavony
Mr. Rothman
November 21, 1997
Page 2

appropriate to our inquiry. We have reviewed such other matters we believed necessary or appropriate to our inquiry, including such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company or otherwise reviewed by us. We do not assume any responsibility or liability for the inaccuracy or incompleteness of any such information. We have not conducted any valuation or appraisal of any assets or liabilities of the Company, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We have also assumed, without any independent inquiry or verification on our part, that the stock component of the Merger consideration will be tax free to holders of the Company common stock, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have assumed that the compensation contained in Employment and Non-Competition Agreements with Messrs. Rothman and Pavony fairly reflect the value of their services and restrictions contained therein to the Buyer, and do not reflect additional consideration for their shares. In rendering our opinion, we have assumed that holders of the Company's common stock will receive cash and stock having a combined value of $5.54 per share, notwithstanding any provisions of the Agreement providing for adjustments to the consideration. We are expressing no opinion herein as to the price at which the Buyer's common stock will trade at any future time, nor have we evaluated any information concerning the Buyer. We have relied as to all legal matters relevant to rendering our opinion upon the advice of Company counsel.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us, as of the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to revise or reaffirm this opinion. The opinion is limited to the fairness, from a financial point of view, to the shareholders of the Company of the consideration to be paid in the Merger and we express no other opinion, including as to the merits of the underlying business decision by the Company to engage in the Merger, as to the

Mr. Pavony
Mr. Rothman
November 21, 1997
Page 3

relative merits of the Merger and alternative potential strategies or transactions, or as to any matters of a legal, regulatory, tax or accounting nature.

For issuing an updated opinion of fairness on the Merger we will receive a fee from the Company for our service, which is not contingent on the consummation of the transaction. In the ordinary course of their businesses, we or our affiliates may actively trade the debt and equity securities of the Company or the Buyer for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

On the basis of, and subject to, the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the Company's stockholders in the proposed Merger as described above is fair, from a financial point of view, to such stockholders.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance.

Very truly yours,

BLUESTONE CAPITAL PARTNERS, L.P.

By:   /s/ Matthew Castagna
   -----------------------------
Name:     Matthew Castagna
Title:    Managing Director

                                  APPENDIX D

                   APPRAISAL RIGHTS PROVISIONS OF THE NYBCL

NYBCL SECTION 910

RIGHT OF SHAREHOLDER TO RECEIVE PAYMENT FOR SHARES UPON MERGER OR
CONSOLIDATION, OR SALE, LEASE, EXCHANGE OR OTHER DISPOSITION OF ASSETS, OR SHARE EXCHANGE

(a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder's right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases;

         1. Any shareholder entitled to vote who does not assent to the taking of an action specified in subparagraphs (A), (B) and (C).

            (A) Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:

                (i) To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporation); and

                (ii) To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subparagraph (i), unless such merger effects one or more of the changes specified in subparagraph
(b)(6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder.

BCL SECTION 623

PROCEDURE TO ENFORCE SHAREHOLDER'S RIGHT TO RECEIVE PAYMENT FOR SHARES

         (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares, if the proposed corporate action referred to therein is taken, shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such a meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

         (b) Within ten days after the shareholder's authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

         (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

         (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owners as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

         (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration of completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

         (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

         (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him or an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

         (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

             (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose share are to be valued, was located.

             (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

             (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon such dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

             (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

                  (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

                  (6) The final order shall included an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

                  (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceedings within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

                  (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

              (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515

(Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

         (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

             (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

             (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the nondissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

             (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

         (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

         (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

         (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations.)

                                  APPENDIX E

                    M-T-M'S ANNUAL REPORT ON FORM 10-K FOR
                       FISCAL YEAR ENDED MARCH 31, 1997

                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                            FORM 10-K


          Annual Report Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934
             For the Fiscal Year Ended March 31, 1997



                 Commission file number: 0-22122


                      MICROS-TO-MAINFRAMES, INC.
          (Exact name of Registrant as specified in Its charter)


          New York                                  13-3354896
(State or Other Jurisdiction                      (I.R.S. Employer
of Incorporation or Organization)                 Identification No.)


614 Corporate Way, Valley Cottage, New York      10989
(Address of Principal Executive Offices)      (Zip Code)

Registrant's Telephone Number, Including Area Code: (914) 268-5000

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock,
                                                  $.001 Par Value

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No

     Indicate by check mark if disclosure of delinquent filers pursuant to
Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant's knowledge, in the proxy statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K [ ].

     The aggregate market value of the voting stock held by non-affiliates of the Registrant, as of May 30, 1997, was $9,865,191 (assuming solely for purposes of this calculation that all directors and officers of the Registrant are "affiliates").

     The number of shares outstanding of the Registrant's Common S tock, par value $.001 per share, as of May 30, 1997, was 4,450,374.

     Documents Incorporated by Reference: N/A

ITEM 1.   BUSINESS

GENERAL

     Micros-to-Mainframes, Inc. and its subsidiaries, MTM Advanced Technology, Inc. and Data.Com RESULTS, Inc. (collectively, the "Company" or "MTM") serve as a "one-stop" organization for data processing solutions by providing computer hardware and software sales, systems design, installation, consulting, maintenance and integration of microcomputer products, including the design and implementation of wide area networks ("WAN's") and local area networks ("LANs"). The Company sells, installs and services microcomputers, microcomputer software products, supplies, accessories and custom designed microcomputer systems. MTM is primarily an authorized direct dealer and value added reseller. The Company also serves as a systems integrator, by integrating into a single working system, for a client, a group of hardware and software products from more than 40 major computer vendors including Compaq, Hewlett Packard, IBM, Dell, NEC , Seagate Technology, Apple, Cisco, Canon, Novell, Microsoft, Toshiba, 3COM, Cubix, Fore Systems, Madge and numerous others.

     MTM provides its customers, some Fortune 500 corporations and others mostly considered to be in the Fortune 2000 category (hereinafter referred to as "Fortune 2000 corporations" in the tri-state New York Metropolitan area, with a wide range of related outsourced customer support services, including network analysis and design, systems configuration, physical installation, software loading, application training, continuing education, maintenance and repair services. A network is the integration of two or more computers and their components into a system that allows multiple users to share the same information, communicate with the mainframe (a computer with large capacity used primarily for massive data storage and processing) or central networking system and all other computers and peripheral equipment.

     The outsourcing of computer services is a rapidly growing trend whereby a client company obtains all or a portion of its data processing requirements from a systems integrator, such as MTM, that specializes in the computer service, product or application required by the client. Outsourcing is a fast growing component of the data processing industry. The focus of the Company's growth revolves around the Company's outsourced support services, which include contract programming, network consulting and staff leasing in addition to systems integration. Since 1991, the Company has been providing customer support services and is focusing its current marketing efforts in such areas. Such services account for about 10% of the Company's current revenues, including a small amount of revenues derived from maintenance and repair services.

     On May 6, 1996, the Company acquired the business of Data.Com RESULTS, Inc. ("Data.Com"), a data communication and networking consultant and advanced technology solutions provider primarily serving clients located in Connecticut. This acquisition complements the Company's existing business by expanding its client base throughout Connecticut and New England. The Company expects to continue to expand its operations either internally or through strategic acquisitions, with emphasis on its support services.

     The Company's software support services include network and mainframe connectivity (communication between computers and networks) consulting, hardware and software maintenance, network management, videoconferencing consulting and trouble-shooting support. The Company's clients have access to person-to-person support services administered by a staff of highly trained support engineers, generally via a toll-free 800 telephone call. The Company's clients also have access to MTM's consulting services for LAN and WAN planning, detailed systems design, gateway (a device which allows computer users to access data from networks to the mainframes or by telephone), bridge (a device which allows computer users to communicate between networks and provides an expansion route for the existing network) and security/disaster recovery, among other services.

     The Company was incorporated on May 12, 1986 in the State of New York.

INDUSTRY

     The microcomputer industry has become a multi-billion dollar industry since its development in the late 1970's. Management believes that this is attributable to rapid technological advances leading to the development of significantly more powerful microcomputers at substantially lower prices than larger minicomputers. The use of microcomputers has become widespread throughout the workplace also because of the smaller size of microcomputers, as compared to mini computers, and the microcomputer's versatility and ability to connect to and share information with mainframe systems. The Company believes, based on its knowledge of the industry and industry data, that the microcomputer industry experienced a compound annual growth rate of almost 50% from 1984 to 1988 and a more modest rate ranging from 10% to 17% since 1988. The Company believes that the industry will continue to grow at this modest rate in the future, although there can be no assurance that it will.

     Corporations purchase their computer hardware from a number of sources, including manufacturer authorized dealers and value-added resellers, such as MTM, retail stores and, with increasing importance, directly from manufacturers through direct telemarketing and mail order organizations. Direct sales have benefited from microcomputer users becoming more computer literate, the emergence of industry standards and increased inter-changeability of peripherals. As a result of the foregoing, the microcomputer dealer distribution channel is currently undergoing additional market segmentation into dealers such as the Company, which are systems integrators which offer a one-stop total solution for outsourcing.

PRODUCTS

     The Company markets microcomputers, printers, displays, video conferencing products, LAN and WAN products, plotters, software and other peripheral products. MTM is an authorized sales and service dealership of microcomputer equipment and related products supplied primarily by major manufacturers, including, but not limited to, Compaq Computer Corporation, IBM Corporation, Dell Computer Corporation, Hewlett-Packard Company, Apple Computer, Inc., Seagate Technology, Inc., Cisco Systems, Inc., Fore Systems, Inc., Canon USA, Inc., Novell, Inc. and Toshiba American Information. The Company offers a variety of pro ducts manufactured by other companies, including NEC Technologies, Inc., 3COM Corporation, Cubix Corporation, Madge Development Corp. and others , and software products from major suppliers, including Microsoft Corporation, IB M and others.

     MTM purchases certain products from Intelligent Electronics, Inc. ("IE") and MicroAge Computer Centers, Inc. ("MicroAge"), as described below, which are distributors selling to other dealers, at prices generally lower than the Company could obtain directly from suppliers. The Company also obtains products from a number of suppliers, including independent distributors, on an individual purchase order basis rather than through dealership agreements. MTM will also order specific products from other manufacturers to satisfy a particular customer requirement. The Company regularly evaluates new products, both internally and through evaluations with its customers.

     The microcomputer industry is characterized by numerous hardware systems that utilize different and often incompatible standards for hardware and software. The Company has the capability to design systems and support services which include products or components manufactured by numerous manufacturers that address most applicable industry standards.

     The Company is an authorized dealership for the various standardized
LAN systems, including Novell, 3COM, Microsoft LAN Manager, the IBM Token Ring Network, Ethernet and compatible alternatives. In addition, the Company sells and services LAN and WAN products produced by the various manufacturers which it represents. LAN and WAN systems allow various microcomputers to communicate with other computers in a group and with other microcomputers in other LANs and WANs. The Company's clients have access to the Company's Connectivity an d Communication Laboratory described below where they can test, design and create LANs and WANs.

OUTSOURCED SUPPORT SERVICES

     MTM Support Services include a wide range of services designed for its customers' corporate planners and management needing a single source for technical support issues, such as local and wide area networks, gateways, bridges, system conversion planning, hardware and software specifications, database and database server development and implementation, video conferencing and security/disaster recovery.

     The outsourcing of computer services is a rapidly growing trend in which a client company obtains all or a portion of its data processing requirements from a systems integrator, such as the Company, that specializes in the computer service, product or application required by the client.

     The Company believes that it is generally more cost-effective and more efficient for its clients to purchase outsourcing services from the Company than for them to provide equivalent services by hiring their own service and support personnel.

     The following services provide the Company's clients with the ability to outsource virtually all of their support issues with one company for a wide variety of microcomputer hardware and software products. These services generally provide the Company's clients with access via an 800 telephone call to person-to-person support services administered by a staff of highly trained support engineers in the Company's Advanced Technology
Group. The Advanced Technology Group and Technical Support consists of 44 technical support persons under the supervision of a Data Communications Manager. This group is responsible for systems design and the implementation of technology and the management of advanced technology projects including LANs, WANs an d data communications problem solving for clients.

     NETWORK AND MAINFRAME CONNECTIVITY CONSULTING

     MTM and its staff of networking consultants offer experience at all levels of computers to provide management information services (MIS) departments with consulting services ranging from connectivity to enhancements, feasibility and implementation. These services address critical issues such as performance, reliability and compatibility with proven strategies and products. MTM offers research and planning insight at all levels of information flow from mainframes to minis to micros and within each system. These consulting services provide clients with access to a variety of options in designing and maintaining systems.

     CONNECTIVITY AND COMMUNICATION LABORATORY

     The Company's Advanced Technology Group seeks to serve customers' increasing communications requirements, including their need to share data and resources using LANs and WANs. The Company offers an array of connectivity services, including LAN and WAN system design and configuration, videoconferencing consulting, user training and installation. In addition, the Company has established a Connectivity and Communication Laboratory in its executive offices. This state-of-the-art facility provides a multi-vendor environment to test connectivity networks, create multi-vendor LANs and WANs and solution prototypes, perform feasibility studies, perform pre-release and new connectivity product testing, perform product compatibility testing, product bulletproofing, procedures development, product evaluation and optimization, replication, diagnosis and solution of service problems and to generally provide a basis to address support issues.

     The Company's lab features several different LAN and WAN operating systems from such manufacturers as Novell, IBM, SCO, Microsoft Lan Manager and 3COM and includes the entire spectrum of computer sizes.

     NETWORK MANAGEMENT AND FINE-TUNING

     The Company's Advanced Technology Group provides services designed to resolve complex network and data communications management issues for clients with existing multiple networks and/or sites currently utilizing communication servers, gateways to host computers and bridges linking multiple servers (a primary storage device, normally a PC in a network). These services include network security planning and implementation, data integrity and redundancy, network fine-tuning and auditing, performance testing, evaluation and optimization, corporate electronic mail and site management.

     1-800-PRODUCT SUPPORT

     The Company's experienced support engineers provide product support to resolve specific operating system and application problems. The Company's toll-free 800 telephone support line can be used for such problems as application software, installation assistance, error message handling or share d device problems. The applications supported include spread sheets, word processing packages, communications, network and PC operating systems, graphics, databases and various utilities.

     The Company provides its clients with instant access to the latest product support resources for known problems and resolutions, updates and release information.

     NETWORK TRAINING AND CONSULTING

     The Company's Advanced Technology Group provides the Company's clients and their corporate management, as well as its own engineering and sales personnel, with technical support and training. The Company's support engineers have generally been trained by the major computer vendors and receive additional training from courses given by computer vendors, as well as by the Company's Data Communications Manager, on an as needed basis and also in order to maintain their certifications with the respective vendors. The Company offers comprehensive training sessions for its customers featuring instruction by manufacturer-trained customer support representatives. This department assists in post -sale customer inquiries and network consultation and support via a toll-free 800 telephone number. The Company offers customer training seminars for various microcomputer hardware and software products at its own facilities and at customer sites.

     PRODUCT MAINTENANCE

     The Company offers contracts to its customers for both on-site and off-site complete product maintenance and repair services. These maintenance contracts generally provide for the Company to maintain microcomputer equipment at the customer's location during regular business hours. Most maintenance contracts are renewable annually. In addition, the Company provides authorized warranty service and repair for equipment sold by it and by others. The service department fulfills warranty requirements and offers extended maintenance and repair agreements after the expiration of manufacturers/ warranties. The service department maintains complete parts inventories for the products distributed by the Company and is staffed by manufacturer-certified field engineers.

     DIAGNOSTICS

     The Company will ship one of its trouble-shooting tools (e.g., HP Advisor, Novell (r) LANalyzer or Network Analyzer) to a client to allow dial in access for trouble-shooting network hardware and software related problems. By displaying and capturing network traffic, the Company's experienced systems engineers can analyze and determine the network problem. In addition, through a remote dial-in system, the Company's systems engineers can access a client's network problems.

DATABASE

     MTM has access to state-of-the-art technical databases which provide it with information concerning technological advances from major vendors. This assists the Company in trouble-shooting as it receives up-to-date product information from a wide variety of vendors. The Company has either been licensed, contracted or authorized to use the following databases :
Novell's technical database which Novell engineers use for research and net work diagnosis, as well as technical information from IBM, Compaq, Cisco, Microsoft, NEC, 3COM, and Fore Systems, Inc. These databases provide the Company with technological advances from major vendors as soon as the information is published. These, in turn, allow the Company its flexibility to shift rapidly to vendor s whose products are expected to increase in demand as a result of technological advances.

ACCESSORY PRODUCTS

     The Company has formed new purchasing relationships with several computer supply vendors, through which it resells diskettes, data tape, compact disks, toner, ribbons and other related computer supplies. The Company does not believe that it is dependent on any one vendor of computer supplies, and the loss of any such vendor would not have a material adverse impact on the Company.

MARKETING AND SALES

     The Company's marketing efforts are focused on Fortune 500 corporations and, to a greater degree, what may be categorized as Fortune
2000 corporations, professional firms and governmental and educational institutions. Except for major corporate accounts, these customers generally do not have internal computer support personnel. Management believes that the increasing complexity of microcomputer systems, increased usage of microcomputers in the workplace and the trend toward network interconnecting will cause business and institutional customers to require significant levels of outsourced customer sup port services, such as those provided by the Company. The Company believes that these customers are increasingly relying on their dealers and suppliers to provide, in addition to competitive pricing, a one-stop solution-based approach to their data processing requirements. The Company uses such an approach which addresses purchasing, compatibility, maintenance, support, training and obsolescence.

     The Company has approximately 500 active clients. The Company's customers are well diversified in such industries as securities, financial institutions, pharmaceuticals, manufacturing, distribution, law and accounting firms. For the fiscal years ended March 31, 1997, 1996 and 1995 ("Fiscal 1997", " Fiscal 1996" and "Fiscal 1995"), approximately 13%,
16% and 11%, respectively, of the Company's total revenues were derived from sales to PaineWebber, Incorporated ("PaineWebber"). During Fiscal
1997, Bloomberg, L.P. ("Bloomberg" ) accounted for approximately 13% of the company's revenues. During Fiscal 1996 and Fiscal 1995, A.I. Credit Corp. ("AI") accounted for approximately 18% and 29%, respectively, of the Company's revenues. Although the Company's customer base has increased, the loss of PaineWebber, Bloomberg or AI as well as, to a lesser extent, the loss of any other principal customer, would be expected to have a material adverse effect on the Company's operations during the short term until the Company is able to generate replacement business, although there can be no assurance of obtaining such business.

     As of May 15, 1997, the Company employed 25 salespersons who are paid salaries, commissions and/or a combination of both. The Company's sales executives regularly call on sales management at companies with solutions for their computer problems. While the Company's marketing activities are focused on Fortune 2000 corporations located in the tri-state Metropolitan New York area and throughout New England, the Company sells its products and services to branch offices of its customers, including Fortune 500 corporations, throughout the United States. The Company also relies on customer referrals from its major suppliers and manufacturers who often receive requests for a systems integrator to design and install their systems.

     The Company's sales executives generally participate in approximately five hours of training per week concerning various topics, including product knowledge, industry information and sales techniques. The Company's ability to successfully expand its business will depend, in part, on its ability to attract, hire and retain highly skilled and motivated marketing an d sales personnel, of which there can be no assurance.

     MTM also makes joint sales presentations with certain of the Company's major suppliers to existing and prospective customers. Certain of these suppliers/ customer fulfillment option programs allow customers who purchase directly from the supplier to apply purchases from MTM to their purchase obligations under those agreements. As a result, these customers have the flexibility of purchasing products from the Company to take advantage of MTM/s added services and its ability to integrate multiple manufacturers / products. Most major manufacturers have instituted either a moratorium or a selective authorization procedure on the approval of additional authorized dealership locations. While in effect, such policies may preclude the Company and its competitors from becoming authorized dealers for new vendors.

SUPPLIERS

     The Company purchases microcomputers and related products directly from numerous suppliers as either an authorized dealer or a value added reseller. The Company has entered into authorization agreements with its major suppliers. Typically, these agreements provide that MTM has been appointed, on a non-exclusive basis, as an authorized dealer and systems integrator of specified products of the supplier at specified locations. Most of the authorization agreements provide that the supplier may terminate the agreement with or without cause upon 30 to 90 days notice or immediately upon the occurrence of certain events. In addition, although each agreement is generally subject to renewal on an annual basis, there can be no assurance that such agreements will be renewed. The Company believes that its relationships with its major suppliers are excellent.

     Sales of Dell Computer products have accounted for approximately 20%, 24% and 31%, respectively, of the Company's revenues during Fiscal 1997, Fiscal 1996 and Fiscal 1995. Sales of Compaq and IBM products accounted for approximately 26% and 13%, respectively, of the Company's revenues during Fiscal 1997 and Fiscal 1996. No other supplier's products accounted for 10% or more of the Company's revenue during Fiscal 1997, Fiscal 1996 or Fiscal 1995. The Company's sales of products purchased through MicroAge accounted for approximately 20% and 33% of the Company's total revenues in Fiscal 1996 and Fiscal 1995 , respectively, and sales of products purchased through IE accounted for approximately 44% and 10% of total revenues in Fiscal 1997 and Fiscal 1996, respectively . The material provisions of the

MicroAge contract are described below under the heading "IE and MicroAge". Except for Dell and Compaq, management does not believe that a termination of any one supplier's agreement would have a material adverse effect on the Company.

     The Company's future results of operations are dependent upon continued demand for microcomputer products. Distributors in the microcomputer industry currently face a number of adverse business conditions, including price and gross profit margin pressures and market consolidation. During the past five years, all major hardware vendors have instituted extremely aggressive price reductions in response to lower component costs and discount pricing by certain microcomputer manufacturers. The increased price competition among major hardware vendors has resulted in declining gross margins for many microcomputer distributors and may result in a reduction in existing vendor subsidies. Management of the Company believes that these current conditions, which are forcing certain of the Company's direct competitors out of business, may present the Company with opportunities to expand its business. There can be no assurance, however, that the Company will be able to continue to compete effectively in this industry, given the intense price reductions and competition currently existing in the microcomputer industry.

     Pursuant to the terms of most of its authorized dealership agreements, the Company furnishes firm purchase orders 30 to 90 days in advance of shipment. Under the terms of these agreements, the Company is generally liable for up to a 5% restocking fee to many manufacturers for the return of previously received merchandise. The Company has not experienced any significant cancellation penalties or restocking fees.

     The Company receives certain discretionary cost subsidies, typical for the industry, from certain major suppliers to promote sales and support activities relating to their products. The Company will typically earn about 1 1/2% of its aggregate purchases. It has used these funds to subsidize marketing, advertising and its Connectivity and Communication Laboratory, where the Company has been able to expand into areas relating to these suppliers/ products and sales, such as LAN sales and support.

     MTM's current arrangements with major suppliers generally pro vide protection for up to two months against declines in the wholesale price of microcomputers and related products in the Company's inventory. These arrangements typically take the form of a cash payment or a credit against future purchases in an amount equal to the difference between the price actually paid by the Company for its inventory of that supplier's products and the new dealer price.

     The Company's suppliers permit the Company to pass through to its customers all warranties and return policies applicable to the suppliers' products. To date, the Company has experienced little return of product and has been reimbursed by the suppliers for most warranty work done for its customers. All service work after the expiration of the warranty period is at the customer's expense. The Company offers service contracts of varying lengths under which the Company agrees to be responsible for all service costs for a fixed term in exchange for a set fee paid by the customer.

     Software and other related products are purchased from numerous industry suppliers. As is customary, the Company does not have any long-term agreements or commitments with these suppliers, because competitive sources of supply are generally available for such products.

     In response to discounted pricing by certain microcomputer manufacturers, all major CPU hardware suppliers have instituted aggressive price reductions. The heightened price competition among hardware suppliers has resulted in declining gross margins for many microcomputer resellers. Although discounted prices have enabled the Company to increase its sales volume over the past three years, it has resulted in lower gross margins for some of the Company's product lines. Network and service-related hardware products, however, have had improving margins. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

IE AND MICROAGE
     The Company operates as a reseller for IE and MicroAge. IE and MicroAge are master resellers and distributors which market and distribute information, technology, products and services through a network of franchisees and affiliated resellers, such as MTM. Such products include microcomputer systems, workstations, networking and telecommunications equipment, software and related products. As a reseller, the Company has purchased products and services through MicroAge since 1993 and through IE since 1995.

     The Company purchases products from IE and MicroAge on a cost-plus basis (consisting of IE and MicroAge's cost of the products from a supplier plus a mark-up) generally at lower prices than could be obtained independently from suppliers. In certain instances, the Company has access to suppliers through IE and MicroAge for which it is not otherwise an authorized dealer. The Company is obligated to purchase a minimum of $100,000 of products from Micro Age in each calendar quarter. The Company's agreement with MicroAge may be terminated by either party on 60 days/ notice, and its agreement with IE may be terminated upon 30 days' notice by the Company and upon 3 days' notice by IE. The Company does not believe that it is dependent on either supplier, and that if it were to suffer the loss of either supplier, adequate alternatives would exist.

DATA.COM RESULTS, INC.

     The Company's newest subsidiary, Data.Com, is a data communications, WAN and LAN consultant and advanced technology solutions provider primarily serving clients located in the State of Connecticut. The acquisition of Data.Com was effective as of May 1, 1996.

     The net purchase price for the assets and business was approximately $484,000 in assumed net liabilities, and 87,000 shares of the Company's common stock, $.001 par value ("Common Stock"), valued at approximately $407,000. Additional consideration is payable in Common Stock, contingent upon Data.Com's achieving certain levels of earnings before taxes, depreciation and amortization through Fiscal 1999. The maximum number of shares to be issued are 25,000 and 35,000 in Fiscal 1998 and 1999, respectively.
Robert Fries, the previous owner of the purchased business, joined the Company as a Vice President and director and as the Co-President of Data.Com. See " Item 11. Executive Compensation - Employment Agreement."

COMPETITION

     The microcomputer market is highly competitive. The Company is in direct competition with local, regional and national distributors of microcomputer products and related services. Several of these competitors offer most of the same basic products as does the Company. The Company competes with other resellers and believes its prices and delivery terms are competitive. Many competitors may sell their products at lower prices than the Company, but generally do not offer the same range of support services after installation of equipment that the Company offers to its customers.

     In addition, the tri-state Metropolitan New York area and New England, to which the Company markets its products and services, are particularly characterized by highly discounted pricing on microcomputer products from various sources of competition. The Company faces competition from microcomputer suppliers that sell their products through direct sales forces and from manufacturers and distributors that emphasize mail order and telemarketing.


     Depending on the customer, the principal areas of competition may include price, pre-sales and post-sales technical support and service, availability of inventory and breadth of product line. The Company has an insignificant market share of sales in the microcomputer industry and the service markets which the Company serves. Certain of the Company's competitors at the regional and national level are substantially larger, have more personnel, have materially greater financial and marketing resources than the Company and operate within a larger geographic area than does the Company.

     Management believes that the Company will continue to be able to compete effectively against its various competitors by combining fair pricing with its wide range of customer support services designed to provide its customers with high-end technological services, multi-vendor technical support, maintenance of their computer product needs, a dedicated, trained staff of salespersons and technicians, complete solutions for single user, multi-user or net work systems and specialized vertical market software.

BACKLOG

     The Company generally delivers products from inventory to its customers within one to two weeks of its receipt of purchase orders. As a result, the Company believes that its backlog of unfilled customer orders is not material.

PROPRIETARY INFORMATION

     The Company holds no patents and has no trademarks registered in the United States Patent and Trademark Office or in any state. If the Company believes that trademark registration is significant in protecting its product or service recognition, the Company may apply for registration of various trademarks or service marks, including, but not limited to, the names Micros-to-Mainframes, Data.Com and The Advanced Technology Group, in which it believes that it has certain common-law rights. The Company may also affix copyright notices on its support service, training and service manuals. While such protect ion may become important to the Company, it is not considered essential to the success of its business. The Company relies on the know-how, experience and capabilities of its management, sales and service personnel. The Company requires some of its employees to sign confidentiality or non-competition agreements.

EMPLOYEES

     As of May 20, 1996, the Company employed 125 persons, all but six of whom are full-time personnel. Of these employees, five are responsible for management, 25 are responsible for marketing and sales, 71 for technical support, four for distribution, five for finance and eight for purchasing and administration. None of the Company's personnel is represented by a union, and the Company considers its employee relations to be good.


ITEM 2.   PROPERTIES

     The Company's executive offices and warehouse are located in approximately 11,000 square feet of space at a two-story facility leased at 614 Corporate Way, Valley Cottage, New York. Approximately 35% of such space is devoted to marketing and telephone sales, 15% to service and customer support , 10% to administration, 10% to the Connectivity and Communication Lab and 30% to warehouse space. The Company does not maintain a retail showroom. The monthly payment is currently $6,400 under a lease, expiring on August 31, 1997, as amended.

     The Company also leases 4,000 square feet of office space in the Chrysler Building in New York City, which space is devoted to high technology sales. The monthly payment is currently $11,111 under a lease expiring on February 28, 1998. The Company also leases approximately 8,100 square feet of office and warehouse space (only about 10% of this property is devoted to warehouse space) in Rocky Hill, Connecticut. The monthly payment on this lease is currently $4,853.81, which will increase to $5,213.35 on August 1, 1997. The lease is terminable on six months' notice after July 31, 1997 and expires on July 31, 1999.

     The Company is also responsible for real estate taxes, insurance, utilities and maintenance expenses concerning these premises.


ITEM 3.   LEGAL PROCEEDINGS

     The Company is not a party to any material legal proceedings, other than customer claims arising, from time to time, in the ordinary course of the Company's business.


ITEM 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     No matters were submitted to a vote of the Company/s stockholders during the fourth quarter of the fiscal year ended March 31, 1997.

PART II


ITEM 5.   MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS

     The Common Stock of the Company is listed on NASDAQ/NMS under the symbol "MTMC", and warrants of the Company were listed on NASDAQ/NMS until December 22, 1995 under the symbol "MTMCW," when the warrants were removed from trading.

     The following table sets forth the high and low closing bid prices of the Common Stock for the last two fiscal years, and the warrants through December 22, 1995, as reported by NASDAQ. Bid quotations represent high and low prices quoted between dealers, do not reflect retail mark-ups, mark-downs or com missions and do not necessarily represent actual transactions.

                                                         Bid
Security            Period                       High            Low
--------      ----------------                  ------          -------
COMMON
STOCK          FISCAL YEAR ENDED MARCH 31, 1996

          April 1 - June 30, 1995                 $5.750      $3.125
          July 1 - September 30, 1995             $8.625      $4.875
          October 1 - December 31, 1995           $7.000      $4.500
          January 1 - March 31, 1996              $6.750      $4.500


          FISCAL YEAR ENDED MARCH 31, 1997

          April 1-June 30, 1996                   $5.875      $3.750
          July 1-September 30, 1996               $4.750      $3.000
          October 1 - December 31, 1996           $4.250      $2.125
          January 1 - March 31, 1997              $3.750      $2.500


WARRANTS  FISCAL YEAR ENDED MARCH 31, 1996

          April 1 - June 30, 1995                 $4.750      $0.625
          July 1 - September 30, 1995             $4.750      $1.250
          October 1 - December 22, 1995           $3.000      $0.250

     On May 30, 1997, the closing bid and asked prices of a share of Common Stock were $3.625 and $3.875, respectively, and the Company had in excess of 2,000 beneficial holders of Common Stock.

     The Company has not paid any cash dividends on Common Stock to date and does not anticipate paying any in the foreseeable future. The Board of Directors intends to retain earnings, if any, to support the growth of the Company's business.


ITEM 6.   SELECTED FINANCIAL DATA

     The following selected financial data for the four fiscal years ended March 31, 1997, 1996, 1995 and 1994, and the Nine Months Ended March 31,1993, are derived from the financial statements of the Company. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information included herein.


Income Statement Data:


                                                                                  Nine Months
                                                Year Ended March 31               Ended March 31
                                            -----------------------------------------------------
                                           1997        1996        1995        1994          1993
                                                 (In thousands; except earnings per share)

Net revenues                             $ 58,062     $ 47,326      $43,043    $ 29,028    $15,322
  Cost of products sold                    47,549       40,452       37,530      24,862     12,742
  Technical personnel
    salaries                                2,420        1,109          778         562        242
  Selling, general and
    administrative
    expenses                                6,698        4,070        3,276       2,690      1,590
  Compensatory stock
    arrangement(1)                              0        4,655            0           0         0
  Interest expense                              6           13           40          94         86
Income (loss) from
  operations before
  income taxes                              1,530       (2,907)       1,514         820        662
Net income (loss)                             910       (3,614)         878         478        387
Net income (loss) per
  common share:
    Primary                                 $0.21       ($1.10)       $0.40(2)     $0.30(2)  $0.33
    Fully diluted (3)                                                 ($0.22)     ($0.57)
Weighted average number
  of common and common
  equivalent shares used
  in calculation:
    Primary                                 4,436         3,251       2,194(2)     1,605(2)  1,175
    Fully diluted (3)                                                 3,183        2,104


Balance Sheet Data:                                                  At March 31
                                          -----------------------------------------------------------
                                               1997         1996        1995        1994       1993
                                                   (In thousands; except earnings per share )

Working Capital                              $ 10,386      $10,684     $4,648     $3,771      $  773
Total Assets                                   20,428       16,209      9,420      8,486       5,247
Total Liabilities                               8,085        5,208      4,554      4,501       4,307
Retained Earnings (Deficit)                      (469)      (1,379)     2,235      1,357         879
Shareholders' Equity                           12,343       11,000      4,866      3,985         940

-----------------------

(1) Reflects a non-cash, non-recurring charge. See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations.

(2) Share and per share data do not include 1,400,000 shares of the Company's Preferred Stock issued in September 1993 and redeemed in September 1996 in exchange for 980,000 shares of Common Stock (the "Preferred Stock").

(3) Assumes (i) that the Preferred Stock was converted to Common Stock for the periods shown, (ii) that earnings were adjusted to reflect the necessary earnings requirements for convertibility of the Preferred Stock and (iii) that a charge to income for the compensatory element of the Preferred Stock was recognized for each period in the three year period ended March 31,1996 based on the current market price at the end of each period.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and Notes thereto appearing elsewhere in this Report.

RESULTS OF OPERATIONS

     The following table sets forth for the periods indicated certain items in the Company's Consolidated Statements of Operations expressed as a percentage of sales for that period:


                                        Year Ended March 31,
                                       1997     1996       1995

Net sales.....................        100.00%  100.00%   100.00%
  Cost of products sold.........       81.89    85.48     87.19
  Technical personnel salaries.         4.17     2.34      1.81
    Selling, general and
    administrative expenses.....       11.54     8.60      7.61
  Compensatory stock arrangement        --       9.84(1)     --
  Interest expense............          0.01     0.03      0.09
Income (loss) from operations
  before income taxes..............     2.64    (6.14)     3.52
Net income(loss)....................    1.57    (7.64)     2.04

______________________

 (1) Reflects the non-cash non-recurring charge of $4,655,000 described below.

The Year Ended March 31, 1997 as compared to the Year Ended March 31, 1996.

     The Company had net sales of approximately $58,062,000 for the Year
Ended March 31, 1997 ("Fiscal 1997"), as compared with approximately $47,326,000 for the Year Ended March 31, 1996 ("Fiscal 1996"). This increase in sales of approximately 22% was attributable to increased sales of equipment to both new and existing customers in Fiscal 1997, as well as to increased revenues from support services, including approximately
$6,289,000 in revenue derived from the newly acquired subsidiary.

     As a percentage of net sales, the cost of products sold for Fiscal 1997 decreased by 3.59% as compared to Fiscal 1996, due to increased service revenues, which have higher margins than equipment sales, offset by competitive market pressures on product sales.

     Service revenue in Fiscal 1997 increased 41% to $6,416,000 from $4,537,000 in Fiscal 1996. Because of the increase in the Company's service business, the Company hired additional technical personnel. On an aggregate basis, technical personnel salaries in Fiscal 1997 increased 118% to $2,420,000 from $1,109,000 in Fiscal 1996. Technical personnel salaries as a percentage of service revenues were 38% in Fiscal 1997 and 24% in Fiscal 1996. This increase was due to the Company's hiring more technical personnel as part of its planning for future growth in its consulting and service business. The Company is expected to continue to hire additional professional technicians and engineers for the Advanced Technology Group in order to meet the expected demand in the outsourcing business for the coming year.

     Selling, general and administrative ("SG&A") expenses were approximately $6,698,000 for Fiscal 1997, as compared to approximately $4,070,000 in Fiscal 1996. SG&A expenses as a percentage of net sales increased to 11.54% in Fiscal 1997 from 8.6% in Fiscal 1996. This increase was primarily attributable to the Company's overall increase in overhead expenses and to the newly-formed subsidiary that acquired the business of Data.Com RESULTS, Inc. (" Data.Com"), which had SG&A expenses of approximately $1,513,000. Furthermore, due to the increase in sales volume, sales commissions and salaries increased by $100,000, and other employee payroll, benefits and payroll taxes increased by approximately $300,000.
The increases were also due to increases in occupancy expenses and telephone expenses of approximately $222,000 for additional office space in New York City.

     Accordingly, net income increased to approximately $910,000 in Fiscal 1997 from a loss of $(3,614,000) in Fiscal 1996, which included the 1996 non-cash, non-recurring charge of $4,655,000.

The Year Ended March 31, 1996 as compared to the Year Ended March 31, 1995.

     The Company had net sales of approximately $47,326,000 for Fiscal
1996, as compared with approximately $43,043,000 for the Year Ended March 31, 1995 ("Fiscal 1995"). This increase in sales of approximately 10% was attributable to increased sales of equipment to both new and existing customers in Fiscal 1996, as well as to increased revenues from support services, which the Company began to offer in 1991.

     As a percentage of net sales, the cost of products sold for Fiscal 1996 decreased by 1.71% as compared to Fiscal 1995, due to increased service revenues, which have higher margins than equipment sales, offset by competitive market pressures on product sales.

     Service revenue in Fiscal 1996 increased 98% to $4,537,000 from $2,290,000 in Fiscal 1995. Because of the increase in the Company's service business, the Company hired additional technical personnel. On an aggregate basis, technical personnel salaries in Fiscal 1996 increased 43% to $1,109,000 from $778,000 in Fiscal 1995. Technical personnel salaries as a percentage of service revenues were 24% in Fiscal 1996 and 34% in Fiscal 1995. This decrease was due to greater utilization of technical personnel on customer service contracts.

     SG&A expenses were approximately $4,070,000 for Fiscal 1996, as compared to approximately $3,276,000 in Fiscal 1995, SG&A expenses as a percentage of net sales increased to 8.60% in Fiscal 1996 from 7.61% in Fiscal 1995. As a whole, SG&A expenses increased by approximately $794,000 in Fiscal 1996. This increase resulted primarily from expenses related to increased sales volume , including increases in sales commissions and salaries of $416,000, and other employee payroll, benefits and payroll taxes of $71,000. The increase was also due to increases in accounting and administrative salaries of $49,000, legal, accounting and other professional fees of $104,000, and insurance of $102,000 .

     The Company recognized a one-time charge against earnings in Fiscal
1996 in the amount of $4,655,000 relating to the compensatory nature of the Preferred Stock. The charge was required to be recognized at such time as the convertibility of the Company's Series A Preferred Stock (the "Preferred Stock") was deemed probable. The Preferred Stock was convertible into Common Stock, on a one for one basis, solely if the Company met certain revenue and earnings thresholds. Such thresholds for convertibility were considered probable in the fourth quarter of Fiscal
1996. In conjunction with this determination, the Company and the holders of such Preferred Stock committed to accelerate the convertibility and fix the amount of compensation expense to be charged to earnings. An independent appraisal as to the equivalent value of the Preferred Stock and the Common Stock concluded that the 1,400,000 shares of Preferred Stock were equivalent to 980,000 shares of Common Stock. Based on the market value of the Company's Common Stock at March 31, 1996, the Company recognized the non-recurring, non-cash charge of $4,655,000 shown on the income statement as "Compensatory stock arrangement". The shareholders of the

Company subsequently approved the arrangement, and the Preferred Stock was exchanged for 980,000 shares of Common Stock in September 1996.

     Based on the above factors, the Company had a net (loss) of approximately ($3,614,000) in Fiscal 1996 as compared to net income of $878,000 in Fiscal 1995.

LIQUIDITY AND CAPITAL RESOURCES

     The Company measures its liquidity in a number of ways, including the following:



                                              March 31,
                                    1997          1996        1995
                             (Dollars in thousands, except current ratio data)
                             -------------------------------------------------

Cash and cash equivalents........    2,880        5,285       1,167
Working capital..................   10,386       10,684       4,648
Current ratio....................   2.28:1       3.05:1       2:02:1
Secured notes payable............        5           5           5
Working capital line available...    8,140        8,759       7,373

     During Fiscal 1997, the Company used approximately $437,000 in cash from operating activities. The cash used in operating activities resulted from an increase in accounts receivable of $3,418,000 and an increase in inventory of $96,000, offset by an increase in accounts payable and accrued expenses of $1,886,000 and an increase in income tax payable of $55,000. The Company used approximately $1,993,000 in investing activities for the purchase of property, equipment and software of approximately $682,000 and the acquisition of Data.Com of approximately $1,311,000.

     The Company finances much of its business through "floor-plan " financings, which are alternate credit lines provided by manufacturers or through lines of credit provided by vendors. The financing arrangements have aggregate credit limits of approximately $8,300,000 and allow the Company to borrow for between 30 and 60 days, interest-free. Interest is charged to the Company only after the due date. These arrangements generally provide for security interests in the related inventory and/or accounts receivable and liens against all assets of the Company. The Company also has a $5,000,000 revolving credit facility from a bank, expiring on June 29, 1997, which the Company intends to renew. All of the floor-plan borrowings are subordinated to the Company's bank revolver except as to inventory and equipment, as to which the floor-planners hold a first lien pursuant to intercreditor agreements. At March 31, 1997 and 1996, the Company's total outstanding debt under the floor-plan arrangements was approximately $5,155,000 and $2,536,000, respectively, and the revolver balance was $5,000 at the end of each year.

     The Company's current ratio decreased to 2.28:1 at March 31, 1997 from 3.05:1 at March 31, 1996.

     The Company believes that expected cash flow from its operations combined with available financing arrangements will be sufficient to satisfy its expected cash requirements for the next 12 months and thereafter.
There can be no assurance, however, that changes in the Company's plans or other events affecting the Company will not result in unexpected expenditures or cash requirements.

ACQUISITION OF DATA.COM

     On May 6, 1996, a newly formed subsidiary of MTM acquired substantially all of the assets of Data.Com RESULTS, Inc. The net purchase price for the assets was approximately $484,000 in assumed net liabilities, and the issuance of 87,000 shares of Common Stock of the Company.

to the owner of the business sold (valued at approximately $407,000). Data.Com is a data communications, wide area network and local area network consultant and advanced technology solution s provider primarily serving clients located in Connecticut.

     In addition to the above consideration, contingent consideration is payable in the Company's common stock based upon defined future levels of Data.Com's earnings before taxes, depreciation and amortization ("EBTDA") through the fiscal year ended March 31, 1999 ("Fiscal 1999"). The maximum number of shares to be issued are 25,000 and 35,000 in Fiscal 1998 and 1999, respectively . The contingent consideration is not included in the calculation of the acquisition cost. In addition to the above contingent consideration, the Co-President of Data.Com will be issued 5,000 and 10,000 stock options in Fiscal 1998 and 1999, respectively, if Data.Com/s EBTDA is greater than $1.25 million an d $1.35 million for Fiscal 1998 and 1999, respectively. The option price for any option so granted shall be 110% of the fair market value of the Company's common stock as at the first day of the taxable year in which the respective options, if any, are granted. The options shall not vest until the first day of the taxable year following the year of grant, at which time all such options shall vest. All compensation expense will be recognized during the target period, when earnings targets are considered achievable, based on the market value of the Company's common stock.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     N/A.


ITEM 8.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     This information appears in Part IV, immediately following Item 14 of this Report.


ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

                             PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The directors and executive officers of the Company are as follows:

    Name                 Age            Position

   Howard Pavony         46           Chairman of the Board

   Steven H. Rothman     48           C.E.O., President and Direct or

   Frank T. Wong         50           Vice President-Finance, Secretary
                                      and Director

   Robert A. Fries       44           Vice President and Director

   Ramon Mota            35           Vice President-Technology
                                      and Director

   Joseph J. Farley*     73           Director

   William Lerner*       63           Director



* Member of the Audit Committee and Compensation Committee.

     Howard Pavony has served as Chairman of the Board since August 1996. He served as the Company's President and a Director from May 1986 to August 1996. He has also served as Vice President of MTM Advanced Technology, Inc. 1997. since 1986. From 1977 until 1986, Mr Pavony was employed by Data Research Associates ("DRA"), a computer hardware and accessories company, rising to the positions of Vice President of Sales and member of the Executive Board of DRA.

     Steven H. Rothman has served as C.E.O. and President since Au gust 1996. He served as the Company's Vice President and a Director from the Company's inception in May 1986 to August 1996. Mr. Rothman was the Company's Secretary from May 1986 to September 1995. He has also served as President o f MTM Advanced Technology, Inc. since 1986. From 1976 until 1986, Mr. Rothman was employed by DRA, rising to the positions of Director of Marketing and member o f the Executive Board.

     Frank Wong has served as the Company's Vice President-Finance since February 1992, as a Director since June 1993 and as Secretary since September 1995. Prior thereto, from 1975 to 1991, he served as Chief Accountant of the Carvel Corporation, a franchise ice cream distributor.

     Robert A. Fries has served as a Vice President and a Director of the Company since May 6, 1996, when he joined the Company as a result of the acquisition of Data.Com. He was President of Data.Com RESULTS, In c. from June 1986 until he joined the Company and now serves as Co-President of Data.Com.

     Ramon Mota has served as a Director of the Company since May 6, 1996. He joined the Company in October 1991, acting as a technical salesperson for the Company and was promoted to Director of Technology in June 1992.
He became Vice President-Technology of the Company in April 1993. He also has be en Co-President of Data.Com since May 1996. Prior thereto, from 1989 until 1991, Mr. Mota served as an engineer with Multitech System, Inc. a modem manufacturing a nd data communications company.

     Joseph J. Farley has served as a Director of the Company since September 1995. From January 1982 to November 1990, Mr. Farley served as a Vice President and Director of Marketing for Helm Resources, Inc. ("Helm"), an American Stock Exchange listed company engaged in providing financial services an d management assistance to small and mid-market companies. Mr. Farley continue s to serve as a director of Helm. Prior thereto, Mr. Farley was employed by IBM for thirty-two years. Mr. Farley held various positions with IBM in engineering, marketing and field engineering.

     William Lerner has served as a Director of the Company since September 1995. Mr. Lerner has been engaged in the private practice of corporate and securities law in New York and Pennsylvania since 1991. From 1990 to
 1991, Mr.  Lerner was Vice President and general counsel to Hon
Development Company, a California real estate development company.
From 1986 to 1990, Mr . Lerner was a Vice President and general counsel of The Geneva Companies, a California based business valuation and mergers and acquisitions firm specializing in privately owned middle-market companies.
Mr. Lerner previously served as the Director of Compliance with the American Stock Exchange and as a Branch Chief, Enforcement Attorney for the Securities and Exchange Commission. Mr. Lerner serves as a director of Helm; of Seitel, Inc., a New York Stock Exchange listed company engaged in several facets of the oil and gas business; of Rent-Way , Inc., a Nasdaq listed company engaged in the rent-to-own business; and of Co-Counsel, Inc., a Nasdaq listed company that provides part-time or contract lawyers to businesses and corporations on a nationwide basis.

     All directors hold office until the next annual meeting of shareholders or until their successors are elected and qualify. Officers are elected annually by, and serve at the discretion of, the Board of Directors.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of owner ship and changes in ownership with the Securities and Exchange Commission. Officers, Directors and ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's copies of such forms received or written representations from certain reporting persons that no Form 5's were required for those persons , the Company believes that, during the time period from April 1, 1996 to March 31, 1997, all filing requirements applicable to its Officers, Directors and greater than ten percent beneficial owners were complied with, except that each of Messrs. Rothman, Pavony, Farley, Lerner and Mota filed one late Form 4 reporting, in each case, one transaction.


ITEM 11.  EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during Fiscal 1997, Fiscal 1996 and Fiscal 1995 by certain executive officers of the Company. No other executive officers received compensation in excess of $100,000 during such years.


                                                                Long-Term

                                  Annual Compensation(1)        Compensation
                                  ---------------------           Shares
Name and Principal                                              Underlying
Position                    Year      Salary($)     Bonus($)       Options(#)
----------------------     ------    -----------    --------      -----------

Howard Pavony              1997         $185,417    $20,000         50,000
Chairman of the Board      1996         $165,000    $20,000         10,000
                           1995         $165,000    $20,000              0

Steven H. Rothman          1997         $185,417    $20,000         50,000
  President and CEO        1996         $165,000    $20,000         10,000
                           1995         $165,000    $20,000              0


Robert Fries               1997         $103,326    $25,000(2)           0
  Vice President

Ramon Mota                 1997         $100,033   $  9,000          5,000
  Vice-President           1996         $ 95,000   $ 10,500              0
  Technology

-------------------------
     (1) The compensation figures shown do not include the cost to the Company of benefits, including the use of automobiles leased or car allowances paid by the Company, premiums for life and health insurance and any other personal benefits provided by the Company to such persons, which are, in the aggregate, below reportable thresholds.

     (2) $25,000 bonus was accrued pursuant to the Purchase Agreement dated May 6, 1996, although the exact amount of the bonus has not yet been determined or paid.


     OPTION GRANTS IN LAST FISCAL YEAR

     The table below includes the number of stock options granted to the executive officers named in the Summary Compensation Table during the year ended March 31, 1997, exercise information and potential realizable value.


                           Individual Grants                              Potential Realizable
                    Number of     Percent of                              Value at Assumed
                   Securities     Total Options                            Annual Rates of Stock
                   Underlying     Granted to                               Price Appreciation
                     Options      Employees in   Exercise    Expiration        for Option Term
Name                Granted(#)    Fiscal Year    Price($/sh)    Date           5 %($)  10%($)
---------------   -------------   -----------   -----------   ----------    -------------------
Steven H. Rothman    50,000        31.3%         $4.43         8/31/2001          $0    $30,000

Howard Pavony        50,000        31.3%         $4.43         8/31/2001          $0    $30,000

Robert Fries            -             -           -               -                $0   $0

Ramon Mota            5,000         3.1%         $2.50         11/30/2001       $7,450  $12,650



   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY END OPTION VALUES

      The table below includes information regarding the value realized on option exercises and the market value of unexercised options held by the executive officers named in the Summary Compensation Table during the year ended March 31, 1997.

                                                                        Value of
                                                    Number of           Unexercised
                                                    Unexercised        In-The-Money
                        Shares                         Options           Options
                        Acquired                   at FY-End(#)         at FY-End($)
Name                    on Exer-    Value           Exercisable /        Exercisable\
                        cise (#)    Realized        Unexercisable      Unexercisable
----------             --------- ----------       ---------------       --------------
Steven H. Rothman         -0-       -0-              70,000/40,000     $0/$0
Howard Pavony             -0-       -0-              70,000/40,000     $0/$0
Robert Fries              -0-       -0-                  0/0           $0/$0
Ramon Mota                -0-       -0-              18,750/6,250      $28,200/$3,150

   DIRECTOR FEES

   The Company's independent directors receive an annual fee of $9,000 payable in quarterly installments in advance. In addition, each independent director receives $1,500 for attendance in person at each Board meeting and $250 for participating in each telephonic board meeting held. Each independent director also received ten-year options to purchase 2,500 shares of Common Stock, exercisable, beginning August 20, 1996, at $4.0625 per share. See "Stock Option Plans" below, for the terms of stock options granted to the Company's directors. Members of the Audit Committee and Compensation Committee are appointed annually and serve at the discretion of the Board of Directors. Each member of each Committee will receive $1,000 for each meeting attended in excess of five meetings of such committee per year.

    Management directors currently receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. Certain of the Company's directors have received stock options from the Company. See "Stock Option Plans" below.

EMPLOYMENT AGREEMENTS

   On September 1, 1996, Steven H. Rothman and Howard Pavony, respectively the Chief Executive Officer and Chairman of the Board of Directors of the Company, each entered into a five year employment agreement with the Company on the following terms. Each agreement renews annually after the term un less either party elects to terminate. Salary for the fiscal year ending Marc h 31, 1997 was at the rate of $200,000. Under each agreement, the executive receives annual increases in salary equal to the greater of (i) the percentage increase in the Consumer Price Index; and (ii) $10,000.
Each executive is entitled to participate in the Company's stock option plans and the Company's Incentive Bonus Program, the amounts of such incentive compensation being determined by the Compensation Committee of the Board of Directors. Further, the Company will maintain a $1,000,000 life insurance policy on each executive's life, payable to the beneficiaries named by him, and maintain disability insurance for the benefit of each executive which will pay $150,000 per annum to him in the event of his permanent disability. In the event that there is a change in control of the Company, the executive will be entitled, upon such change of control, to terminate his employment and receive 2.9 times his annual salary as then in effect.

   On April 1, 1996, the Company and Mr. Mota entered into a three -year employment agreement providing for a base salary of $98,000 in the first year, $105,000 in the second year and $115,000 in the third year; a bonus depending upon the earnings generated by the Advanced Technology Group; grants of five-year options to purchase up to 5,000 shares of Common Stock in each of the first two years of the term; and a $300 to $400/month car allowance. The Company further agreed to use its best efforts to designate Mr. Mota as a member of the Board of Directors during the initial term of the agreement.

   Simultaneously with the acquisition of Data.Com, on May 6, 1996 , the Company and Mr. Fries entered into a three-year employment agreement providing for a base salary of $140,000; a bonus of 6% of earnings of Data.Com, but in no event more than $60,000 with respect to a fiscal year; grants of up to a total of 20,000 incentive stock options over the three years, subject to defined future level of Data.Com's EBTDA; and a $400/month car allowance. The Company further agreed to use its best efforts to designate Mr. Fries as a member of the Board of Directors during the initial term of the agreement.

STOCK OPTION PLANS

   The Company has established a 1993 Stock Option Plan (the "1993 Plan") and a 1996 Stock Option Plan (the "1996 Plan").

   Pursuant to the 1993 Plan, as of the date hereof, the Company has granted an aggregate of 247,500 stock options. Of these, 202,500 are currently exercisable, and 27,500 have been exercised to date. 17,500 options have been canceled to date and are available for regrant under the 1993 Plan. An aggregate of 145,000 options have been granted to date under the 1996 Plan. Of these, 25,000 are exercisable and 120,000 are unexercisable. No options have been exercised under the 1996 Plan, to date. Messrs. Pavony and Rothman each hold five -year incentive stock options to purchase up to 50,000 shares of Common Stock at $ 3.375 per share, 10,000 shares of the Common Stock at $6.125 per share and a n additional 50,000 shares of Common Stock at $4.43 per share. Mr. Mota holds incentive stock options to purchase up to 15,000 shares of Common Stock at $1.25 per share, 5,000 shares of Common Stock at $3.375 per share and an additional 5,000 shares of Common Stock at $2.50 per share. Mr. Wong holds incentive stock options to purchase 5,000 shares of Common
Stock at $3.375 per share and 10,0 00 shares of Common Stock at $5.125 per share. Messrs Farley and Lerner each hold options to purchase up to 2,500 shares of Common Stock at $7.00 per share and an additional 2,500 shares of Common Stock at $4.0625 per share.

   SUMMARY OF THE PLANS

   Both the 1993 Plan and the 1996 Plan (each, a "Plan"), provide for the grant of options to qualified employees (including officers and director s) of the Company, and its subsidiaries, independent contractors, consultant s and certain other individuals to purchase shares of Common Stock. Each Plan must be administered by the Board of Directors or a committee of at least two disinterested members of the Board of Directors (the "Compensation Committee"). The Board or the Compensation Committee has complete discretion to select the optionee and to establish the terms and conditions of each option, subject to the provisions of the respective Plan. The than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is an Incentive Option to an employee who owns more than 10% of the outstanding Common Stock). Options may not be exercised more than 10 years after the date of grant. An option may be exercised by tendering payment of the purchase price to the Company or, at the discretion of the Board of Directors or Compensation Committee, by delivery of shares of Common Stock having a fair market value equal to the exercise price or through a cashless exercise involving the cancellation of a portion of the shares underlying the options ("Option Shares") having a fair market value equal to the exercise price of the Option Shares issued. Options granted under a Plan are not transferable and may be exercised only by the respective grantees during their lifetimes or by their heirs, executors or administrators in the event of death. Option Shares that are canceled or terminated may later be re-granted. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

   The 1993 Plan provides for the grant of options to purchase up to an
aggregate of 250,000 Option Shares.   Options granted under the 1993 Plan
may or may not be "incentive stock options" as defined in Section 422 of the Code ("ISOs"), and non-qualified stock options ("NQSOs") may be granted in tandem with Stock Appreciation Rights ("SARs") or Stock Depreciation Rights, depending upon the terms established by the Board or the Compensation Committee at the time of grant.

   The 1996 Plan provides for the grant of options to purchase up to an
aggregate of 350,000 Option Shares.   Options granted under the 1996 Plan
may be ISOs or NQSOs and may be granted in tandem with SARs, depending upon the terms established by the Board or the Compensation Committee at the time of grant.

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   There are no compensation committee (or Board of Directors) interlock relationships with respect to the Company.


ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of the date hereof, certain information concerning those persons known to the Company, based on information obtained from such persons, with respect to the beneficial ownership (as such te rm is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of Common Shares and Preferred Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding Common Shares and Preferred Stock, (ii) each Director, (iii) each executive officer named in the Summary Compensation Table and (iv) all Directors and executive officers as a group.

                         Amount and Nature
                       of Beneficial Ownership     Percent of Class (1 )
Name and Address                 Common            Common
of Beneficial Owner              Shares            Shares

Steven H. Rothman(2)         1,148,625(3)(4)        25.8%

Howard Pavony(2)             1,147,500(3)(5)        25.8%

Frank T. Wong(2)               14,805(3)(6)         *

Robert A. Fries
71 Peria Drive
Rocky Hill, CT  06061          87,000               2.0%

Ramon Mota(2)                  18,815(3)            *

Joseph J. Farley
78 Sawmill Road
Stamford, CT 06903              5,000(3)            *

William Lerner
423 East Beau Street
Washington, PA  15301           5,000(3)            *

All Directors and
executive officers
as a group (7 persons)       2,426,745(3)(4)(5)(6)  54.5%

*Represents less than 1%.

(1) Based on 4,450,374 shares of Common Stock issued and outstanding as of the date of this Report.

(2) The address of this person is c/o the Company, 614 Corporate Way, Valley Cottage, New York 10989.

(3) Includes options held by Steven Rothman and Howard Pavony each to purchase 70,000 shares of Common Stock, options to purchase 13,750 shares held by Frank Wong, to purchase 18,750 shares held by Ramon Mota and to purchase 5,000 shares held by each of Messrs. Farley and Lerner which are currently exercisable. Does not include options held by each of Messrs. Pavony and Rothman to purchase 40,000 shares, by Mr. Wong to purchase 1,250 Common Shares and by Mr. Mota to purchase 6,250 shares which are not currently exercisable.

(4) Includes 1,125 shares held by the wife of Mr. Rothman. Also includes an aggregate of 169,139 shares of Common Stock held in trust for Mr. Rothman's three children. Mr. Rothman disclaims beneficial ownership of all of such shares.

(5) Includes an aggregate of 164,044 shares held in trust for Mr. Pavony's two children. Mr. Pavony disclaims beneficial ownership of all of such shares.

(6) Includes 1,000 shares held by the wife of Mr. Wong.


ITEM 13.        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On June 24, 1996, the Company entered into a Conversion Agreement with each of Messrs. Pavony and Rothman, pursuant to which, after the receipt of the consent of the stockholders of the Company in August 1996, such officers and certain trusts for the benefit of their children exchanged with the Company 1,400,000 shares of Series A Preferred Stock for 980,000 shares of Common Stock. An independent appraiser had concluded that the value of the Preferred Stock and Common Stock exchanged was approximately equivalent.

    The Company believes that the terms for the foregoing transaction are on terms no less favorable than could be obtained from unrelated third parties.

                             PART IV

ITEM 14.        EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON
FORM 8-K

    (a)(1) Financial Statements.

        Independent Auditors/ Report                            F-1

        Consolidated Balance Sheets at March 31, 1997 and 1996  F-2

        Consolidated Statements of Income for
          the years ended March 31, 1997, 1996 and 1995         F-3

        Consolidated Statements of Changes in Shareholders/
          Equity for the years ended March 31, 1997, 1996
          and 1995                                              F-4

        Consolidated Statements of Cash Flows for the
          the years ended March 31, 1997, 1996 and 1995         F-5

        Notes to Consolidated Financial Statements              F-6

(2) Financial Statement Schedules

          Financial Statement Schedules have been omitted because of the absence of the conditions under which they are required or because the required information, where material, is shown in the Consolidated Financial Statements or the notes thereto.

     (3) Exhibits

     2.1 Asset Purchase Agreement, dated as of May 1, 1996, by and among Data.Com, Mr. Fries, the Company and the Company's wholly-owned subsidiary.(4)

     3.1       Certificate of Incorporation of the Company, as amended.(1)

     3.2       Certificate of Amendment filed September 10, 1996.  (6)

     3.3       By-Laws of the Company.(1)

     10.1      Revised 1993 Employee Stock Option Plan.(1)

     10.2 Independent Computer Dealer Agreement between the Company and MicroAge Computer Centers, Inc. dated February 23, 1993.(1)

     10.3 Revolving Credit Line Agreement between The Bank of New York and the Company.(1)

     10.4 Modification and Extension Agreement dated November 12, 1992 between the Bank of New York and the Company.(1)

     10.5 Remarketer/Integrator Agreement between Dell Marketing L.P. and Company, as amended.(1)

     10.6      Dealer Addendum, as amended, to IBM Agreement for
               Authorized Dealers and Industry Remarketers.(1)

     10.7 Master Purchase Agreement between Paine Webber Incorporated and the Company.(1)

     10.8 Agreement for Wholesale Financing between Deutsche Financial Service (f/k/a/ ITT Commercial Finance Corp.) and the Company.(1)

     10.9 September 13, 1993 amendment to Paine Webber Incorporated agreement.(1)

     10.10 Extension Agreement between the Bank of New York and the Company dated March 3, 1994.(2)

     10.11     Amendment to Revolving Loan Agreement between the
               Company and the Bank of New York, dated March 28, 1995.(3)

     10.12 Pledge and Escrow Agreement dated as of May 6, 1996 among the Company, Data.Com and Mr. Fries.(4)

     10.13 Employment Agreement dated as of May 6, 1996 between the Company and Mr. Fries.(4)

     10.14 Employment Agreement dated April 1, 1996 between the Company and Mr. Mota.

     10.15 Form of Employment Agreement between the Company and Steven H. Rothman, dated September 1, 1996.

     10.16 Form of Employment Agreement between the Company and Howard Pavony, dated September 1, 1996.

     11.1      Statement Re: Computation of Per Share Earnings.

     21.1      Subsidiaries of the Company.(5)

     27.1      Financial Data Schedule.


1. Incorporated by reference from the Company's Registration Statement on Form SB-2 for October 26, 1993 (No. 33-62932-NY).

2. Incorporated by reference from the Company's Annual Report on Form 10- KSB for the fiscal year ended March 31, 1994.

3. Incorporated by reference from the Company's Current Report on Form 8-K dated March 28, 1995.

4. Incorporated by reference from the Company's Current Report on Form 8-K dated May 6, 1996.

5. Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996.

6. Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

     (b)  Reports on Form 8-K.

     The Company did not file any Current Reports on Form 8-K during the last quarter of Fiscal 1997.

                    Report of Independent Auditors


Board of Directors and Shareholders
Micros-To-Mainframes, Inc.


We have audited the accompanying consolidated balance sheets of Micros-To-Mainframes, Inc. as of March 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Micros-To-Mainframes, Inc. at March 31, 1997 and 1996 and the consolidated results of its operations and its cash flows for each of the three years in the period ended March 31, 1997 in conformity with generally accepted accounting principles.

                                             /s/ Ernst & Young LLP


Stamford, Connecticut
May 15, 1997
                                     F-1

                      Micros-To-Mainframes, Inc.
                      Consolidated Balance Sheets

                                                          March 31,
                                                        1997       1996
                                                   ------------------------
Assets
Current assets:
 Cash and cash equivalents                        $  2,879,578   $ 5,284,587
 Accounts receivable - trade, less
   allowance of $41,000                             13,707,458     8,844,204
 Inventory                                           1,458,467     1,331,000
 Prepaid expenses and other current assets             410,817       412,460
 Deferred income taxes                                  15,000        20,000
                                                   -------------------------
Total current assets                                18,471,320    15,892,251
Property and equipment:
 Leasehold improvements                                 97,426        24,363
 Furniture, fixtures and other equipment             1,510,044       641,385
 Transportation equipment                               45,796        39,275
                                                   -------------------------
                                                     1,653,266       705,023
 Less accumulated depreciation and amortization        626,940       457,884
                                                   -------------------------
                                                     1,026,326       247,139

Goodwill, net of accumulated amortization of $54,450   836,550           -
Other assets                                            94,294        69,162
                                                   -------------------------
Total assets                                       $20,428,490   $16,208,552
                                                   =========================

Liabilities and shareholders' equity
Current liabilities:
 Secured notes payable                            $      5,000   $     5,000
 Accounts payable and accrued expenses               7,905,693     5,083,969
 Income taxes payable                                  174,553       119,140
                                                   -------------------------
Total current liabilities                            8,085,246     5,208,109

Shareholders' equity:
 Preferred stock, $.001 par value; 2,000,000 shares
  authorized and none issued at March 31, 1997;
  1,400,000 shares authorized and issued at
  March 31, 1996; liquidation preference,
  $140,000 at March 31, 1996                             -             1,400
 Common stock, $.001 par value; 10,000,000 shares
   authorized; 4,450,374 and 3,363,374 shares issued
   and outstanding at March 31, 1997 and 1996             4,450        3,363
 Additional paid-in capital                          12,807,900   12,374,774
 Retained deficit                                      (469,106)  (1,379,094)
                                                    -------------------------
Total shareholders' equity                           12,343,244   11,000,443
                                                    -------------------------
Total liabilities and shareholders' equity          $20,428,490  $16,208,552
                                                   ==========================

See accompanying notes.

                      Micros-To-Mainframes, Inc.

                   Consolidated Statements of Income


                                            Year ended March 31,
                                         1997        1996        1995
                                   --------------------------------------
Net revenues:
Products                            $51,646,003  $42,789,681 $40,752,849
Services                              6,416,470    4,536,656   2,290,422
                                   --------------------------------------
                                     58,062,473   47,326,337  43,043,271
Costs and expenses:
 Cost of products sold               47,548,895   40,452,206  37,530,399
 Technical personnel salaries         2,419,527    1,108,941     777,619
 Selling, general and
   administrative
   expenses                           6,698,265    4,070,111   3,276,358
 Compensatory stock arrangement           -        4,655,000        -
 Interest expense                         6,136       13,325     39,570
                                    ------------------------------------
                                     56,672,823  50,299,583  41,623,946

Other income                            140,788      66,179      94,275
                                    ------------------------------------
Income (loss) from operations         1,530,438  (2,907,067)  1,513,600
before income taxes

Provision for income taxes              620,450     707,000     635,200
                                    ------------------------------------
Net income (loss)                   $   909,988 $(3,614,067) $  878,400
                                    ====================================


Net income (loss) per common share:
   Primary                          $       .21  $    (1.10) $      .40
                                    =====================================
   Fully-diluted                                             $     (.22)
                                    =====================================

Weighted average number of common
and common equivalent shares used in
calculation:

   Primary                                4,436,059   3,251,042 2,193,991
                                      ====================================
   Fully-diluted                                                3,182,508
                                      ====================================


See accompanying notes.

                                           Micros-To-Mainframes, Inc.

                                       Consolidated Statements of Changes in
                                               Shareholders' Equity


                                 Preferred Stock     Common Stock
                                ----------------    --------------                        Retained
                                Number of             Number of           Additional      Earnings/
                                 Shares    Amount     Shares   Amount    Paid-In Capital  (Deficit)          Total
                               --------------------------------------------------------------------------------------

Balance at March 31, 1994       1,400,000 $ 1,400  2,175,810   $2,176     $ 2,624,687     $ 1,356,573   $ 3,984,836


Issuance of common
stock as compensation                                  1,600        2           2,798                          2,800
Net income                                                                                    878,400        878,400
                               --------------------------------------------------------------------------------------
Balance at March 31, 1995        1,400,000  1,400  2,177,410    2,178       2,627,485        2,234,973     4,866,036


Issuance of common stock:
  Employee options exercised                           7,500        7          14,680                         14,687
  Underwriter Representative
   Warrants exercised                                100,000      100         438,650                        438,750
  Warrants exercised and redeemed
   less offering expenses of
   $78,076                                         1,078,464    1,078       4,638,959                      4,640,037
Compensatory stock                                                          4,655,000                      4,655,000
Net loss                                                                                    (3,614,067)   (3,614,067)
                                ------------------------------------------------------------------------------------
Balance at March 31, 1996        1,400,000  1,400  3,363,374    3,363      12,374,774       (1,379,094)   11,000,443
1996

Conversion of preferred stock   (1,400,000)(1,400)   980,000      980             420                             -
Issuance of common stock:
   Employee options execised                          20,000       20          24,980                         25,000
Acquisition of subsidary                              87,000       87         407,726                        407,813
Net income                                                                                      909,988      909,988
                               -------------------------------------------------------------------------------------
Balance at March 31, 1997            -     $  -    4,450,374   $4,450     $12,807,900       $  (469,106) $12,343,244
                               =====================================================================================


See accompanying notes.
                                                       F-4

                             Micros-To-Mainframes, Inc.

                        Consolidated Statements of Cash Flows


                                                        Year ended March 31,
                                              1997         1996             1995
                                            ------------------------------------------
Operating activities

Net income (loss)                              $ 909,988    $(3,614,067)   $  878,400
Adjustments to reconcile net income (loss)
 to net cash provided by (used in)
 operating activities:
   Gain on sale of franchise rights                -              -           (94,275)
   Depreciation and amortization                 223,506          90,269       96,290
   Compensatory stock arrangement                  -           4,655,000          -
   Other non-cash charges (credits)                5,000         (14,000)      10,800
Changes in operating assets and liabilities,
   net of effects of acquisition:
     Accounts receivable                      (3,418,345)     (2,121,743)   (1,864,712)
     Inventory                                   (96,068)       (278,951)       71,164
     Prepaid expenses and other current assets     22,609       (158,679)      (68,339)
     Other assets                                 (25,132)       (38,883)      (15,829)
     Accounts payable and accrued expenses      1,886,072        801,777     1,442,544
     Income taxes payable                          55,413       (147,314)      110,731
                                             ------------------------------------------
Net cash provided by (used in) operating
    activities                                   (436,957)      (826,591)      566,774

Investing activities
Sale of franchise rights, net of expenses           -                -         103,059
Purchase of property and equipment               (682,034)      (149,304)      (93,465)
Purchase of subsidiary, net of cash acquired   (1,311,018)          -              -
                                               -----------------------------------------
Net cash provided by (used in)
  Investing activities                         (1,993,052)      (149,304)        9,594

Net proceeds from issuance of common stock         25,000       5,093,474           -
Payments on secured notes payable                    -                -     (1,500,692)
                                               ----------------------------------------
Net cash provided by (used in)
  financing activities                             25,000       5,093,474   (1,500,692)
                                               ----------------------------------------
Increase (decrease) in cash                    (2,405,009)      4,117,579     (924,324)

Cash and cash equivalents at beginning of year  5,284,587       1,167,008    2,091,332
                                               ---------------------------------------
Cash and cash equivalents at end of year       $2,879,578      $5,284,587   $1,167,008
                                               =======================================


See accompanying notes.

                      Micros-To-Mainframes, Inc.

              Notes to Consolidated Financial Statements



1. Summary of Significant Accounting Policies

Principles of Consolidation and Nature of Operations

The accompanying consolidated financial statements include the accounts of Micros-To-Mainframes, Inc. and its wholly-owned subsidiaries, Data.Com RESULTS, Inc., "Data.Com" (see Note 7) and MTM Advanced Technology, Inc. (see Note 6), hereafter, collectively referred to as the "Company". Significant intercompany accounts and transactions have been eliminated. The Company is an authorized direct dealer and value-added computer reseller providing hardware, software, consulting and integration services to customers primarily located in the tri-state New York metropolitan area.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents generally consist of cash, certificates of deposit, commercial paper and money market funds holding similar investments. The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Such investments are stated at cost which approximates fair value, and are considered cash equivalents for purposes of reporting cash flows.

Inventories

Inventories, comprised principally of computer hardware and software, are stated at the lower-of-cost or market using the first-in, first-out (FIFO) method.

Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over the following useful lives:

  Furniture, fixtures and other equipment        3-7
  Transportation equipment                         5

Leasehold improvements are depreciated over the shorter of the lease term or economic life of the related improvement. Expenditures which extend the useful lives of existing assets are capitalized. Maintenance and repair costs are charged to operations as incurred.

The Company incurred approximately $169,000, $90,000 and $90,000 in depreciation expense for the years ended March 31, 1997, 1996 and 1995, respectively.

Goodwill

Goodwill of $891,000 relates to the purchase of Data.Com in May 1996 (see Note 7). The goodwill is being amortized using the straight-line method over 15 years.
                                   F-6

                      Micros-To-Mainframes, Inc.

1. Summary of Significant Accounting Policies (continued)

Income Taxes

Deferred income taxes are provided, using the liability method, for temporary differences between financial and tax reporting, which arise principally from the deductions related to the allowances for doubtful accounts, basis of inventory and differences arising from book versus tax depreciation methods.

Revenue Recognition

The Company recognizes revenue upon the shipment of ordered merchandise and as technical services are rendered.

Fair Value of Financial Instruments

The estimated fair value of amounts reported in the consolidated financial statements have been determined by using available market information and appropriate valuation methodologies. All current assets and current liabilities are carried at their cost, which approximates fair value, because of their short term nature.

Stock Based Compensation

The Company has granted stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company has accounted for stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and intends to continue to do so.

Earnings (Loss) Per Share

Primary and fully diluted earnings (loss) per common share have been computed based upon the weighted average number of common and common equivalent shares outstanding. Common equivalent shares result from the assumed exercise of outstanding stock options, warrants, and Representative's warrants that have a dilutive effect when applying the treasury stock method.

Primary earnings per share assumes, in addition to the above, that the Company's 1.4 million convertible preferred shares were converted to 980,000 common shares as of the beginning of the fourth quarter of Fiscal 1996 (see Note 3).

Fully  diluted earnings per share assumes, in addition to  the  above,
(i) that the Company's convertible preferred shares were converted to common shares for all periods, (ii) that earnings were adjusted to reflect the necessary earnings requirements for convertibility of the preferred shares, and (iii) that the charge to income for the compensatory element of the convertible preferred stock was recognized for each period in the two year period ended March 31, 1996 based on the current market price at the end of each period.

In February 1997, the FASB issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share," which is effective for both interim and annual financial statements for periods ending after December 15, 1997. Earlier application is not permitted. The statement which will be adopted by the Company in the third quarter of the year ending March 31, 1998 and will simplify the calculation of earnings per share. The adoption of Statement 128 will have a minimal effect on the Company's results of operations.

                      Micros-To-Mainframes, Inc.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The Company places its cash with high credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limits.

The Company's customers are primarily mid to large size corporations in diversified industries located in the New York tri-state area. Receivables from two major customers at March 31, 1997 approximated 18% and 13%, respectively, of the Company's trade receivables. Receivables from two major customers at March 31, 1996 approximated 22% and 10%, respectively, of the Company's trade receivables. Two customers each accounted for approximately 13% of the Company's revenue for fiscal 1997, 18% and 16%, respectively, of the Company's revenue for fiscal 1996 and 29% and 11%, respectively, of the Company's revenue for fiscal 1995. The loss of either principal customer would be expected to have a material adverse effect on the Company's operations during the short term until the Company is able to generate replacement business, although there can be no assurance of obtaining such business.

2. Credit Facilities

The Company has entered into several financing agreements for the purchase of inventory. Lines of credit under these agreements aggregate approximately $8,300,000 (approximately $3,145,000 unused) at March 31, 1997 and $6,300,000 (approximately $3,764,000 unused) at March 31, 1996, respectively, and generally provide for thirty day repayment terms. These agreements are secured by the related inventory and/or accounts receivable and liens against all assets of the Company. In addition, one of these agreements provides for minimum amounts of tangible net worth and specified financial ratios. All such borrowings are subordinated to the bank financing, except as to inventory and equipment, pursuant to an intercreditor agreement (see below).

A revolving credit facility renewed in August 1994, amended in March 1995 and expiring June 29, 1997 allows the Company to borrow up to $5,000,000 with an interest rate of either (1) the bank's Alternate Base Rate (ABR); or (2) the Eurodollar rate plus 2%, depending on certain factors as stipulated in the agreement. At March 31, 1997 and 1996, the Company had $5,000 outstanding under this facility with interest payable at the bank's ABR of 8.50%, and 8.25%, respectively.

The revolving credit facility provides, among other matters for: (i) a general security interest first lien on all of the Company's assets (a second lien to the extent a first lien on inventory and/or accounts receivable is held under the financing agreements described above);
(ii)  unconditional  guarantees of MTM Advanced Technology,  Inc.  and
(iii) requirements, including limitations on additional borrowings, minimum levels of shareholders' equity, restrictions on certain transactions, including the payment of dividends, and specified financial ratios.

Interest   paid   during  fiscal  1997,  1996  and   1995   aggregated
approximately $6,000, $1,000 and $40,000, respectively.

                      Micros-To-Mainframes, Inc.

3. Shareholders' Equity

In connection with the Company's initial public offering of common stock, the Company issued 1,000,000 Warrants entitling the holders to purchase common shares, and 100,000 Representative's Warrants entitling the holders to purchase units (consisting of one common share and one warrant). The 1,000,000 Warrants entitled the holders to purchase shares of common stock at an exercise price of $4.375 per share from October 26, 1993 through October 26, 1997. The 100,000 Representative's Warrants entitled the holders to purchase units at an exercise price of $4.3875 per unit, from October 26, 1994 through October 26, 1998. During fiscal 1996, substantially all of the Company's Warrants and all of the Representative's Warrants were exercised resulting in the issuance of 1,178,464 shares of common stock.

Preferred Shares

The 1,400,000 convertible preferred shares were convertible into common stock (1 to 1) at the option of the holders, solely if the Company's net sales in any four consecutive fiscal quarters aggregates $50 million or more and its net income amounts to $1,500,000 or more, or such proportionately higher amount of net income (3% of net sales) on net sales in excess of $50 million.

In the fourth quarter of fiscal 1996, the thresholds for convertibility were considered probable. In conjunction with this determination, the Company and the holders of the preferred shares committed to accelerate the convertibility and fix the amount of compensation expense to be charged to earnings. The Board of Directors and the preferred shareholders agreed subject to the receipt of necessary stockholders' consent and an independent appraisal as to the equivalent value of the preferred stock and the common stock, to the conversion of the preferred shares into common shares. The appraisal concluded that the 1,400,000 preferred shares were equivalent to 980,000 common shares. The conversion was consummated upon stockholder approval at the August 20, 1996 meeting of Company stockholders. Based on the market value of the Company's common stock at March 31, 1996, the Company recognized a non-recurring, non-cash charge of $4,655,000.

In addition, at the Annual Meeting of Shareholders on August 20, 1996, the Company amended its Certificate of Incorporation, eliminating the old Series A Preferred Stock and authorizing a new class of 2,000,000 shares of "blank check" preferred stock, par value $.001 per share. As of March 31, 1997, no preferred shares are issued and outstanding.

Employee Stock Option Plan

The 1993 Employee Stock Option Plan (the 1993 Plan) was adopted by the Company in May 1993 and the 1996 Stock Option Plan (the 1996 Plan) was approved by the shareholders of the Company on August 20, 1996. The Plans provide for granting of options, including incentive stock options, non-qualified stock options and stock appreciation rights to qualified employees (including officers and directors) of the Company, independent contractors, consultants and other individuals, to purchase up to an aggregate of 250,000 and 350,000 shares of common stock in the 1993 Plan and 1996 Plan, respectively. The exercise price of options generally, may not be less than 100% of the fair market value of the Company's common stock at the date of grant. Options may not be exercised more than ten years after the date of grant. Options granted under the Plans become exercisable in accordance with different vesting schedules depending on the duration of the options.

                      Micros-To-Mainframes, Inc.

Information regarding the Company's stock option plans is summarized below:

                                      1993 Plan             1996 Plan
                                 ----------------------------------------------------
                                   Number     Option        Number        Option
                                     of      Exercise         of         Exercise
                                  Options    Price Per     Options       Price Per
                                             Share                         Share
                                  ---------------------------------------------------
Outstanding at March 31, 1994     200,000    $1.25 -3.375

Terminated and canceled            (5,000)   $3.375
                                 ---------
Outstanding at March 31, 1995     195,000    $1.25 -$3.375

Terminated and canceled            (2,500)   $3.375
Options issued during the year     40,000    $5.125 -$7.00
Options exercised during the year  (7,500)   $1.25 -$3.375
                                  --------
Outstanding at  March 31, 1996    225,000    $1.25 -$7.00


Options during the year            15,000    $3.94 -$4.06       145,000    $2.50 -$4.43
Options exercised during the year (20,000)   $1.25                  -
                                 ---------                      -------
Outstanding at  March 31, 1997    220,000    $1.25 -$7.00       145,000    $2.50 -$4.43


The weighted-average exercise price of the total options outstanding at March 31, 1997 is $3.63 and the weight-average contractual life is
8.2 years.

The weighted-average fair value of options granted during fiscal 1997 and 1996 is $3.41 and $4.91, respectively.

There were 202,500 and 175,000 options exercisable at March 31, 1997 and 1996, under the 1993 Plan and 25,000 options exercisable at March 31, 1997 under the 1996 Plan.

The Company has elected to follow APB 25 and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of the Statement. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for fiscal 1997 and 1996, respectively: risk-free interest rates of 6.5% and 6.0%; no dividend yield; a volatility factor of the expected market price of the
Company's  Common Stock of 0.78 and 0.91 and an expected life  of  8.5 and 8.1 years.
                                  F-10

                      Micros-To-Mainframes, Inc.

3. Shareholders' Equity (continued)

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information are as follows:

                                                  Year ended March 31,
                                                    1997      1996
                                                  ----------------------
Pro forma net income (loss)                       $883,825  $(3,702,449)
                                                  ======================
Pro forma earnings (loss) per share - primary      $ .20        $(1.14)
                                                  ======================
In accordance with the provisions of Statement 123, the pro forma disclosures include only the effect of stock options granted in fiscal years beginning after December 15, 1994. The application of the pro forma disclosures presented above are not representative of the effects of Statement 123 may have on net earnings and earnings per share in future years due to the timing of stock option grants and considering that options vest over several years.

4. Income Taxes

The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The provision for income taxes consists of the following:

                                          Year ended March 31,
                                         1997      1996     1995
                                       ---------------------------
    Federal:
     Current                           $463,450  $568,300 $476,800
     Deferred                             5,000   (14,000)   8,000
                                       ---------------------------
                                        468,450   554,300  484,800
    State:
     Current                            152,000   152,700  150,400
                                       ---------------------------
                                       $620,450  $707,000 $635,200
                                       ===========================

                      Micros-To-Mainframes, Inc.

4. Income Taxes (continued)

The reconciliations of income tax computed at the federal statutory tax rates to actual income tax expense are as follows:

                                                 Year ended March 31,
                                              1997       1996       1995
                                             -----------------------------
    Tax expense (benefit) at statutory rates
     applied to pretax earnings             $520,000  $(988,000)   $515,000
    Compensatory stock arrangement
      without tax benefit                        -     1,583,000      -
    State income taxes, net of federal
     benefit                                 100,000     101,000     99,000
    Other                                        450      11,000     21,200
                                           ---------------------------------
                                            $620,450    $707,000   $635,200
                                           =================================

As of March 31, 1997, gross deferred tax assets totaled $47,000 and gross deferred tax liabilities totaled $32,000.

Income taxes paid during fiscal 1997, 1996 and 1995 aggregated approximately $560,000, $871,000 and $521,000, respectively.

5. Commitments and Contingencies

Leases

The Company leases three locations for its administrative and operational functions under operating leases through July 1999. In addition, the Company leases five cars for the use of certain employees, including its officers, as well as office equipment.

Future minimum annual lease payments under operating leases are as follows:

       Twelve months ending:
          March 31, 1998                     $432,000
          March 31, 1999                      120,000
          March 31, 2000                       29,000
                                             ---------
                                             $581,000
                                             =========
Rental expense for operating leases approximated $460,000, $210,000 and $130,000, respectively, for fiscal 1997, 1996 and 1995.

Employee Savings Plan

In the current year, the Company established an employee savings plan. This plan is currently being reviewed by the Internal Revenue Service for qualification under Section 401(k) of the Internal Revenue Code. Under the plan, all eligible and participating employees may defer up to 15% of their pre-tax compensation, but not more than $9,500 per calendar year. The Company matches 10% of six percent of the employees contribution. The Company contributed approximately $12,000 to the plan in fiscal 1997.
                                  F-12

                      Micros-To-Mainframes, Inc.

6. Sale of Franchise Rights

In March 1995, the Company sold the franchise rights of Richard Young Products North, Inc. back to its franchisor for $108,000, resulting in a gain, net of expenses, of $94,275 which is presented as other income. The after-tax effect on net income per common share for 1995 was approximately $.025. In conjunction with this transaction, Richard Young Products North, Inc. changed its name to MTM Advanced Technologies, Inc.

7. Acquisition of Data.Com RESULTS, Inc.

On May 6, 1996, a subsidiary of the Company, acquired substantially all of the assets of Data.Com, in exchange for issuance of 87,000 shares of common stock of the company (valued at approximately $407,000), and the assumption of certain of Data.Com's payables (primarily trade). Data.Com is a data communication, wide area network
(WAN) and local area network (LAN) consultant and advanced technology solutions provider primarily serving clients located in Connecticut.

The acquisition has been accounted for using the purchase method of accounting, and, accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based upon the fair values at the date of acquisition. The excess of the purchase price over the fair values of the net assets acquired was approximately $891,000 and has been recorded as goodwill, which is being amortized on a straight-line basis over 15 years.

In addition to the above consideration, contingent consideration is payable in the Company's common stock based upon defined future levels of Data.Com's earnings before taxes, depreciation, and amortization ("EBDTA") through Fiscal 1999. The maximum number of shares to be issued are 25,000, 25,000, and 35,000 in Fiscal 1997, 1998, and 1999,
respectively. The contingent consideration is not included in the calculation of the acquisition cost. No shares were issued in Fiscal 1997. Compensation expense will be recognized during the target period; when such targets are considered achievable, based on the market value of the Company's common stock.

In addition to the above contingent consideration, the president of Data.Com will be issued 5,000 and 10,000 stock options in Fiscal 1998 and 1999, respectively, if Data.Com's EBTDA is greater than $1.25 million and $1.35 million for 1998 and 1999, respectively. The option price for any option so granted shall be 110% of the fair market value of the Company's common stock as at the first day of the taxable year in which the respective options, if any, are granted. The options shall not vest until the first day of the taxable year following the year of grant, at which time all such options shall vest. Compensation expense will be recognized during the target period; when such targets are considered achievable, based on the market value of the Company's common stock.

The following summarized pro forma results of operations for the years ended March 31, 1997 and 1996 and have been prepared assuming the acquisition occurred at the beginning of the respective periods.

                                           1997        1996
                                      --------------------------
Net Sales                              $58,907,524   $52,518,181
Net Income (loss)                          957,704    (3,775,433)
Earnings (loss) per share-primary              .22         (1.13)

                      Micros-To-Mainframes, Inc.

8. Quarterly Results of Operations (Unaudited)

The following is a summary of the quarterly results of operations for the years ended March 31, 1997, 1996 and 1995.

                                June 30   September 30  December 31   March 31
                              ------------------------------------------------
                                      (In Thousands, except per-share data)

Fiscal 1997

Net revenues                    $13,311     $13,450     $13,679       $17,622
Cost of products sold            10,999      11,245      11,024        14,289
Technical personnel salaries        427         539         655           798
Net income (loss)                   256          79         171           404
Net income (loss) per
  common share:
  Primary                           .06         .02         .04          .09


Fiscal 1996

Net revenues                    $10,934     $11,187      $13,414     $11,791
Cost of products sold             9,274       9,694       11,552       9,869
Technical personnel salaries        239         281          281         371
Net income (loss)                   247         155          337      (4,353)
Net income (loss) per
  common share:
  Primary                           .11         .06          .12        (.99)
  Fully-diluted                    (.86)      (1.39)        (.90)

Fiscal 1995

Net revenues                   $  8,590     $  9,596     $13,630      $11,227
Cost of products sold             7,462        8,354      12,270        9,444
Technical personnel salaries        170          195         207          206
Other income-sale of
 franchise rights                                                          94
Net income                          109          122         177          470
Net income (loss) per
   common share:
  Primary                           .05          .06         .08          .21
  Fully-diluted                    (.22)        (.05)                    (.64)

The results for the fourth quarter 1996, include a charge of $4,655,000 relating to the conversion of the Company's preferred shares (see Note 3). Earnings per common share calculations for each of the quarters were based on the weighted average number of shares outstanding for each period, and the sum of the quarters may not necessarily be equal to the full year earnings per common share amount.
                                  F-14

                            SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report t o be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 12, 1997

                                     MICROS-TO-MAINFRAMES, INC.

                                     By:  /s/ Steven H. Rothman
                                         Steven H. Rothman
                                         CEO and President

    Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


/s/ Howard Pavony            Chairman of the Board        June 12, 1997
---------------------
Howard Pavony


/s/ Steven H. Rothman        President,                   June 12, 1997
---------------------        Principal Executive
Steven H. Rothman            Officer and Director



/s/ Frank T. Wong             Vice President-Finance       June 12, 1997
----------------------       (Principal Financial and
Frank T. Wong                Accounting Officer),
                             Secretary and Director


/s/ Robert A. Fries          Vice President                June 12, 1997
---------------------        and Director
Robert A. Fries


/s/ Ramon Mota               Vice President-Technology     June 12, 1997
--------------------         and Director
Ramon Mota


                             Director                      June   , 1997
--------------------
Joseph J. Farley


/s/ William Lerner           Director                      June 12, 1997
--------------------
William Lerner

                                  APPENDIX F

                  M-T-M'S QUARTERLY REPORT ON FORM 10-Q FOR
                     THE QUARTER ENDED SEPTEMBER 30, 1997

                       Securities and Exchange Commission
                             Washington, D.C. 20549
                                   FORM 10-Q


          QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
               For the quarterly period ended September 30, 1997


                         Commission file number 0-22122

                           MICROS-TO-MAINFRAMES, INC.
             (Exact name of registrant as specified in its charter)

             New York                              13-3354896
    (State or other jurisdiction of   (I.R.S. Employer Identification No.)
    incorporation of organization)

                614 Corporate Way, Valley Cottage, NY      10989
                    (Address of principal executive offices)

                                 (914) 268-5000
                        (Registrant's telephone number )

                                 Not applicable
     (Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1994 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                        Yes  X  No




Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date:

Common Stock, $.001 par value - 4,450,374 shares as of October 10, 1997

                          PART I FINANCIAL INFORMATION

Item 1. Financial Statements

Micros-to-Mainframes, Inc

 Condensed Consolidated Balance Sheets

                                              September 30,  March 31,
                                                  1997          1997
                                              (Unaudited)
                                              ------------  ------------
 Assets

 Current Assets
 Cash                                            $166,182    $2,879,578
 Accounts receivable, net                      15,119,401    13,707,458
 Inventory                                      1,775,990     1,458,467
 Prepaid expenses and other current assets        532,033       410,817
 Deferred income taxes                             15,000        15,000
                                              ------------  ------------
 Total current assets                          17,608,606    18,471,320

 Property, plant and equipment                  1,828,738     1,653,266
 Less accumulated deprecation
  and amortization                                759,936       626,940
                                              ------------  ------------
                                                1,068,802     1,026,326
 Goodwill, net of accumulated
                  amortization $86,850            804,150       836,550
 Other Assets                                      94,294        94,294
                                              ------------  ------------
 Total assets                                 $19,575,852   $20,428,490
                                              ============  ============



 Liabilities and Shareholders' Equity
 Current liabilities:
 Secured notes payable                           $455,000        $5,000
 Accounts payable and accrued expenses          6,519,305     7,905,693
 Income taxes payable                                   0       174,553
                                              ------------  ------------
 Total current liabilities                      6,974,305     8,085,246


 Shareholders'  Equity
 Common stock                                       4,450         4,450
 Additional paid-in capital                    12,807,900    12,807,900
 Retained (deficit)                              (210,803)     (469,106)
                                              ------------  ------------
 Total shareholders' equity                    12,601,547    12,343,244
                                              ------------  ------------
 Total liabilities and shareholders' equity   $19,575,852   $20,428,490
                                              ============  ============

 See accompanying footnotes

 Micros-to-Mainframes, Inc

 Condensed Consolidated Statements of Income

                                                     Unaudited
                                             Three Months Ended September
                                                  1997          1996
                                              ------------  ------------
 Revenue
     Products sales                           $13,751,325   $12,263,430
     Services related sales                     3,586,271     1,187,000
                                              ------------  ------------
                                               17,337,596    13,450,430
 Direct Cost
    Products Cost                              13,333,638    11,245,215
    Cost related to services sales              1,992,309       539,277
                                              ------------  ------------
                                               15,325,947    11,784,492
 Selling, general and
      administrative expenses                   1,809,808     1,572,500
 Interest expenses                                  1,850           349
                                              ------------  ------------
 Total cost and expenses                       17,137,605    13,357,341

 Other Income                                      10,918        40,881
                                              ------------  ------------
 Income before income taxes                       210,909       133,970

 Provision for income taxes                        83,000        55,000
                                              ------------  ------------
 Net  income                                     $127,909       $78,970
                                              ============  ============
 Primary earnings per share                         $0.03         $0.02
                                              ============  ============

 Weighted average number of common and
 common equivalent shares used in calculation
 primary earnings per share                     4,518,707     4,445,934





 See accompanying footnotes

 Micros-to-Mainframes, Inc

 Condensed Consolidated Statements of Income

                                                     Unaudited
                                            Six months ended September 30
                                                  1997          1996
                                              ------------  ------------
 Revenue
     Products sales                           $28,402,469   $24,258,812
     Services related sales                     6,511,002     2,503,000
                                              ------------  ------------
                                               34,913,471    26,761,812
 Direct Cost
    Products Cost                              27,589,885    21,944,238
    Cost related to services sales               3,278,924     1,266,722
                                              ------------  ------------
                                               30,868,809    23,210,960
 Selling, general and
      administrative expenses                   3,641,171     3,060,182
 Interest expenses                                  2,335         2,355
                                              ------------  ------------
 Total cost and expenses                       34,512,315    26,273,497

 Other Income                                      30,147        86,868
                                              ------------  ------------
 Income before income taxes                       431,303       575,183

 Provision for income taxes                       173,000       230,000
                                              ------------  ------------
 Net  income                                     $258,303      $345,183
                                              ============  ============
 Primary earnings per share                         $0.06         $0.08
                                              ============  ============

 Weighted average number of common and
 common equivalent shares used in calculation
 primary earnings per share                     4,517,693     4,476,475











 See accompanying footnotes

 Micros-to-Mainframes, Inc

 Condensed Consolidated Statement of Cash Flows

                                                     Unaudited
                                             Six Months Ended September 30
                                                  1997           1996

 Operating activities
 Net income                                      $258,303      $345,183
 Adjustments to reconcile net income
 to net cash provided by (used in)
 operating activities:
 Depreciation and amortization                    165,396       117,751
 Changes in operating assets and liabilities:
 Increase in accounts receivable               (1,411,943)     (629,641)
 Increase in inventory                           (317,523)     (137,356)
 (Increase) Decrease in prepaid expenses
  and other current  assets                      (121,216)     (233,390)
 Increase in other assets                               0       (63,394)
 Decrease in accounts payable
 and accrued expenses                          (1,386,388)      386,713
 Increase (Decrease) in income taxes payable     (174,553)      (31,806)
                                              ------------  ------------
 Net cash provided by (used in)
                 operating activities          (2,987,924)     (245,940)

 Investing activities
 Purchase of property and equipment              (175,472)     (340,199)
 Purchase of Subsidiary, net of cash received                (1,311,018)
                                              ------------  ------------
 Net cash used in investing activities           (175,472)   (1,651,217)

 Financing activities
 Borrowings under the secured notes payable       450,000             0
                                              ------------  ------------
 Net cash (used in)  provided
              by financing activities             450,000             0
                                              ------------  ------------
 Increase (decrease) in cash                   (2,713,396)   (1,897,157)
 Cash at the beginning period                   2,879,578     5,284,587
                                              ------------  ------------
                                                 $166,182    $3,038,290
                                              ============  ============

 Supplement disclosures of cash flow information
 Cash paid during the quarter for:
 Income taxes                                    $534,785      $264,008


 Noncash investing activities
 Capital stock issued for acquisition                   0       407,813

 See accompanying footnotes

                           Micros-to-Mainframes, Inc.

Notes to Condensed Consolidated Financial Statements


1. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of Micros-to-Mainframes, Inc. and its wholly-owned subsidiaries Data.Com
RESULTS, Inc. and MTM Advanced Technology, Inc. (hereafter collectively referred to as the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X.
Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ending March 31, 1998. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report Form 10-K for the fiscal year ended March 31, 1997.



Inventories

Inventories which are comprised principally of computer hardware and software, are stated at the lower-of-cost or market using the first-in, first-out (FIFO) Method.

2 EMPLOYEE STOCK OPTION PLAN

The 1993 Employee Stock Option Plan (the 1993 Plan) was adopted by the Company in May 1993 and the 1996 Stock Option Plan (the 1996 Plan) was approved by the shareholders of the Company on August 20, 1996. The Plans provide for granting of options, including incentive stock options, non-qualified stock options and stock appreciation rights to qualified employees (including officers and directors) of the Company, independent contractors, consultants and other individuals, to purchase up to an aggregate of 250,000 and 350,000 shares of common stock in the 1993 Plan and 1996 Plan, respectively. The exercise price of options generally, may not be less than 100% of the fair market value of the Company's common stock at the date of grant. Options may not be exercised more than ten years after the date of grant. Options granted under the Plans become exercisable in accordance with different vesting schedules depending on the duration of the options.

Information regarding the Company's stock option plans is summarized below:

                                 1993 Plan                   1996 Plan
                              -----------------------------------------------
                               Number     Option        Number        Option
                                of      Exercise         of         Exercise
                              Options    Price Per     Options      Price Per
                                          Share                        Share


Outstanding at March 31, 1997   220,000   $1.25-$7.00  145,000      $2.50-4.43

Options issued during
 The First Quarter 1998                                 25,000       $2.875
 The Second Quarter 1998                                15,000       $2.50-3.875
                                -------                -------
                                220,000   $1.25-$7.00  185,000      $2.25-$4.43
                                =======                =======



Item 2.

Management's Discussion and Analysis of Financial Condition and Results of Operations.

The following table sets forth for the periods indicated certain items in the Company's Consolidated Statements of Income expressed as a percentage of that period's net sales.

                                        Percentage of Sales

                                Six Months ended    Three Months ended
                                  September 30,        September 30,
                               1997        1996       1997       1996
                               -------------------  -----------------

Product Sales...............     81.35%     90.65%    79.32%    91.18%
Services related sales .....     18.65       9.35     20.68      8.82
Net Sales ...................   100.00     100.00    100.00    100.00

Cost of products sales ( as a
   % of Products sales)......     97.14      90.46     96.96     91.70
Cost related to service (as a
   % of services related sales) 50.36 50.61 55.55 45.43 Total Direct cost( as a % of
    Total sales).............     88.42      86.73     88.40     87.61
Selling, general and
     administrative expenses.    10.43       11.43     10.44     11.69
Income before income taxes...     1.24        2.15      1.22      1.00
Net Income...................     0.74        1.29      0.74      0.59


The Company had net sales of approximately $34,913,000 for the Six Months Ended September 30, 1997 (the "1998 Period"), as compared to approximately $26,762,000 for the Six Months Ended September 30, 1996 (the "1997 Period"). The Company had net sales of approximately $17,378,000 for the Three months Ended September 30, 1997 (the "1998 Quarter"), as compared to $13,450,000 for the Three Months Ended September 30, 1996 (the "1997 Quarter"). The increase in sales of approximately 30% and 28% for the 1998 Period and 1998 Quarter, respectively, were primarily attributable to increased sales of both hardware and services to both new and existing customers. The revenue related to the service and consulting business was approximately $6,511,000 for the 1998 Period and approximately $3,586,000 in the 1998 Quarter as compared to approximately 2,503,000 for the 1997 Period and approximately $1,187,000 for the 1997 Quarter.

As a percentage of net sales, the cost of products sold increased by approximately 7% for the 1998 Period and 1997 Quarter as compared to the prior year's comparable periods due to continued market pressures from increased competition. The cost related to services revenue, are the same in the 1998 and 1997 periods and increased approximately 10% in the 1998 and 1997 Quarter. The increase is due an increase in Company personnel. The Company expects to hire additional professional technicians and engineers to handle the increased demand pertaining to the system consulting outsourcing business in the future.

The Company increased its technical personnel salaries to in approximately $2,036,000 from approximately $966,000 or a 107% increase in the 1998 Period as compared to the 1997 Period and an increase of approximately $1,082,000 from approximately $954,000 or a 13% increased in 1998 Quarter and 1997 Quarter. Technical services personnel, increased to 81 employees in 1998 period from 53 employees in the comparable period of the prior year. This increase in personnel is due to the customer demand for the Company's technical and consulting services, as indicated by the continued growth of the Company's Advanced Technology Group.

Selling,   general  and  administrative  expenses  ("SG&A")  were  approximately
$3,641,000 in the 1998 Period as compared to $3,060,000 in the 1997 Period and $1,810,000 for the 1998 Quarter compared to $1,573,000 for the 1997 Quarter. This represented an increase of approximately 18% for SG&A during the 1998 Period as compared to the 1997 Period and an increase of approximately 15% during the 1998 Quarter as compared to the 1997 Quarter. The increase is attributable an increased in salesperson compensation as a result of higher revenues, and other increases including other employee payroll, benefits and payroll taxes.

The effective income tax rates for the 1998 Period and 1998 quarter as compared to the 1997 Period and 1997 Quarter was approximately 40% and 41%, respectively.

As a result of the forgoing, the Company had net income of approximately $258,000in the 1998 Period compared to $345,000 in the 1997 Period, and $128,000 for the 1998 Quarter compared to $79,000 for the 1997 Quarter. This represents a decrease of 25% in the 1998 Period as compared to the 1997 Period and a 62% increase for the 1998 Quarter compared to the 1997 Quarter. The Company believes that its recent investments in personnel, software and equipment, which has increased overhead and expenses in the 1998 Period and 1998 Quarter, will have long term benefits for shareholder.


Liquidity and Capital Resources

The Company measures its liquidity in a number of ways, including the following:

                                         September 30,      March 31
                                             1997             1997
                                            (Dollars in thousands,
                                          except current ratio data)

Cash and cash equivalents...............  $   166           $ 5,285
Working capital ........................  $10,634           $10,685
Current ratio ..........................     2.52:1           3.05:1
Working capital line available .........  $ 8,397           $ 8,759

The Company had working capital of approximately $10,634,000 as of September 30, 1997, a decrease of approximately $51,000 from March 31, 1997.

During the 1998 Period, the Company had net cash used in operating activities of approximately $2,988,000, derived primarily from $258,303 of net income, a decrease in accounts payable of approximately $1,386,000, an increase in accounts receivable of approximately $1,412,000, an increase in inventory of approximately $318,000, an increase in other current assets of approximately $121,000, and a decrease in income taxes payable of approximately $174,000.

The Company used net cash in investing activities resulting from the purchase of office equipment of approximately $175,000.

The Company borrowed $450,000 from its existing revolving credit line in the 1997 Quarter.

The  Company  finances  much  of its  business  through  a  two-year  $5,000,000 revolving credit facility from a bank, and separately arranged floor-plan financing agreements aggregating $8,300,000, which are alternate credit lines provided by manufacturers or vendors. The floor-plan agreements generally allow the Company to borrow for a period of 30 to 60 days interest free. Interest is charged to the Company only after the due date. These arrangements generally provide for security interests in the related inventory and/or accounts receivable, and liens against all assets of the Company. All of such borrowings are subordinated to the Company's bank revolver except as to inventory, as to which the floor-planners hold a first lien pursuant to intercreditor agreements. On September 30, 1997, the Company's total outstanding debt under these arrangements with floor-planners was approximately $4,448,000 and a balance of $3,852,000 was available under such lines of credit. On September 30, 1997, the Company's outstanding debt under the bank revolver line of credit was $455,000 with a balance of $4,545,000 available under such line of credit.

The borrowing rate on the Company's $5,000,000 credit facility is the "Alternate Bank Rate" as defined by the Bank. At September 30, 1996 such rate was 8.5%. The credit facility will expire on December 31, 1997. The credit facility provides, among other matters, for: (i) a general security interest first lien on substantially all of the Company's assets (a second lien to the extent a first lien on inventory is held under the financing agreements described above); (ii) unconditional guarantees of MTM Advanced Technology, Inc., and (iii) financial covenants, including minimum amounts of working capital, tangible net worth, restrictions on certain transactions, including the payment of dividends, and specified financial ratios. The Company intends to obtain a new credit line upon the expiration of this facility on market terms.

The Company's current ratio decreased to 2.51:1 at September 30, 1997 from 2.28:1 at March 31, 1997.

The Company believes that expected cash flow from its operations combined with available financing arrangements will be sufficient to satisfy its expected cash requirements for the next 12 months.


Proposed Sale

On August 29, 1997, the Company entered into an Agreement and Plan of Merger with BTG, Inc., a Virginia corporation ("BTG"), and BTG Merger Sub, Inc., a wholly owned subsidiary of BTG, pursuant to which the Company will be acquired by BTG and become a wholly-owned subsidiary of BTG.

The Company anticipates that it will incur substantial professional fees for services related to the merger. These fees will be recognized prior to the closing of the transaction.

                         PART II  OTHER INFORMATION



Item 6. Exhibits and Reports on Form 8-K

    (a)  Exhibits.
 .
         11.1 Statement Re: Computation of Per Share Earnings.
         27.1 Financial Data Schedule

    (b) Reports on Form 8-K.

    (c)
         File on September 12, 1997. In regards to:

       On August 29, 1997, the Company entered into an Agreement and Plan of Merger with BTG, Inc., a Virginia corporation ("BTG"), and BTG Merger Sub, Inc., a wholly owned subsidiary of BTG, pursuant to which the Registrant will be acquired by BTG and become a wholly-owned subsidiary of BTG.

                                   SIGNATURES

     Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                    MICROS-TO-MAINFRAMES, INC.




Date : October 10, 1997               By: /s/ Howard A. Pavony
                                      Howard A. Pavony
                                      Chairman of the Board
                                      of Directors




Date : October 10, 1997               By: /s/ Steven H. Rothman
                                      Steven H. Rothman
                                      Chief Executive Officer and
                                      President






Date :  October 10, 1997              By: /s/ Frank T. Wong
                                      Frank T. Wong
                                      Vice President - Finance
                                      (Principal Financial and
                                      Accounting Officer) and Secretary



Exhibit (11.1) - Statement Re: Computation of Earnings Per Share

                                Three Months Ended          Six Months Ended
                                   September 30               September 30
                                1997           1996        1997          1996
Primary:
Average shares outstanding    4,450,374      4,397,276   4,450,374   4,413,825
Net effect of dilutive stock
options based on treasury
stock method using
average market price             68,333         48,658       68,333     62,650
                              ----------    ----------   ----------   ---------
Average shares outstanding
as adjusted for calculation   4,518,707      4,445,934    4,518,707   4,476,475

Actual net income              $ 127,909      $ 78,970    $ 258,303  $  345,183

Per share amount                  $0.03          $0.02       $0.06       $0.08
                                  =====         ======       =====       =====


Fully diluted:

Actual net income              $ 127,909      $ 78,970   $ 258,303   $  345,183


Average shares outstanding    4,450,374      4,397,276   4,450,374    4,413,825

Net effect of dilutive stock
options-based on treasury
stock method using
ending market price               67,319         30,277     67,319      50,224
                              -----------     ---------  ---------   ---------
Average shares outstanding
as adjusted for calculation    4,517,693      4,427,553   4,517,693  4,465,049
                             ------------     ----------  ---------  ----------
Per share amount                   $.03           $.02       $.06      $ .08
                                   ====           ====       ====      =====







[ARTICLE] 5
[MULTIPLIER] 1,000

[PERIOD-TYPE]                   6-MOS
[FISCAL-YEAR-END]                          MAR-31-1998
[PERIOD-END]                               SEP-30-1997
[CASH]                                             166
[SECURITIES]                                         0
[RECEIVABLES]                                   15,119
[ALLOWANCES]                                         0
[INVENTORY]                                      1,776
[CURRENT-ASSETS]                                17,609
[PP&E]                                           1,829
[DEPRECIATION]                                     760
[TOTAL-ASSETS]                                  19,576
[CURRENT-LIABILITIES]                            6,974
[BONDS]                                              0
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[COMMON]                                             4
[OTHER-SE]                                      12,597
[TOTAL-LIABILITY-AND-EQUITY]                    19,576
[SALES]                                         34,913
[TOTAL-REVENUES]                                     0
[CGS]                                                0
[TOTAL-COSTS]                                   30,869
[OTHER-EXPENSES]                                 3,641
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                                   2
[INCOME-PRETAX]                                    431
[INCOME-TAX]                                       173
[INCOME-CONTINUING]                                  0
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                       173
[EPS-PRIMARY]                                     0.06
[EPS-DILUTED]                                     0.06




                                  APPENDIX G

                              FORM OF PROXY CARD

                                  APPENDIX G

                               FORM OF PROXY CARD

                           MICROS-TO-MAINFRAMES, INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

               SPECIAL MEETING OF SHAREHOLDERS DECEMBER 31, 1997

     The undersigned hereby appoints HOWARD PAVONY AND STEVEN H. ROTHMAN, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Common Stock, par value $.001, of Micros-To-Mainframes, Inc., a New York Corporation (the "Company") that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at 614 Corporate Way, Valley Cottage, New York 10989, on December 31, 1997, commencing at 10 a.m. (local time), and at any adjournment or postponement thereof. The undersigned hereby revokes any previous proxies with respect to matters covered by this Proxy.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  (Continued and to be signed on reverse side)

Please mark box [ ] or [x] in blue or black ink.

Approval and adoption of the Agreement and Plan of Merger, dated as of August 29, 1997, as amended, among BTG, Inc. ("BTG"), BTG Merger Sub, Inc., a wholly owned subsidiary of BTG, and the Company, providing for, among other things, the merger of the Company into BTG Merger Sub, Inc., which will be the surviving corporation, and the issuance of BTG Common Stock to the holders of M-T-M Common Stock, as more fully described in the Proxy Statement/Prospectus dated December 2, 1997 relating to the Special Meeting.

                 [ ] FOR          [ ] AGAINST               [ ] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

             Please sign exactly as your name appears on the left. When signing as an attorney, executor, administrator, trustee, guardian, corporation, officer or agent, please give your full title. If shares are held jointly, each holder should sign.

             PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING [ ]

             Dated:
                   ------------------------------------------------------------
                                       Signature

                      ---------------------------------------------------------
                                       Signature

   Please sign, date and return the proxy card using the enclosed envelope.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 11 of the Company's Amended Articles provides that the Company will, to the fullest extent permitted by the laws of Virginia, indemnify an individual who is or was a director or officer of the Company and who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (collectively, a "proceeding"), against any obligation to pay a judgment, settlement, penalty, fine (including any excise tax assessed with respect to any employee benefit plan) or other liability and reasonable expenses (including counsel fees) incurred with respect to such a proceeding, except such liabilities and expenses as are incurred because of such director's or officer's willful misconduct or knowing violation of the criminal law.

     Article 11 also provides that unless a determination has been made that indemnification is not permissible, the Company will make advances and reimbursements for expenses reasonably incurred by a director or officer in a proceeding as described above upon receipt of an undertaking from such director or officer to repay the same if it is ultimately determined that such director or officer is not entitled to indemnification.

     Article 11 also provides that the determination that indemnification under such Article 11 is permissible, the authorization of such indemnification (if applicable), and the evaluation as to the reasonableness of expenses in a specific case shall be made as provided by law. Special legal counsel selected to make determinations under such Article 11 may be counsel for the Company. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not of itself create a presumption that a director or officer acted in such a manner as to make him or her ineligible for indemnification.

     For the purposes of Article 11, every reference to a director or officer includes, without limitation, (i) every individual who is a director or officer of the Company, (ii) an individual who, while a director or officer, is or was serving at the Company's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, (iii) an individual who formerly was a director or officer of the Company or who, while a director or officer, occupied at the request of the Company any of the other positions referred to in clause (ii) of this sentence, and (iv) the estate, personal representative, heirs, executors and administrators of a director or officer of the Company or other person referred to herein. Service as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise controlled by the Corporation is deemed service at the request of the Company. A director or officer is deemed to be serving an employee benefit plan at the Company's request if such person's duties to the Company also impose duties on, or otherwise involve services by, such person to the plan or to participants in or beneficiaries of the plan.

     Section 13.1-704(B) of the Virginia Stock Corporation Act provides that a corporation may provide indemnification and make provision for advances and reimbursement of expenses so long as the party who is seeking indemnification, advances or reimbursement did not commit willful misconduct or a knowing violation of criminal law.

     The Company has purchased directors and officers liability insurance in the amount of $10 million.

ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)         Exhibits
Exhibit Number                                     Description
--------------                                     -----------
          2.1 Agreement and Plan of Merger by and among BTG, Inc., Micros-to-Mainframes, Inc. and BTG Merger Sub, Inc., dated as of August 29, 1997 (incorporated by reference to the Company's Schedule 13D (File No. 005-48499))

          2.2 Amendment to Agreement and Plan of Merger by and among BTG, Inc., Micros-to-Mainframes, Inc. and BTG Merger Sub, Inc., dated as of November 24, 1997.

          3.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

          3.2 Certificate of Amendment to Amended and Restated Articles of Incorporation of the Company (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

          3.3 Amended and Restated By-laws of the Company (incorporated by reference to the Company's registration statement on Form S-1 (File No. 33-85854)).

          4.1 Specimen certificate of share of Common Stock (incorporated by reference to the Company's registration statement on Form S-8 (File No. 33-97302)).

          5.1 Opinion of Hogan & Hartson L.L.P. regarding the validity of the Common Stock being registered.

          8.1 Opinion of Hogan & Hartson L.L.P. regarding tax matters.

         10.1 Amended and Restated Business Loan and Security Agreement, dated as of October 31, 1997, by and among BTG, Inc. and certain of its subsidiaries, as Borrowers, NationsBank, N.A. and other lenders, as Lenders, and NationsBank, as Agent for the Lenders.

         10.2 1995 Employee Stock Option Plan (incorporated by reference to the Company's registration statement on Form S-8 (File No. 333-10473)).

         10.3 Employee Stock Purchase Plan (incorporated by reference to the Company's registration statement on Form S-8 (File No. 333-10473)).

         10.4 Amendment to Employee Stock Purchase Plan (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

         10.5 Annual Leave Stock Plan (incorporated by reference to the Company's registration statement on Form S-8 (File No. 33-97302)).

         10.6 Directors Stock Option Plan (incorporated by reference to the Company's Form 10-K for the year ended March 31, 1996).

         10.7 Non-employee Director Stock Purchase Plan (incorporated by reference to the Company's registration statement on Form S-1 (File No. 333-14767)).

         10.8             Employment Agreement between the Company and Edward
                          H. Bersoff (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

         10.9 Stock Purchase Agreement by and among BTG, Inc., Concept Automation, Inc. of America and the Stockholders of Concept Automation, Inc. of America, dated October 20, 1995 (incorporated by reference to the Company's Current Report on Form 8-K dated October 20, 1995).

         10.10 Stock Purchase Agreement by and among BTG, Inc., Nations, Inc., John Pla and Georgia J. Holly III, dated as of May 22, 1997 (incorporated by reference to the Company's Current Report on Form 8-K dated June 12, 1997).

         10.11 Note and Warrant Purchase Agreement, dated February 16, 1996, between BTG, Inc. and Nomura Holding America, Inc. (incorporated by reference to the Company's Form 10-K for the year ended March 31,
                          1996); First Amendment thereto dated October 1, 1996; Second Amendment thereto dated October 31, 1996 (incorporated by reference to the Company's registration statement on Form S-1 (File No. 333-14767)); Third Amendment thereto dated as of August 25, 1997; and Fourth Amendment thereto dated as of August 29, 1997 (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

         10.12 Agreement for Wholesale Financing dated October 31, 1996 between BTG and Deutsche Financial Services Corporation and amendment thereto dated October 31, 1996 (incorporated by reference to the Company's registration statement on Form S-1 (File No. 333-14767)).

         10.13 Voting and Option Agreement by and among BTG, Inc., Micros-to-Mainframes, Inc. and certain stockholders of Micros-to-Mainframes, Inc., dated as of August 29, 1997 (incorporated by reference to the Company's
                          Schedule 13D (File No. 005-48499)).

         11.1 Statement regarding computation of per share earnings (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

         21.1 Subsidiaries of the Registrant (incorporated by reference to the Company's Form 10-K for the year ended March 31, 1997).

         23.1 Consent of Hogan & Hartson L.L.P. (included in exhibit 5.1)

         23.2             Consent of KPMG Peat Marwick LLP

         23.3             Consent of Ernst & Young

         23.4             Consent of BlueStone Capital Partners, L.P.

         24.1             Power of attorney (included on signature page).

         27.1 Financial Data Schedule (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

         99.1             Proxy Card.

     (b)         Financial Statement Schedules

     The financial statement schedules required to be filed as part of this Registration Statement are listed on the attached Index to Financial Statement Schedules. All other schedules have been omitted because they are inapplicable or the information is provided in the Financial Statements including the Notes thereto included in the Prospectus.


ITEM 22.   UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

     The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

         (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the ''Securities Act'');

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ''Calculation of Registration Fee'' table in this Registration Statement when it becomes effective; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, Commonwealth of Virginia, on this 24th day of November, 1997.


                                 BTG, INC

                                 By :  /s/ Edward H. Bersoff
                                     ------------------------------------------
                                     Edward H. Bersoff
                                     Chairman, President and Chief Executive
                                     Officer



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward H. Bersoff, John M. Hughes and Deborah Fox, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons, in the capacities indicated below, on this 24th day of November, 1997.

                          Signature                                                Title
                          ---------                                                -----
                    /s/ Edward H. Bersoff                     Chairman of the Board, President and Chief
 --------------------------------------------------------     Executive Officer (Principal Executive
                      Edward H. Bersoff                       Officer)

                     /s/ John M. Hughes                       Vice President and Chief Financial Officer
 --------------------------------------------------------     (Principal Financial Officer and Principal
                       John M. Hughes                         Accounting Officer)

                      /s/ Ruth M. Davis                       Director
 --------------------------------------------------------
                        Ruth M. Davis

                     /s/ James V. Kimsey                      Director
 --------------------------------------------------------
                       James V. Kimsey

                   /s/ Alan G. Merten                         Director
 --------------------------------------------------------
                       Alan G. Merten

                      /s/ Raymond Tate                        Director
 --------------------------------------------------------
                        Raymond Tate

                    /s/ Ronald L. Turner                      Director
 --------------------------------------------------------
                      Ronald L. Turner

                    /s/ Donald M. Wallach                     Director
 --------------------------------------------------------
                      Donald M. Wallach

                               INDEX TO EXHIBITS


Exhibit Number                                     Description
--------------                                     -----------
          2.1 Agreement and Plan of Merger by and among BTG, Inc., Micros-to-Mainframes, Inc. and BTG Merger Sub, Inc., dated as of August 29, 1997 (incorporated by reference to the Company's Schedule 13D (File No. 005-48499)).

          2.2 Amendment to Agreement and Plan of Merger by and among BTG, Inc., Micros-to-Mainframes, Inc. and BTG Merger Sub, Inc., dated as of November 24, 1997.

          3.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

          3.2 Certificate of Amendment to Amended and Restated Articles of Incorporation of the Company (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

          3.3 Amended and Restated By-laws of the Company (incorporated by reference to the Company's registration statement on Form S-1 (File No. 33-85854)).

          4.1 Specimen certificate of share of Common Stock (incorporated by reference to the Company's registration statement on Form S-8 (File No. 33-97302)).

          5.1 Opinion of Hogan & Hartson L.L.P. regarding the validity of the Common Stock being registered.

          8.1 Opinion of Hogan & Hartson L.L.P. regarding tax matters.

         10.1 Amended and Restated Business Loan and Security Agreement, dated as of October 31, 1997, by and among BTG, Inc. and certain of its subsidiaries, as Borrowers, NationsBank, N.A. and other lenders, as Lenders, and NationsBank, as Agent for the Lenders.

         10.2 1995 Employee Stock Option Plan (incorporated by reference to the Company's registration statement on Form S-8 (File No. 333-10473)).

         10.3 Employee Stock Purchase Plan (incorporated by reference to the Company's registration statement on Form S-8 (File No. 333-10473)).

         10.4 Amendment to Employee Stock Purchase Plan (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

         10.5 Annual Leave Stock Plan (incorporated by reference to the Company's registration statement on Form S-8 (File No. 33-97302)).

         10.6 Directors Stock Option Plan (incorporated by reference to the Company's Form 10-K for the year ended March 31, 1996).

         10.7 Non-employee Director Stock Purchase Plan (incorporated by reference to the Company's registration statement on Form S-1 (File No. 333-14767)).

         10.8             Employment Agreement between the Company and Edward
                          H. Bersoff (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

         10.9 Stock Purchase Agreement by and among BTG, Inc., Concept Automation, Inc. of America and the Stockholders of Concept Automation, Inc. of America, dated October 20, 1995 (incorporated by reference to the Company's Current Report on Form 8-K dated October 20, 1995).

         10.10 Stock Purchase Agreement by and among BTG, Inc., Nations, Inc., John Pla and Georgia J. Holly III, dated as of May 22, 1997 (incorporated by reference to the Company's Current Report on Form 8-K dated June 12, 1997).

         10.11 Note and Warrant Purchase Agreement, dated February 16, 1996, between BTG, Inc. and Nomura Holding America, Inc. (incorporated by reference to the Company's Form 10-K for the year ended March 31,
                          1996); First Amendment thereto dated October 1, 1996; Second Amendment thereto dated October 31, 1996 (incorporated by reference to the Company's registration statement on Form S-1 (File No. 333-14767)); Third Amendment thereto dated as of August 25, 1997; and Fourth Amendment thereto dated as of August 29, 1997 (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

         10.12 Agreement for Wholesale Financing dated October 31, 1996 between BTG and Deutsche Financial Services Corporation and amendment thereto dated October 31, 1996 (incorporated by reference to the Company's registration statement on Form S-1 (File No. 333-14767)).

         10.13 Voting and Option Agreement by and among BTG, Inc., Micros-to-Mainframes, Inc. and certain stockholders of Micros-to-Mainframes, Inc., dated as of August 29, 1997 (incorporated by reference to the Company's
                          Schedule 13D (File No. 005-48499)).

         11.1 Statement regarding computation of per share earnings (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

         21.1 Subsidiaries of the Registrant (incorporated by reference to the Company's Form 10-K for the year ended March 31, 1997).

         23.1 Consent of Hogan & Hartson L.L.P. (included in exhibit 5.1)

         23.2             Consent of KPMG Peat Marwick LLP

         23.3             Consent of Ernst & Young

         23.4             Consent of BlueStone Capital Partners, L.P.

         24.1             Power of attorney (included on signature page).

         27.1 Financial Data Schedule (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

         99.1             Proxy Card.